As filed with the Securities and Exchange Commission on January 29, 2025

Registration No. 333-282470

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________________________

AMENDMENT NO. 5
TO
FORM S-1
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

__________________________________

SOLIDION TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in its Charter)

__________________________________

Delaware	3359	87-1993879
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

13355 Noel Rd, Suite 1100
Dallas, TX 75240
(972) 918-5120
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

__________________________________

Jaymes Winters
Chief Executive Officer
Solidion Technology, Inc.
13355 Noel Rd, Suite 1100
Dallas, TX 75240
(972) 918-5120
(Name, address, including zip code, and telephone number, including area code, of agent for service)

__________________________________

With copies to:

Mitchell S. Nussbaum, Esq.
Alex Weniger-Araujo, Esq.
Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Telephone: (212) 407-4000

__________________________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any State where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED JANUARY 29, 2025

SOLIDION TECHNOLOGY, INC.

Up to 293,457,926 Shares of Common Stock
(Including up to 183,977,870 Shares of Common Stock Issuable Upon Exercise of Warrants)

This prospectus relates to the possible resale from time to time by the selling securityholders named herein of up to 293,457,926 shares of common stock, $0.001 par value per share (the “Common Stock”), which consists of:

•        (i) 12,217,468 shares of Common Stock issued pursuant to that certain Securities Purchase Agreement, dated August 30, 2024, by and between us and the selling securityholders (the “Purchase Agreement”),

•        (ii) up to 172,397,870 shares of Common Stock issuable upon the exercise of the warrants issued pursuant to the Purchase Agreement (the “PIPE Warrants”);

•        (iii) 9,358,586 shares of Common Stock issuable upon the conversion of certain promissory notes issued by us on September 29, 2023, October 12, 2023, November 16, 2023, January 30, 2024, January 31, 2024, February 1, 2024 and February 2, 2024 (the “Convertible Notes,” and such shares, the “Convertible Note Shares”);

•        (iv) 68,050,000 shares of Common Stock issued to Global Graphene Group, Inc. pursuant to the Merger Agreement, dated February 2, 2024 (the “Merger Agreement”), by and among Nubia Brand International Corp. (“Nubia”), Honeycomb Battery Company, Nubia Merger Sub, Inc.;

•        (v) 3,750,000 shares of Common Stock issuable to Arbor Lake Capital, Inc. with 1,750,000 shares issued pursuant to the Merger Agreement and 2,000,000 issued pursuant to the amended Strategic Cooperation Consulting Agreement, dated September 11, 2024, by and between the Company and Arbor Lake Capital, Inc.;

•        (iv) 500,000 shares of Common Stock issuable to Arbor Lake Capital LLC pursuant to the Consulting Agreement, dated January 31, 2024, by and between the Company and Arbor Lake Capital LLC;

•        (vi) 3,087,500 shares of Common Stock originally issued to Mach FM Acquisitions LLC (the “Sponsor”) and its affiliates in connection with the initial public offering of Nubia;

•        (vii) 12,393,002 shares of Common Stock issued to Meteora Capital Partners, LP, Meteora Select Trading Opportunities Master, LP, and Meteora Strategic Capital, LLC pursuant to that certain forward purchase agreement, dated December 13, 2023, as amended on August 29, 2024;

•        (viii) 123,500 shares of Common Stock issued to affiliates of EF Hutton LLC in connection with the initial public offering of Nubia;

•        (ix) up to an aggregate of 5,405,000 shares of Common Stock issuable upon the exercise of 5,405,000 private warrants (the “Private Warrants”) originally issued in a private placement in connection with Nubia’s initial public offering; and

•        (x) up to 6,175,000 shares of Common Stock issuable upon the exercise of 6,175,000 warrants (the “Public Warrants”) originally issued in the initial public offering of Nubia.

We will not receive any cash proceeds from any sale of the shares of our Common Stock by the selling securityholders. We will, however, receive the net proceeds of any Warrants exercised for cash.

We are registering the securities for resale pursuant to the selling securityholders’ registration rights under certain agreements between us and the selling securityholders. We are registering the resale of shares of our Common Stock to permit the selling securityholders to sell such shares without restriction in the open market. However, the registration of the potential resale shares of our Common Stock hereunder does not necessarily mean that the selling securityholders will sell the shares. The selling securityholders or their permitted transferees or other successors-in-interest may, but are not required to, sell the shares of our Common Stock offered by this prospectus from time to time in a number of different ways and at varying prices as determined by the prevailing market price for shares or in negotiated transactions. See “Plan of Distribution” on page 32 for a description of how the selling securityholders may dispose of the shares covered by this prospectus.

We will pay all expenses incident to the registration of the potential resale of the 293,457,926 shares of our Common Stock offered herein (other than for any discounts or commissions to any underwriter or broker attributable to the sale of shares of our Common Stock or any fees or expenses incurred by a holder of shares of our Common Stock that, according to the written instructions of any regulatory authority, we are not permitted to pay).

Our Common Stock is quoted on the Nasdaq Global Market under the symbol “STI.” On [_], 2024, the last reported sale price of our Common Stock on the Nasdaq Global Market was $[_]. Our corporate offices are located at 13355 Noel Rd, Suite 1100, Dallas, TX 75240 and our telephone number is (972) 918-5120.

See the section entitled “Risk Factors” beginning on page 9 of this prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We are a “smaller reporting company” under applicable Securities and Exchange Commission rules and, as such, have elected to comply with certain reduced public company disclosure requirements for this prospectus and future filings. See “Prospectus Summary-Implications of Being a Smaller Reporting Company” for additional information.

The date of this prospectus is ________, 2024.

You should rely only on the information provided in this prospectus and any applicable prospectus supplement. Neither we nor the selling securityholders have authorized anyone to provide you with different information. Neither we nor the selling securityholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus, our business, financial condition, results of operations and prospects may have changed.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC under the Securities Act. Under this process, the selling securityholders named in this prospectus may sell our common stock from time to time. The prospectus provides you with a general description of our common stock that the selling securityholders may offer. Each time the selling securityholders sell shares of our common stock, the selling securityholders will provide a prospectus supplement containing specific information about the terms of the applicable offering, as required by law. Such prospectus supplement may add, update or change information contained in this prospectus.

Statements contained in this prospectus about the contents of any document are not necessarily complete. If SEC rules require that a document be filed as an exhibit to the registration statement, please see such document for a complete description of these matters. You should carefully read this prospectus, together with the additional information described under the headings “Where You Can Find Additional Information” before making an investment decision. You should rely only on the information contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. Neither we, nor the selling securityholders, have authorized anyone to provide you with different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. You should not assume that the information we have included in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate as of any date other than the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

The selling securityholders may from time to time offer and sell, transfer or otherwise dispose of any or all of the shares of our common stock covered by this prospectus through underwriters or dealers, directly to purchasers or through broker-dealers or agents. A prospectus supplement may describe the terms of the plan of distribution and set forth the names of any underwriters involved in the sale of the securities. See “Plan of Distribution” for more information on this topic.

This document may only be used where it is legal to sell these securities. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Unless the context indicates otherwise, as used in this prospectus, the terms “Solidion,” the “Company,” “we,” “us” and “our” refer to Solidion Technology, Inc., together with its wholly-owned subsidiaries.

Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and releases issued by the SEC and within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Forward-looking statements include, among others, information concerning our strategy, future operations, future financial position, future revenue, projected expenses, business prospects, and plans and objectives of management. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict, “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

Forward-looking statements contained in this prospectus include, but are not limited to, statements about the following:

•        our financial and business performance, including financial and business metrics;

•        changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

•        our ability to develop a high-volume manufacturing line and otherwise scale in a cost-effective manner;

•        our ability to add manufacturing capacity and the costs and timing to add such capacity;

•        the expected addressable market for our products;

•        developments relating to our competitors and industry;

•        our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

•        our future capital requirements and sources and uses of cash;

•        our ability to obtain funding for our operations;

•        our business, expansion plans and opportunities; and

•        the outcome of any known and unknown litigation and regulatory proceedings.

Forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of this prospectus. You should read this prospectus and the documents that we have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

iii

PROSPECTUS SUMMARY

The following summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. Before making an investment decision, you should carefully read the entire prospectus, especially the risks of investing in our common stock discussed under the heading “Risk Factors” in this prospectus. You should also carefully read the information in this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto included elsewhere in this prospectus.

Overview

Solidion Technology, Inc, previously known as “Honeycomb Battery Company”, formerly the energy solutions division of Global Graphene Group, Inc. (“G3”), is a Dallas, TX, USA-based advanced battery technology company focused on the development and commercialization of battery materials, components, cells, and selected module/pack technologies. The cofounder of Solidion, Dr. Bor Z Jang, filed a U.S. patent application on graphene in 2002. The research and development team led by cofounder Dr. Aruna Zhamu and Dr. Jang invented graphene-enhanced batteries and built the world’s first manufacturing facility for graphene-enabled silicon anode materials for lithium-ion batteries.

Solidion is recognized as a global leader in intellectual property (“IP”) in both the high-capacity anode and the high-energy solid-state battery, as recognized by KnowMade, a French company that specializes in research and analysis of scientific and patent information. Solidion is uniquely positioned to offer advanced anode materials (delivering a specific capacity from 300 to 3,500+ milliampere-hours per gram mass (“mAh/g”)) as well as silicon-rich all-solid-state lithium-ion cells, anodeless lithium metal cells, and lithium-sulfur cells, each featuring an advanced polymer or hybrid solid electrolyte that is most process-friendly. Subject to the Supply and License Agreement between G3 and Solidion, which limits the manufacture of graphene and graphite products for use in our battery-related products and prohibits resale to third parties, we believe we are well positioned to supply graphite-based anode materials from sustainable sources.

Our all-solid-state battery platform technology is capable of transforming the entire electric vehicle (“EV”) battery space into a solid-state battery industry. We provide solid-state cells that can be manufactured at scale using current lithium-ion cell production facilities, requiring no new design, no new infrastructure, and no new supply chain. Our batteries are capable of delivering significantly extended EV range, improved battery safety, lower cost per kilowatt hour, fastest time-to-market, and enable next-gen cathodes with the potential to replace expensive nickel and cobalt with sulfur (S) and other more abundant elements.

We hold a total of over 520 patents (355 in the United States and 165+ foreign patents) for next-gen batteries. KnowMade has acknowledged us as one of the two U.S.-based leaders in solid-state electrolytes, as well as ranked us as the top company in the United States and top battery startup in the world in silicon anode technology. Additionally, Lexis/Nexis has recognized us as a Global Top 100 Innovator.

The Background

Business Combination

On February 2, 2024, we consummated a business combination with Honeycomb Battery Company, an Ohio corporation (“HBC”), pursuant to a Merger Agreement, dated February 16, 2023 (as amended on August 25, 2023, the “Merger Agreement”), by and among Nubia, HBC, and Nubia Merger Sub, Inc., an Ohio corporation and wholly-owned subsidiary of Nubia (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into HBC (the “Merger,” and the transactions contemplated by the Merger Agreement, the “Transactions”), with HBC surviving such merger as a wholly owned subsidiary of Nubia, which was renamed “Solidion Technology, Inc.” upon the closing of the Transactions.

We received net proceeds from the Transactions totaling $1.6 million, prior to deducting transaction and issuance costs. The cash resulting from the Transactions is expected to be used toward our corporate growth strategy related to the commercialization of our battery technology and the scaling of our manufacturing operations.

In addition, G3 and certain other stockholders of Solidion entered into a registration rights agreement (the “Business Combination Registration Rights Agreement”) with Solidion. An aggregate of 78,616,000 shares of Common Stock will be entitled to registration pursuant to the Business Combination Registration Rights Agreement, which consist of 3,087,500 founder shares held by the Sponsor, 123,500 representative shares held by affiliates of EF Hutton, division of Benchmark Investments, LLC, 5,405,000 shares of common stock issuable upon exercise of the private placement warrants held by the Sponsor, and 69,800,000 shares of stock issued to the HBC Shareholders as Merger Consideration. Up to an additional 22,500,000 shares of common stock may be entitled to registration under the Business Combination Registration Rights Agreement in the event that the Earnout Shares vest in accordance with the terms of the Merger Agreement. At any time and from time to time after the Closing, either (i) G3 or (ii) the Sponsor may make a written demand for registration under the Securities Act of all or part of their Registrable Securities. Each of G3 and the Sponsor are entitled to exercise two demand registrations under the Business Combination Registration Rights Agreement. If at any time following the Closing, Solidion proposes to file a registration statement under the Securities Act, the holders of the Registrable Securities shall be offered an opportunity to register the sale of such number of Registrable Securities as such holders may request in writing. The demand registration rights and “piggy-back” registration rights under the Business Combination Registration Rights Agreement are subject to certain requirements and customary conditions. The registration statement of which this prospectus is a part has been filed in part to satisfy our obligations under the Business Combination Registration Rights Agreement.

Forward Purchase Agreement

On December 13, 2023, the Company entered into that certain OTC Equity Prepaid Forward Transaction (as amended from time to time, the “Forward Purchase Agreement”), by and among (i) Meteora Capital Partners, LP (“MCP”), (ii) Meteora Select Trading Opportunities Master, LP (“MSTO”) and (iii) Meteora Strategic Capital, LLC (“MSC”) (with MCP, MSTO and MSC collectively as “Seller”), (iv) Honeycomb Battery Company (the “Target”) and (v) the Company (formerly known as Nubia Brand International Corp.). Capitalized terms used herein but not defined herein have the meanings ascribed thereto in the Forward Purchase Agreement.

On August 29, 2024, the Company and the Seller entered into an amendment (the “Amendment”) to the Forward Purchase Agreement, pursuant to which, among other things:

•        “Prepayment Shortfall” was amended to additionally provide, with respect to the Additional Shares, amounts to be requested in writing from time to time by the Company (each an “Additional Shortfall Request”) in increments of $500,000 (such amount in the aggregate not to exceed (x) the number of Additional Shares multiplied by (y) the Initial Price), and Seller to pay the Prepayment Shortfall on the Additional Shares on the earlier of (a) the date that the Commission declares the Registration Statement effective (the “Registration Statement Effective Date”) and (b) the first OET Date. Additional Shortfall Requests may only be made, unless waived in writing by the Seller, in the event that (i) there is no Prepayment Shortfall outstanding, (ii) the VWAP Price over the ten (10) trading days prior to an Additional Shortfall Request multiplied by the then current Number of Shares (excluding unregistered shares) held by Seller less Shortfall Sale Shares be at least ten (10) times greater than the Additional Shortfall Request and (iii) at the time that such Prepayment Shortfall would be paid by the Seller, the total value traded in Counterparty’s stock, as reported on the relevant Bloomberg Screen, be at least ten (10) times greater than the Additional Prepayment Shortfall request.

•        “Prepayment Shortfall Consideration” was amended to provide that Seller in its sole discretion may sell Additional Shares, as well as Recycled Shares, at any time following the Trade Date and at any sales price, without payment by Seller of any Early Termination Obligation, until such time as the proceeds from such sales equal 120% of the Prepayment Shortfall.

•        “Shortfall Sales” was amended to provide that without Seller’s prior written consent, the Company agrees not to issue, sell or offer or agree to sell any Shares, or securities or debt that is convertible, exercisable or exchangeable into Shares, including under any existing or future equity line of credit, beginning from the date of the Amendment until the earlier of (i) the Valuation Date and (ii) the date the Shortfall Sales equal 120% of the total potential Prepayment Shortfall, including with respect to Additional Shares. The foregoing covenant does not prohibit (i) the issuance of any securities issued or assumed in connection with the Business Combination or (ii) repricing of the Company’s warrants in connection with the closing of the Business Combination.

•        “Shortfall Sales” was also amended to provide that unless and until the proceeds from Shortfall Sales equal 120% of the Prepayment Shortfall, in the event that the product of (x) the difference between (i) the number of Shares as specified in the Pricing Date Notice(s), less (ii) any Shortfall Sale Shares as of such measurement time, multiplied by (y) the VWAP Price, is less than (z) the difference between (i) the Prepayment Shortfall, less (ii) the proceeds from Shortfall Sales as of such measurement time (the “Shortfall Variance”), then the Company as liquidated damages in respect of such Shortfall Variance, at its option must within five (5) Local Business Days either: (A) Pay in cash an amount equal to the Shortfall Variance; or (B) Issue and deliver to Seller the Shortfall Variance Shares.

•        “Share Consideration” was amended to additionally provide that upon the execution of the Amendment, Seller became entitled to designate a certain number of Additional Shares as Share Consideration equal to 2,850,000 Shares.

•        “VWAP Trigger Event” was amended to be defined as an event that occurs if the VWAP Price, for any 10 trading days during a 30 consecutive trading day-period, is below $2.00 per Share.

In addition, upon execution of the Amendment, Seller agreed to temporarily forbear from exercising any rights under the Forward Purchase Agreement upon any Shortfall Variance Registration Failure, VWAP Trigger Event, or Registration Failure that has occurred or may occur (the “Valuation Date Events”) during the period (the “Standstill Period”) beginning on the Pricing Date and ending on December 31, 2024. Immediately upon expiration of the Standstill Period, if any Valuation Date Events have occurred, Seller has all of its rights with respect to such Valuation Date Events to the same extent, and with the same force and effect, as if the forbearance had not occurred.

In addition to all registration rights provided under the Forward Purchase Agreement, upon the execution of the Amendment, the Company within twenty (20) business days, agreed to file a registration statement registering the resale of the Additional Shares and Share Consideration (collectively, the “Meteora Shares”). The Company agreed to use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but in any event no later than sixty calendar days after the date of the Amendment. Furthermore, the Company agreed no other shares may be registered before the Meteora Shares, though other shares may be registered concurrently with the Meteora Shares on the same resale registration statement.

In addition, the Amendment provides that Seller, from the date of the Amendment until thirty (30) days following the effectiveness of the resale registration statement registering the Meteora Shares, agrees to limit sales of the Meteora Shares to no more than 10% of the daily trading volume of the Company’s common stock, except on trading days when more than 7,000,000 shares are traded.

Finally, concurrently with the execution of the Amendment, the Company and the Seller agreed to sign and cause to be filed a joint stipulation for dismissal with prejudice of the Action (as defined below) (the “Stipulation”). The Stipulation provides that the Company issue 12,393,002 shares of its common stock to the Seller within five business days of the entry of the Stipulation. In consideration for the Stipulation, the Company agreed to pay Seller’s reasonable and documented attorney’s fees in an amount up to $65,000 related to any legal work performed by Seller’s legal advisors relating to the Company on behalf of Seller. “Action” means (i) the Complaint for Specific Performance and Money Damages filed July 16, 2024 thereby initiating Case No. 2024-0752-LWW Meteora Capital Partners, LP v. Solidion Technology, Inc. in the Court of Chancery of the State of Delaware (the “Delaware Chancery Court”) and (ii) the Motion for Default Judgment filed by Seller related to such complaint on August 13, 2024. On September 9, 2024, the Company and the Seller filed the Stipulation in Delaware Chancery Court.

Equity Financing

On August 30, 2024, the Company entered into a private placement transaction (the “Private Placement”), pursuant to a Securities Purchase Agreement (the “Subscription Agreement”) with certain institutional investors (the “Purchasers”) for aggregate gross proceeds of approximately $4 million, before deducting fees to the placement agent and other expenses payable by the Company in connection with the Private Placement. The Company intends to use the net proceeds from the Private Placement for working capital and general corporate purposes. EF Hutton, LLC, acted as the exclusive placement agent for the Private Placement. The Private Placement closed on September 5, 2024.

As part of the Private Placement, the Company issued an aggregate of 12,217,468 units and pre-funded units (collectively, the “Units”) at a purchase price of $0.3274 per unit. Each Unit consists of (i) one share of common stock, par value $0.0001 per share of the Company (the “Common Stock”) (or one pre-funded warrant to purchase one share of Common Stock (the “Pre-Funded Warrant”)), (ii) two Series C warrants each to purchase one share of Common Stock (the “Series C Warrant”) and (iii) one Series D warrant to purchase such number of shares of Common Stock as determined on the Reset Date (as defined below), and in accordance with the terms therein (the “Series D Warrant” and together with the Pre-Funded Warrant and the Series C Warrant, the “Warrants”).

The Pre-Funded Warrants are exercisable on issuance at an exercise price of $0.0001 per share of Common Stock and will not expire until exercised in full. The Series C Warrants are exercisable upon issuance and have an exercise price of $0.3274 per share of Common Stock (subject to certain anti-dilution and share combination event protections) and have a term of 5.5 years from the date of Stockholder Approval (as defined in the Subscription Agreement). The Series D Warrants will be exercisable following the Reset Date (as defined in the Series D Warrant), will have an exercise price of $0.0001 per share of Common Stock and will have a term of 5.5 years from the date of Stockholder Approval (as defined in the Subscription Agreement). The exercise price and number of shares of Common Stock issuable under the Series C Warrants are subject to adjustment and the number of shares of Common Stock issuable under the Series D Warrant will be determined following the later to occur of: (i) the earlier of (A) the first trading day after the date on which a resale registration statement covering the resale of all Registrable Securities (as defined in the Series D Warrant) has been declared effective for 10 consecutive trading days or (B) the first trading day after the date on which the Purchasers may sell the Registrable Securities pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) for a period of 10 consecutive trading days, or (ii) the 11th trading day after Stockholder Approval (as defined in the Subscription Agreement) is obtained (the “Reset Date”), and to be determined pursuant to the lowest daily average trading price of the Common Stock during the Reset Period (as defined in the Series D Warrant), subject to a pricing floor of $0.065 per share of Common Stock, such that the maximum number of shares of Common Stock underlying the Series C Warrants and Series D Warrants would be an aggregate of approximately 123,076,923 shares and 49,320,990 shares, respectively. In the event either of clauses (i) or (ii) in the immediately preceding sentence has not occurred, “Reset Date” means the 11th trading day after twelve months and 30 trading days following the issuance date of the Series D Warrants.

In connection with the Private Placement, we entered into a registration rights agreement with the Purchasers, dated as of August 30, 2024 (the “PIPE Registration Rights Agreement”), pursuant to which we agreed to file a registration statement with the SEC covering the resale of the shares of Common Stock issued pursuant to the Securities Purchase Agreement and the Common Stock issuable upon exercise of the Warrants. We agreed to file such registration statement within 20 trading days following the closing date of the Private Placement and to use reasonable best efforts to have the Registration Statement declared effective as promptly as possible thereafter, subject to the terms of the PIPE Registration Rights Agreement. The registration statement of which this prospectus is a part has been filed in part to satisfy our obligations under the PIPE Registration Rights Agreement.

Strategic Cooperation Consulting Agreement

On September 11, 2024, the Company amended an existing Strategic Cooperation Consulting Agreement (the “Consulting Agreement”) by and between the Company and Arbor Lake Capital, Inc. (“Arbor Lake”), pursuant to which the Company retained Arbor Lake as its consultant to provide non-exclusive consulting services in connection with Company’s commercial and strategic business development including but not limited to sales and market development, business partnership, joint-venture, alliance, licensing and supply cooperation. In accordance with the terms of the Consulting Agreement, Arbor Lake shall be entitled to receive the consulting fees as follows:

(a)    2,000,000 shares of the Company’s common stock as a retainer upon the signing of the Consulting Agreement;

(b)    Any licensing agreement that results in a commercial/strategic partner(s) acquiring a license from the Company shall entitle Arbor Lake to 3% (three percent) of upfront licensing revenue, plus 2% (two percent) of annual loyalty revenue from the commercial/strategic partner(s) for the first three years;

(c)    Any commercial/strategic cooperation in which the Company would distribute, resell or become a licensee of the commercial/strategic partner, the Company shall pay to Arbor Lake 0.4% of the revenue generated by the Company under such agreement for the first three years beginning with the first date that the commercial/strategic partner delivers the first product;

(d)    For any sales/purchase of Company products in excess of $2,000,000 annually or similar agreements with commercial/strategic partner(s) resulting from the services rendered hereunder to the Company shall accrue compensation to Arbor Lake as follows: 2% (two percent) of sales/purchase value up to $5M of the Company from the Commercial/Strategic Partner(s), plus 1.5% (one and half percent) of sales/purchase value above $5M of the company from the Commercial/Strategic Partner(s); and

(e)    For any other commercial/strategic cooperation including but not limited to partnership, joint-venture, alliance, and supply cooperation, the compensation will be further discussed and agreed upon by the parties when such cooperation commences.

The term of the Consulting Agreement shall continue until the performance by each party of its respective obligations thereunder shall have been satisfied. Either party may terminate the relationship upon mutual agreement after 12 months upon the effective date of the Consulting Agreement.

Restrictions on the Transfer of Common Stock

In connection with the execution of the Subscription Agreement, G3 and all our officers and directors entered into a lock-up agreement (the “Lock-Up Agreement”) pursuant to which each such holder of Common Stock agreed, subject to certain customary exceptions, not to (i) sell, offer to sell, agree to offer or sell, solicit offers to purchase, convert, contract or agree to sell, pledge, encumber, assign, borrow, or otherwise dispose of, directly or indirectly, any shares of Common Stock held by them (such shares, together with any securities convertible into or exchangeable for or representing the rights to receive shares of Common Stock if any, acquired during the Lock-Up Period (as defined below), the “Lock-Up Shares”), (ii) enter into a transaction that would have the same effect, (iii) enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares or otherwise, or engage in any short sales or other arrangement with respect to the Lock-Up Shares or (iv) publicly announce any intention to effect any transaction specified in clause (i) or (ii) until the date that is 90 days after September 5, 2024. There is an aggregate of 64,647,500 shares of Common Stock subject to the Lock-up Agreement.

Corporate Information

We were incorporated in the State of Delaware on June 14, 2021. Our common stock is quoted on the Nasdaq Global Market under the symbol “STI”. Our principal executive offices are located at 13355 Noel Rd, Suite 1100, Dallas, TX 75240, and our telephone number is (972) 918-5120. Our website and the information contained on, or that can be accessed through, the website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our common stock. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to reports filed or furnished pursuant to Sections 13(a) and 15(d) of the Exchange Act, are available free of charge on the investors section of our website as soon as reasonably practicable after we electronically file such material with, or furnish it to the SEC. The SEC also maintains a website that contains reports, proxy and information statements, and other information regarding the Company that we file electronically with the SEC. The address of the website is http://www.sec.gov.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million as of our most recently completed second fiscal quarter and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million as of our most recently completed second fiscal quarter. As a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not smaller reporting companies.

THE OFFERING

Issuer	Solidion Technology, Inc.
Shares of common stock offered for resale by the selling securityholders

Up to 293,457,926 shares of Common Stock, which consist of:

•   (i) 12,217,468 shares of Common Stock issued pursuant to that certain Securities Purchase Agreement, dated August 30, 2024, by and between us and the selling securityholders (the “Purchase Agreement”),

•   (ii) up to 172,397,870 shares of Common Stock issuable upon the exercise of the warrants issued pursuant to the Purchase Agreement (the “PIPE Warrants”);

•   (iii) 9,358,586 shares of Common Stock issuable upon the conversion of certain promissory notes issued by us on September 29, 2023, October 12, 2023, November 16, 2023, January 30, 2024, January 31, 2024, February 1, 2024 and February 2, 2024 (the “Convertible Notes,” and such shares, the “Convertible Note Shares”);

•   (iv) 68,050,000 shares of Common Stock issued to Global Graphene Group, Inc. pursuant to the Merger Agreement, dated February 2, 2024 (the “Merger Agreement”), by and among Nubia Brand International Corp. (“Nubia”), Honeycomb Battery Company, Nubia Merger Sub, Inc.;

•   (v) 3,750,000 shares of Common Stock issuable to Arbor Lake Capital, Inc. pursuant to the Merger Agreement and that certain Strategic Cooperation Consulting Agreement, dated September 11, 2024, by and between the Company and Arbor Lake Capital, Inc.;

•   (iv) 500,000 shares of Common Stock issuable to Arbor Lake Capital LLC pursuant to the Consulting Agreement, dated January 31, 2024, by and between the Company and Arbor Lake Capital LLC;

•   (vi) 3,087,500 shares of Common Stock originally issued to Mach FM Acquisitions LLC (the “Sponsor”) and its affiliates in connection with the initial public offering of Nubia;

•   (vii) 12,393,002 shares of Common Stock issued to Meteora Capital Partners, LP, Meteora Select Trading Opportunities Master, LP, and Meteora Strategic Capital, LLC pursuant to that certain forward purchase agreement, dated December 13, 2023, as amended on August 29, 2024;

•   (viii) 123,500 shares of Common Stock issued to affiliates of EF Hutton LLC in connection with the initial public offering of Nubia;

•   (ix) up to an aggregate of 5,405,000 shares of Common Stock issuable upon the exercise of 5,405,000 private warrants (the “Private Warrants”) originally issued in a private placement in connection with Nubia’s initial public offering; and

•   (x) up to 6,175,000 shares of Common Stock issuable upon the exercise of 6,175,000 warrants (the “Public Warrants”) originally issued in the initial public offering of Nubia.

We will not receive any cash proceeds from any sale of the shares of our Common Stock by the selling securityholders. We will, however, receive the net proceeds of any Warrants exercised for cash.
Term of the offering:	The selling securityholders will determine when and how they will dispose of the shares of Common Stock registered for resale under this prospectus.
Use of Proceeds

The selling securityholders will receive all of the net proceeds from the sale of any securities sold by them pursuant to this prospectus. We will not receive any proceeds from these sales. We will, however, receive the net proceeds of any Warrants exercised for cash. See “Use of Proceeds” in this prospectus.

Market for our Common Stock	Our shares of common stock are quoted on the Nasdaq Global Market. We have applied to list our Common Stock on the Nasdaq Stock Market.
NASDAQ Ticker Symbol	“STI”
Risk Factors

Any investment in our securities is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 9 of this prospectus and in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and our other filings with the SEC.

MARKET AND INDUSTRY DATA AND FORECASTS

We obtained the industry and market data used throughout this prospectus from our own internal estimates and research, as well as from independent market research, industry and general publications and surveys, governmental agencies, publicly available information and research, surveys and studies conducted by third parties. Internal estimates are derived from publicly available information released by industry analysts and third-party sources, our internal research, and our industry experience, and are based on assumptions made by us based on such data and our knowledge of our industry and market, which we believe to be reasonable. In some cases, we do not expressly refer to the sources from which this data is derived. In addition, while we believe the industry and market data included in this prospectus is reliable and based on reasonable assumptions, such data involve material risks and other uncertainties and are subject to change based on various factors, including those discussed in the section entitled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties or by us.

RISK FACTORS

Investing in our common stock, involves a high degree of risk. You should carefully consider the risks and uncertainties described below, together with all of the other information contained in this Registration Statement, including our consolidated financial statements and their related notes included elsewhere in this Registration Statement and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” before making an investment decision. If any of the following risks actually occurs, our business, prospects, operating results and financial condition could suffer materially, the trading price of our common stock could decline and you could lose all or part of your investment. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial also may materially and adversely affect our business, prospects, operating results and financial condition.

Risks Related to this Offering and Our Securities

We need to raise additional capital after this offering to support our operations.

We will not receive any of the proceeds from the sales of our common stock by the selling securityholders pursuant to this prospectus. We will, however, receive the net proceeds of any Warrants if exercised for cash.

We have incurred substantial losses since our inception. Net losses and negative cash flows have had, and will continue to have, an adverse effect on our stockholders’ equity and working capital. We expect to continue to incur significant losses for the foreseeable future as we continue our research and development of, and seek regulatory approvals for, our products.

The report of our independent registered public accounting firm on our financial statements for the years ended December 31, 2023 and 2022 contains explanatory language that substantial doubt exists about our ability to continue as a going concern. We have reduced expenses because we do not have access to sufficient cash and liquidity to finance our business operations as currently contemplated and may be compelled to reduce further general and administrative expenses and delay research and development projects until we are able to obtain sufficient financing. We may find it difficult to raise money on terms favorable to us or at all. The failure to obtain sufficient capital to support our operations would have a material adverse effect on our business, financial condition and results of operations. If sufficient financing is not received timely, we would then need to pursue a plan to license or sell assets, seek to be acquired by another entity, cease operations and/or seek bankruptcy protection.

If you purchase our securities in this offering you may experience future dilution as a result of future equity offerings or other equity issuances.

In order to raise additional capital, we will need to offer and issue additional shares of our common stock or other securities convertible into or exchangeable for our common stock in the future. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

In addition, we have a significant number of warrants outstanding. Further, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans.

The market price of our common stock and the trading volume of our common stock has been and may continue to be, highly volatile, and such volatility could cause the market price of our common stock to decrease.

During the past year, the market price of our common stock fluctuated from a low of $[_] per share to a high of $[_] per share, and our stock price continues to fluctuate. The market price and trading volume of our common stock may continue to fluctuate significantly in response to numerous factors, some of which are beyond our control, such as:

•        our ability to grow our revenue and customer base;

•        the trading volume of our common stock;

•        developments concerning regulatory oversight and approvals;

•        variations in our and our competitors’ results of operations;

•        changes in earnings estimates or recommendations by securities analysts, if our common stock is covered by analysts;

•        successes or challenges in our collaborative arrangements or alternative funding sources;

•        adverse effects on our business condition and results of operations from general economic and market conditions and overall fluctuations in the United States and international markets, including deteriorating market conditions due to investor concerns regarding inflation and Russia’s war on Ukraine;

•        future issuances of common stock or other securities;

•        the addition or departure of key personnel;

•        announcements by us or our competitors of acquisitions, investments or strategic alliances; and

•        general market conditions and other factors, including factors unrelated to our operating performance.

Further, the stock market in general has recently experienced extreme price and volume fluctuations. Continued market fluctuations could result in extreme volatility in the price of our common stock, which could cause a decline in the value of our common stock and the loss of some or all of your investment.

We have never paid dividends on our capital stock, and we do not anticipate paying dividends in the foreseeable future.

We have never paid dividends on any of our capital stock and currently intend to retain any future earnings to fund the growth of our business. We may also enter into credit agreements or other borrowing arrangements in the future that will restrict our ability to declare or pay cash dividends on our common stock.

A significant portion of Solidion’s Common Stock is restricted from immediate resale, but may be sold into the market in the future pursuant to registration rights granted to the holders thereof. The exercise of such rights could cause the market price of Solidion’s Common Stock to drop significantly, even if our business is doing well.

The market price of shares of Solidion’s Common Stock could decline as a result of substantial sales of common stock, particularly by our significant stockholders, a large number of shares of common stock becoming available for sale or the perception in the market that holders of a large number of shares intend to sell their shares.

Concurrently with the execution of the Merger Agreement, G3 and certain other stockholders of Solidion entered into a registration rights agreement (the “Business Combination Registration Rights Agreement”) with Solidion. An aggregate of 78,616,000 shares of Common Stock will be entitled to registration pursuant to the Business Combination Registration Rights Agreement, which consist of 3,087,500 founder shares held by the Sponsor, 123,500 representative shares held by affiliates of EF Hutton, division of Benchmark Investments, LLC, 5,405,000 shares of common stock issuable upon exercise of the private placement warrants held by the Sponsor, and 69,800,000 shares of stock issued to the HBC Shareholders as Merger Consideration. Up to an additional 22,500,000 shares of common stock may be entitled to registration under the Business Combination Registration Rights Agreement in the event that the Earnout Shares vest in accordance with the terms of the Merger Agreement. At any time and from time to time after the Closing, either (i) G3 or (ii) the Sponsor may make a written demand for registration under the Securities Act of all or part of their Registrable Securities. Each of G3 and the Sponsor are entitled to exercise two demand registrations under the Business Combination Registration Rights Agreement. If at any time following the Closing, Solidion proposes to file a registration statement under the Securities Act, the holders of the Registrable Securities shall be offered an opportunity to register the sale of such number of Registrable Securities as such holders may request in writing. The demand registration rights and “piggy-back” registration rights under the Business Combination Registration Rights Agreement are subject to certain requirements and customary conditions.

In addition, Solidion and G3 entered into a lock-up agreement, pursuant to which G3 agreed not to, during the Lock-up Period (as defined below), offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the shares issued in connection with the Transactions (the “Lock-up Shares”), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such shares, whether any of these transactions are to be settled by delivery of any such shares, in cash, or otherwise. As used herein, “Lock-Up Period” means the period commencing on the Closing and ending six months after the Closing. The Sponsor is subject to the same Lock-Up Period pursuant to the Parent Support Agreement. However, following the expiration of such lock-up periods, G3 and the Sponsor and their permitted transferees will not be restricted from selling Solidion securities held by them, other than by applicable securities laws.

As such, sales of a substantial number of shares of Solidion’s Common Stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of Solidion’s Common Stock.

Solidion is a “controlled company” within the meaning of Nasdaq listing standards and, as a result, qualifies for, and may rely on, exemptions from certain corporate governance requirements. As a result, you may not have the same protections afforded to shareholders of companies that are subject to such requirements.

Because G3 holds approximately 73.39% of the voting power of Solidion, Solidion qualifies as a “controlled company” within the meaning of the corporate governance standards of Nasdaq. Under these rules, a listed company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that (i) a majority of our board of directors consist of independent directors, (ii) we have a compensation committee that is composed entirely of independent directors and (iii) director nominees be selected or recommended to the board by independent directors. We do not plan to rely upon the “controlled company” exemptions.

However, Solidion may in the future decide to rely on the controlled company exemptions should it decide that it is in its interest to do so. Solidion may rely on the corporate governance exemptions only so long as we qualify as a controlled company. To the extent we rely on any of these exemption, our public shareholders will not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq and we cannot predict the impact this may have on the price of our public shares.

We may issue additional shares of Solidion’s Common Stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of your shares.

We may issue additional shares of Solidion’s Common Stock or other equity securities of equal or senior rank in the future in connection with, among other things, future acquisitions, repayment of outstanding indebtedness or under our Incentive Plan, without stockholder approval, in a number of circumstances.

Our issuance of additional shares of Solidion’s Common Stock or other equity securities of equal or senior rank could have the following effects:

•        your proportionate ownership interest in Solidion will decrease;

•        the relative voting strength of each previously outstanding share of common stock may be diminished; or

•        the market price of our shares of Solidion stock may decline.

Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

On August 1, 2024, we received notice (the “Notice”) from the Listing Qualifications staff of the Nasdaq Stock Market LLC (“Nasdaq”) that, because the closing bid price for our common stock has fallen below $1.00 per share for 30 consecutive business days, we no longer comply with the minimum bid price requirement for continued listing on the Nasdaq Global Market under Nasdaq Listing Rule 5450(a)(1). The Notice has no immediate effect on the listing of our common stock on the Nasdaq Global Market. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), we have been provided an initial compliance period of 180 calendar days, or until January 28, 2025, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of our common stock must meet or exceed $1.00 per share for a minimum of 10 consecutive business days prior to January 28, 2025.

If we do not regain compliance by January 28, 2025, we may be eligible for an additional 180 calendar day grace period if we apply to transfer the listing of our common stock to the Nasdaq Capital Market. To qualify, we would be required to meet the continued listing requirement for the market value of its publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the minimum bid price requirement, and provide written notice of our intention to cure the minimum bid price deficiency during the second compliance period by effecting a reverse stock split, if necessary. If the Nasdaq staff determines that we will not be able to cure the deficiency, or if we otherwise are not eligible for such additional compliance period, Nasdaq will provide notice that our common stock will be subject to delisting. We would have the right to appeal a determination to delist our common stock, and the common stock would remain listed on the Nasdaq Global Market until the appeal process is complete. There can be no assurance that we will be able to regain compliance with the minimum bid price requirement or will otherwise be in compliance with other Nasdaq listing criteria.

If Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

•        a limited availability of market quotations for our securities;

•        reduced liquidity for our securities;

•        a determination that our Class A ordinary shares are a “penny stock” which will require brokers trading in our Class A ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•        a limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

A market for Solidion’s securities may not continue, which would adversely affect the liquidity and price of Solidion’s securities.

The price of Solidion’s securities may fluctuate significantly due to general market and economic conditions. An active trading market for Solidion’s securities may not be sustained. In addition, the price of Solidion’s securities can vary due to general economic conditions and forecasts, Solidion’s general business condition and the release of Solidion’s financial reports. Additionally, if Solidion’s securities become delisted from Nasdaq for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of Solidion’s securities may be more limited than if Solidion was quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

There can be no assurance that the Public Warrants will be in the money during their exercise period, and they may expire worthless.

The exercise price for our Public Warrants is $11.50 per share. There can be no assurance that the Public Warrants will be in the money prior to their expiration and, as such, the warrants may expire worthless. The terms of Public Warrants may be amended in a manner that may be adverse to the holders. The warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us, dated March 10, 2022, provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of a majority of the then-outstanding Public Warrants to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the warrants in a manner adverse to a holder if holders of at least a majority of the then-outstanding Public Warrants approve of such amendment. Our ability to amend the terms of the Public Warrants with the consent of a majority of the then-outstanding Public Warrants is unlimited. Examples of such amendments could be amendments to, among other things, increase the exercise price of the Public Warrants, shorten the exercise period or decrease the number of shares of Solidion Common Stock purchasable upon exercise of a Public Warrant.

Solidion may redeem unexpired warrants, in accordance with their terms, prior to their exercise at a time that is disadvantageous to holders of warrants.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per Warrant, provided that the last sale price of Solidion Common Stock equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any twenty (20) trading days within a thirty (30) trading-day period ending on the third trading day prior to proper notice of such redemption and provided that certain other conditions are met. We will not redeem the warrants unless an effective registration statement under the Securities Act covering the Solidion Common Stock issuable upon exercise of the warrants is effective and a current prospectus relating to those Solidion Common Stock is available throughout the thirty (30-) day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force holders thereof to (i) exercise warrants and pay the exercise price therefor at a time when it may be disadvantageous for such holder to do so, (ii) sell warrants at the then-current market price when such holder might otherwise wish to hold warrants or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of such warrants.

If securities or industry analysts do not publish or cease publishing research or reports about Solidion, its business, or its market, or if they change their recommendations regarding Solidion’s Common Stock adversely, then the price and trading volume of Solidion’s Common Stock could decline.

The trading market for Solidion’s Common Stock is influenced by the research and reports that industry or securities analysts may publish about us, Solidion’s business and operations, Solidion’s market, or Solidion’s competitors. Securities and industry analysts do not currently, and may never, publish research on Solidion. If no securities or industry analysts commence coverage of Solidion, Solidion’s stock price and trading volume would likely be negatively impacted. If any of the analysts who may cover Solidion change their recommendation regarding Solidion’s stock adversely, or provide more favorable relative recommendations about Solidion’s competitors, the price of Solidion’s Common Stock would likely decline. If any analyst who may cover Solidion were to cease coverage of Solidion or fail to regularly publish reports on it, we could lose visibility in the financial markets, which could cause Solidion’s stock price or trading volume to decline.

Risks Related to Development and Commercialization

If our batteries fail to perform as expected, our ability to develop, market and sell our batteries would be adversely affected.

Our batteries may contain defects in design and manufacture that may cause them to not perform as expected or that may require repairs, recalls and design changes. Our batteries are inherently complex and incorporate technology and components that have not been used for certain applications and that may contain defects and errors, particularly when first introduced to such applications. Although our batteries undergo quality control testing prior to release for shipment, there can be no assurance that we will be able to detect and fix all defects prior to shipment, and nonconformances, defects or errors could occur or be present in batteries that we release for shipment to customers. If our batteries fail to perform as expected, our customers may delay deliveries, our customer may terminate orders or we may initiate product recalls, each of which could adversely affect our sales and brand and could adversely affect our business, financial condition, prospects and results of operations.

Our battery architecture is different from our peers’ and may behave differently in customer use applications, certain applications of which we have not yet evaluated. This could limit our ability to deliver to certain applications. In addition, our historical data on the performance and reliability of our batteries is limited, and therefore our batteries could fail unexpectedly in the field resulting in significant warranty costs or brand damage in the market. Further, the structure of our battery is different from traditional lithium-ion batteries and therefore our batteries could be susceptible to different and unknown failure modes leading our batteries to fail and cause a safety event in the field. Such an event could result in the failure of our end customers’ product as well as the loss of life or property, resulting in severe financial penalties for us, including the loss of revenue, cancelation of supply contracts and the inability to win new business due to reputational damage in the market. In addition, consistent with industry norms, we would anticipate that when we enter into agreements to supply our battery products to end product manufacturers, that the terms of these agreements may require us to bear certain costs relating to recalls and replacements of end products when such recalls and replacements are due to defects of our battery products that are incorporated in such end products.

OEMs may elect to pursue other battery cell technologies, which likely would impair our revenue generating ability.

OEMs are motivated to develop and commercialize improved battery cell technologies. To that end, OEMs partners have invested, and are likely to continue to invest in the future, in their own development efforts and, in certain cases, in joint development agreements with our current and future competitors. If other technology is developed more rapidly than our high-capacity anode and high-energy solid-state battery technology, or if such competing technologies are determined to be more efficient or effective than our high-capacity anode and high-energy solid-state battery technology, our partners may elect to adopt and install a competitor’s technology or products over ours, which could materially impact our business, financial results, and prospects.

We have only conducted preliminary safety testing on our high-capacity anode and high-energy solid-state battery technology, and our technology will require additional and extensive safety testing prior to being installed in electric vehicles.

To achieve acceptance by automotive OEMs, our anticipated commercial-sized our high-capacity anode and high-energy solid-state battery technology will have to undergo extensive safety testing. We cannot assure you such tests will be successful, and we may identify different or new safety issues in our development or the commercial cells that have not been present in our prototype cells. If we have to make design changes to address any safety issues, we may have to delay or suspend commercialization, which could materially damage our business, prospects, financial condition, operating results and brand.

We rely on complex equipment for our operations, and production involves a significant degree of risk and uncertainty in terms of operational performance and costs.

We rely heavily on complex equipment for our operations and the production of our high-capacity anode and high-energy solid-state battery technology. The work required to integrate this equipment into the production of our high-capacity anode and high-energy solid-state battery technology is time intensive and requires us to work closely with the equipment providers to ensure that it works properly with our proprietary technology. This integration involves a degree of uncertainty and risk and may result in the delay in the scaling up of production or result in additional cost to our high-capacity anode and high-energy solid-state battery technology.

Our current manufacturing facilities require, and we expect our future manufacturing facilities will require, large-scale machinery and equipment. Such machinery and equipment may unexpectedly malfunction and require repairs and spare parts to resume operations, which may not be available when needed. In addition, because this equipment has historically not been used to build our high-capacity anode and high-energy solid-state batteries, the operational performance and costs associated with this equipment is difficult to predict and may be influenced by factors outside of our control, such as, but not limited to, failures by suppliers to deliver necessary components of our products in a timely manner and at prices and volumes acceptable to us, environmental hazards and associated costs of remediation, difficulty or delays in obtaining governmental permits, damages or defects in systems, industrial accidents, fires, seismic activity and other natural disasters.

Problems with our manufacturing equipment could result in the personal injury to or death of workers, the loss of production equipment, damage to manufacturing facilities, monetary losses, delays and unanticipated fluctuations in production. In addition, in some cases operational problems may result in environmental damage, administrative fines, increased insurance costs and potential legal liabilities. Any of these operational problems, or a combination of them could have a material adverse effect on our business, results of operations, cash flows, financial condition or prospects.

We may obtain licenses on technology that has not been commercialized or has been commercialized only to a limited extent, and the success of our business may be adversely affected if such technology does not perform as expected.

From time to time, we may license from third parties technologies that have not been commercialized or which have been commercialized only to a limited extent. These technologies may not perform as expected within our high-capacity anode and high-energy solid-state batteries and related products. If the cost, performance characteristics, manufacturing process or other specifications of these licensed technologies fall short of our targets, our projected sales, costs, time to market, competitive advantage, future product pricing and potential operating margins may be adversely affected.

Substantial increases in the prices for our raw materials and components, some of which are obtained from a limited number of sources where demand may exceed supply, could materially and adversely affect our business.

We rely on third-party suppliers for components and equipment necessary to develop our high-capacity anode and high-energy solid-state battery technology. We face risks relating to the availability of these materials and components, including that we will be subject to demand shortages and supply chain challenges and generally may not have sufficient purchasing power to eliminate the risk of price increases for the raw materials and tools we need. To the extent that we are unable to enter into commercial agreements with our current suppliers or our replacement suppliers on favorable terms, or these suppliers experience difficulties meeting our requirements, the development and commercial progression of our high-capacity anode and high-energy solid-state battery technology and related technologies may be delayed.

Separately, we may become subject to various supply chain requirements regarding, among other things, conflict minerals and labor practices. We may be required to incur substantial costs to comply with these requirements, which may include locating new suppliers if certain issues are discovered. We may not be able to find any new suppliers for certain raw materials or components required for our operations, or such suppliers may be unwilling or unable to provide us with products.

Any disruption in the supply of components, equipment or materials could temporarily disrupt research and development activities or production of our high-capacity anode and high-energy solid-state battery technology until an alternative supplier is able to supply the required material. Changes in business conditions, unforeseen circumstances, governmental changes, and other factors beyond our control or which we do not presently anticipate, could also affect our suppliers’ ability to deliver components or equipment to us on a timely basis. Any of the foregoing could materially and adversely affect our results of operations, financial condition and prospects.

Currency fluctuations, trade barriers, tariffs or shortages and other general economic or political conditions may limit our ability to obtain key components or equipment for our high-capacity anode and high-energy solid-state battery technology or significantly increase freight charges, raw material costs and other expenses associated with our business, which could further materially and adversely affect our results of operations, financial condition and prospects.

We may be unable to adequately control the costs associated with our operations and the components necessary to build our high-capacity anode and high-energy solid-state batteries, and, if we are unable to control these costs and achieve cost advantages in our production of our high-capacity anode and high-energy solid-state batteries at scale, our business will be adversely affected.

We require significant capital to develop our high-capacity anode and high-energy solid-state battery technology and expect to incur significant expenses, including those relating to research and development, raw material procurement, leases, sales and distribution as we build our brand and market our technologies, and general and administrative costs as we scale our operations. Our ability to become profitable in the future will not only depend on our ability to successfully develop and market our high-capacity anode and high-energy solid-state battery technology, but also to control our costs. If we are unable to efficiently design, appropriately price, sell and distribute our high-capacity anode and high-energy solid-state battery technology, our anticipated margins, profitability and prospects would be materially and adversely affected.

If we are unable to attract and retain key employees and qualified personnel, our ability to compete could be harmed.

Our success depends on our ability to attract and retain our executive officers, key employees and other qualified personnel, and our operations may be severely disrupted if we lost their services. As we build our brand and become more well known, there is increased risk that competitors or other companies will seek to hire our personnel. Our success also depends on our continuing ability to identify, hire, attract, train and develop other highly qualified personnel. Competition for these employees can be intense, and our ability to hire, attract and retain them depends on our ability to provide competitive compensation. We may not be able to attract, assimilate, develop or retain qualified personnel in the future, and our failure to do so could seriously harm our business and prospects.

In addition, we are highly dependent on the services of our senior technical and management personnel, including our executive officers, who would be difficult to replace. Further, our Executive Chairman and Chief Science Officer will continues to be employed by G3, and his time and attention may be diverted from Solidion’s business, which may have an impact on our business. If we do not succeed in attracting, hiring, and integrating excellent personnel, or retaining and motivating existing personnel, we may be unable to grow effectively and our business, financial condition, results of operations and prospects could be adversely affected.

Our insurance coverage may not be adequate to protect us from all business risks.

We may be subject, in the ordinary course of business, to losses resulting from products liability, accidents, acts of God, and other claims against us, for which we may have no insurance coverage. As a general matter, the policies that we do have may include significant deductibles, and we cannot be certain that our insurance coverage will be sufficient to cover all future losses or claims against us. A loss that is uninsured or which exceeds policy limits may require us to pay substantial amounts, which could adversely affect our financial condition and operating results. Furthermore, although we plan to obtain and maintain insurance for damage to our property and the disruption of our business, this insurance may be challenging to obtain and maintain on terms acceptable to us and may not be sufficient to cover all of our potential losses.

Our facilities or operations could be damaged or adversely affected as a result of natural disasters and other catastrophic events, including fire and explosions.

We currently conduct our operations in two facilities in Dayton, Ohio. Our current and future development and manufacturing facilities or operations could be adversely affected by events outside of our control, such as natural disasters, wars, health pandemics and epidemics, and other calamities. We cannot assure you that any backup systems will be adequate to protect us from the effects of fire, explosions, floods, cyber-attacks (including ransomware attacks), typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks or similar events. Any of the foregoing events may give rise to interruptions, breakdowns, system failures, technology platform failures or internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware as well as adversely affect our ability to conduct our research and development activities as and on the timeline currently contemplated.

Risks Related to Industry and Market Trends

The battery cell market continues to evolve and is highly competitive, and we may not be successful in competing in this market or establishing and maintaining confidence in our long-term business prospects among current and future partners and customers.

The battery cell market in which we compete continues to evolve and is highly competitive. To date, we have focused our efforts on our high-capacity anode and high-energy solid-state battery technology, a promising alternative to conventional lithium-ion battery cell technology. However, lithium-ion battery cell technology has been widely adopted and our current competitors have, and future competitors may have, greater resources than we do and may also be able to devote greater resources to the development of their current and future technologies. These competitors also may have greater access to customers and may be able to establish cooperative or strategic relationships amongst themselves or with third parties that may further enhance their resources and competitive positioning. In addition, traditional lithium-ion battery cell manufacturers may continue to reduce cost and expand supply of conventional batteries and, therefore, reduce the prospects for our business or negatively impact the ability for us to sell our products at a market-competitive price and yet at sufficient margins.

Many automotive OEMs are researching and investing in solid-state battery cell efforts and, in some cases, in battery cell development and production. We do not have exclusive relationships with any OEM to provide their future battery cell technologies, and it is possible that the investments made by these OEMs might result in technological advances earlier than, or superior in certain respect to, the high-capacity anode and high-energy solid-state battery technology we are developing. There are a number of companies seeking to develop alternative approaches to high-capacity anodes and solid-state battery cells. We expect competition in battery cell technology and electric vehicles to intensify due to increased demand for these vehicles and a regulatory push for electric vehicles, continuing globalization, and consolidation in the worldwide automotive industry. As new companies and larger, existing vehicle and battery cell manufacturers enter the high-capacity anode and solid-state battery cell space, we may lose any perceived or actual technological advantage we may have in the marketplace and suffer a decline in our position in the market.

Furthermore, the battery cell industry also competes with other emerging or evolving technologies, such as natural gas, advanced diesel and hydrogen-based fuel cell powered vehicles. Developments in alternative technologies or improvements in batteries technology made by competitors may materially adversely affect the sales, pricing and gross margins of our products. As technologies change, we will attempt to upgrade or adapt our products to continue to provide products with the latest technology. However, our products may become obsolete, or our research and development efforts may not be sufficient to adapt to changes in or to create the necessary technology to effectively compete. If we are unable to keep up with competitive developments, including if such technologies achieve lower prices or enjoy greater policy support than the lithium-ion battery cell industry, our competitive position and growth prospects may be harmed. Similarly, if we fail to accurately predict and ensure that our high-capacity anode and high-energy solid-state battery technology can address customers’ changing needs or emerging technological trends, or if our customers fail to achieve the benefits expected from our high-capacity anode and high-energy solid-state battery technology, our business will be harmed.

We must continue to commit significant resources to develop our high-capacity anode and high-energy solid-state battery technology in order to establish a competitive position, and these commitments must be made without knowing whether our investments will result in products potential customers will accept. There is no assurance we will successfully identify new customer requirements, develop and bring our high-capacity anode and high-energy solid-state battery technology to market on a timely basis, or that products and technologies developed by others will not render our high-capacity anode and high-energy solid-state battery technology obsolete or noncompetitive, any of which would adversely affect our business and operating results.

We expect that automotive OEMs and top tier battery cell suppliers will be less likely to license our high-capacity anode and high-energy solid-state battery technology if they are not convinced that our business will succeed in the long term. Similarly, suppliers and other third parties will be less likely to invest time and resources in developing business relationships with us if they are not convinced that our business will succeed in the long term. Accordingly, in order to build and maintain our business, we must instill and maintain confidence among current and future partners, customers, suppliers, analysts, ratings agencies and other parties in our long-term financial viability and business prospects. Maintaining such confidence may be particularly complicated by certain factors including those that are largely outside of our control, such as:

•        our limited operating history;

•        market unfamiliarity with our products;

•        delays in or impediments to completing or achieving our research and development goals;

•        unexpected costs that automotive OEM and top tier cell partners may be required to incur to scale manufacturing, delivery and service operations to meet demand for electric vehicles containing our technologies or products;

•        competition and uncertainty regarding the future of electric vehicles;

•        the development and adoption of competing technologies that are less expensive and/or more effective than our products; and

•        our eventual production and sales performance compared with market expectations.

Our future growth and success are dependent upon consumers’ willingness to adopt electric vehicles.

Our growth and future demand for our products is highly dependent upon the adoption by consumers of alternative fuel vehicles in general and electric vehicles in particular. The market for new energy vehicles is still rapidly evolving, characterized by rapidly changing technologies, competitive pricing and factors, evolving government regulation and industry standards, and changing consumer demands and behaviors. If the market for electric vehicles in general does not develop as expected, or develops more slowly than expected, our business, prospects, financial condition and operating results could be harmed.

We may not succeed in attracting customers during the development stage or for high volume commercial production, and our future growth and success depend on our ability to attract customers.

We may not succeed in attracting customers during our development stage or for high volume commercial production. Customers may be wary of unproven products or not be inclined to work with less established businesses. In addition, if we are unable to attract new customers in need of high-volume commercial production of our products, our business will be harmed.

Automotive OEMs are often large enterprises. Therefore, our future success will depend on our or our partners’ ability to effectively sell our products to such large customers. Sales to these end-customers involve risks that may not be present (or that are present to a lesser extent) with sales to smaller customers. These risks include, but are not limited to, (i) increased purchasing power and leverage held by large customers in negotiating contractual arrangements with us and (ii) longer sales cycles and the associated risk that substantial time and resources may be spent on a potential end-customer that elects not to purchase our products.

Automotive OEMs that are large organizations often undertake a significant evaluation process that results in a lengthy sales cycle. In addition, product purchases by large organizations are frequently subject to budget constraints, multiple approvals and unanticipated administrative, processing and other delays. Finally, large organizations typically have longer implementation cycles, require greater product functionality and scalability, require a broader range of services, demand that vendors take on a larger share of risks, require acceptance provisions that can lead to a delay in revenue recognition and expect greater payment flexibility. All of these factors can add further risk to business conducted with these potential customers.

We may not be able to accurately estimate the future supply and demand for our high-capacity anode and high-energy solid-state battery technology, which could result in a variety of inefficiencies in our business and hinder our ability to generate revenue. If we fail to accurately predict our manufacturing requirements, we could incur additional costs or experience delays.

It is difficult to predict our future revenues and appropriately budget for our expenses, and we may have limited insight into trends that may emerge and affect our business. We anticipate being required to provide forecasts of our demand to our current and future suppliers prior to the scheduled delivery of products to potential customers. Currently, there is no historical basis for making judgments on the demand for our high-capacity anode and high-energy solid-state battery technology or our ability to develop, manufacture, and deliver such products, or our profitability in the future. If we overestimate our requirements, our suppliers may have excess inventory, which indirectly would increase our costs. If we underestimate our requirements, our suppliers may have inadequate inventory, which could interrupt manufacturing of our products and result in delays in shipments and revenues. In addition, lead times for materials and components that our suppliers order may vary significantly and depend on factors such as the specific supplier, contract terms and demand for each component at a given time. If we fail to order sufficient quantities of product components in a timely manner, the delivery of our high-capacity anode and high-energy solid-state battery technology to our potential customers could be delayed, which would harm our business, financial condition and operating results.

Risks Related to Limited Operating History

Our business model has yet to be tested and any failure to commercialize our strategic plans would have an adverse effect on our operating results and business, harm our reputation and could result in substantial liabilities that exceed our resources.

Investors should be aware of the difficulties normally encountered by a new enterprise, many of which are beyond our control, including substantial risks and expenses in the course of establishing or entering new markets, organizing operations and undertaking marketing activities. The likelihood of our success must be considered in light of these risks, expenses, complications, delays and the competitive environment in which we operate. There is, therefore, nothing at this time upon which to base an assumption that our business plan will prove successful, and we may not be able to generate significant revenue, raise additional capital or operate profitably. We will continue to encounter risks and difficulties frequently experienced by early commercial stage companies, including scaling up our infrastructure and headcount, and may encounter unforeseen expenses, difficulties or delays in connection with our growth. In addition, as a result of the capital requirements of our business, we can be expected to continue to sustain substantial operating expenses without generating sufficient revenue to cover expenditures. Any investment in our company is therefore highly speculative and could result in the loss of your entire investment.

It is difficult to predict our future revenues and appropriately budget for our expenses, and we have limited insight into trends that may emerge and affect our business. In the event that actual results differ from our estimates or we adjust our estimates in future periods, our operating results, prospects and financial position could be materially affected. The projected financial information appearing elsewhere in these materials was prepared by management and reflects current estimates of future performance. The projected results depend on the successful implementation of management’s growth strategies and are based on assumptions and events over which we have only partial or no control. The assumptions underlying such projected information require the exercise of judgment and may not occur, and the projections are subject to uncertainty due to the effects of economic, business, competitive, regulatory, legislative, and political or other changes.

We are an early-stage company with a history of financial losses and expect to incur significant expenses and continuing losses for the foreseeable future.

We incurred a net loss of approximately $3.9 million for the year ended December 31, 2022, and approximately $5.3 million for the year ended December 31, 2023. We believe that we will continue to incur operating and net losses each quarter until the time significant production of our high-capacity anode and high-energy solid-state battery technology begins.

We expect the rate at which we will incur losses to be significantly higher in future periods as we, among other things, continue to incur significant expenses in connection with the design, development and manufacturing of our high-capacity anode and high-energy solid-state battery technology; expand our research and development activities; invest in additional research and development and manufacturing capabilities; build up inventories of raw materials and other components; commence sales and marketing activities; develop our distribution infrastructure; and increase our general and administrative functions to support our growing operations. We may find that these efforts are more expensive than we currently anticipate or that these efforts may not result in revenues, which would further increase our losses.

Our history of recurring losses and anticipated expenditures raise substantial doubts about our ability to continue as a going concern. Our ability to continue as a going concern requires that we obtain sufficient funding to finance our operations.

We have incurred operating losses to-date and it is possible we will never generate profit. Our ability to continue as a going concern depends on generating cash from operations, and the potential of obtaining additional debt or equity financing. There can be no assurance that we will be successful in these efforts. The financial statements include in this Annual Report do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of these uncertainties related to our ability to operate on a going concern basis.

If we are unable to raise sufficient capital when needed, our business, financial condition and results of operations will be materially and adversely affected, and we will need to significantly modify our operational plans to continue as a going concern. If we are unable to continue as a going concern, we might have to liquidate our assets and the values we receive for our assets in liquidation or dissolution could be significantly lower than the values reflected in our financial statements. Our lack of cash resources and our potential inability to continue as a going concern may materially adversely affect our share price and our ability to raise new capital or to enter into critical contractual relations with third parties due to concerns about our ability to meet our contractual obligations.

We may require additional capital to support business growth, and this capital might not be available on commercially reasonable terms or at all. There is substantial doubt as to our ability to continue as a going concern.

We may need additional capital before we commence generating revenues, and it may not be available on acceptable terms, if at all. For example, our capital budget assumes, among other things, that our development timeline progresses as planned and our corresponding expenditures are consistent with current expectations, both of which are subject to various risks and uncertainties, including those described herein.

In addition, as discussed above, we have experienced recurring losses from operations and negative cash flows from operations that raise substantial doubt about our ability to continue as a going concern. In their report for the year ended December 31, 2023, our auditors have expressed substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern depends on generating cash from operations, and the potential of obtaining additional debt or equity financing; however, there can be no assurance we will be successful in these efforts.

More specifically, we expect our capital expenditures and working capital requirements to increase materially in the near future, as we accelerate our research and development efforts and scale up production operations with our partners. As we approach commercialization, we expect our operating expenses will increase substantially on account of increased headcount and other general and administrative expenses necessary to support a rapidly growing company.

As a result, we may need to access the debt and equity capital markets to obtain additional financing in the future. However, these sources of financing may not be available on acceptable terms, or at all. Our ability to obtain additional financing will be subject to a number of factors, including:

•        market conditions;

•        the level of success we have experienced with our research and development programs;

•        our operating performance;

•        investor sentiment; and

•        our ability to incur additional debt in compliance with any agreements governing our then-outstanding debt.

These factors may make the timing, amount, terms or conditions of additional financings unattractive to us. If we raise additional funds by issuing equity, equity-linked or debt securities, those securities may have rights, references or privileges senior to the rights of our currently issued and outstanding equity or debt, and our existing stockholders may experience dilution. If we are unable to generate sufficient funds from operations or raise additional capital, we may be forced to take actions to reduce our capital or operating expenditures, including by not seeking potential acquisition opportunities, eliminating redundancies, or reducing or delaying our production facility expansions, which may adversely affect our business, operating results, financial condition and prospects.

We may have potential business conflicts of interest with G3 with respect to our past and ongoing relationships. We may not be able to resolve any potential conflicts, and, even if we do so, the resolution may be less favorable to us than if we were dealing with an unaffiliated party.

Conflicts of interest may arise with G3 in a number of areas relating to our past and ongoing relationships, including labor, tax, employee benefit, indemnification and other matters arising from the Restructuring; intellectual property matters, including the Patent Assignment (as defined above); and employee recruiting and retention, including matters related to the dual employment arrangement of our Executive Chairman and Chief Science Officer with Solidion and G3. In addition, certain of our directors and employees may have actual or potential conflicts of interest because of their financial interests in G3. Because of their current or former positions with G3, certain of our executive officers and directors, including our Executive Chairman and Chief Science Officer, own equity interests in G3. Continuing ownership of equity interests in G3 could create, or appear to create, potential conflicts of interest if Solidion and G3 face decisions that could have implications for both Solidion and G3.

If we fail to effectively manage our future growth, we may not be able to market and license the technology and know-how to manufacture or sell our high-capacity anode and high-energy solid-state battery technology successfully.

We intend to expand our operations significantly, with a view toward accelerating our research and development activities and positioning our company for potential commercialization of our technologies. In connection with these efforts, we anticipate hiring, retaining and training personnel, acquiring and installing equipment to support the commercialization process of our products, and implementing administrative infrastructure, systems and processes. That said, our management team will have considerable discretion in the application of the funds available to us following completion of the business combination. We may use these funds for purposes that do not yield a significant return or any return at all for our stockholders. In addition, pending their use, we may invest the cash held at closing of the business combination in a manner that does not produce income or that loses value. If we cannot manage our growth effectively, including by controlling our expenditures for these initiatives to the greatest extent possible, our business could be harmed.

Most of our management does not have experience in operating a public company.

Most of our executive officers do not have experience in the management of a publicly traded company. Our management team may not successfully or effectively manage our transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. We may not have adequate personnel with the appropriate level of knowledge, experience, and training in the policies, practices or internal controls over financial reporting required of public companies in the United States. As a result, we may be required to pay higher outside legal, accounting or consulting costs than our competitors, and our management team members may have to devote a higher proportion of their time to issues relating to compliance with the laws applicable to public companies, both of which might put us at a disadvantage relative to competitors.

We may not succeed in establishing, maintaining and strengthening our brand, which would materially and adversely affect customer acceptance of our technologies and our business, revenues and prospects.

Our business and prospects depend on our ability to develop, maintain and strengthen our brand. If we are not able to establish, maintain and strengthen our brand, we may lose the opportunity to build a critical mass of customers. The automobile industry is intensely competitive, and we may not be successful in building, maintaining and strengthening our brand. Our current and potential competitors, including many battery cell manufacturers and automotive OEMs around the world, have greater name recognition, broader customer relationships and substantially greater marketing resources than we do. If we do not develop and maintain a strong brand, our business, prospects, financial condition and operating results will be materially and adversely impacted.

Risks Related to Intellectual Property

We rely heavily on owned intellectual property, which includes patent rights, trade secrets, copyright, trademarks, and know-how. If we are unable to protect and maintain access to these intellectual property rights, our business and competitive position would be harmed.

We may not be able to prevent unauthorized use of our owned intellectual property, which could harm our business and competitive position. We rely on a combination of the intellectual property protections afforded by patent, copyright, trademark and trade secret laws in the United States and other jurisdictions, as well as contractual protections, to establish, maintain and enforce rights and competitive advantage in our proprietary technologies. Despite our efforts to protect our proprietary rights, third parties, including our business partners, may attempt to copy or otherwise obtain and use our intellectual property without our consent or may decline to license necessary intellectual property rights from us on terms favorable to our business. Monitoring unauthorized use of our intellectual property is difficult and costly, and the steps we have taken or will take to prevent misappropriation may not be sufficient. Any enforcement efforts we undertake, including litigation, could require involvement of the licensor, be time-consuming and expensive, and could divert management’s attention, all of which could harm our business, results of operations and financial condition. In addition, existing intellectual property laws and contractual remedies may afford less protection than needed to safeguard our proprietary technologies.

Patent, copyright, trademark and trade secret laws vary significantly throughout the world. A number of foreign countries do not protect intellectual property rights to the same extent as the United States. Therefore, our intellectual property rights may not be as strong or as easily enforced outside of the United States and efforts to protect against the unauthorized use of our intellectual property rights, technology and other proprietary rights may be impossible outside of the United States. Failure to adequately protect our owned intellectual property rights could result in our competitors using our intellectual property to offer products, potentially resulting in the loss of some of our competitive advantage, a decrease in our revenue and reputational harm caused by inferior products offered by third parties, which would adversely affect our business, prospects, financial condition and operating results.

Our patent applications may not result in issued patents, which would result in the disclosures in those applications being available to the public. Also, our patent rights may be contested, circumvented, invalidated or limited in scope, any of which could have a material adverse effect on our ability to prevent others from interfering with commercialization of our products.

Our patent portfolio includes many patent applications. Our patent applications may not result in issued patents, which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to our products to our disadvantage. The status of patents involves complex legal and factual questions and the breadth of claims allowed is uncertain. As a result, we cannot be certain that the patent applications that we file will result in patents being issued, or that our patents and any patents that may be issued to us will afford protection against competitors with similar technology. Numerous patents and pending patent applications owned by others exist in the fields in which we have developed and are developing our technology, any number of which could be considered prior art and prevent us from obtaining a patent. Any of our future or existing patents or pending patent applications may also be challenged by others on the basis that they are otherwise invalid or unenforceable. Furthermore, patent applications filed in foreign countries may be subject to laws, rules and procedures that differ from those of the United States, and thus we cannot be certain that foreign patent applications related to issued U.S. patents will be issued.

We have not performed exhaustive searches or analyses of the intellectual property landscape of the battery industry; therefore, we are unable to guarantee that our technology, or its ultimate integration into electric vehicle battery packs, does not infringe intellectual property rights of third parties. We may need to defend ourselves against intellectual property infringement claims, which may be time-consuming and could cause us to incur substantial costs.

Companies, organizations or individuals, including our current and future competitors, may hold or obtain patents, trademarks or other proprietary rights that would prevent, limit or interfere with our ability to make, use, develop, sell, license, lease or market our products or technologies, which could make it more difficult for us to operate our business. From time to time, we may receive inquiries from third parties relating to whether we are infringing their intellectual property rights and/or seek court declarations that they do not infringe upon our intellectual property rights. Companies holding patents or other intellectual property rights relating to batteries may bring suits alleging infringement of such rights or otherwise asserting their rights and seeking licenses. In addition, if we are determined to have infringed upon a third party’s intellectual property rights, we may be required to do one or more of the following:

•        cease selling, leasing, incorporating or using products that incorporate the challenged intellectual property;

•        pay substantial damages;

•        materially alter our research and development activities and proposed production processes;

•        obtain a license from the holder of the infringed intellectual property right, which may not be available on reasonable terms or at all; or

•        redesign our battery cells at significant expense.

In the event of a successful claim of infringement against us and our failure or inability to obtain a license to continue to use the technology on reasonable terms, our business, prospects, operating results and financial condition could be materially adversely affected. In addition, any litigation or claims, whether or not well-founded, could result in substantial costs, negative publicity, reputational harm and diversion of resources and management’s attention.

Risks Related to Finance and Accounting

Our expectations and targets regarding the times when we will achieve various technical, pre-production and production-level performance objectives depend in large part upon assumptions, estimates, measurements, testing, analyses and data developed and performed by us, which if incorrect or flawed, could have a material adverse effect on our actual operating results and performance.

Our expectations and targets regarding the times when we will achieve various technical, pre-production and production objectives reflect our current expectations and estimates. Whether we will achieve these objectives when we expect depends on a number of factors, many of which are outside our control, including, but not limited to:

•        success and timing of our development activity and ability to develop our high-capacity anode and high-energy solid-state batteries that achieves our desired performance metrics and achieves the requisite automotive industry validations before our competitors;

•        unanticipated technical or manufacturing challenges or delays;

•        technological developments relating to lithium-ion, lithium-metal all-solid-state or other batteries that could adversely affect the commercial potential of our technologies;

•        the extent of consumer acceptance of electric vehicles generally, and those deploying our products, in particular;

•        competition, including from established and future competitors in the battery cell industry or from competing technologies such as hydrogen fuel cells that may be used to power electric vehicles;

•        whether we can obtain sufficient capital when required to sustain and grow our business, including through the acquisition and installation of equipment to support the commercialization process of our products and the operation and maintenance of our facilities;

•        our ability to manage our growth;

•        whether we can manage relationships with key suppliers and the availability of the raw materials we need to procure from them;

•        our ability to retain existing key management, integrate recent hires and attract, retain and motivate qualified personnel; and

•        the overall strength and stability of domestic and international economies.

Unfavorable changes in any of these or other factors, most of which are beyond our control, could materially and adversely affect our ability to achieve our objectives when planned and our business, results of operations and financial results.

Incorrect estimates or assumptions by management in connection with the preparation of our financial statements could adversely affect our reported assets, liabilities, income, revenue or expenses.

The preparation of our consolidated financial statements requires management to make critical accounting estimates and assumptions that affect the reported amounts of assets, liabilities, income, revenue or expenses during the reporting periods. Incorrect estimates and assumptions by management could adversely affect our reported amounts of assets, liabilities, income, revenue and expenses during the reporting periods. If we make incorrect assumptions or estimates, our reported financial results may be over or understated, which could materially and adversely affect our business, financial condition and results of operations.

Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

We are subject to certain reporting requirements of the Exchange Act. Our disclosure controls and procedures are designed to reasonably assure that information required to be disclosed by us in reports we file or submit under the Exchange Act is accumulated and communicated to management, recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC. We believe that any disclosure controls and procedures or internal controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements or insufficient disclosures due to error or fraud may occur and not be detected.

We will incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on our business, financial condition and results of operations.

We will face increased legal, accounting, administrative and other costs and expenses as a public company that we did not incur as a private company prior to our merger with Nubia. The Sarbanes-Oxley Act, including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, the Public Company Accounting Oversight Board (United States) (“PCAOB”) and the securities exchanges, impose additional reporting and other obligations on public companies. The development and implementation of the standards and controls necessary for us to achieve the level of accounting standards required of a public company in the United States may require costs greater than expected. It is possible that we will be required to expand our employee base and hire additional employees to support our operations as a public company, which will increase our operating costs in future periods.

Compliance with public company requirements will increase costs and make certain activities more time-consuming. A number of those requirements will require us to carry out activities we have not done previously. For example, we have created, or will create, new Board committees and adopted, or will adopt, new internal controls and disclosure controls and procedures. In addition, we will incur expenses associated with SEC reporting requirements. Furthermore, if any issues in complying with those requirements are identified (for example, if the auditors identify a material weakness or significant deficiency in the internal control over financial reporting), we could incur additional costs rectifying those issues, and the existence of those issues could adversely affect our reputation or investor perceptions of it. It will also be more expensive to obtain director and officer liability insurance. The additional reporting and other obligations imposed by these rules and regulations will increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require us to spend money that could otherwise be used on our research and development programs and to achieve strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

The unavailability, reduction or elimination of government and economic incentives could have a material adverse effect on our business, prospects, financial condition and operating results.

We currently, and expect to continue to, benefit from certain government subsidies and economic incentives including tax credits, rebates and other incentives that support the development and adoption of clean energy technology. We cannot assure you that these subsidies and incentive programs will be available to us at the same or comparable levels in the future. Any reduction, elimination or discriminatory application of government subsidies and economic incentives because of policy changes, or the reduced need for such subsidies and incentives due to the perceived success of clean and renewable energy products or other reasons, may require us to seek additional financing, which may not be obtainable on commercially attractive terms or at all, and may result in the diminished competitiveness of the battery cell industry generally or our high-capacity anode and high-energy solid-state battery technology in particular. Any change in the level of subsidies and incentives from which we benefit could materially and adversely affect our business, prospects, financial condition and operating results.

Risks Related to Legal and Regulatory Compliance

We are subject to regulations regarding the storage and handling of various products. We may become subject to product liability claims, which could harm our financial condition and liquidity if we are not able to successfully defend or insure against such claims.

We may become subject to product liability claims which could harm our business, prospects, operating results, and financial condition. We face inherent risk of exposure to claims in the event our high-capacity anode and high-energy solid-state battery technology does not perform as expected or malfunction resulting in personal injury or death. Our risks in this area are particularly pronounced given our high-capacity anode and high-energy solid-state battery technology is still in the development stage and have not yet been commercially tested or mass produced. A successful product liability claim against us could require us to pay a substantial monetary award. Moreover, a product liability claim could generate substantial negative publicity about our technology and business and inhibit or prevent commercialization of our high-capacity anode and high-energy solid-state battery technology and future product candidates, which would have a material adverse effect on our brand, business, prospects and operating results. Any insurance coverage might not be sufficient to cover all potential product liability claims. Any lawsuit seeking significant monetary damages either in excess of our coverage, or outside of our coverage, may have a material adverse effect on our reputation, business and financial condition. We may not be able to secure additional product liability insurance coverage on commercially acceptable terms or at reasonable costs when needed, particularly if we do face liability for our products and are forced to make a claim under then-existing policies.

From time to time, we may be involved in litigation, regulatory actions or government investigations and inquiries, which could have an adverse impact on our profitability and consolidated financial position.

We may be involved in a variety of litigation, other claims, suits, regulatory actions or government investigations and inquiries and commercial or contractual disputes that, from time to time, are significant. In addition, from time to time, we may also be involved in legal proceedings and investigations arising in the normal course of business including, without limitation, commercial or contractual disputes, including warranty claims and other disputes with potential customers, former employees and suppliers, intellectual property matters, personal injury claims, environmental issues, tax matters, and employment matters. It is difficult to predict the outcome or ultimate financial exposure, if any, represented by these matters, and there can be no assurance that any such exposure will not be material. Such claims may also negatively affect our reputation.

We are subject to substantial regulation, and unfavorable changes to, or failure by us to comply with, these regulations could substantially harm our business and operating results.

The sale of electric vehicles, and motor vehicles in general, is subject to substantial regulation under international, federal, state and local laws, including export control laws and other international trade regulations, which are continuously evolving as technology develops and becomes more widely adopted. We anticipate that our high-capacity anode and high-energy solid-state battery technology also would be subject to these regulations, and we expect to incur significant costs in complying with these regulations.

The U.S. government has made and continues to make significant changes in U.S. trade policy and has taken certain actions that could negatively impact U.S. trade, including imposing tariffs on certain goods imported into the United States, increasing scrutiny on foreign direct investment, and modifying export control laws applicable to certain technologies. In retaliation, other countries have implemented, and continue to evaluate, imposing additional trade controls on a wide range of American products and companies. The U.S. or foreign governments may take additional administrative, legislative, or regulatory action that could materially interfere with our ability to source and procure the raw materials we need for our research and development activities and, in the future, to sell products in certain countries. Sustained uncertainty about, or worsening of, current global economic conditions and further escalation of trade tensions between the United States and its trading partners could result in a global economic slowdown and long-term changes to global trade. Any alterations to our business strategy or operations made in order to adapt to or comply with any such changes could be time-consuming and expensive, and certain of our competitors may be better suited to withstand or react to these changes.

To the extent the laws change, our products may not comply with applicable international, federal, state or local laws, which would have an adverse effect on our business. Compliance with changing regulations could be burdensome, time consuming, and expensive. To the extent compliance with new regulations is cost prohibitive, our business, prospects, financial condition and operating results would be adversely affected.

Internationally, there may be laws in jurisdictions we have not yet entered or laws we are unaware of in jurisdictions we have entered that may restrict our sales or other business practices. The laws in this area can be complex, difficult to interpret and may change over time. Continued regulatory limitations and other obstacles that may interfere with our ability to commercialize our products could have a negative and material impact on our business, prospects, financial condition and results of operations.

Our technology and our website, systems, and data we maintain may be subject to intentional disruption, security breaches and other security incidents, or alleged violations of laws, regulations, or other obligations relating to data handling that could result in liability and adversely impact our reputation and future sales. We may be required to expend significant resources to continue to modify or enhance our protective measures to detect, investigate and remediate vulnerabilities to security breaches and incidents. Any actual or alleged failure to comply with applicable cybersecurity or data privacy legislation or regulation could have a material adverse effect on our business, reputation, results of operations or financial condition.

We expect to face significant challenges with respect to information security and maintaining the security and integrity of our systems and other systems used in our business, as well as with respect to the data stored on or processed by these systems. We also anticipate receiving and storing confidential business information of our partners and customers. Advances in technology, an increased level of sophistication and expertise of hackers, and new discoveries in the field of cryptography can result in a compromise or breach of the systems used in our business or of security measures used in our business to protect confidential information, personal information, and other data. We may be a target for attacks designed to disrupt our operations or to attempt to gain access to our systems or to data that we possess, including proprietary information that we obtain from our partners pursuant to our agreements with them. We also are at risk for interruptions, outages and breaches of our and our outsourced service providers’ operational systems and security systems, our integrated software and technology, and data that we or our third-party service providers process or possess. These may be caused by, among other causes, physical theft, viruses, or other malicious code, denial or degradation of service attacks, ransomware, social engineering schemes, and insider theft or misuse. The security risks we and our outsourced service providers face could also be elevated in connection with the Russian invasion of Ukraine, as we and our outsourced service providers are vulnerable to a heightened risk of cyberattacks from or affiliated with nation-state actors, including retaliatory attacks from Chinese or Russian actors against U.S.-based companies.

The availability and effectiveness of our technology and our ability to conduct our business and operations depend on the continued operation of information technology and communications systems, some of which we have yet to develop or otherwise obtain the ability to use. Systems we currently use or may use in the future in conducting our business, including data centers and other information technology systems, will be vulnerable to damage or interruption. Such systems could also be subject to break-ins, sabotage and intentional acts of vandalism, as well as disruptions and security breaches and security incidents as a result of non-technical issues, including intentional or inadvertent acts or omissions by employees, service providers, or others. We currently use, and may use in the future, outsourced service providers to help provide certain services, and any such outsourced service providers face similar security and system disruption risks as us. Our ability to monitor our outsourced service providers’ security measures is limited, and, in any event, third parties may be able to circumvent those security measures, resulting in the unauthorized access to, misuse, acquisition, disclosure, loss, alteration, or destruction of personal, confidential, or other data, including data relating to individuals. Some of the systems used in our business will not be fully redundant, and our disaster recovery planning cannot account for all eventualities. Any data security incidents or other disruptions to any data centers or other systems used in our business could result in lengthy interruptions in our service and may adversely affect our reputation, business, financial condition, prospects and results of operations.

Significant capital and other resources may be required in efforts to protect against information security breaches, security incidents, and system disruptions, or to alleviate problems caused by actual or suspected information security breaches and other data security incidents and system disruptions. The resources required may increase over time as the methods used by hackers and others engaged in online criminal activities and otherwise seeking to obtain unauthorized access to systems or data, and to disrupt systems, are increasingly sophisticated and constantly evolving. In particular, ransomware attacks have become more prevalent in the industrial sector, which could materially and adversely affect our ability to operate and may result in significant expense.

In addition, we may face increased compliance burdens regarding such requirements with regulators and customers regarding our battery products and also incur additional costs for oversight and monitoring of our supply chain. These additional compliance and logistical burdens are attenuated through our international partnerships. We also cannot be certain that these systems, networks, and other infrastructure or technology upon which we rely, including those of our third-party suppliers or service providers, will be effectively implemented, maintained or expanded as planned, or will be free from bugs, defects, errors, vulnerabilities, viruses, ransomware, or other malicious code. We may be required to expend significant resources to make corrections or to remediate issues that are identified or to find alternative sources.

Any failure or perceived failure by us or our service providers to prevent information security breaches or other security incidents or system disruptions, or any compromise of security that results in or is perceived or reported to result in unauthorized access to, or loss, theft, alteration, release or transfer of, our information, or any personal information, confidential information, or other data could result in loss or theft of proprietary or sensitive data and intellectual property, could harm our reputation and competitive position and could expose us to legal claims, regulatory investigations and proceedings, and fines, penalties, and other liability. Any such actual or perceived security breach, security incident or disruption could also divert the efforts of our technical and management personnel and could require us to incur significant costs and operational consequences in connection with investigating, remediating, eliminating and putting in place additional tools, devices, policies, and other measures designed to prevent actual or perceived security breaches and other incidents and system disruptions. Moreover, we could be required or otherwise find it appropriate to expend significant capital and other resources to respond to, notify third parties of, and otherwise address the incident or breach and its root cause, and most jurisdictions have enacted laws requiring companies to notify individuals, regulatory authorities and others of security breaches involving certain types of data.

Further, we cannot assure that any limitations of liability provisions in our current or future contracts that may be applicable would be enforceable or adequate or would otherwise protect us from any liabilities or damages with respect to any particular claim relating to a security breach or other security-related matter. We also cannot be sure that our existing insurance coverage will continue to be available on acceptable terms or will be available in sufficient amounts to cover claims related to a security breach or incident, or that the insurer will not deny coverage as to any future claim. The successful assertion of claims against us that exceed available insurance coverage, or the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could have a material adverse effect on our business, including our reputation, financial condition, and results of operations.

Additionally, laws, regulations, and other actual and potential obligations relating to privacy, data hosting and other processing of data, data protection, and data security are evolving rapidly, and we expect to potentially be subject to new laws and regulations, or new interpretations of laws and regulations, in the future in various jurisdictions. These laws, regulations, and other obligations, and changes in their interpretation, could require us to modify our operations and practices, restrict our activities, and increase our costs. Further, these laws, regulations, and other obligations are complex and evolving rapidly, and we cannot provide assurance that we will not be subject to claims, allegations, or other proceedings related to actual or alleged obligations relating to privacy, data protection, or data security. It is possible that these laws, regulations, and other obligations may be inconsistent with one another or be interpreted or asserted to be inconsistent with our business or practices. We anticipate needing to dedicate substantial resources to comply with laws, regulations, and other obligations relating to privacy and data security in order to comply. Any failure or alleged or perceived failure to comply with any applicable laws, regulations, or other obligations relating to privacy, data protection, or data security could also result in regulatory investigations and proceedings, and misuse of or failure to secure data relating to individuals could also result in claims and proceedings against us by governmental entities or others, penalties and other liability, and damage to our reputation and credibility, and could have a negative impact on our business, financial condition, prospects and results of operations.

We are subject to various existing and future environmental health and safety laws, which may result in increased compliance costs or additional operating costs and restrictions. Failure to comply with such laws and regulations may result in substantial fines or other limitations that could adversely impact our financial results or operations.

Our company and our operations, as well as our contractors, suppliers, and customers, are subject to numerous federal, state, local and foreign environmental laws and regulations governing, among other things, the generation, storage, transportation, and disposal of hazardous substances and wastes. We are also subject to a variety of product stewardship and manufacturer responsibility laws and regulations, primarily relating to the collection, reuse and recycling of electronic waste, as well as regulations regarding the hazardous material contents of electronic product components and product packaging, and non-hazardous wastes. We or others in our supply chain may be required to obtain permits and comply with procedures that impose various restrictions and operations that could have adverse effects on our operations. If key permits and approvals cannot be obtained on acceptable terms, or if other operations requirements cannot be met in a manner satisfactory for our operations or on a timeline that meets our commercial obligations, it may adversely impact our business. There are also significant capital, operating and other costs associated with compliance with these environmental laws and regulations.

Environmental and health and safety laws and regulations are subject to change and may become more stringent in the future, such as through new regulations enacted at the supranational, national, sub-national, and/or local level or new or modified regulations that may be implemented under existing law. The nature and extent of any changes in these laws, rules, regulations, and permits may be unpredictable and may have material effects on our business. Future legislation and regulations or changes in existing legislation and regulations, or interpretations thereof, could cause additional expenditures, restrictions, and delays in connection with our operations as well as our other future projects, or may require us to manufacture with alternative technologies and materials.

Our manufacturing process creates regulated air emissions which are typically managed within established permit limits by available emissions control technology. Should permitted limits or other requirements change in the future, the company may be required to install additional, more costly control technology. If we were to violate any such permit or related permit conditions, we may incur significant fines and penalties.

We rely on third parties to ensure compliance with certain environmental laws, including those relating to the disposal of wastes. Any failure to properly handle or dispose of wastes, regardless of whether such failure is ours or our contractors, may result in liability under environmental laws, as well as liability for any impacts to human health or natural resources. The costs of liability with respect to contamination could have a material adverse effect on our business, financial condition, or results of operations. Additionally, we may not be able to secure contracts with third parties and contractors to continue their key supply chain and disposal services for our business, which may result in increased costs for compliance with environmental laws and regulations.

Our research and development activities expose our employees to potential occupational hazards such as, but not limited to, the presence of hazardous materials, machines with moving parts, and high voltage and/or high current electrical systems typical of large manufacturing equipment and related safety incidents. There may be safety incidents that damage machinery or product, slow or stop production, or harm employees. Employees may be exposed to toxic hydrogen sulfide as a result of the components we use being exposed to moisture. If released in an uncontrolled manner, this hydrogen sulfide can create hazardous working conditions. Consequences may include litigation, fines, increased insurance premiums, mandates to temporarily halt production, workers’ compensation claims, or other actions that impact our brand, finances, or ability to operate.

Some of our operations involve the manufacture and/or handling of a variety of explosive and flammable materials. We might experience incidents such as leaks and ruptures, explosions, fires, transportation accidents involving our chemical products, chemical spills and other discharges or releases of toxic or hazardous substances or gases and environmental hazards in the future or that these incidents will not result in production delays or otherwise have a material adverse effect on our business, financial condition or results of operations, for which we may not be adequately insured.

We are or will be subject to anti-corruption and anti-bribery and anti-money laundering and similar laws, and non-compliance with such laws can subject us to administrative, civil and criminal fines and penalties, collateral consequences, remedial measures and legal expenses, all of which could adversely affect our business, results of operations, financial condition and reputation.

We are subject to the FCPA, the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, and possibly other anti-bribery and anti-corruption laws and anti-money laundering laws in various jurisdictions in which we conduct, or in the future may conduct, activities. Anti-corruption and anti-bribery laws have been enforced aggressively in recent years and are interpreted broadly to generally prohibit us and our officers, directors, employees, business partners agents, representatives and third-party intermediaries from corruptly offering, promising, authorizing or providing, directly or indirectly anything of value to recipients in the public or private sector.

We may leverage third parties to sell our battery products and conduct our business abroad. We, our officers, directors, employees, business partners agents, representatives and third-party intermediaries may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities and we may be held liable for the corrupt or other illegal activities of these employees, agents, representatives, business partners or third-party intermediaries even if we do not explicitly authorize such activities. We cannot assure you that all of our officers, directors, employees, business partners agents, representatives and third-party intermediaries will not take actions in violation of applicable law, for which we may be ultimately held responsible. As our international activities and sales expand, our risks under these laws may increase.

These laws also require companies to make and keep books, records and accounts that accurately reflect transactions and dispositions of assets and to maintain a system of adequate internal accounting controls and compliance procedures designed to prevent any such actions. While we have certain policies and procedures to address compliance with such laws, we cannot assure you that none of our officers, directors, employees, business partners agents, representatives and third-party intermediaries will take actions in violation of our policies and applicable law, for which we may be ultimately held responsible.

Any allegations or violation of the FCPA or other applicable anti-bribery and anti-corruption laws and anti-money laundering laws could subject us to whistleblower complaints, adverse media coverage, investigations, settlements, prosecutions, enforcement actions, fines, damages, loss of export privileges, and severe administrative, civil and criminal sanctions, suspension or debarment from government contracts, collateral consequences, remedial measures and legal expenses, all of which could materially and adversely affect our reputation, business, financial condition, prospects and results of operations. Responding to any investigation or action will likely result in a materially significant diversion of management’s attention and resources and significant defense costs and other professional fees.

Recent and potential tariffs imposed by the U.S. government or a global trade war could increase the cost of our products, which could have a material adverse effect on our business, financial condition and results of operations.

The U.S. government has and continues to make significant changes in U.S. trade policy and has taken certain actions that could negatively impact U.S. trade, including imposing tariffs on certain goods imported into the United States. In retaliation, China has implemented, and continues to evaluate imposing additional tariffs on a wide range of American products. There is also a concern that the imposition of additional tariffs by the United States could result in the adoption of tariffs by other countries as well, leading to a global trade war. More specifically, the U.S. government has from time to time imposed significant tariffs on certain product categories imported from China. Such tariffs, if expanded to other categories, could have a significant impact on our business, particularly the importation of parts of our batteries and certain production equipment that are manufactured in China. If we attempt to renegotiate prices with suppliers or diversify our supply chain in response to tariffs, such efforts may not yield immediate results or may be ineffective. We might also consider increasing prices to the end consumer; however, this could reduce the competitiveness of our products and adversely affect net sales. If we fail to manage these dynamics successfully, gross margins and profitability could be adversely affected. As of the date of this report, tariffs have not had a material impact on our business, but increased tariffs or trade restrictions implemented by the United States or other countries in connection with a global trade war could have a material adverse effect on our business, financial condition and results of operations. We cannot predict what actions may ultimately be taken with respect to tariffs or trade relations between the United States and China or other countries, what products may be subject to such actions, or what actions may be taken by the other countries in retaliation. Any further deterioration in the relations between the United States and China could exacerbate these actions and other governmental intervention. For example, a future event that created additional U.S.-China tensions could potentially increase the risks associated with the business and operations of U.S.-based technology companies in China.

The U.S. or foreign governments may take additional administrative, legislative, or regulatory action that could materially interfere with our ability to sell products in certain countries. Sustained uncertainty about, or worsening of, current global economic conditions and further escalation of trade tensions between the United States and its trading partners, especially China, could result in a global economic slowdown and long-term changes to global trade, including retaliatory trade restrictions that restrict our ability to operate in China. Any alterations to our business strategy or operations made in order to adapt to or comply with any such changes would be time-consuming and expensive, and certain of our competitors may be better suited to withstand or react to these changes.

General Risk Factors

Changes in laws, regulations or rules, or a failure to comply with any laws, regulations or rules, may adversely affect Solidion’s business, investments and results of operations.

Solidion will be subject to laws, regulations and rules enacted by national, regional and local governments and Nasdaq. In particular, Solidion will be required to comply with certain SEC, Nasdaq and other legal or regulatory requirements. Compliance with, and monitoring of, applicable laws, regulations and rules may be difficult, time consuming and costly. Those laws, regulations or rules and their interpretation and application may also change from time to time and those changes could have a material adverse effect on Solidion’s business, investments and results of operations. In addition, a failure to comply with applicable laws, regulations or rules, as interpreted and applied, could have a material adverse effect on Solidion’s business and results of operations.

The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.

We currently qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, we take and will continue to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including: (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act; (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements; and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statement. As a result, our stockholders may not have access to certain information they deem important. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year: (a) following March 15, 2027, the fifth anniversary of our IPO; (b) in which we have total annual gross revenue of at least $1.07 billion; or (c) in which we are deemed to be a large accelerated filer, which means the market value of Solidion’s common stock that is held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. We have elected to avail ourselves of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We cannot predict if investors will find Solidion’s common stock less attractive because we rely on these exemptions. If some investors find Solidion’s common stock less attractive as a result, there may be a less active trading market for Solidion’s common stock and our stock price may be more volatile.

USE OF PROCEEDS

We will not receive any cash proceeds from the possible resale from time to time of some or all of such shares of our common stock by the selling securityholders named in this prospectus. The proceeds from the offering are solely for the account of the selling securityholders. Upon any exercise of the Warrants for cash, the applicable selling securityholder would pay us the exercise price set forth in the applicable Warrant.

We will pay all expenses incident to the registration of the shares of our Common Stock offered herein.

PLAN OF DISTRIBUTION

The selling securityholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling securityholders may use any one or more of the following methods when disposing of shares or interests therein:

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•        purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•        an exchange distribution in accordance with the rules of the applicable exchange;

•        privately negotiated transactions;

•        short sales;

•        through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•        broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•        a combination of any such methods of sale; and

•        any other method permitted by applicable law.

The selling securityholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by the selling securityholders and, if the selling securityholders default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the selling securityholders list to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. The selling securityholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees, donees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling securityholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling securityholders from the sale of the common stock offered by the selling securityholders will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling securityholders reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling securityholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that the selling securityholders meet the criteria and conform to the requirements of that rule.

To the extent required, the shares of our common stock to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agents or dealers, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling securityholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended, may apply to sales of shares in the market and to the activities of the selling securityholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling securityholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling securityholders to use reasonable best efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement or (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

DESCRIPTION OF SECURITIES

The following summary of the material terms of the capital stock of Solidion is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our Charter, our Bylaws and the warrant-related documents described herein, each of which are incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and certain provisions of Delaware law. We urge you to read each of our Charter, our Bylaws and the warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities. Unless the context requires otherwise, all references to “we”, “us,” “our,” the “Company” and “Solidion” in this section refer solely to Solidion and not to our subsidiaries.

Authorized and Outstanding Stock

Our Charter authorizes the issuance of an aggregate of 302,000,000 shares of capital stock, consisting of 300,000,000 shares of Common Stock, par value $0.001 per share, and 2,000,000 shares of preferred stock, par value $0.001 per share. As of September 26, 2024, we had 117,340,913 shares of Common Stock and no shares of preferred stock issued and outstanding.

The shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable. Our purpose is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the DGCL. Unless our Board determines otherwise, we will issue all shares of our capital stock in uncertificated form.

Common Stock

Holders of our Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The holders of Common Stock do not have cumulative voting rights in the election of directors. Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our Common Stock will be entitled to receive pro rata our remaining assets available for distribution.

No shares of Common Stock are subject to redemption or have pre-emptive rights to purchase additional shares of capital stock. Holders of Common Stock do not have subscription, redemption or conversion rights. Our Common Stock is subject to further calls or assessment by the Company. There are no sinking fund provisions applicable to our Common Stock. The rights, powers, preferences and privileges of holders of Common Stock are subject to those of the holders of any shares of the Company’s preferred stock the Company may authorize and issue in the future.

When a quorum is present at any meeting, any matter other than the election of directors to be voted upon by the stockholders at such meeting will be decided by a majority vote of the holders of shares of capital stock present or represented at the meeting and voting affirmatively or negatively on such matter. At all meetings of stockholders for the election of directors at which a quorum is present, a plurality of the votes cast will be sufficient to elect such directors.

Preferred Stock

Our Charter authorizes our Board to establish one or more series of preferred stock. Unless required by law or by Nasdaq, the authorized shares of preferred stock will be available for issuance without further action by you. Our Board is authorized to fix from time to time before issuance the number of preferred shares to be included in any such series and the designation, powers, preferences and relative participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof. The authority of our Board with respect to each such series will include, without limiting the generality of the foregoing, the determination of any or all of the following:

•        the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

•        the voting powers, if any, and whether such voting powers are full or limited in such series;

•        the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

•        whether dividends, if any, will be cumulative or noncumulative, the dividend rate of such series, and the dates and preferences of dividends on such series;

•        the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of our assets;

•        the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Company or any other corporation or other entity, and the rates or other determinants of conversion or exchange applicable thereto;

•        the right, if any, to subscribe for or to purchase any securities of the Company or any other corporation or other entity;

•        the provisions, if any, of a sinking fund applicable to such series; and

•        any other relative, participating, optional, or other special powers, preferences or rights and qualifications, limitations, or restrictions thereof;

all as may be determined from time to time by our Board and stated or expressed in the resolution or resolutions providing for the issuance of such preferred stock (collectively, a “Preferred Stock Designation”).

We could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of our Common Stock might believe to be in their best interests or in which the holders of Common Stock might receive a premium for their shares of Common Stock over its market price. Additionally, the issuance of preferred stock may adversely affect the rights of holders of our Common Stock by restricting dividends on the Common Stock, diluting the voting power of our Common Stock or subordinating the liquidation rights of Common Stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our Common Stock. We have no current plans to issue any series of preferred stock.

Public Warrants

The warrants issued in connection with our IPO (the “public warrants”) entitle the holder of each public warrant to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of Common Stock. This means that only a whole warrant may be exercised at any given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant.

The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Common Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue shares of Common Stock upon exercise of a warrant unless Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Common Stock underlying such unit.

However, we have agreed that as soon as practicable after the closing of our initial business combination, we will use our best efforts to file with the SEC a registration statement covering the shares of Common Stock issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Common Stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Common Stock issuable upon exercise of the warrants is not effective by the 90th day after the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the foregoing, if a registration statement covering the Common Stock issuable upon exercise of the warrants is not effective within a specified period following the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended, or the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Once the warrants become exercisable, we may call the warrants for redemption:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon not less than 30 days’ prior written notice of redemption given after the warrants become exercisable (the “30-day redemption period”) to each warrant holder; and

•        if, and only if, the reported last sale price of the Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable and ending three business days before we send the notice of redemption to the warrant holders.

If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of shares of Common Stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such shares of Common Stock under the blue sky laws of the state of residence in those states in which the warrants were offered by us in the IPO.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Common Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Common Stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Common Stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination. If we call our warrants for redemption and our management does not take advantage of this option, our sponsor and its permitted transferees would still be entitled to exercise their placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Common Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each whole warrant will be increased in proportion to such increase in the outstanding shares of Common Stock. A rights offering to holders of Common Stock entitling holders to purchase shares of Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Stock) and (ii) one (1) minus the quotient of (x) the price per share of Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Common Stock, in determining the price payable for Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Common Stock on account of such shares of Common Stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Common Stock in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of Common Stock in connection with a stockholder vote to amend our amended and restated certificate of incorporation (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or certain amendments to our charter prior thereto or to redeem 100% of our Common Stock if we do not complete our initial business combination within 12 months (or up to 18 months if our time to complete a business combination is extended as described herein) from the closing of the IPO or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.

If the number of outstanding shares of our Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock.

Whenever the number of shares of Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event.

However, if less than 70% of the consideration receivable by the holders of Common Stock in such a transaction is payable in the form of Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants in order to determine and realize the option value component of the warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the warrant due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which we filed as an exhibit to the registration statement of which this prospectus forms a part, for a complete description of the terms and conditions applicable to the warrants. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any mistake, but requires the approval by the holders of at least a majority of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

In addition, if (x) we issue additional shares of Common Stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at a Newly Issued Price of less than $9.20 per share of Common Stock (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our sponsor or its affiliates, without taking into account any founder shares held by our sponsor or such affiliates, as applicable, prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the Market Value is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the greater of the Market Value and the Newly Issued Price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Common Stock and any voting rights until they exercise their warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of Common Stock to be issued to the warrant holder.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Private Warrants

Except as described below, the private warrants have terms and provisions that are identical to those of the public warrants, including as to exercise price, exercisability and exercise period. The private warrants (including the Common Stock issuable upon exercise of the private warrants) will not be transferable, assignable or saleable until 30 days after the completion of our initial business combination (except to our officers and directors and other persons or entities affiliated with the holders of the private warrants). They will also be exercisable on a cashless basis and will not be redeemable by us so long as they are held by the holders of the private warrants or their permitted transferees. The holders of the private warrants or their permitted transferees have the option to exercise the private warrants on a cashless basis. If the private warrants are held by holders other than the holders of the private warrants and their permitted transferees, the private warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in the IPO.

If holders of the private warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by the holders of the private warrants and their permitted transferees is because it is not known at this time whether they will be affiliated with us following an initial business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who typically could sell the shares of Common Stock issuable upon exercise of the warrants freely in the open market, the insiders could be significantly restricted from doing so. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

In addition, holders of our private warrants are entitled to certain registration rights.

The holders of the private warrants have agreed not to transfer, assign or sell any of the private warrants (including the Common Stock issuable upon exercise of any of these warrants) until the date that is 30 days after the date we complete our initial business combination, except to our officers and directors and other persons or entities affiliated with the holders of the private warrants.

Dividends

The DGCL permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus”, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by our Board. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equals the fair value of the total assets minus total liabilities.

The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

Declaration and payment of any dividend will be subject to the discretion of our Board. The time and amount of dividends will be dependent upon our financial condition, operations, cash requirements and availability, debt repayment obligations, capital expenditure needs and restrictions in our debt instruments, industry trends, the provisions of Delaware law affecting the payment of distributions to stockholders and any other factors our Board may consider relevant.

Subject to the rights of the holders of any series of preferred stock, holders of our Common Stock will be entitled to receive such dividends and distributions and other distributions in cash, stock or property of the Company when, as and if declared thereon by our Board from time to time out of our assets or funds legally available therefor.

Annual Stockholder Meetings

Our Bylaws provide that annual stockholder meeting will be held wholly or partially by means of remote communication or at such place, within or without the State of Delaware, on such date and at such time as may be determined by our Board and as will be designated in the notice of the annual meeting.

Certain Anti-Takeover Provisions of our Charter and our Bylaws

Our Charter and Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. These provisions, which are summarized below, discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board, which may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give the Board the power to discourage acquisitions that some stockholders may favor.

Authorized but Unissued Shares

Our authorized but unissued shares of common and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. However, the listing requirements of the Nasdaq, which apply if and so long as our common stock remains listed on the Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. Additional shares that may be used in the future may be issued for a variety of corporate purposes, including future public offerings, to raise additional capital, or to facilitate acquisitions. The existence of authorized but unissued and unreserved common stock and preferred stock could render it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Special Meetings of Stockholders

Our Bylaws provide that special meetings of our stockholders may be called only by a majority vote of our Board.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our Bylaws also specify certain requirements as to the form and content of a stockholders meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Amendment of Charter or Bylaws

The amendment, alteration or repeal of the provisions of the Charter governing limitation of director liability, indemnification and advancement of expenses or the adoption of any provision or bylaw inconsistent with those provisions may only be effected by the affirmative vote of the stockholders holding at least sixty five percent (65%) of the voting power of our outstanding shares entitled to vote generally in the election of directors, voting together as a single class, at a meeting of the stockholders called for that purpose. The affirmative vote of the stockholders holding at least 65% of the voting power of all outstanding shares of our capital stock is required for any amendment of the indemnification provisions in the Bylaws or adoption of a provision inconsistent with them.

Exclusive Forum

Under our charter, unless we consent in writing to the selection of an alternative forum, subject to certain limitations, the sole and exclusive forum will be the Court of Chancery of the State of Delaware (or, if such court does not have jurisdiction, the Superior Court of the State of Delaware, or, if the Superior Court of the State of Delaware also does not have jurisdiction, the United States District Court for the District of Delaware) for:

•        any derivative action or proceeding brought on our behalf;

•        any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders;

•        any action asserting a claim against us arising pursuant to any provision of the DGCL, our charter or our Bylaws (as either may be amended, restated, modified, supplemented or waived from time to time);

•        any action to interpret, apply, enforce or determine the validity of our charter or our Bylaws; and

•        any action asserting a claim against us governed by the internal affairs doctrine.

For the avoidance of doubt, the foregoing provisions of our charter will not apply to any action or proceeding asserting a claim under the Securities Act or the Exchange Act. These provisions of our charter could limit the ability of our stockholders to obtain a favorable judicial forum for certain disputes with us or with our current or former directors, officers or other employees, which may discourage such lawsuits against us and our current or former directors, officers and employees. Alternatively, if a court were to find these provisions of our charter inapplicable to, or unenforceable in respect of, one or more of the types of actions or proceedings listed above, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition and results of operations.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the Delaware General Corporation Law (sometimes referred to as Section 203) regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under specified circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•        prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•        upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the outstanding voting stock owned by the stockholder)(1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•        on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting securities. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors do not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of our common stock held by stockholders.

The provisions of Delaware law, our certificate of incorporation and our Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Continental Stock Transfer & Trust Company has agreed that it has no right of set-off or any right, title, interest or claim of any kind to, or to any distribution of, the trust account, and waives any and all rights to seek any recourse, reimbursement, payment or satisfaction for any claim against the trust account. Accordingly, any indemnification provided will only be able to be satisfied, or a claim will only be able to be pursued, solely against Nubia and Nubia’s assets outside the trust account and not against the any monies in the trust account or interest earned thereon.

Listing

Our common stock is listed on the Nasdaq Global Market under the symbol “STI.”

BUSINESS

Overview

Solidion Technology, Inc, previously known as “Honeycomb Battery Company”, formerly the energy solutions division of Global Graphene Group, Inc. (“G3”), is a Dallas, TX, USA-based advanced battery technology company focused on the development and commercialization of battery materials, components, cells, and selected module/pack technologies. The cofounder of Solidion, Dr. Bor Z Jang, filed a U.S. patent application on graphene in 2002. The research and development team led by cofounder Dr. Aruna Zhamu and Dr. Jang invented graphene-enhanced batteries and built the world’s first manufacturing facility for graphene-enabled silicon anode materials for lithium-ion batteries.

Solidion is recognized as a global leader in intellectual property (“IP”) in both the high-capacity anode and the high-energy solid-state battery, as recognized by KnowMade, a French company that specializes in research and analysis of scientific and patent information. Solidion is uniquely positioned to offer advanced anode materials (delivering a specific capacity from 300 to 3,500+ milliampere-hours per gram mass (“mAh/g”)) as well as silicon-rich all-solid-state lithium-ion cells, anodeless lithium metal cells, and lithium-sulfur cells, each featuring an advanced polymer or hybrid solid electrolyte that is most process-friendly. Subject to the Supply and License Agreement between G3 and Solidion, which limits the manufacture of graphene and graphite products for use in our battery-related products and prohibits resale to third parties, we believe we are well positioned to supply graphite-based anode materials from sustainable sources.

Our all-solid-state battery platform technology is capable of transforming the entire electric vehicle (“EV”) battery space into a solid-state battery industry. We provide solid-state cells that can be manufactured at scale using current lithium-ion cell production facilities, requiring no new design, no new infrastructure, and no new supply chain. Our batteries are capable of delivering significantly extended EV range, improved battery safety, lower cost per kilowatt hour, fastest time-to-market, and enable next-gen cathodes with the potential to replace expensive nickel and cobalt with sulfur (S) and other more abundant elements.

We hold a total of over 520 patents (355 in the United States and 165+ foreign patents) for next-gen batteries. KnowMade has acknowledged us as one of the two U.S.-based leaders in solid-state electrolytes, as well as ranked us as the top company in the United States and top battery startup in the world in silicon anode technology. Additionally, Lexis/Nexis has recognized us as a Global Top 100 Innovator.

Industry Background

Vehicle electrification provides once-in-a-century market opportunity, with an over $300 billion EV battery market by 2030.    Transportation electrification has triggered a new run of battery sourcing competition, with potentially up to approximately 5,300 GWh lithium battery demand by 2030, a 500%+ increase from 2020, and a predicted supply shortfall of approximately 3,700 GWh (Fig. 1). In addition, battery-grade graphite demand is expected to grow by a factor of 10x from 2019 to 2030. Graphite anode in batteries is expected to grow from 170,000 MT in 2018 to 2.23 million MT in 2028.

Global Lithium Ion Battery Demand Forecast
6000
5000
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GWh
$300 billion+
• Supply shortfall of 3,700 GWh
• Better batteries accelerate EV adoption
2020
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Announced Production Capacity
Freyr Forecast
BloombergNEF Forecast
Tesla's Production Plan
*Reference: Freyr (2020), Bloomberg NEF (2019), and Tesla Battery Day (2020)

Fig. 1 Global lithium-ion battery demand forecast

The battery technologies developed by Solidion are aimed at addressing today’s EV battery challenges: the need for increased energy density, fire safety, fast charging and lower cost.

Today’s EV batteries are largely based on the lithium-ion cells wherein each cell is typically composed of an anode (negative electrode), a cathode (positive electrode), a separator that electrically isolates the two electrodes, and a liquid electrolyte that permeates into both electrodes and provides a medium through which lithium ions can travel back and forth between the anode and the cathode. These essential components are encased in a protective housing, allowing two terminals to protrude out of the housing for connecting to an external circuit.

The incumbent anode material is graphite that stores lithium ions to a theoretical specific capacity of 372 mAh/g (practically 340-360 mAh/g). A lithium-ion cell, having a graphite anode and a lithium nickel cobalt manganese oxide cathode (NCM, 175-200 mAh/g), provides a specific energy of typically 220-250 watt-hours per kilogram (“Wh/kg”). By replacing graphite with silicon (Si), having a theoretical specific capacity of 3,580-4,000 mAh/g, one can obtain a cell having an energy density of 350-400 Wh/kg.

Large shortfall in global graphite anode material supply.    Anticipated shortfalls, relying on data from Benchmark Mineral Intelligence and estimations from peers, in graphite anode material supply are approximately 400kt and 300kt in 2025 and 2030, respectively, within North America. Mining of natural graphite and production of artificial graphite from petroleum or coal sources are generally viewed as not environmentally benign, and sustainable sources of graphite are preferable. Market forecasters predict graphite demand from battery makers will grow by 23% – 27% each year through 2028 and that planned capacity and projects in development will not be able to meet forecasted demand as soon as 2025. New markets for EV and flame-retardant building materials (“FRBM”) are driving the demand forecast above existing and new sources of supply of graphite.

None of the top 10 graphite suppliers is located in North America.    All of the top 10 global graphite anode material suppliers are based in Asia. Significant graphite manufacturing capacity is needed in North America to fill the gap between North American supply and demand. We are well positioned to be a leading supplier of various anode materials in North America and other regions. Solidion management team has worked in the field of carbon and graphite materials for over 30 years, and the first to convert graphite to graphene. The team began to work on the development of advanced graphite-, silicon oxide-, and silicon-based anode active materials for lithium-ion cells, and protected lithium metal-based anodes in 2007 and it believes it has established the best IP portfolio in this space. The Supply and License Agreement allows Solidion to manufacture graphene and graphite products for use in our battery-related products and prohibits resale of the manufactured graphene and graphite products other than after modification to create electrode materials.

Current solid-state lithium metal batteries are incompatible with current lithium-ion cell production equipment.    This is the major barrier to widespread adoption. Oxide-based sintered ceramic separators are brittle, expensive, and difficult to fabricate. Several technical issues, such as high interfacial impedance, high stack-holding pressure, and low active material proportion, remain to be resolved.

Graphite may be replaced with lithium metal (Li) in the anode to obtain a lithium metal battery, which is commonly believed to be capable of delivering an energy density in the range of 400-500 Wh/kg, depending upon the cathode material used. However, such a potential benefit does not come without challenges. During the charge-discharge cycles of a lithium metal cell, a needle-like feature called “lithium dendrites” may form on the lithium metal in the anode. The dendrite can penetrate through a separator and reach the cathode side to cause internal shorting, which poses fire and explosion hazards. In addition, repeated reactions between lithium and liquid electrolyte continue to consume both the active lithium ions and the liquid electrolyte, leading to rapid capacity decay. These issues have thus far impeded the practical utilization of lithium metal batteries to replace the conventional lithium-ion batteries for EV application. Solidion has been developing lithium metal protection strategies aiming to address these technical issues.

The safety of lithium-ion or lithium metal batteries hinges upon the availability of a non-flammable electrolyte. The liquid electrolytes commonly utilized in current lithium-ion batteries contain a lithium salt dissolved in an organic solvent, which contains volatile molecules that can catch fire. In contrast, various types of solid-state electrolytes, comprising less or no volatile chemical species, are being developed for both lithium-ion and lithium-metal battery types. Further, solid-state electrolytes, when used as a separator, could significantly reduce or eliminate the lithium dendrite issues.

However, solid-state electrolytes bring along other types of challenges to a battery designer, including a higher internal impedance (hence, lower power), lower anode or cathode active material proportion (hence, lower-than-expected energy density), and a higher manufacturing cost. The latter challenge is largely a result of the need to develop a new process and new equipment for producing the solid-state separator and for assembling the required components into a battery cell.

Solidion has been developing two types of quasi-solid or hybrid electrolytes, which are expected to have more practical manufacturability-at-scale — “solvent-in-salt” and “solvent-in-polymer” electrolytes. Solidion’s effort also includes development of a versatile solid-state electrolyte technology. Solidion’s electrolytes (FireShield™) aim to be process-friendly and compatible with current lithium-ion cell manufacturing processes. Specifically, Solidion’s developments are focused to provide a disruptive material process technology that would enable current lithium-ion cell manufacturing facilities to produce solid-state or quasi-solid electrolyte-based safe lithium batteries without the need to significantly change existing equipment and facilities. This implies that the lithium-ion battery industry can readily enjoy the benefits of solid-state, lithium metal batteries essentially immediately, not having to wait for a decade.

Solidion’s battery technology is targeting to enable significant benefits across battery capacity, life, safety, and fast charging while minimizing cost. Solidion is getting ready to commercialize the graphene-protected lithium metal anode technology, which is essential to the accelerated emergence of a lithium metal battery industry. The process-friendly electrolytes are also ready to solidify Solidion’s leadership position in converting the entire lithium battery industry into a quasi-solid and solid-state status.

In the automotive industry, most of the EV makers are highly interested in silicon- and lithium metal-based anodes for improved EV driving range given the same battery weight or volume. For instance, GM is experimenting with silicon-rich and lithium metal anodes, solid state and high voltage electrolytes, and dry processing of electrodes for its next generation of Ultium batteries, due around 2025. Ford, VW and BMW are also working with battery start-ups on the development of solid-state lithium metal and Si-based anodes.

Summary of EV Battery Market Demands

As discussed above, a lithium cell supply shortfall of ~3,700 GWh by 2030 is projected. Also forecasted is a worldwide graphite supply shortage of 1.4 million tons/year by 2028. Mining of natural graphite and production of artificial graphite from petroleum or coal sources are generally viewed as not environmentally benign. The market demands Sustainable sources of graphite. The EV industry is aware of the potential shortage of critical elements such as cobalt (Co) and nickel (Ni) that are commonly used in the cathode of a lithium-ion cell; alternative cathode materials are key to a sustaining EV battery industry. The EV market is highly interested in next-gen batteries that exhibit the following features:

•        Significantly extended driving range on one battery charge, which would alleviate range anxiety;

•        Readily available solid-state performance;

•        Safer battery system without fire or explosion hazards;

•        Fast chargeability, with a goal of achieving a charge to 80% in 15 minutes; and

•        Lower battery cost, with a goal of less than $100 per kilowatt-hour.

EV batteries are required to meet stringent criteria, including higher energy density to enable extended driving range, utilization of safer quasi-solid or solid-state electrolytes to enhance safety, enhanced designs at various levels including material, cell, and module/pack, to facilitate fast charging, and reduced costs per kilowatt-hour (kWh) for both anode and cathode materials to lower overall battery costs. Over the course of 15 years, Solidion has focused its battery research and development endeavors precisely on tackling these challenges head-on.

Our Technologies and Products

Anode active materials

Our products include graphite-based anode materials. What makes us be different from other manufacturers would be that we will have the flexibility to use raw materials from sustainable sources. In order to reach the ambitious goal of net zero greenhouse gas emission by 2050, thorough examination of the entire supply chain line can show insufficiencies. With the increasing trend of EVs on the road, proliferation of renewable energy — battery systems, the scrutiny of battery material production impacts on the environment becomes increasingly relevant. Graphite is currently indispensable as a battery anode material, dominating the vast majority of the rechargeable battery market due to its long-term cycle life and low cost of production. Synthetic graphite is currently produced almost exclusively from petroleum coke and pitch. Solidion proposes to manufacture battery-grade anode materials by introducing renewable and carbon negative biochar produced from waste biomass as alternative feedstock. By collecting dead trees, trimming, and other waste biomass, the process of creating biochar sequesters the elemental carbon and prevents the release of carbon as green-house gas through natural decomposition or wildfires. Hence the process of converting waste biomass to biochar has been shown to be carbon neutral or even negative depending on the end use of the biochar. Given that biochar when mixed into soil, can remain sequestered for scale of thousand years, it will likely remain as sequestered carbon in a sealed cell until recycled and reused, hence prolonging its sequestered state. Solidion has developed a process technology that is expected to allow cost-effective production of anode-grade graphite from this unique sustainable source. Subject to the Supply and License Agreement we entered into with G3, Solidion is allowed to manufacture graphene and graphite products for use in our battery-related products and prohibits resale of the manufactured graphene and graphite products other than after modification to create electrode materials.

Solidion has also developed a cost-effective graphene/silicon or graphene/SiOx composite anode material that enables a significantly higher energy density (for example, an expected 20-30% increase in the EV driving range) likely at a reduction in the cell cost in terms of U.S. dollars per kilowatt hour (“kWh”). Graphene has proven to be effective in resolving the battery capacity decay problem caused by repeated volume expansion/shrinkage of silicon. Solidion provides silicon-rich or SiOx-rich high-capacity anode materials that exhibit outstanding performance-to-cost ratio and aims to significantly extend the EV driving range on one battery charge. Additionally, Tesla suggested on its 2020 “Battery Day” that the best silicon anode should have low-cost silicon particles with a simple design to reduce material cost, instead of highly engineered structures such as the Chemical Vapor Deposition process (“CVD”) used by our competitors. It should also have elastic, ion-conducting polymer coating that protects these silicon particles, as well as highly elastic binder and some electrode design used in the anode to maintain structural integrity of the electrode. We also have patents that cover these desired features of silicon anode materials.

Safer Batteries

We plan to produce batteries that bridge the performance and time-to-market gaps. A drop-in solution is expected to be compatible with today’s manufacturing process and equipment. There are two paths we expect to narrow the gap between today’s battery technology and future solid-state performance: silicon-rich solid-state lithium-ion cells and solid-state lithium metal batteries, which we expect to be ready for commercialization in two to three years. Higher energy density and solid-state electrolytes are the key to the next generation of EV batteries. EV batteries must deliver a higher energy density for extended driving range, contain only safe quasi-solid or solid-state electrolytes for safety, improved designs at the material-, cell-, and module/pack-levels for fast charging, and lower anode and/or cathode costs per kilowatt-hour for lower battery costs. Our team’s 15 years of battery research and development efforts have been precisely directed at addressing these issues. Briefly speaking, we plan to produce the following batteries:

•        Generation 1:    Solid-state lithium-ion cells featuring a silicon-rich anode and a quasi-solid or polymer-inorganic composite electrolyte (intended to be launched in 2026).

•        Generation 2:    Solid-state lithium metal cells featuring a thin lithium metal anode or an initially lithium metal-free anode (“anode-less”) and a polymer-inorganic composite electrolyte (expected 2026); and

•        Generation 3:    Solid-state lithium-sulfur cells featuring a lithium metal anode, a sulfur or conversion-type cathode, and an in situ curable polymer-inorganic composite electrolyte (expected 2027).

In summary, Solidion has superior technologies that can be commercialized quickly to solve the EV industry’s most critical issues:

•        Cost:    We believe that Solidion technology can significantly lower cost/KWh of today’s batteries, accelerating adoption and enabling sustainable EVs to quickly replace internal combustion engines. We also believe that our battery costs can be lower than those of future solid-state battery-producing competitors.

•        Time-to-market:    Solidion’s solid-state electrolytes are process-friendly, enabling the “future” solid-state batteries to be produced “now” using existing/current lithium-ion battery production equipment. EV OEMs can utilize existing factories to qualify solid-state batteries in two to three years, rather than waiting for four to seven years. This is in stark contrast to other solid-state lithium metal battery companies that will hopefully begin mass production of all solid-state batteries in 2025-30. The implementation of the conventional solid state battery technology requires large factory infrastructure rebuilds and will take years to develop. Solidion will use existing factories, saving time to market, cost and supporting supply chain demand faster.

•        Driving range:    The solid-state lithium batteries and lithium-sulfur batteries potentially can provide up to a 100% increase in range for the same size battery, eliminating range anxiety.

•        Safety:    Our fire/flame-resistant quasi-solid and solid-state electrolytes make all types of rechargeable lithium battery safer.

•        Battery charging time:    Reducing the recharge time to less than 15 minutes can help drive EV adoption and reduce charging infrastructure challenges.

•        Total solutions:    Low costs and high performance of our batteries will make it economically viable for commercializing battery modules/packs for emergency power applications. These power systems will be capable of connecting to grids and solar/wind-based power sources and will be available for vehicle-to-home (V2H) charging.

Apart from the EV sector, Solidion is strategically exploring entry into diverse markets such as hand-held devices, energy storage systems (ESS), power tools, and e-bikes. We expect our batteries to be poised to capture substantial market shares owing to their distinct advantages, including cost-effectiveness, superior charging/discharging performance, safety features, extended cycle-life, and exceptional durability. These attributes are expected to position us for significant growth and success across multiple sectors.

Summary of Solidion’s products and stages of development.

•        Anode active materials:

•        Graphite-based anode materials (with flexibility to choose raw materials including sustainable sources) are in the final stage of product development.

•        Graphene-enhanced silicon oxide ((SiOx) anode materials) are in the final stage of product development.

•        Si-rich anode materials: Small-scale manufacturing is in progress (currently 15 metric tons per annum (“MTA”). We are planning expansion to >150 MTA by 2026.

Fig. 2 SEM images of Solidion’s Si-rich anode materials.

Our Competitive Strengths

In the automotive industry, the price of a vehicle ultimately dictates the final decision of a potential customer, and the emerging EV industry is no exception. The U.S. DOE and the EV industry experts have all agreed that EVs will become competitive against the internal combustion engine (ICE) vehicles when the battery cost reaches a threshold of $100/KWh given comparable performance/safety characteristics.

Si-rich anode materials:    The production of Solidion’s Si-rich anode materials begins with a significantly lower starting material and follows a highly scalable, low-cost process (Fig. 2). This is in stark contrast to competitors’ use of an expensive, toxic, and explosive gaseous silane and the high-cost CVD process. According to Tesla’s analysis on its Battery Day in 2020, the CVD Si anode price is estimated to be > $100/KWh, while Solidion’s product is expected to be lower than $6/kWh, which is approximately the price of currently used graphite anode materials. Solidion is believed to be capable of cost-effectively producing the high Si content anode materials (graphene/elastomer encapsulated Si particles, first-cycle efficiency up to 94% and specific capacity of 2,000-3,200 mAh/g) that would meet the requirements of increased energy density and lower cost for next-gen EV batteries.

Process-friendly quasi-solid and solid-state electrolytes:    Solidion has been developing a truly disruptive solid-state platform technology that can help solidify the battery safety of the EV industry. Our key electrolyte technologies may be summarized as follows: (a) we invented elastomeric solid electrolytes; (b) we have highly significant IP in in-situ curing or in-situ solidification of polymer electrolytes; (c) we invented quasi-solid electrolytes; (d) we developed thermally stable and flame-retardant polymer and polymer/inorganic hybrid electrolytes; (e) our electrolytes are compatible with current Li-ion infrastructure and processes; and (f) We have versatile and easy-to-process solid-state electrolytes for safe lithium-ion and lithium-metal batteries. As summarized in Fig. 3 below, we have earliest IP in quasi-solid electrolytes (solvent-in-salt and solvent-in-polymer), and strong IP position in solid polymer electrolytes (in situ polymerization and solid elastomeric electrolytes), and polymer composite electrolytes (elastic, flame-retardant and high-temperature polymer electrolytes).

Fig.3 Types of electrolytes for Li-ion and Li metal batteries.

Lithium metal cells:    Lithium metal anode protection is key to the commercialization of all-solid-state or liquid-state lithium metal batteries (any battery that makes use lithium metal as the anode active material; hence, higher energy density). We believe that Solidion has the most significant IP in the area of lithium metal anode protection (50+ U.S. patents and many foreign patents). Our graphene- and/or polymer-enabled lithium metal protection technologies aim to overcome technical barriers (for example, lithium dendrites, large interfacial impedance, etc.) that have thus far impeded commercialization of solid-state lithium metal batteries. We believe that our graphene/polymer-based Li metal protection layers are key enabling technologies for all types of solid-state lithium metal batteries. For instance, Solidion’s anode-protecting layers and elastomeric solid electrolytes accelerate commercialization of ultra-thin lithium (Li-light) anode or anodeless batteries, both featuring reduced cell weight and volume and thus higher energy densities.

Lithium-sulfur and lithium-selenium cells:    Solidion researchers are pioneers in the field of graphene-enabled Li-S and Li-Se batteries, having 50+ U.S. patents and numerous foreign patents in this subject. In particular, Solidion has developed nanostructured graphene-sulfur cathode that has (a) exceptionally high sulfur content and utilization efficiency; (b) high specific capacity (up to 1,000 mAh/g); (c) high specific energy (theoretically capable of up to 500 Wh/kg; over 2x that of traditional lithium-ion cells); and (d) minimal shuttle effect, enabling good cycle-life.

Beyond Lithium Chemistries:    Solidion has also developed impressive technologies in other types of batteries. Solidion is a pioneer in the field of aluminum-ion cells, having quite likely the most significant IP in this topic. Solidion also has good IP in the sodium-ion cells.

In summary, Solidion is the inventor of many key enabling battery technologies, including (as examples) graphene-enabled batteries, elastic polymer-protected batteries, quasi-solid electrolytes, elastomeric solid-state electrolytes, flame-retardant polymer composite electrolytes, graphene-enabled bipolar electrodes and batteries, etc. This massive IP portfolio provides EV and energy storage systems (ESS) industries with several disruptive battery technologies, for example, (a) Si-rich anode having a high performance/cost ratio, (b) high-capacity sulfur cathode materials (Co-, Ni-, and Mn-free), (c) highly process-friendly solid-state electrolytes, (d) protected lithium metal anode, essential to the success of future lithium metal batteries, (e) fast chargeability, (f) aluminum-ion cells, and (g) sodium-ion cells.

We believe that Solidion’s battery products have the following features or advantages:

•        Higher energy density.    Projected 20% to 80% increase in EV driving range to eliminate range anxiety.

•        Solid-state performance.    With our target of facilitating the conversion of lithium-ion battery facilities into solid-state lithium battery production lines we expect Solidion solid-state batteries to become available in two to three years.

•        Safety.    Quasi-solid and solid-state electrolytes provide effective solutions to battery fire and explosion issues.

•        Lower cost per kilowatt-hour.    We believe our technology could provide a cost advantage as compared to our competitors. We expect our high-capacity anodes, cathodes, electrolyte technology and unique module/pack-level can result in energy density increases, lower pack system costs, safety improvements, reduced cooling provisions, eliminated or reduced electrochemical formation, and the ability to use current lithium-ion cell production equipment,

•        Faster charging.    We are developing anode materials designs, innovative cell configurations, and both passive and active thermal management at both cell- and pack-levels for improved charging speeds.

Performance Improvements:    We anticipate that our Generation 2 all-solid-state lithium metal cells (expected 2026) and Generation 3 all-solid-state lithium-sulfur cells (expected 2027) would deliver significant performance improvements as compared to current conventional Li-ion cells (Fig. 4). Pack volume in watt hours per liter (“Wh/L”) is expected to be 480 Wh/L for our 350 liter Generation 2 and 3 products as compared to 250 Wh/L for current 350 liter Li-ion products. Pack energy, assuming the same pack volume, is expected to be 165 kWh for our Generation 2 and 3 products as compared to 85 kWh for current Li-ion products. Range is expected to be 620 miles for our Generation 2 and 3 products as compared to 320 miles for current Li-ion products. Charge time is expected to be less than 15 minutes to increase from a 0% to 80% charge for our Generation 2 and 3 products as compared to greater than 30 minutes to increase from 5% to 80% charge for current Li-ion products. Power is expected to be 650 kW for our Generation 2 and 3 products as compared to 400 kW for current Li-ion products. Safety is expected to be much improved through the use of our fire-resistant electrolyte technology in our Generation 2 and 3 products as compared to organic electrolyte for current Li-ion products.

Fig.4 Comparison of different solid-state battery cells.

Manufacturing and Supply

Solidion plans to become a supplier of all-solid-state cells (for the EV, energy storage systems and portable electronics markets) and certain battery components/materials (for example, graphite-, Si oxide-, and Si-rich anode materials and electrolytes) to select customers or strategic partners.

We have a sustainable graphite anode material manufacturing plan. We plan to produce biomass-derived graphite anode materials, subject to the Supply and License Agreement, which allows Solidion to manufacture graphene and graphite products for use in our battery-related products and prohibits resale of the manufactured graphene and graphite products other than after modification to create electrode materials. During Phase 1, which we expect will last three years, we intend to source proper biochar products from biochar suppliers and convert these products into graphite anode materials using a proprietary process. After 3 years, we intend to implement a significantly lower temperature process for reduced costs. Advantages of biochar as a raw material include sustainability and lower material cost compared to production of graphite from petroleum or coal sources. In addition, heat treatment equipment for graphite production is available from multiple vendors located in many counties or regions.

Our business is not raw-material-limited. As an example, 100,000 tons of graphite requires about 400,000 tons of biomass, which is just 0.015% of the total available source of 2,700 million tons available per year. 900 million tons of forest residues and wood processing residues combined are available, and an additional 1,800 million tons of biomass feedstock are available from the following species: distillers grains, orchard waste, almond shells, mixed paper, corn waste, saw dust, switch-grass, cane bagasse, wheat straw, timber, acacia wood waste, fruit bunch, cassava waste and palm kernel shell.

We plan to begin with the toll manufacturing/joint venture (“TM/JV”) model for commercializing the solid-state battery technologies. At a later stage, we may consider building our own facilities for producing certain specialty cells (such as bipolar or high-voltage cells) responsive to market demands. We expect the TM/JV partners to acquire silicon-rich anode materials and electrolyte formulations from us as part of the TM/JV agreement. We will also supply both graphite-dominant and silicon-rich anode materials to customers that choose to use liquid electrolytes in their lithium-ion cells.

“Made in America” guidance.    On March 31, 2023, the U.S. Treasury Department and the IRS released proposed guidance on the new clean vehicle provisions of the Inflation Reduction Act. To be eligible for a $7,500 credit, clean vehicles must meet sourcing requirements for both the critical minerals and battery components contained in the vehicle. Vehicles that meet one of the two requirements are eligible for a $3,750 credit. To meet the critical mineral requirement and be eligible for a $3,750 credit, an applicable percentage that increases each year of the value of the critical minerals contained in the battery must be extracted or processed in the United States or a country with which the United States has a free trade agreement, or be recycled in North America. Critical minerals in the EV battery must be extracted or processed in the U.S., countries with which the U.S. has a free trade agreement or have been recycled in North America. By the end of 2026, the applicable percentage will be 80% for the critical mineral requirement.

To meet the battery component requirement and be eligible for a $3,750 credit, the applicable percentage of the value of the battery components must be manufactured or assembled in North America — as mandated by the Inflation Reduction Act. By the end of 2026, the applicable percentage will be 80% for the battery component requirement, and by the end of 2028, 100% of battery components must be manufactured and assembled in North America by 2028 for a vehicle to be eligible for the clean vehicle tax credit.

In addition, beginning in 2024, an eligible clean vehicle may not contain any battery components that are manufactured by a foreign entity of concern and beginning in 2025 an eligible clean vehicle may not contain any critical minerals that were extracted, processed, or recycled by a foreign entity of concern.

We expect that by the end of 2027, 80% of battery materials and components made by Solidion will comply with the critical mineral and battery component requirements. We believe anode materials for Lithium-ion cells would be domestically produced from renewable and recycled feedstocks without extraction or mining, and that sulfur cathode materials will lessen the need for imported manganese, cobalt and nickel. We further believe that Solidion’s local sourcing and manufacturing ability make it an ideal candidate for government grants and loans. However, there can be no assurance that we will be able to scale up our production as anticipated in order to supply our battery technology to vehicles that may be eligible for clean vehicle tax credits.

Summary of research, design, development, manufacturing and commercialization.

	Product Refinement	Manufacturing/Commercialization
		Pre-Production (Pilot)	Production
Steps	Develop A, B and C samples to meet technical expectations.	• Design and evaluate equipment for pilot plant • Purchase equipment • Install equipment • Test run • Send samples to customers	• Plant location survey • Engineering design • Evaluate equipment • Purchase equipment • Install equipment • Test run • Send samples to customers
Potential Material Obstacle	With adequate resources, we do not anticipate any material technical obstacles.

The lead time of certain equipment (for example, battery cell production equipment) is excessively long (9 – 18 months). We are interacting proactively with potential suppliers in multiple regions in the hope of shortening the waiting period.

•   Same lead time issue.

•   Certain production equipment (for example, SiOx production) must be custom-designed. We have started working with selected engineering design companies and equipment manufacturers to overcome this engineering issue.

Plans for production.

Synthetic graphite production — For phase 1, we plan to build a processing plant with production capacity of 10,000 MT by 2026, with a projected capital expenditure of $100-200 million and resulting in revenue of $90 – $100 million. We would plan to expand annual capacity to 180,000 MT by 2032.

Anode products — Our Dayton, Ohio, anode materials production line has a current capacity of 15 MT per year, and we have plans to scale it up to a capacity of >150 MT per year by 2026.

Battery products — We plan to launch Gen1 and Gen2 cells by 2026 and Gen3 by 2027.

Intellectual Property

Solidion has a portfolio of over 520 patents. This portfolio contains many key patents for next generation EV batteries. Solidion is the inventor of graphene-enabled batteries, elastic polymer-protected batteries, quasi-solid electrolytes, elastomeric solid-state electrolytes, advanced polymer/inorganic hybrid electrolytes, and numerous other disruptive battery technologies. This massive intellectual portfolio provides the EV industry with what we believe to be several key enabling battery technologies, such as silicon-rich anode having the highest performance/cost ratio, the highest-capacity sulfur cathode materials (free of cobalt, nickel and manganese), the most process-friendly solid-state electrolytes, protected lithium metal anode, fast chargeability, aluminum-ion cells and sodium-ion cells. Solidion holds more than 100 key U.S. patents on graphene- or polymer-enhanced silicon-based materials. It holds more than 35 key U.S. patents on fire-resistant electrolytes for lithium batteries. It holds more than 70 U.S. patents on key technologies for next-generation all-solid state or lithium metal batteries. It also holds advanced current collector patents; these technologies are capable of extending cycle life and improving operating temperatures and voltages. The year of expiration of these key U.S. patents generally ranges from as early as 2028 to as late as 2040. Most of the intellectual property to be utilized by Solidion is intellectual property that is owned by Solidion (having been transferred from G3 to Solidion via the Patent Assignment, dated as of February 8, 2023 (the “Patent Assignment”)). Solidion licenses a relatively small number of patents relating to graphene and graphite production from G3 pursuant to the Supply and License Agreement, under which there are no significant limitations. These patent rights are licensed on an irrevocable, non-exclusive, royalty-free basis.

We believe we have advanced IP in process-friendly and cost-effective polymer/inorganic hybrid solid electrolytes that are fire/flame-resistant, which effectively overcomes the fire/explosion issues commonly associated with liquid electrolytes. KnowMade has analyzed more than 14,400 patent filings related to “solid-state Li-ion batteries with inorganic solid electrolytes.” Solidion battery IP is one of only two U.S. companies recognized in its list of the top 31 companies (Fig. 5).

Solid-state Li-ion batteries with inorganic solid electrolytes

Main patent assignees

Ranking of patent assignees according to the number of their patent families related to solid-state Li-ion batteries with inorganic solid electrolyte
A patent family is a set of patents filed in multiple countries to protect a single invention by a common inventor(s).
A first application is made in one country – the priority country – and is then extended to other countries.
Knowmade © 2021
Material manufacturers
Battery manufacturers
Both Material and Battery manufacturers
End-Users and integrators
Electronic component manufacturers
Equipment manufacturers
R&D labs
Number of patent families
1163
268
261
233
178
156
148
142
140
123
113
93
91
88
84
59
57
53
52
52
52
51
48
46
46
44
43
42
42
42
41
Toyota
Panasonic / Sanyo
Idemitsu Kosan
Samsung
LG Chem
Murata Manufacturing / Sony
Sumitomo Electric Industries
Bosch / Seeo
Fujifilm
NGK
Hyundai / Kia
OHARA
TDK
Furukawa
Seiko
QingTao Energy Development...
AIST - National Institute of...
Hitachi
BYD
Hitachi Zosen
Kyocera
KITECH - Korea Institute of...
Harbin Institute of Technology
Honda
Osaka University
Toshiba
SVOLT Energy Technology (蜂...
Mitsui Mining & Smelting (AKA...
QuantumScape
UNIST - Ulsan National...
Global Graphene

Fig. 5 Solidion is recognized as a leader in solid-state battery technologies.

Another KnowMade report (Fig. 6) has identified Solidion as the U.S. leader in the Si anode technology. In the USA, Solidion is No. 1 (having 131 patent families in the Si anode), followed by GM (90), Enevate (77), and Amprius (71). Further, Honeycomb/G3 is ranked No. 9 in the entire battery industry, after 8 major Li-ion battery cell producers; however, Solidion is No. 1 among all the battery start-ups in the world.

Fig. 6 Solidion is recognized as a leader in “Silicon Anode for Li-ion Batteries.”

Our high silicon-content anode provides a drop-in solution to enhancing the energy density of a lithium-ion battery. We have the earliest and most significant IP on elastic polymer-protected silicon particles, which is the most cost-effective silicon anode as identified by Tesla on its “Battery Day” in 2020. We are uniquely positioned to commercialize high silicon content-based all-solid-state batteries. We believe a partnership with Honeycomb will help solidify an EV maker’s success as the worldwide leader in safe EVs for decades to come.

We are recognized as one of the Global Top 100 Innovators (Fig. 7), a testimony to not only the quantity but also the quality of our IP. In April 2022, LexisNexis published “Innovation Momentum 2022: The Global Top 100,” a comprehensive IP report that recognized global technology companies with exceptional technological relevance for the future, market coverage, and citation index. We were one of 12 companies recognized in the report under the Chemicals and Materials industry sector, and one of only 2 such US-based companies that received the honor. Other innovators listed in this sector are prominent EV battery companies such as LG Chem, Samsung SDI, and CATL. We are the only battery start-up listed among these top 100 innovators.

Fig. 7 Third party validation of Solidion’s IP quality

The strong IP portfolio enables Solidion to become a market and technology leader in the battery space for decades to come.

Competition

We compete directly and indirectly with current battery manufacturers and with an increasing number of companies that are developing new battery technologies and chemistries to address the growing market for electrified mobility solutions. The EV battery industry is fast-growing and highly competitive. We primarily compete with other silicon anode materials start-ups, such as Sila Nanotechnologies, Amprius Technologies and Group 14, which are all highly promising battery companies.

Our competitors produce silicon anode materials via CVD, which is believed to be expensive and challenging to scale up, and require explosive gaseous raw materials. In contrast, our patented technologies are expected to allow us to produce highly scalable low-cost silicon-rich products that could be compatible with solid-state and liquid-state electrolytes and have greater energy density and lower cost per kilowatt hour. Additionally, Solidion may be perceived to compete with certain other solid-state or lithium metal battery start-ups, such as QuantumScape, Solid Power and SES. However, we view these companies as potential strategic partners, not competitors. For instance, Solidion has complementary IPs that can help each of these companies accelerate the commercialization of their lithium metal batteries (for example, by providing graphene/elastomer-protected Li metal anode technologies). Our lithium metal protection technologies are capable of addressing certain known issues associated with rigid inorganic solid electrolytes, such as large electrode/electrode interfacial impedance and the typically high stack-holding pressure.

Solidion’s solid state batteries are expected to be produced at scale and cost-effectively using current lithium-ion cell production process and equipment, thus enabling fast time-to-market compared to all-solid-state batteries. This versatile platform technology could potentially transform the lithium-ion battery industry into producers of safe, solid-state batteries for EV, ESS, consumer electronics, and other power storage applications.

The following two charts summarize the key attributes that differentiate Solidion’s products and technologies from certain of our competitors (Fig. 8 and Fig. 9):

HBC vs. Other Silicon Anode Materials Start-ups

Flammable liquid electrolyte (A, B, C)

	hbc	A	B	C
Primary Business Scope	Graphene/Si powder & solid-state cells	CVD Si/C manufacturing	CVD Silicon nanowire cells	CVD Si/C manufacturing
Scalability	*****	?	?	?
Cost Competitiveness	*****	***	***	***
Specific Capacity @ Product Level	*****	***	*****	***
1st Cycle Efficiency	*****	?	***	****
Cycle Life	****	****	****	****
Estimated No. of US Patent Applications (# issued) on battery, as of 2/26/2023, USPTO data	355 (214 issued)	104 (52 issued)	60 (39 issued)	38 (18 issued)

Dominant IPs, proven scalability, low cost, and highest-performing Si-rich anode materials → the best Si anode solution

Fig. 8 A brief summary of Solidion’s product/technology attributes vs. other key silicon anode-focused battery start-ups.

HBC vs. Other Solid-State or Lithium Metal Battery Start-ups

		hbc	D	E	F
Primary Business Scope		All-solid-state cells (Si-rich & Li metal anode)	Lithium metal cell manufacturing	Licensing + solid electrolyte sales	Lithium metal cell manufacturing
Capital Investment Requirement		Light to moderate	Intensive	Light	Moderate
Core Technologies	Li-metal Anode Protection	✓	✓		✓
	Cathode	✓	?		
	Electrolyte	✓	✓	✓	✓
	Current Collector	✓			
Applicable Cell Format	Cylindrical	✓			?
	Pouch	✓	✓	✓	✓
	Prismatic	✓	✓	✓	✓
Estimated No. of US Patent Applications (# issued), as of 2/26/2023, USPTO data		355 US patents (214 issued)	146 (86 issued)	15 (3 issued)	23 (15 issued)

Dominant IPs, most process-friendly solid & quasi-solid electrolytes, advanced lithium metal protection technologies, and more...

Fig. 9 A brief summary of Solidion’s product/technology attributes vs. other key lithium metal cell-focused battery start-ups.

Human Capital

We believe that our success is driven by our team of technology innovators and experienced business leaders. We seek to hire and develop employees who are dedicated to our strategic mission. As of June 30, 2024, we employed 32 full time employees, 2 part time employees and 1 temporary employee.

We are committed to maintaining equitable compensation programs including equity participation. We offer market-competitive salaries and strong equity compensation aimed at attracting and retaining team members capable of making exceptional contributions to our success. Our compensation decisions are guided by the external market, role criticality, and the contributions of each team member.

Facilities

Our corporate headquarters are located at 13355 Noel Rd., Suite 1100, Dallas, Texas, and our telephone number is (972) 918-5120.

Our Research and development and manufacturing operations are located in Dayton, Ohio, where we own a building of approximately 27,646 square feet and lease a building of approximately 7,097 square feet.

Government Regulation and Compliance

There are government regulations pertaining to battery safety, transportation of batteries, use of batteries in vehicles, factory safety and disposal of hazardous materials. We will ultimately have to comply with these regulations to sell our battery products into market.

For example, we expect to become subject to federal and state environmental laws and regulations regarding the handling and disposal of hazardous substances and solid waste, to include electronic waste and battery cells. These laws regulate the generation, storage, treatment, transportation, and disposal of solid and hazardous waste and may impose strict, joint and several liability for the investigation and remediation of areas where hazardous substances may have been released or disposed. In the course of ordinary operations, we, through third parties and contractors, might in the future handle hazardous substances within the meaning of the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”) and similar state statutes and, as a result, may be jointly and severally liable for all or part of the costs required to clean up sites at which these hazardous substances have been released into the environment. We might also become subject to the strict requirements of the Resource Conservation and Recovery Act (“RCRA”) and comparable state statutes for the generation or disposal of solid waste, which may include hazardous waste.

Solidion expects to use existing factories to produce solid-state batteries. The Occupational Safety and Health Act (“OSHA”), and comparable laws in other jurisdictions, regulate the protection of the health and safety of workers in such factories. In addition, the OSHA hazard communication standard requires that information be maintained about any hazardous materials used or produced in operations and that this information be provided to employees, state and local government authorities, and the public.

The use, storage and disposal of battery packs is regulated under federal law. We expect any batteries we produce will be required to conform to mandatory regulations governing the transport of “dangerous goods” that may present a risk in transportation, which includes lithium-ion batteries, and are subject to regulations issued by the Pipeline and Hazardous Materials Safety Administration (“PHMSA”). These regulations are based on the UN Recommendations on the Safe Transport of Dangerous Goods Model Regulations and related UN Manual Tests and Criteria. The regulations vary by mode of transportation when these items are shipped, such as by ocean vessel, rail, truck or air.

We expect that the EVs that would use our battery technology would be subject to numerous regulatory requirements established by the National Highway Traffic Safety Administration (“NHTSA”), including applicable U.S. federal motor vehicle safety standards (“FMVSS”). EV manufacturers must self-certify that the vehicles meet or are exempt from all applicable FMVSSs before a vehicle can be imported into or sold in the U.S. There are numerous FMVSSs that we expect would apply to vehicles that would use our battery technology. Examples of these requirements include:

•        Electric Vehicle Safety — limitations on electrolyte spillage, battery retention and avoidance of electric shock following specified crash tests;

•        Crash Tests for High-Voltage System Integrity — preventing electric shock from high voltage systems and fires that result from fuel spillage during and after motor vehicle crashes.

These standards and regulations cover various aspects of battery safety, including electrical safety, mechanical safety, thermal safety, and environmental safety. They are developed by organizations such as the Society of Automotive Engineers (also known as SAE), Underwriters Laboratories (“UL”), and regulatory bodies such as NHTSA to ensure that batteries used in EVs meet specific safety requirements before being installed in a vehicle. There are significant similarities among these standards; different EV makers require the battery suppliers to follow different standards. We will work with UL and select EV makers to determine the required tests and to obtain the necessary safety certifications.

The United States Advanced Battery Consortium (also known as USABC) provides the Battery Abuse Testing Manual for Electric and Hybrid Vehicle Applications, which defines abuse tests for rechargeable energy storage systems (“RESSs”) used in electric vehicle applications. These tests evaluate the response of RESS technologies to conditions or events that are outside of normal use. The manual recommends tests such as controlled crush, penetration, thermal ramp, overcharge, and external short circuit tests across the cell, module, and pack levels (except for thermal ramp testing at the pack level due to practical limitations). We plan to conduct internal safety tests at the cell levels, including nail penetration, overcharging, and over-discharging at elevated temperatures, during the final research and development and prototyping stages. For the remaining safety tests at the cell level, we will rely on third parties, such as UL, for safety certification purposes. We will also collaborate with EV manufacturers to perform safety tests at the module and pack levels.

The timeline for conducting safety tests on batteries for EVs will vary depending on factors such as the battery type, required testing standards, and the availability of testing facilities. Typically, it takes several weeks to months to complete all the necessary safety tests at each level. Additionally, if any issues or failures are identified during the testing process, additional time may be required to address these issues and retest the battery.

For more information, see “Risk Factors — Risks Related to Legal and Regulatory Compliance” discussing regulations and regulatory risks related to product liability, tax, employment, export controls, trade, data collection, privacy, environmental, health and safety, anti-corruption and anti-bribery compliance.”

Corporate History and Background

We were originally incorporated in Delaware on June 14, 2021 under the name “Nubia Brand International Corp.” as a special purpose acquisition company, formed for the purpose of effecting an initial business combination with one or more target businesses. On March 14, 2022 (the “IPO Closing Date”), we consummated our initial public offering (the “IPO”). On February 2, 2024, we consummated the previously announced business combination (the “Closing”) pursuant to a Merger Agreement, dated February 16, 2023 (as amended on August 25, 2023, the “Merger Agreement”), by and among Nubia, Honeycomb Battery Company, an Ohio corporation (“HBC”), and Nubia Merger Sub, Inc., an Ohio corporation and wholly-owned subsidiary of Nubia (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into HBC (the “Merger,” and the transactions contemplated by the Merger Agreement, the “Transactions”), with HBC surviving such merger as a wholly owned subsidiary of Nubia, which was renamed “Solidion Technology, Inc.” upon Closing and we became the owner, directly or indirectly, of all of the equity interests of Honeycomb Battery Company and its subsidiaries. In light of the fact that the Business Combination has closed and our ongoing business will be the business formerly operated by HBC, this business section primarily includes information regarding HBC’s business.

Our principal executive office is located at 13355 Noel Rd, Suite 1100, Dallas, TX 75240. Our telephone number is (972) 918-5120.

Our Internet website, which is located at http://www.solidiontech.com, describes our company and our management and provides information about our technology and products. Information contained on our website is not incorporated by reference into, and should not be considered a part of, this Registration Statement.

Available Information

Our filings, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments submitted under Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, are accessible at no cost on our company website promptly after submission to the SEC. Additionally, these documents are retrievable from the SEC’s website (www.sec.gov).

Corporate governance materials, such as our guidelines and committee charters, are also accessible on our investor relations webpage under “Corporate Governance.” It’s important to note that the content of our websites is not intended for inclusion by reference in our filings with the SEC, and any website references serve as inactive textual mentions only.

LEGAL PROCEEDINGS

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information.

Our common stock has been quoted on the NASDAQ, under the symbol “STI”. On [_], 2024, the last reported sale price of our common stock on the NASDAQ was $[_] per share. As of September 26, 2024, there were [_] stockholders of record. The number of stockholders of record does not include beneficial owners of our common stock, whose shares are held in the names of various dealers, clearing agencies, banks, brokers and other fiduciaries.

Dividend Policy.

We have never declared or paid a cash dividend on our common stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our Board and subject to any restrictions that may be imposed by our lenders.

Securities Authorized for Issuance under Equity Compensation Plans.

The following table provides information as of December 31, 2023 with respect to securities that may be issued under our equity compensation plans:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders	—	$—	—
Equity compensation plans not approved by security holders	—	—	—
Total	—	$—	—

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in the proxy statement filed with the SEC on November 8, 2023. Unless the context otherwise requires, all references in this section to the “Combined Company” refer to Solidion and its wholly owned subsidiaries after giving effect to the Transactions.

Introduction

The following unaudited pro forma condensed combined financial statements of Solidion present the combination of the historical financial information of Nubia and Solidion adjusted to give effect for intercompany eliminations between Nubia and Solidion. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2024, combines the historical statements of operations of Nubia from the period of January 1, 2024 to February 2, 2024 and Solidion for the nine months ended September 30, 2024 on a pro forma basis.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

•        the accompanying notes to the unaudited pro forma condensed combined financial statements;

•        the historical unaudited financial statements of Solidion as of and for the nine months ended September 30, 2024 and the related notes thereto, included elsewhere in this prospectus;

•        the historical audited financial statements of Solidion as of and for the year ended December 31, 2023 and the related notes thereto, included elsewhere in this prospectus;

•        the historical audited financial statements of Nubia as of and for the year ended December 31, 2023 and the related notes thereto, included elsewhere in this prospectus; and

•        the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information relating to Solidion included elsewhere in this prospectus.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and does not necessarily reflect what Solidion’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated.

Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of Solidion. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited transaction accounting adjustments represent management’s estimates based on information available as of the date of this unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The parties believe that the assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the transaction accounting adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

Description of transaction

Merger

Nubia has entered into the Merger Agreement with HBC and certain other entities, which closed on February 2, 2024. The purchase price is $700,000,000, minus $2,000,000 (plus any additional interest or penalties) for the G3 Tax Lien, subject to certain adjustments, including a share based contingent earn out of $225,000,000, which will be paid in Nubia stock at a value of $10.00 per share.

The per-share valuation of $10.00 utilized in the Merger Agreement was set solely for the purposes of determining how many shares to issue in the Business Combination and does not reflect the actual price that the shares may be valued at following the Business Combination.

The unaudited pro forma condensed combined information contained herein assumes that Nubia stockholders approve the Business Combination. Pursuant to the Existing Charter, public stockholders are being offered the opportunity to redeem, upon the Closing, Public Shares then held by them for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account (as of two business days prior to the Closing). Pursuant to the Existing Charter, all holders of Public Shares may vote in favor of the Business Combination and still exercise their redemption rights.

The Merger between Nubia and HBC is accounted for as a reverse recapitalization with HBC as the accounting acquirer.

Forward Purchase Agreement

On December 13, 2023, NUBI entered into an agreement with (i) Meteora Capital Partners, LP (“MCP”), (ii) Meteora Select Trading Opportunities Master, LP (“MSTO”), and (iii) Meteora Strategic Capital, LLC (“MSC” and, collectively with MCP and MSTO, “Seller” or “Forward Purchase Investors”) (the “Forward Purchase Agreement”). For purposes of the Forward Purchase Agreement, NUBI is referred to as the “Counterparty” prior to the consummation of the Business Combination, while Solidion Technology, Inc. (“Pubco”) is referred to as the “Counterparty” after the consummation of the Business Combination. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Forward Purchase Agreement.

Pursuant to the terms of the Forward Purchase Agreement, Seller intends, but is not obligated, to, concurrently with the Closing pursuant to Seller’s FPA Funding Amount PIPE Subscription Agreement, purchase up to 9.9% of the total Class A ordinary shares, par value $0.0001 per share, of NUBI (“NUBI Shares”) outstanding following the closing of the Business Combination, as calculated by Seller (the “Purchased Amount”), less the number of NUBI Shares purchased by Seller separately from third parties through a broker in the open market (“Recycled Shares”). Seller will not be required to purchase an amount of NUBI Shares such that, following such purchase, that Seller’s ownership would exceed 9.9% of the total NUBI Shares outstanding immediately after giving effect to such purchase, unless Seller, at its sole discretion, waives such 9.9% ownership limitation. The Number of Shares subject to the Forward Purchase Agreement is subject to reduction following a termination of the Forward Purchase Agreement with respect to such shares as described under “Optional Early Termination” in the Forward Purchase Agreement.

The Forward Purchase Agreement provides for a prepayment shortfall in an amount in U.S. dollars equal to 0.50% of the product of the Recycled Shares and the Initial Price (as defined below). As described below in Shortfall Sales, Seller in its sole discretion may sell Recycled Shares at any time following the Trade Date at any sales price without payment by Seller of any Early Termination Obligation until such time as the proceeds from such sales equal 100% of the Prepayment Shortfall (as set forth under Shortfall Sales below) (such sales, “Shortfall Sales,” and such Shares, “Shortfall Sale Shares”). A sale of Shares is only (a) a “Shortfall Sale,” subject to the terms and conditions herein applicable to Shortfall Sale Shares, when a Shortfall Sale Notice is delivered under the Forward Purchase Agreement, and (b) an Optional Early Termination, subject to the terms and conditions of the Forward Purchase Agreement applicable to Terminated Shares, when an OET Notice is delivered under the Forward Purchase Agreement, in each case with the delivery of such notice being in the sole discretion of Seller (as further described in the “Optional Early Termination” and “Shortfall Sales” sections in the Forward Purchase Agreement).

The Forward Purchase Agreement provides that Seller will be paid directly an aggregate cash amount (the “Prepayment Amount”) equal to (a) the sum of (i) the Number of Shares as set forth in a Pricing Date Notice, plus (ii) number of Recycled Shares multiplied by the redemption price per share (the “Initial Price”) as defined in Section 9.2(b) of NUBI’s Certificate of Incorporation, effective as of March 10, 2023, and as amended from time to time (the “Certificate of Incorporation”), less (b) the Prepayment Shortfall.

The Counterparty will pay to Seller the Prepayment Amount required under the Forward Purchase Agreement directly from the Counterparty’s Trust Account maintained by Continental Stock Transfer and Trust Company holding the net proceeds of the sale of the units in the Counterparty’s initial public offering and the sale of private placement warrants (the “Trust Account”), no later than the earlier of (a) one Local Business Day after the Closing Date and (b) the date any assets from the Trust Account are disbursed in connection with the Business Combination; except that to the extent that the Prepayment Amount is to be paid from the purchase of Additional Shares by Seller, such amount will be netted against such proceeds, with Seller being able to reduce the purchase price for the Additional Shares by the Prepayment Amount. For the avoidance of doubt, any Additional Shares purchased by Seller will be included in the Number of Shares under the Forward Purchase Agreement for all purposes, including for determining the Prepayment Amount. In addition to the Prepayment Amount, Counterparty shall pay directly from the Trust Account, on the Prepayment Date, an amount equal to the product of (x) up to 200,000 (with such final amount to be determined by Seller in its sole discretion via written notice to Counterparty) and (y) the Initial Price.

Following the Closing, the reset price (the “Reset Price”) will initially be the Initial Price. The Reset Price will be subject to reset on a bi-weekly basis commencing the first week following the thirtieth day after the closing of the Business Combination to be the lowest of (a) the then current Reset Price, (b) the Initial Price and (c) the VWAP Price of the Shares of the prior two weeks; provided the Reset Price shall be subject to reduction upon a Dilutive Offering Reset immediately upon the occurrence of such Dilutive Offering.

From time to time and on any date following the Trade Date (any such date, an “OET Date”) and subject to the terms and conditions in the Forward Purchase Agreement, Seller may, in its absolute discretion, terminate the Transaction in whole or in part by providing written notice to the Counterparty (the “OET Notice”), by the later of (a) the fifth Local Business Day following the OET Date and (b) the next Payment Date following the OET Date (which shall specify the quantity by which the Number of Shares shall be reduced (such quantity, the “Terminated Shares”)). The effect of an OET Notice shall be to reduce the Number of Shares by the number of Terminated Shares specified in such OET Notice with effect as of the related OET Date. As of each OET Date, the Counterparty shall be entitled to an amount from Seller, and Seller shall pay to the Counterparty an amount, equal to the product of (x) the number of Terminated Shares and (y) the Reset Price in respect of such OET Date. The payment date may be changed within a quarter at the mutual agreement of the parties.

The valuation date will be the earliest to occur of (a) the date that is three (3) years after the date of the closing of the Business Combination (the date of the closing of the Business Combination, the “Closing Date”) pursuant to the Merger Agreement, (b) the date specified by Seller in a written notice to be delivered to Counterparty at Seller’s discretion (which Valuation Date shall not be earlier than the day such notice is effective) after the occurrence of any of (v) a Shortfall Variance Registration Failure, (w) a VWAP Trigger Event, (x) a Delisting Event, (y) a Registration Failure or (z) unless otherwise specified therein, any Additional Termination Event, and (c) the date specified by Seller in a written notice to be delivered to the Counterparty at Seller’s sole discretion (which Valuation Date shall not be earlier than the day such notice is effective). The Valuation Date notice will become effective immediately upon its delivery from Seller to the Counterparty in accordance with the Forward Purchase Agreement. In the event the Valuation Date is determined pursuant to clause (c), the Settlement Amount Adjustment will not apply to the calculation of the Settlement Amount.

On the Cash Settlement Payment Date, which is the tenth Local Business Day immediately following the last day of the Valuation Period, Seller will remit to the Counterparty an amount equal to the Settlement Amount and will not otherwise be required to return to the Counterparty any of the Prepayment Amount and the Counterparty shall remit to Seller the Settlement Amount Adjustment; provided that, if the Settlement Amount less the Settlement Amount Adjustment is a negative number, then neither Seller nor the Counterparty shall be liable to the other party for any payment under the “Cash Settlement Payment” Date section of the Forward Purchase Agreement.

Seller has agreed to waive any redemption rights with respect to any Recycled Shares in connection with the Business Combination, as well as any redemption rights under NUBI’s Certificate of Incorporation that would require redemption by NUBI of the NUBI Shares. Such waiver may reduce the number of NUBI Shares redeemed in connection with the Business Combination, and such reduction could alter the perception of the potential strength of the Business Combination. The Forward Purchase Agreement has been structured, and all activity in connection with such agreement has been undertaken, to comply with the requirements of all tender offer regulations applicable to the Business Combination, including Rule 14e-5 under the Securities Exchange Act of 1934.

Non-Redemption Agreement

On December 13, 2023, NUBI entered into a non-redemption agreement (the “Non-Redemption Agreement”) with certain investors named therein (each, a “Backstop Investor”), each acting on behalf of certain funds, investors, entities or accounts that are managed, sponsored or advised by each such Backstop Investor or its affiliates. Pursuant to each Non-Redemption Agreement, each Backstop Investor agreed that, on or prior to Closing, it will beneficially own not greater than the lesser of (i) that number of Backstop Shares set forth in the Non-Redemption Agreement and (ii) the total number of NUBI Shares beneficially owned by Backstop Investor and its affiliates and any other persons whose beneficial ownership of NUBI Shares would be aggregated with those of Backstop Investor for purposes of Section 13(d) of the Securities Exchange Act of 1934 not exceeding 9.99% of the total number of issued and outstanding NUBI Shares, and shall not elect to redeem or otherwise tender or submit for redemption any of such Backstop Shares in connection with the special meeting of NUBI stockholders to be held for the purpose of approving the Business Combination (the “Special Meeting”); provided, however, that in the event Backstop Investor has previously elected to redeem, tender or submit any Backstop Shares for redemption, Backstop Investor shall rescind or reverse such redemption request prior to Closing and NUBI shall accept such request(s) promptly once submitted by Backstop Investor.

Upon consummation of the business combination, NUBI shall pay or cause to be paid to each Backstop Investor a payment in respect of its respective Backstop Shares a payment in respect of Backstop Shares in cash released from the Trust Account in an amount equal to the product of (x) the number of Backstop Shares and (y) the Redemption Price, less $4.00.

Pro Forma Information
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR NINE MONTHS ENDED SEPTEMBER 30, 2024
(in thousands, except per share data)

	Solidion (Historical)	Nubia (Historical)	Pro Forma Adjustments	Pro Forma Combined
Revenues	$—	—		—
Cost of revenue	—	—		—
Gross profit	—	—		—

Operating costs and expenses:
Research and development	1,590	—		1,590
Selling, general and administrative expenses	9,296	19,120		28,416
Total operating costs and expenses	10,886	19,120		30,006
Income (Loss) from operations	(10,886)	(19,120)		(30,006)

Other income (expense):
Change in fair value of derivative liabilities	24,017	(16,425)		7,592
Issuance of common stock and warrants	(27,476)	—		(27,476)
Interest income	2	0		2
Interest expense	(46)	(127)		(173)
Other income (expense)	4	0		4
Total other income (expense)	(3,499)	(16,552)		(20,051)
Net income (loss) before income tax provision	(14,385)	(35,672)		(50,057)
Income tax provision	—	—		—
Net income (loss)	(14,385)	(35,672)		(50,057)
	Solidion (Historical)	Nubia (Historical)	Pro Forma Combined
Weighted average shares outstanding – Common stock	88,231,503	—	—
Basic and diluted net income (loss) per share – Common stock	(0.16)	—	—
Weighted average shares outstanding – Class A common stock subject to redemption	—	2,293,741	90,525,244
Basic and diluted net income (loss) per share – Class A common stock subject to redemption	—	(6.48)	(0.55)
Weighted average shares outstanding – Class A & B non-redeemable common stock	—	3,211,000	—
Basic and diluted net income (loss) per share – Class A & B non-redeemable common stock	—	(6.48)	—

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2023

	Solidion (Historical)	Nubia (Historical)	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$1	20	42,994	A	$125
			(4,323)	B
			(5,011)	C
			(17,834)	H
			(13,938)	E
			(2,194)	J
			(80)	J
			(150)	N
			640	O
Accounts receivable	2	—			2
Receivable from Parent	188	—	(188)	L	—
Inventory	23	—			23
Prepaid expenses and other current assets	44	86			130
Derivative asset	—	28,245	(10,146)	J	18,099
Total current assets	258	28,351	(10,230)		18,379

Non-current assets:
Cash and marketable securities held in Trust Account	—	42,994	(42,994)	A	—
Patents, net	1,853	—			1,853
Property and equipment, net	2,319	—			2,319
Total non-current assets	4,172	42,994	(42,994)		4,172
TOTAL ASSETS	4,430	71,345	(53,224)		22,551

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)
Accounts payable and accrued expenses	145	2,131	(758)	C	1,429
			(89)	N
Income taxes payable	—	906			906
Excise taxes payable	—	890			890
Funds payable to redeemed shareholders	—	17,834	(17,834)	H	—
Derivative liabilities	—	46,729	(20,133)	J	26,596
Advances from Related Party	—	333	(333)	K	—
Due to Related Party	—	—	873	N	812
			89	N
			(150)	N
Advances from Target	—	188	(188)	L	—
Payable to Parent	873	—	(873)	N	—
Promissory Note	—	—	2,200	M	2,200

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET — (Continued)
AS OF DECEMBER 31, 2023

	Solidion (Historical)	Nubia (Historical)	Pro Forma Adjustments		Pro Forma Combined
Convertible notes payable	—	905	(905)	K	—
			640	O
			(640)	K
Convertible note payable – sponsor	—	1,297	(1,297)	K	—
Total current liabilities	1,018	71,213	(39,398)		32,833

Non-current liabilities:
Deferred underwriting fee payable	—	4,323	(4,323)	B	—
Total non-current liabilities	—	4,323	(4,323)		—
Total liabilities	1,018	75,536	(43,721)		32,833

COMMITMENTS AND CONTINGENCIES
Temporary equity:
Common stock subject to possible redemption	—	24,343	(24,343)	D	—

Stockholders’ equity (deficit):
Class A common stock	—	—	7	I	7
Class B common stock	—	—			—
Additional paid-in capital	3,412	—	24,343	D	66,289
			(28,534)	G
			66,100	F
			(7)	I
			3,175	K
			(2,200)	M
Accumulated deficit	—	(28,534)	28,534	G	(76,578)
			(66,100)	F
			(4,253)	C
			7,713	J
			(13,938)	E
Total shareholders’ equity (deficit)	3,412	(28,534)	14,840		(10,282)
TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIT	4,430	71,345	(53,224)		22,551

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR YEAR ENDED DECEMBER 31, 2023
(in thousands, except per share data)

	Solidion (Historical)	Nubia (Historical)	Pro Forma Adjustments		Pro Forma Combined
Revenues	$7	$—	$—		$7
Cost of revenue	—	—	—		—
Gross profit	7	—	—		7

Operating costs and expenses:
Research and development	3,204	—			3,024
Selling, general and administrative expenses	2,306	3,510	5,011	CC	10,827
Total operating costs and expenses	5,330	3,510	5,011		13,851
Income (Loss) from operations	(5,330)	(3,510)	(5,011)		(13,844)

Other income (expense):
Change in fair value of derivative liability		(18,484)	(6,225)	DD	(24,709)
Interest earned on investments held in Trust account		3,788	(3,788)	AA
Interest income		9			9
Other income (expense)	(2)	—			(2)
Total other income (expense)	(2)	(14,687)	(10,013)		(24,702)
Net income (loss) before income tax provision	(5,325)	(18,197)	(15,024)		(38,546)
Income tax provision	—	(1,580)	1,580	BB	—
Net income (loss)	(5,325)	(19,777)	(13,444)		(38,546)
	Solidion (Historical)	Nubia (Historical)	Pro Forma Combined
Weighted average shares outstanding – Common stock	1,000	—	—
Basic and diluted net income per share – Common stock	(5,325)	—	—
Weighted average shares outstanding – Class A common stock subject to redemption	—	7,654,886	82,058,138
Basic and diluted net income (loss) per share – Class A common stock subject to redemption	—	(1.82)	(0.47)
Weighted average shares outstanding – Class A & B non-redeemable common stock	—	3,211,000	—
Basic and diluted net income (loss) per share – Class A & B non-redeemable common stock	—	(1.82)	—

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 — Description of the Transaction

Merger

On February 2, 2024, Nubia consummated the previously announced Merger with Honeycomb Battery Company, which was renamed “Solidion Technology, Inc.” upon Closing. The purchase price is $700,000,000, minus $2,000,000 (plus any additional interest or penalties) for the G3 Tax Lien filed against, subject to certain adjustments, including a share based contingent earn out of $225,000,000, which will be paid in Nubia stock at a value of $10.00 per share.

Forward Purchase Agreement

On December 13, 2023, Nubia entered into an agreement with (i) Meteora Capital Partners, LP (“MCP”), (ii) Meteora Select Trading Opportunities Master, LP (“MSTO”), and (iii) Meteora Strategic Capital, LLC (“MSC” and, collectively with MCP and MSTO, “Seller” or “Forward Purchase Investors”) (the “Forward Purchase Agreement”). For purposes of the Forward Purchase Agreement, NUBI is referred to as the “Counterparty” prior to the consummation of the Merger, while Solidion Technology, Inc. (“Pubco”) is referred to as the “Counterparty” after the consummation of the Merger. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Forward Purchase Agreement.

Pursuant to the terms of the Forward Purchase Agreement, Seller intends, but is not obligated, to, concurrently with the Closing pursuant to Seller’s FPA Funding Amount PIPE Subscription Agreement, purchase up to 9.9% of the total Class A ordinary shares, par value $0.0001 per share, of NUBI (“NUBI Shares”) outstanding following the closing of the Merger, as calculated by Seller (the “Purchased Amount”), less the number of NUBI Shares purchased by Seller separately from third parties through a broker in the open market (“Recycled Shares”). Seller will not be required to purchase an amount of NUBI Shares such that, following such purchase, that Seller’s ownership would exceed 9.9% of the total NUBI Shares outstanding immediately after giving effect to such purchase, unless Seller, at its sole discretion, waives such 9.9% ownership limitation. The Number of Shares subject to the Forward Purchase Agreement is subject to reduction following a termination of the Forward Purchase Agreement with respect to such shares as described under “Optional Early Termination” in the Forward Purchase Agreement.

The Forward Purchase Agreement provides for a prepayment shortfall in an amount in U.S. dollars equal to 0.50% of the product of the Recycled Shares and the Initial Price (as defined below). As described below in Shortfall Sales, Seller in its sole discretion may sell Recycled Shares at any time following the Trade Date at any sales price without payment by Seller of any Early Termination Obligation until such time as the proceeds from such sales equal 100% of the Prepayment Shortfall (as set forth under Shortfall Sales below) (such sales, “Shortfall Sales,” and such Shares, “Shortfall Sale Shares”). A sale of Shares is only (a) a “Shortfall Sale,” subject to the terms and conditions herein applicable to Shortfall Sale Shares, when a Shortfall Sale Notice is delivered under the Forward Purchase Agreement, and (b) an Optional Early Termination, subject to the terms and conditions of the Forward Purchase Agreement applicable to Terminated Shares, when an OET Notice is delivered under the Forward Purchase Agreement, in each case with the delivery of such notice being in the sole discretion of Seller (as further described in the “Optional Early Termination” and “Shortfall Sales” sections in the Forward Purchase Agreement).

The Forward Purchase Agreement provides that Seller will be paid directly an aggregate cash amount (the “Prepayment Amount”) equal to (a) the sum of (i) the Number of Shares as set forth in a Pricing Date Notice, plus (ii) number of Recycled Shares multiplied by the redemption price per share (the “Initial Price”) as defined in Section 9.2(b) of NUBI’s Certificate of Incorporation, effective as of March 10, 2023, and as amended from time to time (the “Certificate of Incorporation”), less (b) the Prepayment Shortfall.

The Counterparty will pay to Seller the Prepayment Amount required under the Forward Purchase Agreement directly from the Counterparty’s Trust Account maintained by Continental Stock Transfer and Trust Company holding the net proceeds of the sale of the units in the Counterparty’s initial public offering and the sale of private placement warrants (the “Trust Account”), no later than the earlier of (a) one Local Business Day after the Closing Date and (b) the date any assets from the Trust Account are disbursed in connection with the Merger; except that to the extent that the Prepayment Amount is to be paid from the purchase of Additional Shares by Seller, such amount will be netted against such proceeds, with Seller being able to reduce the purchase price for the Additional Shares by the Prepayment Amount. For the avoidance of doubt, any Additional Shares purchased by Seller will be included in the Number of

Shares under the Forward Purchase Agreement for all purposes, including for determining the Prepayment Amount. In addition to the Prepayment Amount, Counterparty shall pay directly from the Trust Account, on the Prepayment Date, an amount equal to the product of (x) up to 200,000 (with such final amount to be determined by Seller in its sole discretion via written notice to Counterparty) and (y) the Initial Price.

Following the Closing, the reset price (the “Reset Price”) will initially be the Initial Price. The Reset Price will be subject to reset on a bi-weekly basis commencing the first week following the thirtieth day after the closing of the Merger to be the lowest of (a) the then current Reset Price, (b) the Initial Price and (c) the VWAP Price of the Shares of the prior two weeks; provided the Reset Price shall be subject to reduction upon a Dilutive Offering Reset immediately upon the occurrence of such Dilutive Offering.

From time to time and on any date following the Trade Date (any such date, an “OET Date”) and subject to the terms and conditions in the Forward Purchase Agreement, Seller may, in its absolute discretion, terminate the Transaction in whole or in part by providing written notice to the Counterparty (the “OET Notice”), by the later of (a) the fifth Local Business Day following the OET Date and (b) the next Payment Date following the OET Date (which shall specify the quantity by which the Number of Shares shall be reduced (such quantity, the “Terminated Shares”)). The effect of an OET Notice shall be to reduce the Number of Shares by the number of Terminated Shares specified in such OET Notice with effect as of the related OET Date. As of each OET Date, the Counterparty shall be entitled to an amount from Seller, and Seller shall pay to the Counterparty an amount, equal to the product of (x) the number of Terminated Shares and (y) the Reset Price in respect of such OET Date. The payment date may be changed within a quarter at the mutual agreement of the parties.

The valuation date will be the earliest to occur of (a) the date that is three (3) years after the date of the closing of the Merger (the date of the closing of the Merger, the “Closing Date”) pursuant to the Merger Agreement, (b) the date specified by Seller in a written notice to be delivered to Counterparty at Seller’s discretion (which Valuation Date shall not be earlier than the day such notice is effective) after the occurrence of any of (v) a Shortfall Variance Registration Failure, (w) a VWAP Trigger Event, (x) a Delisting Event, (y) a Registration Failure or (z) unless otherwise specified therein, any Additional Termination Event, and (c) the date specified by Seller in a written notice to be delivered to the Counterparty at Seller’s sole discretion (which Valuation Date shall not be earlier than the day such notice is effective). The Valuation Date notice will become effective immediately upon its delivery from Seller to the Counterparty in accordance with the Forward Purchase Agreement. In the event the Valuation Date is determined pursuant to clause (c), the Settlement Amount Adjustment will not apply to the calculation of the Settlement Amount.

On the Cash Settlement Payment Date, which is the tenth Local Business Day immediately following the last day of the Valuation Period, Seller will remit to the Counterparty an amount equal to the Settlement Amount and will not otherwise be required to return to the Counterparty any of the Prepayment Amount and the Counterparty shall remit to Seller the Settlement Amount Adjustment; provided that, if the Settlement Amount less the Settlement Amount Adjustment is a negative number, then neither Seller nor the Counterparty shall be liable to the other party for any payment under the “Cash Settlement Payment” Date section of the Forward Purchase Agreement. Under certain circumstances, the Company would be required to settle in shares or cash at the discretion of the Company.

Seller has agreed to waive any redemption rights with respect to the Recycled Shares in connection with the Merger as well as any redemption rights under NUBI’s Certificate of Incorporation that would require redemption by NUBI of the NUBI Shares. Such waiver may reduce the number of NUBI Shares redeemed in connection with the Merger, and such reduction could alter the perception of the potential strength of the Merger. The Forward Purchase Agreement has been structured, and all activity in connection with such agreement has been undertaken, to comply with the requirements of all tender offer regulations applicable to the Merger, including Rule 14e-5 under the Securities Exchange Act of 1934.

On February 2, 2024, upon consummation of the Merger, NUBI made a payment to each Forward Purchase Investor in respect of their respective Recycled Shares. This payment totaled 7,352 shares and included a cash payment of $80,241 released from the Trust Account. The payment was calculated as an amount equal to (a) the number of Recycled Shares multiplied by the redemption price per share (the “Initial Price”) as defined in Section 9.2(b) of NUBI’s Certificate of Incorporation, effective as of March 10, 2023, as amended from time to time (the “Certificate of Incorporation”), less (b) the Prepayment Shortfall. Additionally, on February 2, 2024, NUBI made a payment to Forward Purchase Investors of $2,193,800 from the trust account as reimbursement for the 200,000 consideration shares.

On January 17, 2024, the Company received a Pricing Date Notice from the Forward Purchase Investors specifying 5,838,537 Additional Shares. On March 22, 2024, the Company received an amended Pricing Date Notice revising the total number of Additional Shares to 8,038,537. On June 11, 2024 the Company received an amended Pricing Date Notice revising the total number of Additional Shares to 9,543,002. On August 29, 2024, the Additional Shares have been issued to the Forward Purchase Investors.

On July 17, 2024, plaintiffs Meteora Capital Partners LP, Meteora Select Trading Opportunities Master LP and Meteora Strategic Capital LLC brought a lawsuit against Solidion in Delaware Chancery Court seeking specific performance and monetary damages related to the Forward Purchase Agreement.

On August 29, 2024, the Company and the Seller entered into an amendment (the “Amendment”) to the Forward Purchase Agreement, pursuant to which, among other things:

“Prepayment Shortfall” was amended to additionally provide, with respect to the Additional Shares, amounts to be requested in writing from time to time by the Company (each an “Additional Shortfall Request”) in increments of $500,000 (such amount in the aggregate not to exceed (x) the number of Additional Shares multiplied by (y) the Initial Price), and Seller to pay the Prepayment Shortfall on the Additional Shares on the earlier of (a) the date that the Commission declares the Registration Statement effective (the “Registration Statement Effective Date”) and (b) the first OET Date. Additional Shortfall Requests may only be made, unless waived in writing by the Seller, in the event that (i) there is no Prepayment Shortfall outstanding, (ii) the VWAP Price over the ten (10) trading days prior to an Additional Shortfall Request multiplied by the then current Number of Shares (excluding unregistered shares) held by Seller less Shortfall Sale Shares be at least ten (10) times greater than the Additional Shortfall Request and (iii) at the time that such Prepayment Shortfall would be paid by the Seller, the total value traded in Counterparty’s stock, as reported on the relevant Bloomberg Screen, be at least ten (10) times greater than the Additional Prepayment Shortfall request.

“Prepayment Shortfall Consideration” was amended to provide that Seller in its sole discretion may sell Additional Shares, as well as Recycled Shares, at any time following the Trade Date and at any sales price, without payment by Seller of any Early Termination Obligation, until such time as the proceeds from such sales equal 120% of the Prepayment Shortfall.

“Shortfall Sales” was amended to provide that without Seller’s prior written consent, the Company agrees not to issue, sell or offer or agree to sell any Shares, or securities or debt that is convertible, exercisable or exchangeable into Shares, including under any existing or future equity line of credit, beginning from the date of the Amendment until the earlier of (i) the Valuation Date and (ii) the date the Shortfall Sales equal 120% of the total potential Prepayment Shortfall, including with respect to Additional Shares. The foregoing covenant does not prohibit (i) the issuance of any securities issued or assumed in connection with the Business Combination or (ii) repricing of the Company’s warrants in connection with the closing of the Business Combination.

“Shortfall Sales” was also amended to provide that unless and until the proceeds from Shortfall Sales equal 120% of the Prepayment Shortfall, in the event that the product of (x) the difference between (i) the number of Shares as specified in the Pricing Date Notice(s), less (ii) any Shortfall Sale Shares as of such measurement time, multiplied by (y) the VWAP Price, is less than (z) the difference between (i) the Prepayment Shortfall, less (ii) the proceeds from Shortfall Sales as of such measurement time (the “Shortfall Variance”), then the Company as liquidated damages in respect of such Shortfall Variance, at its option must within five (5) Local Business Days either: (A) Pay in cash an amount equal to the Shortfall Variance; or (B) Issue and deliver to Seller the Shortfall Variance Shares.

“Share Consideration” was amended to additionally provide that upon the execution of the Amendment, Seller became entitled to designate a certain number of Additional Shares as Share Consideration equal to 2,850,000 Shares.

“VWAP Trigger Event” was amended to be defined as an event that occurs if the VWAP Price, for any 10 trading days during a 30 consecutive trading day-period, is below $2.00 per Share.

In addition, upon execution of the Amendment, Seller agreed to temporarily forbear from exercising any rights under the Forward Purchase Agreement upon any Shortfall Variance Registration Failure, VWAP Trigger Event, or Registration Failure that has occurred or may occur (the “Valuation Date Events”) during the period (the “Standstill Period”) beginning on the Pricing Date and ending on December 31, 2024. Immediately upon expiration of the Standstill Period, if any Valuation Date Events have occurred, Seller has all of its rights with respect to such Valuation Date Events to the same extent, and with the same force and effect, as if the forbearance had not occurred.

In addition to all registration rights provided under the Forward Purchase Agreement, upon the execution of the Amendment, the Company within twenty (20) business days, agreed to file a registration statement registering the resale of the Additional Shares and Share Consideration (collectively, the “Meteora Shares”). The Company agreed to use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but in any event no later than sixty calendar days after the date of the Amendment. Furthermore, the Company agreed no other shares may be registered before the Meteora Shares, though other shares may be registered concurrently with the Meteora Shares on the same resale registration statement.

In addition, the Amendment provides that Seller, from the date of the Amendment until thirty (30) days following the effectiveness of the resale registration statement registering the Meteora Shares, agrees to limit sales of the Meteora Shares to no more than 10% of the daily trading volume of the Company’s common stock, except on trading days when more than 7,000,000 shares are traded.

Finally, concurrently with the execution of the Amendment, the Company and the Seller agreed to sign and cause to be filed a joint stipulation for dismissal with prejudice of the Action (as defined below) (the “Stipulation”). The Stipulation provides that the Company issue 12,393,002 shares of its common stock to the Seller within five business days of the entry of the Stipulation. In consideration for the Stipulation, the Company agreed to pay Seller’s reasonable and documented attorney’s fees in an amount up to $65,000 related to any legal work performed by Seller’s legal advisors relating to the Company on behalf of Seller. “Action” means (i) the Complaint for Specific Performance and Money Damages filed July 16, 2024 thereby initiating Case No. 2024-0752-LWW Meteora Capital Partners, LP v. Solidion Technology, Inc. in the Court of Chancery of the State of Delaware (the “Delaware Chancery Court”) and (ii) the Motion for Default Judgment filed by Seller related to such complaint on August 13, 2024. On September 9, 2024, the Company and the Seller filed the Stipulation in Delaware Chancery Court.

The Company recorded expense of $1,026,000 based on the stock price on the date of the amendment for the 2,850,000 shares issued in connection with the forbearance and FPA amendment.

The Company used a Monte Carlo analysis to determine the fair value of the FPA. The model measured the total present value of the Company’s proceeds at approximately $98,282 and the total present value of the Company’s liability at approximately $3,500,369, resulting in a net liability of approximately $3,402,100 as of September 30, 2024.

Non-Redemption Agreement

On December 13, 2023, NUBI entered into a non-redemption agreement (the “Non-Redemption Agreement”) with certain investors named therein (each, a “Backstop Investor”), each acting on behalf of certain funds, investors, entities or accounts that are managed, sponsored or advised by each such Backstop Investor or its affiliates. Pursuant to each Non-Redemption Agreement, each Backstop Investor agreed that, on or prior to Closing, it will beneficially own not greater than the lesser of (i) that number of Backstop Shares set forth in the Non-Redemption Agreement and (ii) the total number of NUBI Shares beneficially owned by Backstop Investor and its affiliates and any other persons whose beneficial ownership of NUBI Shares would be aggregated with those of Backstop Investor for purposes of Section 13(d) of the Securities Exchange Act of 1934 not exceeding 9.99% of the total number of issued and outstanding NUBI Shares, and shall not elect to redeem or otherwise tender or submit for redemption any of such Backstop Shares in connection with the second special meeting of NUBI stockholders to be held for the purpose of approving the Merger (the “Second Special Meeting”); provided, however, that in the event Backstop Investor has previously elected to redeem, tender or submit any Backstop Shares for redemption, Backstop Investor shall rescind or reverse such redemption request prior to Closing and NUBI shall accept such request(s) promptly once submitted by Backstop Investor.

On February 2, 2024, upon consummation of the Merger, NUBI paid to each Backstop Investor a payment in respect of its respective Backstop Shares a payment in cash released from the Trust Account in an amount equal to the product of (x) the number of Backstop Shares and (y) the Redemption Price, less $4.00. The total cash payment paid to Backstop Investors was $13,937,997 released from the trust account.

Note 2 — Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The historical financial information of Nubia and Solidion include accounting adjustments to illustrate the estimated effect of intercompany eliminations and certain other adjustments to provide relevant information necessary for an understanding of Solidion upon consummation of the Merger described herein.

The Merger was accounted for as a common control transaction with respect to HBC which is akin to a reverse recapitalization. This conclusion was based on the fact that G3 had a controlling financial interest in HBC prior to the Merger and has a controlling financial interest in Solidion (which includes HBC as a wholly owned subsidiary). Net assets of Nubia will be stated at their historical carrying amounts with no goodwill or intangible assets recognized in accordance with U.S. GAAP. The Merger with respect to HBC will not be treated as a change in control due primarily to G3 receiving the controlling voting stake in Solidion and G3’s ability to nominate a majority of the board of directors of Solidion. Under the guidance in ASC 805 for transactions between entities under common control, the assets and liabilities of HBC and Nubia are recognized at their carrying amounts on the date of the Merger.

Under a reverse recapitalization, Nubia will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Merger will be treated as the equivalent of HBC issuing stock for the net liabilities of Nubia, accompanied by a recapitalization.

The unaudited pro forma condensed combined financial information does not reflect the income tax effects of the transaction accounting adjustments as any change in the deferred tax balance would be offset by an increase in the valuation allowance given the companies’ incurred losses during the historical period presented.

Up to 22,500,000 Earnout Shares are issuable during the four-year period after the Closing Date to G3 upon satisfaction of certain stock price performance conditions and other terms of the Merger Agreement. As the business combination will be accounted for as a reverse recapitalization, the issuance of the Earnout Shares to G3 is anticipated to be accounted for as an equity transaction. Since the Earnout Shares are payable to G3, which will be the accounting acquirer in the business combination, the accounting for the Earnout Shares arrangement does not fall under FASB ASC Topic 805, “Business Combinations.”

The accounting for the Earnout Shares was first evaluated under FASB ASC Topic 718, “Compensation-Stock Compensation,” to determine if the arrangement represents a share-based payment arrangement. As part of our preliminary analysis, it was determined that the Earnout Shares do not represent share-based payment arrangements. The accounting for the Earnout Shares was also evaluated under FASB ASC Topic 480, “Distinguishing Liabilities from Equity,” to determine if the arrangement should be classified as a liability. As part of that preliminary analysis, it was determined that the Earnout Shares did not meet the criteria to be accounted for as a liability. Additionally, the Earnout Shares were evaluated under FASB ASC Topic 815, “Derivatives.” As part of that preliminary analysis, it was determined that the Earnout Shares met the definition of a derivative; however, they meet the scope exception criteria as they were clearly and closely related to the entity’s own stock, and met the criteria for equity treatment. We specifically considered the control of control provision in assessing the scope exception for an entity’s own stock. The Merger Agreement provides that the Company will issue to the Honeycomb shareholders aggregate consideration of 70,000,000 shares of the Combined Company’s common stock at the effective time of the Merger Agreement, plus up to an additional 22,500,000 shares of the Combined Company’s common stock (the “Earnout Shares”) upon the occurrence of the achievement of certain volume weighted average prices (“VWAP”) of its common stock. Further, upon a change of control of the Combined Company the Earnout Shares are due Honeycomb shareholders but subject to (and only to the extent that) the valuation of the Combined Company’s common stock implied by such change of control transaction meeting the VWAP. In evaluating the change of control provision under step two, the Company determined that the change of control provision includes a stock price element and that the manner in which the change in control price is determined and VWAP are both reasonable means in which to measure the fair value of the Company’s stock as the change of control price is based on the implied value of the change of control transaction and as such the change of control provision is considered indexed to the Company’s own stock. The Combined Company’s common stock valuation price per share in a change of control transaction will be calculated by dividing the transaction price by the number of outstanding shares of the Combined Company that includes the Earnout Shares issuable at such time in accordance with terms of the Merger Agreement (as amended). The unaudited pro forma condensed combined financial information reflects an adjustment to accumulated deficit and additional paid in capital for the estimated fair value of the Earnout Shares.

Note 3 — Transaction Accounting Adjustments to the Nubia and Solidion Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2023

The transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2023, are as follows:

(A)    Reflects the reclassification of $43.0 million of cash and cash equivalents held in the Trust Account at the balance sheet date that becomes available to fund expenses in connection with the Business Combination or future cash needs of the Company.

(B)    Reflects the payment of $4.3 million of deferred underwriters’ fees. The fees were paid at the Closing out of the trust account.

(C)    Reflects the payment of approximately $5.0 million incurred in connection with the Business Combination.

(D)    Reflects the reclassification of approximately $24.3 million of common stock subject to possible redemption to permanent equity and conversion of 3.2 million Class B common stock shares to Class A common stock related to the Sponsor and Representative Shares to the underwriter.

(E)    Reflects payment under the Non Redemption Agreement (see Note 1).

(F)    Reflects the fair value ($66 million) of merger earn out consideration of 22.5 million shares based on Company’s stock market price subject to term limits.

The Company utilized a Monte Carlo simulation analysis to determine the fair value of the earnout. In a Monte Carlo simulation, a computer is used to generate random price movements, which are constrained by the expected volatility of the underlying security. The Company considered dilution into the valuation of the earnout based on the number of additional shares to be received by the Honeycomb shareholders and the expected capitalization table upon closing.

The accounting for the Earnout Shares was first evaluated under ASC 718 to determine if the arrangement represents a share-based payment arrangement. Because there are no service conditions nor any requirement of the participants to provide goods or services, the Company determined that the Earnout Shares are not within the scope of ASC 718.

Next, the Company determined that the Earnout Shares represent a freestanding equity-linked financial instrument to be evaluated under ASC 480 and ASC 815-40. Based upon the analysis, the Company concluded that the Earnout Shares should not be classified as a liability under ASC 480.

The Company next considered the equity classification conditions in ASC 815-40-25 and concluded that all of them were met. Therefore, the Earnout Share arrangement is appropriately classified in equity. We specifically considered the control of control provision in assessing the scope exception for an entity’s own stock. The Merger Agreement provides that the Company will issue to the Honeycomb shareholders aggregate consideration of 70,000,000 shares of the Combined Company’s common stock at the effective time of the Merger Agreement, plus up to an additional 22,500,000 shares of the Combined Company’s common stock (the “Earnout Shares”) upon the occurrence of the achievement of certain volume weighted average prices (“VWAP”) of its common stock. Further, upon a change of control of the Combined Company the Earnout Shares are due Honeycomb shareholders but subject to (and only to the extent that) the valuation of the Combined Company’s common stock implied by such change of control transaction meeting the VWAP. In evaluating the change of control provision under step two, the Company determined that the change of control provision includes a stock price element and that the manner in which the change in control price is determined and VWAP are both reasonable means in which to measure the fair value of the Company’s stock as the change of control price is based on the implied value of the change of control transaction and as such the change of control provision is considered indexed to the Company’s own stock. The Combined Company’s common stock valuation price per share in a change of control transaction will be calculated by dividing the transaction price by the number of outstanding shares of the Combined Company that includes the Earnout Shares issuable at such time in accordance with terms of the Merger Agreement (as amended).

As the merger is accounted for as a reverse recapitalization, the fair value of the Earnout Share arrangement will be accounted for as an equity transaction as of the closing date of the merger. As such, this adjustment to accumulated deficit and additional paid in capital is for the estimated fair value of the Earnout Shares.

(G)    Reflects the reclassification of Nubia’s historical accumulated deficit.

(H)    Reflects the actual redemption of approximately 1.6 million shares of common stock for approximately $17.8 million

(I)     Represents the issuance of 70.0 million shares of the company’s Class A common stock to HBC equity holders as consideration for the reverse recapitalization.

(J)     Reflects the change in fair value of the FPA and NRA.

The Company has determined the FPA and NRA are derivatives, which are recorded at fair value on the balance sheet with changes in fair value recorded in the statements of operations.

The Company utilized a Monte Carlo simulation to determine the fair value of the FPA and NRA. In a Monte Carlo simulation, a computer is used to generate random price movements, which are constrained by the expected volatility of the underlying security.

(K)    Settlement of notes through issuance of Class A common shares.

(L)    Reflects the offset of certain receivables and payables with the same counterparty.

(M)   Reflects a note for $2.2 million was issued for transaction expenses

(N)    Reflect payment and adjustment to related party balance

(O)    Represents drawings under SPAC’s convertible notes prior to the Closing for the purposes of extension contribution into trust account and payment of transaction expenses.

Note 4 — Transaction Accounting Adjustments to the Nubia and Solidion Unaudited Pro Forma Condensed Combined Statement of Operations for Year Ended December 31, 2023

The transaction accounting adjustments included in the unaudited pro forma condensed combined statement of operations for year ended December 31, 2023 are as follows:

(AA) Reflects the elimination of interest income in the Trust Account

(BB) Reflects the elimination of taxes related to interest income in the trust.

(CC) Reflects transaction costs

(DD) Reflects the change in the derivative fair value

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with the financial statements and the notes thereto contained elsewhere in this prospectus. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties.

Overview

Solidion Technology, Inc. is a Dallas, TX, USA-based advanced battery technology company focused on the development and commercialization of battery materials, components, cells, and selected module/pack technologies. Solidion holds a portfolio of over 550 patents, covering innovations such as high-capacity, non-silane gas and graphene-enabled silicon anodes, biomass-based graphite, advanced lithium-sulfur and lithium-metal technologies. Solidion offers two lines of battery products: (i) advanced anode materials (ready for production expansion); and (ii) three classes of solid-state batteries, including Silicon-rich all-solid-state lithium-ion cells (Gen 1), anode less lithium metal cells (Gen 2), and lithium-sulfur cells (Gen 3), all featuring an advanced polymer- or polymer/inorganic composite-based solid electrolyte that is process-friendly.

History

Honeycomb Battery Company Merger

On February 2, 2024, Nubia Brand International Corp., a Delaware corporation (“Nubia” and after the Transactions described herein, “Solidion” or “Solidion Technology, Inc.”), consummated a merger (the “Closing”) pursuant to a Merger Agreement, dated February 16, 2023 (as amended on August 25, 2023, the “Merger Agreement”), by and among Nubia, Honeycomb Battery Company, an Ohio corporation (“HBC”), and Nubia Merger Sub, Inc., an Ohio corporation and wholly-owned subsidiary of Nubia (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into HBC (the “Merger,” and the transactions contemplated by the Merger Agreement, the “Transactions”), with HBC surviving such merger as a wholly owned subsidiary of Nubia, which was renamed “Solidion Technology, Inc.” upon Closing.

We received net proceeds from the Merger totaling $17,555. The Company is applying the proceeds from the Merger toward its corporate growth strategy related to the commercialization of our battery technology and the scaling of its manufacturing operations.

Equity Financings

On March 13, 2024, Solidion entered into a private placement transaction (the “Private Placement”), pursuant to a Securities Purchase Agreement (the “Subscription Agreement”) with certain institutional investors (the “Purchasers”) for aggregate gross proceeds of $3,850,000, before deducting fees to the placement agent and other expenses payable by the Company in connection with the Private Placement. The net proceeds from the Private Placement were used for working capital and general corporate purposes. The Private Placement closed on March 15, 2024.

As part of the Private Placement, the Company issued an aggregate of 5,133,332 units and pre-funded units (collectively, the “Units”) at a purchase price of $0.75 per unit (less $0.0001 per pre-funded unit). Each Unit consists of (i) one share of Solidion Common Stock (or one pre-funded warrant to purchase one share of Common Stock), (ii) two Series A warrants each to purchase one share of Common Stock, and (iii) one Series B warrant to purchase such number of shares of Common Stock as determined on the reset date (as defined in the Subscription Agreement), and in accordance with the terms therein.

The reset period ended on July 2, 2024 (the “Reset Date”), with the lowest 10-day VWAP on June 28, 2024, being $0.4347. Consequently, the reset price was established at $0.3478. As a result, the Series A Warrants and Series B Warrants held by investors were reset to 22,141,701 shares and 5,749,598 shares, respectively. As of September 30, 2024, investors had exercised 466,000 Series A Warrants and 5,364,046 Series B Warrants, resulting in the issuance of 5,830,046 common shares.

On August 30, 2024, the Company entered into a private placement transaction (the “Private Placement”), pursuant to a Securities Purchase Agreement (the “Subscription Agreement”) with certain institutional investors (the “Purchasers”) for aggregate gross proceeds of $4,000,000, before deducting fees to the placement agent and other expenses payable by the Company in connection with the Private Placement. The Company intends to use the net proceeds from the Private Placement for working capital and general corporate purposes.

As part of the Private Placement, the Company issued an aggregate of 12,217,468 units and pre-funded units (collectively, the “Units”) at a purchase price of $0.3274 per unit. Each Unit consists of (i) one share of common stock, par value $0.0001 per share of the Company (the “Common Stock”) (or one pre-funded warrant to purchase one share of Common Stock (the “Pre-Funded Warrant”)), (ii) two Series C warrants each to purchase one share of Common Stock (the “Series C Warrant”) and (iii) one Series D warrant to purchase such number of shares of Common Stock as determined on the Reset Date (as defined below), and in accordance with the terms therein (the “Series D Warrant” and together with the Pre-Funded Warrant and the Series C Warrant, the “Warrants”).

Components of Results of Operations

Revenue

The Company is focused on commercializing and manufacturing battery materials and next-generation battery cells. Historically, and during the periods presented, we have generated minimal revenue from product samples. We do not expect to begin generating significant revenue until we complete the commercialization process and build out manufacturing capacity. Future capacity may come from joint ventures with strategic partners, sourcing third-party manufacturing from our network, or pursuing mergers and acquisitions.

Operating Expenses

Research and Development

Research and development expenses consist primarily of personnel expenses, including salaries, benefits, third party technology validation testing, equipment, engineering, maintenance of facilities, data analysis, and materials.

Selling, general and, administrative

Selling, general and administrative expenses primarily consist of personnel expenses, including salaries, benefits, and stock-based compensation related to executive management, finance, legal, and human resource functions. Other costs include business development, contractor and professional services fees, audit and compliance expenses, insurance costs and general corporate expenses, such rent, office supplies and information technology costs.

Other Income (Loss)

Change in fair value of Derivative Liabilities

Change in fair value of Derivative Liabilities consists of fluctuations in the fair value of an agreement between the Company and investors facilitating future purchases of the Company’s stock by the Investor based on a Monte Carlo simulation model.

Interest Income

Interest income is derived from the Company’s operating cash account, which is periodically invested in short-term money market funds.

Interest Expense

Interest expense consists primarily of the interest on the Company’s short-term notes and D&O insurance premium financing arrangement.

Results of Operations

The following information includes, in management’s opinion, all necessary adjustments to fairly present its results of operations for these periods. This data should be read in conjunction with Solidion’s financial statements and accompanying notes. These results of operations are not necessarily indicative of future performance.

Summary of Statements of Operations for the Three Months Ended September 30, 2024 and 2023

	For the Three Months Ended September 30,
	2024	2023
Net sales	$—	$1,315
Cost of goods sold	—	—
Operating expenses	4,193,006	1,439,900
Total other income (expense)	(2,443,673)	1,091
Net Income (loss)	$(6,636,679)	$(1,437,494)

Operating Expenses

Operating expenses increased by $2,753,106 for the three months ended September 30, 2024. This increase was primarily driven by third party validation testing of our proprietary silicon anode, professional fees, stock-based compensation, insurance, and other administrative costs associated with the Company operating as a public entity as of February 2, 2024.

Other Income (expense)

Other expense increased by $2,444,764 for the three months ended September 30, 2024. This increase was largely driven by a gain of $7,232,835 due to a change in the fair value of derivative liabilities related to the Forward Purchase Agreement, and warrants related to the Private Placement financing. Additionally, there was a loss of $9,654,799 from the issuance of common stock and warrants related to the August Private Placement financing.

Summary of Statements of Operations for the Nine Months Ended September 30, 2024 and 2023

	For the Nine Months Ended September 30,
	2024	2023
Net sales	$—	$1,615
Cost of goods sold	—	—
Operating expenses	10,885,651	4,214,993
Total other income (expense)	(3,498,875)	1,757
Net loss	$(14,384,526)	$(4,211,621)

Operating Expenses

Operating expenses increased by $6,670,658 for the nine months ended September 30, 2024. This increase was primarily driven by third party validation testing of our proprietary silicon anode, professional fees, stock-based compensation, insurance, and other administrative costs associated with the Company operating as a public entity as of February 2, 2024.

Other Income (expense)

Other expense increased by $3,500,632 for the nine months ended September 30, 2024. This increase was largely driven by a gain of $24,017,035 due to a change in the fair value of derivative liabilities related to the Forward Purchase Agreement, and warrants related to the Private Placement financing. Additionally, there was a loss of $27,475,797 from the issuance of common stock and warrants related to the March and August Private Placement financings.

Summary of Cash Flows for the Nine Months Ended September 30, 2024 and 2023

	For the Nine Months Ended September 30,
	2024	2023
Net cash provided by (used in):
Operating Activities	(5,677,192)	(3,298,947)
Investing Activities	(190,931)	(301,528)
Financing Activities	7,056,000	2,980,851
Net increase (decrease) in cash	1,187,877	(619,624)

Net Cash used in Operating Activities

For the nine months ended September 30, 2024, cash used in operating activities was $5,677,192. This primarily resulted from a net loss of $14,384,526, which included non-cash gains and losses, driven by a gain of $24,017,035 due to a change in the fair value of derivative liabilities related to the Forward Purchase Agreement and Private Placement warrants, and a loss of $27,475,797 from the issuance of common stock and warrants related to the Private Placement financing. These non-cash losses were added back to reconcile net loss to net cash used in operating activities, as part non-cash adjustments that also included depreciation and amortization, stock-based compensation and equity compensation expense for services, totaling $4,113,643. Additionally, changes in operating assets and liabilities provided $1,134,929 of cash from operating activities.

For the nine months ended September 30, 2023, cash used in operating activities was $3,298,947. This primarily resulted from a net loss of $4,211,621, which included non-cash losses, depreciation and amortization, totaling $456,681. Additionally, changes in operating assets and liabilities provided $455,994 of cash from operating activities.

Net Cash used in Investing Activities

For the nine months ended September 30, 2024, the Company used cash of $190,391 in investing activities consisting of capitalized patent costs.

For the nine months ended September 30, 2023, the Company used cash of $301,528 in investing activities consisting of capitalized patent costs.

Net Cash provided by Financing Activities

For the nine months ended September 30, 2024, the Company generated cash of $7,056,000 from financing activities. The Company received proceeds from Private Placement financing and convertible notes of $7,850,000 and $527,500, respectively. These increases were offset by repayment of related party advances of $911,091.

For the nine months ended September 30, 2023, the Company generated cash of $2,980,851 from financing activities, consisting of capital contributions by G3.

Going Concern Considerations, Liquidity and Capital Resources

Since Solidion’s inception, the Company has experienced recurring net losses and has generated minimal sales. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s ability to fund our operations and capital expenditures depends on our ability to raise additional external capital. This is subject to our future operating performance and general economic, financial, competitive, legislative, regulatory, and other conditions, some of which are beyond our control. We are currently engaged in discussions with various financing counterparties to secure sufficient capital to meet our business needs for the foreseeable future. The Company plans to finance its operations with proceeds from the sale of equity securities, government grants and loans, or debt; however, there is no assurance that management’s plans to obtain additional debt, grants or equity financing will be successfully implemented or implemented on terms favorable to the Company.

As of September 30, 2024, we had an accumulated deficit of $104,336,032. Additionally, $3,056,482 in NUBI transaction costs incurred were accrued at the Closing Date in connection with the Merger and are due to be paid within the next twelve (12) months. During the nine months ended September 30, 2024, we incurred losses from operations totaling $10,885,651 and net cash used in operating activities of $5,677,192. We expect to continue to incur such losses for at least the next twelve (12) months.

Off-Balance Sheet Arrangements

At September 30, 2024, we have no obligations, assets or liabilities which would be considered off-balance sheet arrangements. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements.

We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or entered into any non-financial agreements involving assets.

Contractual Obligations

As of September 30, 2024, our contractual obligations are as follows:

Total
Due to related party	$87,873
Income tax payable	$89,267
Excise taxes	$890,385
Convertible notes	$527,500
Short-term notes payable	$1,953,335
Total	$3,548,360

The amounts above reflect current liabilities presented on the Company’s financial statements.

At September 30, 2024, we did not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities.

Critical Accounting Estimates

We prepare our financial statements in accordance with U.S. generally accepted accounting principles, which require our management to make estimates that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the balance sheet dates, as well as the reported amounts of revenues and expenses during the reporting periods. To the extent that there are material differences between these estimates and actual results, our financial condition or results of operations would be affected. We base our estimates on our own historical experience and other assumptions that we believe are reasonable after taking account of our circumstances and expectations for the future based on available information. We evaluate these estimates on an ongoing basis.

We consider an accounting estimate to be critical if: (i) the accounting estimate requires us to make assumptions about matters that were highly uncertain at the time the accounting estimate was made, and (ii) changes in the estimate that are reasonably likely to occur from period to period or use of different estimates that we reasonably could have used in the current period, would have a material impact on our financial condition or results of operations. There are items within our financial statement that require estimation but are not deemed critical, as defined above. We have identified the following as our critical accounting estimate as of and for the three months ended September 30, 2024:

Forward Purchase Agreement

The Company accounts for the forward purchase agreement as either equity-classified or liability-classified instruments based on an assessment of the FPA specific terms and applicable authoritative guidance in FASB ASC 480 “Distinguishing Liabilities from Equity” (“ASC 480”), and FASB ASC 815, “Derivatives and Hedging” (“ASC 815”). The assessment considers whether the FPA are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the FPA meets all of the requirements for equity classification under ASC 815, including whether the FPA is indexed to the Company’s own common shares and whether the FPA holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment is conducted at the time of FPA issuance and as of each subsequent quarterly period end date while the FPA are outstanding.

For issued or modified FPA that meet all of the criteria for equity classification, the FPA is required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified FPAs that do not meet all of the criteria for equity classification, the FPA are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. The Company accounts for outstanding FPA as liability-classified instruments.

The fair value of the FPA is Level 3. The determination of the fair value requires significant estimates and judgments. Please see Note 14 — Fair Value Measurements to the financial statements for the significant assumptions and estimates.

Changes in the significant assumptions and estimates could materially impact the valuation and the amounts recorded in the financial statements.

Quantitative and Qualitative Disclosures about Market Risk

This item is not applicable as we are a smaller reporting company.

Emerging Growth Company Status

Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. Section 107 of the JOBS Act provides that any decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable. We have elected to use this extended transition period under the JOBS Act.

MANAGEMENT

Directors, Executive Officers and Corporate Governance.

The following table sets forth certain information as of the date of this Registration Statement, with respect to our directors, executive officers and significant employees.

Name	Age	Title
Dr. Bor Jang	71	Executive Chairman and Chief Science Officer
Jaymes Winters	61	Chief Executive Officer and Director
Vlad Prantsevich	32	Chief Financial Officer
Dr. Songhai Chai	46	Chief Technology Officer
John Davis	64	Director
Cynthia Ekberg Tsai	67	Director
Karin-Joyce (KJ) Tjon	60	Director

Information about our Executive Officers and Directors

Executive Officers

Dr. Bor Jang will serve as Executive Chairman of our Board of Directors and Chief Science Officer. Dr. Jang co-founded HBC in 2015 and has since served as its President. Dr. Jang co-founded AEC in 2012 and has since served as its President. AEC is engaged in the development and commercialization of anode active materials for lithium-ion batteries. Dr. Jang co-founded Angstron Materials, Inc. (“AMI”) in 2007 and has since served as its Chairman. AMI is engaged in the development and commercialization of graphene processes and application technologies. Dr. Jang cofounded G3 in 2016 and has since served as its Chief Executive Officer and Chairman of the Board of Directors, and G3 is the parent of several subsidiaries engaged in the development and commercialization of graphene and battery technologies, including HBC, AEC and AMI. Dr. Jang received his Master’s & Ph.D degrees in Materials Science from MIT. Dr. Jang was the former Dean of the College of Engineering and Computer Science at Wright State University. He was a Fulbright Scholar and Visiting Professor (and an Overseas Fellow of the Churchill College) with the University of Cambridge (1991 – 1992) in the UK. Dr. Jang was elected as a member of the U.S. National Academy of Inventors (NAI) in 2019. Dr. Jang has more than 800 patents to his credit. Most notably, Dr. Jang filed the world’s first patent application on graphene in 2002. This patent was later recognized by Popular Mechanics magazine as one of the “15 patents that changed the world.”

We believe Dr. Jang is qualified to serve on Solidion Board because of his extensive executive experience with Honeycomb and his background in sciences and academia. Following the closing of the business combination, Dr. Jang continues in his roles as Chief Executive Officer and Chairman of the Board of Directors of G3. Dr. Jang will have a dual employment arrangement with Honeycomb and G3, with his time and attention split between the entities approximately 70% and 30%, respectively, and the parties will ensure an overall coordinated approach between Dr. Jang, Honeycomb and G3. In addition, 70% of his compensation and related costs at G3 will be reimbursed to G3 by Honeycomb under the Shared Services Agreement.

Jaymes Winters will serve as our Chief Executive Officer. With over 15 years’ experience as a Chief Executive Officer in the oil and gas, telecommunications and retail spaces with extensive mergers and acquisitions M&A experience, has Mr. Winters been Chief Executive Officer at Mach FM Corp. since its inception in 2015 and oversaw 600 MHz spectrum acquisition via an auction conducted by the Federal Communications Commission, or FCC. He designed a Simultaneous Multiple Round (SMR) analysis using historical data from previous FCC auctions to predict the total amount bid by other participants within 5%. Prior to that, he was founder and Chief Executive Officer of United Energy Inc., which for seven consecutive years was one of the largest African American owned businesses on the West Coast with annual revenues of nearly $100 million and 1,000 employees. Mr. Winters has directed and negotiated four M&A transactions utilizing private equity firms. For over nine years, he was an adjunct professor in the School of Business at Portland State University teaching business strategy, mergers and acquisitions, venture capital and is the author of a college textbook titled “Chronicles of an Urban CEO” (Kendall Hunt Publishing Company, August 2021). Mr. Winters holds a B.S. Business Administration with a minor in Economics from Oregon State University.

We believe Mr. Winters is qualified to serve on Solidion Board because of his extensive executive experience with Nubia and as a Chief Executive Officer in the oil and gas, telecommunications and retail spaces with extensive mergers and acquisitions experience.

Vlad Prantsevich will serve as our Chief Financial Officer. Mr. Prantsevich joined Mach FM Corp. in 2015 and serves as the EVP of Operations. Mr. Prantsevich leads key corporate strategy, finance and operations planning responsibilities, as well as M&A initiatives that include identifying acquisition candidates, financial modeling, transaction structuring, and proprietary valuation models. Additionally, Mr. Prantsevich has more than 6 years of executive management level experience in charge of Corporate Finance at 64 Audio, a global pro audio and consumer electronics brand, where he helped lead the business through a period of rapid growth, implementing key processes, driving software-based improvements of operations, and development of manufacturing and sales channel partners. Mr. Prantsevich holds a B.S. in Business Administration from Portland State University.

Dr. Songhai Chai will serve as our Chief Technology Officer. Since September 2021, Dr. Chai has served as the Deputy Chief Technology Officer of G3, where he leads a group of scientists and engineers to develop high-capacity silicon anode and renewable biochar anode materials, provides scientific and technical guidance to research and development activities, supervises the pilot-scale production of silicon-anode materials and oversees a group of battery engineers and technicians to improve electrode formulation and preparation. From 2015 through September 2021, Dr. Chai served as Senior Battery Scientist of G3, where he developed a variety of novel energy-storage materials for different applications, such as lithium-ion batteries, electrochemical and hybrid capacitors. From 2010 to 2015, Dr. Chai was a Research Associate, working on carbon and energy storage materials, at Oak Ridge National Lab. Dr. Chai has co-authored seven issued U.S. patents, one book chapter, and 45 peer-reviewed research articles and has published in 30 internationally renowned scientific journals, including Nature Communications and the Journal of the American Chemical Society. Dr. Chai received a Ph.D in Chemistry from Tsinghua University and completed his post-doctoral training at the University of California at Berkeley.

Following the closing of the business combination, Dr. Chai left his role at G3 and expects to enter into an formal employment arrangement with Solidion.

Non-Executive Director Nominees

John Davis will serve as our director. Since 2022, Mr. Davis has served as President of BTECH, Inc., a battery monitoring technology company. Prior to that role, from 2021 to 2022, Mr. Davis served as Chief Operating Officer of Primet Precision Materials, a nanoscission technology company producing lithium battery cathode. Prior to that role, from 2019 to 2020, Mr. Davis served as Chief Operating Officer of G3, which is the parent of HBC and the holder of approximately 97.5% of the issued and outstanding shares of HBC common stock prior to the Effective Time. Prior to that role, from 2015 to 2018, Mr. Davis served as Senior Vice President of Operations for BrightVolt, a solid state lithium battery technology company. Mr. Davis received a B.S. in Chemical Engineering and M.B.A. from the Illinois Institute of Technology.

We believe Mr. Davis is qualified to serve on Solidion Board because of his extensive experience performing at the executive level of companies that included international business profit and loss and operations responsibilities, including in the energy storage industry with a heavy focus on lithium batteries.

Cynthia Ekberg Tsai will serve as our director. Since 2016, Ms. Ekberg Tsai has served as the CEO of Tana Systems, a global software and IT company based in the U.S. and India. Since 1995, she has also served as the CEO of Healthquest, a global biotechnology and medical technologies advisory firm, where she specializes in providing strategic introductions and advice to rising executives. She has also served as a Director, Chairperson of the Audit Committee and member of the Compensation Committee of Ethan Allen Interiors Inc. (NYSE, “ETD”) since 2021. Ms. Ekberg Tsai spent 16 years on Wall Street as a Vice President with Merrill Lynch and Kidder Peabody. She is the former Founder and CEO of HealthExpo, the largest consumer healthcare event in the U.S., where she grew the enterprise from concept to execution, attracting more than 50 million consumers to HealthExpo. Previously, Ms. Ekberg Tsai was a General Partner in MassTech Ventures, a multi-million-dollar equity fund focused on technology development at MIT. Ms. Ekberg Tsai currently serves on the Board of Selectors for the Jefferson Foundation Awards and is on the board of the Prix Galien Foundation. In 1999, the Harvard Business School Alumni Chapter in New York recognized Ms. Ekberg Tsai with an Early-Stage Honor Roll Award for Entrepreneurship. In 2004, she also received a “Leading Woman Entrepreneur of the World” Award from the Star Foundation in Overland Park, Kansas. Ms. Ekberg Tsai received a B.A. in Psychology from the University of Missouri.

We believe Ms. Ekberg Tsai is qualified to serve on Solidion Board because of her strategic financial thinking and unique hands-on experience in investment banking and brand building.

Karin-Joyce (KJ) Tjon will serve as our director. Ms. Tjon has served as a director of Nubia since the closing of its IPO. Ms. Tjon is also a Director at Volcon, Inc. (NASDAQ, “VLCN”) and Kaleyra, Inc. (NYSE, “KLR”). Ms. Tjon served as Chief Financial Officer of Alorica Inc. from July 2018 to May 2020. From February 2017 to August 2017, she served as President and Chief Operating Officer of Scientific Games, Inc. Ms. Tjon has more than 6 years of executive management level experience as a Chief Executive Officer for publicly listed companies and large privately held companies. Ms. Tjon has served as Chief Financial Officer and Executive Vice President for Epiq Systems (NASDAQ: “EPIQ”) where she was responsible for legal, governance and risk compliance as well as all areas of international corporate finance, including financial planning and analysis, accounting, SEC filings, tax planning, investor relations, and SAP support. As a part of the executive team, she worked through a strategic review process which culminated in the sale of the company to a strategic buyer, backed by private equity. At Alvarez & Marsal LLC, a leading global professional services firm, Ms. Tjon served in several interim C-level posts guiding global clients through operational restructurings, business planning and execution, complex negotiations, financial audit and regulatory compliance issues, and technology issues. Ms. Tjon graduated summa cum laude from Ohio University with a B.S.S in Organizational Behavior & Management and received her M.B.A. from Columbia University.

We believe Ms. Tjon is qualified to serve on Solidion Board because of her extensive executive experience in financial, risk and compliance matters, as well as her experience as a public company director.

Corporate Governance

Solidion’s initial size of the board of directors will be seven (7). Each director nominee will be voted upon by Nubia’s stockholders at the special meeting.

Board of Directors

The board of directors of Solidion consists of five (5) members. Dr. Jang serves as Executive Chairman of our board of directors. The primary responsibilities of the board of directors of Solidion is to provide oversight, strategic guidance, counseling and direction to management. The board of directors of Solidion meets on a regular basis and additionally as necessary.

Director Independence

Nasdaq rules generally require that independent directors must comprise a majority of listed company’s board of directors. The board of directors of Solidion has determined that each of the directors on the board of directors of Solidion other than Dr. Jang and Mr. Winters is qualified as an independent director, as defined under the listing rules of Nasdaq, and the board of directors of Solidion consists of a majority of independent directors, as defined under the rules of the SEC and the listing rules of Nasdaq relating to director independence requirements.

Family Relationships

There are no family relationships among any of the individuals who shall serve as directors or executive officers of Solidion following the consummation of the business combination.

Role of Board in Risk Oversight

The board of directors of Solidion has extensive involvement in the oversight of risk management related to Solidion and its business and accomplishes this oversight through the regular reporting to the board of directors by the audit committee. The audit committee represents the board of directors by periodically reviewing Solidion’s accounting, reporting and financial practices, including the integrity of its financial statements, the surveillance of administrative and financial controls and its compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, internal audit and information technology functions, the audit committee reviews and discusses all significant areas of Solidion’s business and summarize for the board of directors all areas of risk and the appropriate mitigating factors. In addition, the board of directors receives periodic detailed operating performance reviews from management.

Committees of the Board of Directors

The board of directors of Solidion has an audit committee, a compensation committee, a nominating and corporate governance committee and an executive committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by the board of directors.

Audit Committee

The audit committee consists of Ms. Ekberg Tsai, Mr. Davis and Ms. Tjon, with Ms. Ekberg Tsai serving as chairperson. The board of Solidion is expected to determine (i) that each of Ms. Ekberg Tsai, Mr. Davis and Ms. Tjon satisfies the requirements for independence and financial literacy under the rules and regulations of Nasdaq and the SEC and (ii) that Ms. Ekberg Tsai and Ms. Tjon qualify as an “audit committee financial expert” as defined in the SEC rules and regulations and satisfies the financial sophistication requirements of Nasdaq. The audit committee of Solidion is responsible for, among other things:

•        selecting and hiring Solidion’s registered public accounting firm;

•        evaluating the performance and independence of Solidion’s registered public accounting firm;

•        approving the audit and pre-approving any non-audit services to be performed by Solidion’s registered public accounting firm;

•        reviewing the integrity of Solidion’s financial statements and related disclosures and reviewing Solidion’s critical accounting policies and practices;

•        reviewing the adequacy and effectiveness of Solidion’s internal control policies and procedures and Solidion’s disclosure controls and procedures;

•        overseeing procedures for the treatment of complaints relating to accounting, internal accounting controls or audit matters;

•        reviewing and discussing with management and the registered public accounting firm the results of the annual audit, Solidion’s quarterly financial statements and Solidion’s publicly filed reports;

•        establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

•        reviewing and approving in advance any proposed related-person transactions; and

•        preparing the audit committee report that the SEC requires in Solidion’s annual proxy statement.

Compensation Committee

The compensation committee consists of Ms. Ekberg Tsai, Mr. Davis and Ms. Tjon, with Ms. Tjon serving as chairperson. The board of Solidion has determined that each member of the compensation committee satisfies the requirements for independence under the rules and regulations of Nasdaq and the SEC. The compensation committee of Solidion is responsible for, among other things:

•        determining, or recommending to the board of directors for determination, the compensation of Solidion’s executive officers, including the chief executive officer;

•        overseeing and setting compensation for the members of the board of directors;

•        administering Solidion’s equity compensation plans;

•        overseeing Solidion’s overall compensation policies and practices, compensation plans, and benefits programs; and

•        preparing the compensation committee report that the SEC will require in Solidion’s annual proxy statement.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee consists of Mr. Davis, Ms. Tjon and Ms. Ekberg Tsai, with Ms. Tjon serving as chairperson. The board of Solidion has determine that each member of the nominating and corporate governance committee satisfies the requirements for independence under the rules and regulations of Nasdaq and the SEC. The nominating and corporate governance committee is responsible for, among other things:

•        evaluating and making recommendations regarding the composition, organization and governance of the board of directors and its committees;

•        reviewing and making recommendations with regard to Solidion’s corporate governance guidelines and compliance with laws and regulations;

•        reviewing conflicts of interest of Solidion’s directors and officers and proposed waivers of Solidion’s corporate governance guidelines and code of business conducts and ethics; and

•        evaluating the performance of the board of directors and its committees.

Compensation Committee Interlocks and Insider Participation

None of Solidion’s executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the board of directors.

Involvement in Certain Legal Proceedings

On August 3, 2017, Jaymes W. Winters II, our Chief Executive Officer, filed a petition for bankruptcy under Chapter 7 of the Bankruptcy Code (the “Chapter 7 Case”) in the United States Bankruptcy Court Western District of Washington (Tacoma) (the “Court”) (Case No. 17-42965) to avoid a $2,480,000 judicial lien against his personal residence obtained by Sterling Savings Bank (the “Sterling Savings Lien”), which was held by Umpqua Bank, the successor to Sterling Savings Bank. On November 9, 2018, the Court partially granted Mr. Winters’s motion to avoid the judgment lien of Umpqua Bank and all but $160,725 of Umpqua Bank’s judicial lien was avoided. On May 14, 2018, while the Chapter 7 Case was still open, Mr. Winters filed another petition for bankruptcy under Chapter 13 of the Bankruptcy Code in the United States Bankruptcy Court Western District of Washington (Tacoma) (Case Number: 3:17-BK-42965) to further protect his rights in relation to the Sterling Savings Lien. The Court granted a voluntary dismissal of the Chapter 13 Case on November 27, 2018. As of the date of this prospectus, both the Chapter 7 Case and the Chapter 13 Case are closed.

Stockholder Communications

We do not have a formal policy regarding stockholder communications with our Board. A shareholder who wishes to communicate with our Board may do so by directing a written request addressed to our Chief Executive Officer, at the address appearing on the first page of this filing.

Code of Ethics

The Board has established a formal code of business conduct and ethics that applies to our officers, directors and employees. Any amendment or waiver disclosed on our website will be made available on our website to the extent required by applicable rules or regulations or listing requirements of Nasdaq. Any waiver of the code of business conduct and ethics for our executive officers or directors must be approved by the Board, and any such waiver shall be promptly disclosed to the stockholders.

Code of Business Conduct and Ethics

Solidion has adopted a code of business conduct and ethics that will apply to all of its employees, officers, and directors, including its executive officers. Upon the completion of the business combination, the full text of the code of business conduct and ethics will be available on the investor relations page on Solidion’s website. Solidion intends to post any amendment to its code of business conduct and ethics, and any waivers of its requirements, on its website or in filings under the Exchange Act to the extent required by applicable rules or regulations or listing requirements of Nasdaq. Information on or that can be accessed through such website is not part of this prospectus.

Insider Trading Policy

We maintain a Policy on Insider Trading and Insider Information that prohibits our officers, directors and employees from purchasing or selling any type of security while in possession of material, non-public information relating to the security, whether the issuer of such security is the Company or any other company. Additionally, no officer, director or employee shall purchase or sell any security of the Company during the period beginning on the 15th calendar day of the last month of each fiscal quarter of the Company and ending upon completion of the second full trading day after the public release of earnings data for such fiscal quarter or during any other trading suspension period declared by the Company. It prohibits officers, directors, or employees from pledging our stock as collateral to secure loans and from engaging in hedging transactions, including zero-cost collars and forward sale contracts. It further prohibits margin purchases of our stock, short sales of our stock, and any transactions in puts, calls or other derivative securities involving our stock.

Availability of Corporate Governance Materials

Stockholders may view our corporate governance materials, including the charters of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee and our Code of Business Conduct and Ethics, on our website at www.solidiontech.com under “Governance” on the “Investors” page, and these documents are available in print to any stockholder who sends a written request to such effect to Solidion Technology, Inc., 13355 Noel Rd, Suite 1100, Dallas, TX 75240, Attention: Corporate Secretary. Information on or accessible from our website is not and should not be considered a part of this Registration Statement.

EXECUTIVE COMPENSATION

This section discusses material components of the executive compensation programs for Solidion’s executive officers who are named in the “Summary Compensation Table” below. This discussion may contain forward-looking statements that are based on Solidion’s current plans, considerations, expectations, and determinations regarding future compensation programs.

Summary Compensation Table

The following table sets forth information concerning the compensation earned for services rendered to us for the fiscal years ended December 31, 2024 and 2023 of our named executive officers as determined in accordance with SEC rules.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Total ($)
Dr. Bor Jang	2024	140,000	—	—	—	—	140,000
Board Chairman and Chief Science Officer	2023	200,000	—	—	—	—	200,000
Jaymes Winters	2024	300,000	40,000	—	—	—	340,000
Chief Executive Officer	2023	n/a	—	—	—	—
Songhai Chai	2024	130,000	—	—	—	—	130,000
Chief Technology Officer	2023	130,000	—	—	—	—	130,000
Vlad Prantsevich	2024	225,000	40,000	—	—	—	265,000
Chief Financial Officer	2023	n/a	—	—	—	—	n/a

Narrative Disclosure to Summary Compensation Table

Our compensation committee has historically determined the compensation of our named executive officers. Our compensation committee typically reviews and discusses management’s proposed compensation with the Chief Executive Officer for all executives other than the Chief Executive Officer. Based on those discussions and its discretion, the compensation committee then approves the compensation of each executive officer after discussions without members of management present.

Base Salary

Base salaries for our named executive officers are initially established through arm’s-length negotiations at the time of the executive officer’s hiring, taking into account such executive officer’s qualifications, experience, the scope of his or her responsibilities and competitive market compensation paid by other companies for similar positions within the industry and geography. Annual base salaries are intended to provide a fixed component of compensation to our named executive officers, reflecting their skill sets, experience, roles and responsibilities. Base salaries are reviewed, determined, and approved periodically, typically in connection with our annual performance review process, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience.

Annual Performance-Based Compensation

In addition to base salaries, our named executive officers are eligible to receive annual performance-based bonuses, which are designed to provide appropriate incentives to our executive officers to achieve annual performance goals and to reward them for achievement towards these goals. Performance based milestones are approved by the board at the beginning of the year and executive officers are assessed against these performance-based milestones subsequent to year end.

Executive Compensation Arrangements

We entered into employment agreements (the “Executive Employment Agreements”) with Jaymes Winters and Vlad Prantsevich, effective as of the Closing Date (the “Start Date”). Mr. Winters’ Executive Employment Agreement provides for an initial base salary of $300,000, and Mr. Prantsevich’s Executive Employment Agreement provides for an initial base salary of $225,000. Both Executive Employment Agreements include an employment term that expires on the sixth anniversary of the Start Date (the “Initial Term”). The Initial Term is automatically extended thereafter from year to year, unless terminated in accordance with the terms of the agreement (with any extension beyond the Initial Term referred to as a “Renewal Term”). The Executive Employment Agreements may be terminated by either party at any time and for any reason upon 30 days’ notice, subject to the severance obligations described below.

The Executive Employment Agreements provide that each executive is eligible to receive (i) two transition bonuses in the amount of $20,000 each, (ii) an annual incentive bonus, determined by the Company on a discretionary basis in an amount up to 80% of annual base salary, and (iii) an additional bonus based on certain stock price targets for the Company. The Executive Employment Agreements also provide that each executive shall be entitled to certain cash incentive payments in connection with the Company achieving certain capital raise targets within 18 months of the Closing.

The Executive Employment Agreements provide that each executive is eligible to receive a cash bonus in the event of an Applicable Sale of the Company (as defined in the Executive Employment Agreements), which sale bonus shall equal 2.5% of the Equity Value of the Company (as defined in the Executive Employment Agreements).

Mr. Winters’ Executive Employment Agreement provides that he shall be issued warrants to purchase at least 600,000 shares of the Company’s common stock and shall be granted 200,000 shares of unrestricted stock in an initial grant, and annually thereafter an additional 200,000 shares of restricted stock. Mr. Prantsevich’s Executive Employment Agreement provides that he shall be issued warrants to purchase at least 200,000 shares of the Company’s common stock and shall be granted 100,000 shares of unrestricted stock in an initial grant, and annually thereafter an additional 100,000 shares of restricted stock.

The Executive Employment Agreements also provide that if either executive is terminated for any reason, the executive shall receive the following: (i) Executive’s Base Salary through and including the effective date of termination; (ii) payment for accrued unused vacation time, subject to the Company’s then current vacation policy; (iii) payment of any vested benefit; (iv) payment of Executive’s Incentive Bonus for the prior Fiscal Year, to the extent such Incentive Bonus had not yet been paid as of the Termination Date; (iv) payment of a prorated Incentive Bonus based on the number of days Executive was employed during the Fiscal Year, which shall be paid within sixty (60) days of the end of the Fiscal Year; and (v) payment for unreimbursed business expenses.

The Executive Employment Agreements further provide that if either executive is terminated by the Company without Cause (as defined in the Executive Employment Agreements), by the Company by Notice of Non-Renewal, or by Executive pursuant to Good Reason (as defined in the Executive Employment Agreements), in addition to the payments set forth above, and provided the executive execute a release in the form attached to the Executive Employment Agreement, the executive shall be entitled to receive severance benefits that consist of: (i) 12 months of Executive’s Base Salary immediately prior to the termination date, in the form of salary continuation; (ii) an amount equal to the Incentive Bonus paid for the previous Fiscal Year; (iii) a lump-sum cash amount equal to the First Transition Bonus (as defined above) to the extent the First Transition Bonus has not yet been paid to Executive; and (iv) 12 months of benefits continuation, or the Company will pay or reimburse Executive for the portion of the COBRA premium that is equal to the insurance premium the Company would pay if Executive was then an active employee of the Company.

Each executive is also subject to confidentiality and assignment of intellectual property provisions and certain restrictive covenants, including non-disparagement and twelve months post-employment non-competition and non-solicitation of employees and customer provisions.

Prior to the closing of the Business Combination, the Company did not enter into any employment agreements with Dr. Bor Jang and Songhai Chai. The Company will enter into new employment agreements with Dr. Bor Jang and Songhai Chai as soon as practicable following the closing of the Business Combination. The employment agreements will each provide for a base salary and participation in the bonus program and equity incentive program implemented by the Company. In addition, the employment agreements will contain customary confidentiality, non-competition, non-solicitation and intellectual property assignment provisions.

Through December 31, 2024, the Company paid Dr. Bor Jang, Jaymes Winters, Vlad Prantsevich, and Songhai Chai $140,000 $236,923, $187,692 and $130,000, respectively, in salary and bonus compensation.

Director Compensation

For fiscal year 2023 and 2022, Solidion did not provide cash compensation to its directors, however it did provide equity grants and all of the directors are reimbursed for their reasonable out-of-pocket expenses related to their services as a member of the Solidion board of directors. In connection with the Business Combination, we intend to approve and implement a non-employee director compensation policy.

Summary of the Incentive Plan

In connection with the Business Combination, we adopted the Solidion Technology, Inc. 2023 Equity Incentive Plan. The summary is qualified in its entirety by reference to the complete text of the incentive plan.

Eligibility.    Solidion’s employees, consultants and directors, and employees and consultants of its affiliates, may be eligible to receive awards under the incentive plan. Following the closing, Solidion has approximately 35 employees and five non-employee directors who may be eligible to receive awards under the incentive plan.

Award Types.    The incentive plan provides for the grant of incentive stock options (“ISOs”) to employees and for the grant of non-statutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other forms of stock awards to employees, directors and consultants.

Share Reserve.    The number of shares of common stock initially reserved for issuance under the incentive plan will be 9,500,000. Shares subject to stock awards granted under the incentive plan that expire or terminate without being exercised in full, or that are paid out in cash rather than in shares, will not reduce the number of shares available for issuance under the incentive plan. The incentive plan also includes an evergreen provision that provides for an automatic annual increase to the number of shares of common stock available for issuance under the incentive plan on the first day of each fiscal year beginning with the 2024 fiscal year, equal to the least of (i) 9,500,000 shares of common stock, (ii) 5% of the total number of shares of common stock outstanding as of the last day of our immediately preceding fiscal year, or (iii) such lesser amount determined by the plan administrator.

Plan Administration.    The board of directors of Solidion, or a duly authorized committee thereof, will have the authority to administer the incentive plan. The board of directors of Solidion may also delegate to one or more officers the authority to (i) designate employees other than officers to receive specified stock awards and (ii) determine the number of shares to be subject to such stock awards. Subject to the terms of the incentive plan, the plan administrator has the authority to determine the terms of awards, including recipients, the exercise price or strike price of stock awards, if any, the number of shares subject to each stock award, the fair market value of a share, the vesting schedule applicable to the awards, together with any vesting acceleration, the form of consideration, if any, payable upon exercise or settlement of the stock award and the terms and conditions of the award agreements for use under the incentive plan. The plan administrator has the power to modify outstanding awards under the incentive plan. Subject to the terms of the incentive plan, the plan administrator also has the authority to reprice any outstanding option or stock award, cancel and re-grant any outstanding option or stock award in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any materially adversely affected participant.

Stock Options.    ISOs and NSOs are granted under stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the incentive plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of a share of common stock on the date of grant (however, a stock option may be granted with an exercise or strike price lower than 100% of the fair market value on the date of grant of such award if such award is granted pursuant to an assumption of or substitution for another option pursuant to a corporate transaction, as such term is defined in the incentive plan, and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code). Options granted under the incentive plan vest at the rate specified in the stock option agreement as determined by the plan administrator. The plan administrator determines the term of stock options granted under the incentive plan, up to a maximum of ten years. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s service relationship ceases for any reason other than cause, the optionholder may generally exercise any vested options for a period of three (3) months following the cessation of service, but only within three (3) months following such termination, unless another period of time is provided in the applicable award agreement or other agreement, subject to the limitations in the incentive plan. The option term may be extended in the event that the exercise of the option following such a termination of service is prohibited by applicable securities laws or Solidion’s insider trading policy. Options generally terminate immediately upon the termination of an optionholder’s service for cause. In no event may an option be exercised beyond the expiration of its term. Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (i) cash, check, bank draft, or money order, (ii) a broker-assisted cashless exercise, (iii) the tender of shares of common stock previously owned by the optionholder, (iv) a net exercise of the option if it is an NSO and (v) other legal consideration approved by the plan administrator.

Tax Limitations on ISOs.    The aggregate fair market value, determined at the time of grant, of common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all stock plans maintained by Solidion may not exceed $100,000. Options or portions thereof that exceed such limit generally will be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of Solidion’s total combined voting power or that of any of Solidion’s affiliates unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (2) the option is not exercisable after the expiration of five years from the date of grant.

Restricted Stock Awards.    Restricted stock awards are granted under restricted stock award agreements adopted by the plan administrator. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, past services, or any other form of legal consideration that may be acceptable to the plan administrator and permissible under applicable law. The plan administrator determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms. Except as provided otherwise in the applicable award agreement, if a participant’s service relationship ends for any reason, Solidion may receive through a forfeiture condition or a repurchase right any or all of the shares held by the participant under his or her restricted stock award that have not vested as of the date the participant terminates service.

Restricted Stock Unit Awards.    Restricted stock units are granted under restricted stock unit award agreements adopted by the plan administrator. Restricted stock units may be granted in consideration for any form of legal consideration that may be acceptable to the plan administrator and permissible under applicable law. A restricted stock unit may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the restricted stock unit agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited once the participant’s continuous service ends for any reason.

Stock Appreciation Rights.    Stock appreciation rights are granted under stock appreciation grant agreements adopted by the plan administrator. The plan administrator determines the purchase price or strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of common stock on the date of grant (however, a stock appreciation right may be granted with an exercise or strike price lower than 100% of the fair market value on the date of grant of such award if such award is granted pursuant to an assumption of or substitution for another option pursuant to a corporate transaction, as such term is defined in the incentive plan, and in a manner consistent with the provisions of Sections 409A). A stock appreciation right granted under the incentive plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator.

Performance Awards.    The incentive plan permits the grant of performance-based stock and cash awards. The plan administrator may structure awards so that the shares of common stock, cash, or other property will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period. The performance criteria that will be used to establish such performance goals may be based on any measure of performance selected by the plan administrator. The performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise (i) in the award agreement at the time the award is granted or (ii) in such other document setting forth the performance goals at the time the goals are established, the plan administrator will appropriately make adjustments in the method of calculating the attainment of performance goals as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates;

(5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by Solidion achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to shareholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under Solidion’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to expense under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the plan administrator retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of the performance goals. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the applicable award agreement or the written terms of a performance cash award. The performance goals may differ from participant to participant and from award to award.

Other Stock Awards.    The plan administrator may grant other awards based in whole or in part by reference to common stock. The plan administrator will set the number of shares under the stock award and all other terms and conditions of such awards.

Non-Employee Director Compensation Limit.    The aggregate value of all compensation granted or paid by Solidion to any individual for service as a non-employee director with respect to any calendar year (such period, the “annual period”), including stock awards and cash fees paid by Solidion to such non-employee director, will not exceed (i) $500,000 in total value or (ii) in the event such non-employee director is first appointed or elected to the board of directors of Solidion during such annual period, $750,000 in total value. For purposes of these limitations, the value of any such stock awards is calculated based on the grant date fair value of such stock awards for financial reporting purposes.

Changes to Capital Structure.    In the event there is a specified type of change in Solidion’s capital structure, such as a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, appropriate adjustments will be made to (i) the class(es) and maximum number of shares of common stock subject to the incentive plan and the maximum number of shares by which the share reserve may annually increase; (ii) the class(es) and maximum number of shares that may be issued pursuant to the exercise of ISOs; and (iii) the class(es) and number of securities and exercise price, strike price or purchase price of common stock subject to outstanding awards.

Corporate Transactions.    The following applies to stock awards under the incentive plan in the event of a corporate transaction, as defined in the incentive plan, unless otherwise provided in a participant’s stock award agreement or other written agreement with Solidion or unless otherwise expressly provided by the plan administrator at the time of grant. In the event of a corporate transaction, any stock awards outstanding under the incentive plan may be assumed, continued or substituted by any surviving or acquiring corporation (or its parent company), and any reacquisition or repurchase rights held by Solidion with respect to the stock award may be assigned to the successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute such stock awards, then with respect to any such stock awards that are held by participants whose continuous service has not terminated prior to the effective time of the transaction, or current participants, the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full to a date prior to the effective time of the transaction (contingent upon the effectiveness of the transaction), and such stock awards will terminate for no consideration if not exercised (if applicable) at or prior to the effective time of the transaction, and any reacquisition or repurchase rights held by Solidion with respect to such stock awards will lapse (contingent upon the effectiveness of the transaction). With respect to performance awards with multiple vesting levels depending on performance level, unless otherwise provided by an award agreement or by the plan administrator, the award will accelerate at 100% of target. If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute such stock awards, then with respect to any such stock awards that are held by persons other than current participants, such awards will terminate for no consideration if not exercised (if applicable) prior to the effective time of the transaction, except that any reacquisition or repurchase rights held by Solidion with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the transaction. The plan administrator is not obligated to treat all stock awards or portions of stock awards in the same manner and is not obligated to take the same actions with respect to all participants. In the event a stock award will terminate if not exercised prior to the effective time of a transaction, the plan administrator may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but instead will receive a payment equal in value, at the effective time, to the excess (if any) of (1) the value of the property the participant would have received upon the exercise of the stock award over (2) any exercise price payable by such holder in connection with such exercise.

Change in Control.    In the event of a change in control, as defined under the incentive plan, awards granted under the incentive plan will not receive automatic acceleration of vesting and exercisability, although this treatment may be provided for in an award agreement.

Plan Amendment or Termination.    The board of directors of Solidion will have the authority to amend, suspend, or terminate the incentive plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. No ISOs may be granted after the tenth anniversary of the date the Nubia Board adopts the incentive plan.

Certain U.S. Federal Income Tax Aspects of Awards Under the Incentive Plan

This is a brief summary of the federal income tax aspects of awards that may be made under the incentive plan based on existing U.S. federal income tax laws. This summary provides only the basic tax rules. Except as otherwise specifically set forth below, it does not describe a number of special tax rules, including the alternative minimum tax and various elections that may be applicable under certain circumstances. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which a holder may reside, nor does it reflect the tax consequences of a holder’s death. The tax consequences of awards under the incentive plan depend upon the type of award.

Incentive Stock Options.    The recipient of an ISO generally will not be taxed upon grant of the option. Federal income taxes are generally imposed only when the shares of Solidion’s Common Stock from exercised ISOs are disposed of, by sale or otherwise (although the excess of the fair market value of the common stock on the date of exercise over the exercise price is a tax preference for alternative minimum tax purposes, which could result in an alternative minimum tax liability). If the ISO recipient does not sell or dispose of the shares of Solidion’s Common Stock until more than one year after the receipt of the shares (i.e., exercise of the ISO) and two years after the option was granted (i.e., the minimum required time), then, upon sale or disposition of the shares, the difference between the exercise price and the fair market value of the shares of Solidion’s Common Stock as of the date of exercise will be treated as a long-term capital gain, and not ordinary income. If a recipient fails to hold the shares for the minimum required time the recipient will recognize ordinary income in the year of disposition generally in an amount equal to any excess of the fair market value of the common stock purchased on the date of exercise (or, if less, the amount realized on disposition of the shares) over the exercise price paid for the shares. Any further gain (or loss) realized by the recipient generally will be taxed as short-term or long-term gain (or loss) depending on the holding period. Solidion, subject to Section 162(m) of the Code, generally will be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the option recipient.

Non-statutory Stock Options.    The recipient of an NSO generally will not be taxed upon the grant of the option. Federal income taxes are generally due from a recipient of NSOs when the options are exercised. The excess of the fair market value of the common stock purchased on such date over the exercise price of the option is taxed as ordinary income. Thereafter, the tax basis for the acquired shares is equal to the amount paid for the shares plus the amount of ordinary income recognized by the recipient. Solidion, subject to Section 162(m) of the Code, generally will be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the option recipient by reason of the exercise of the option. Any gain that the recipient realizes when he or she later sells or disposes of the acquired shares will be short-term or long-term capital gain, depending on how long the shares were held.

Restricted Stock Awards.    Recipients who receive awards of restricted shares subject to a vesting requirement (i.e., the restricted shares are nontransferable and is subject to a substantial risk of forfeiture) generally will recognize ordinary income at the time vesting occurs in an amount equal to the fair market value of the shares at that time minus the amount, if any, paid for the shares. However, a recipient who receives restricted shares subject to a vesting requirement (i.e., the restricted shares are nontransferable and is subject to a substantial risk of forfeiture) may, within 30 days of the date the shares are granted, elect in accordance with Section 83(b) of the Code to recognize ordinary compensation income at the time of transfer of the shares rather than upon the vesting dates. Solidion, subject to Section 162(m) of the Code, generally will be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the recipient.

Restricted Stock Unit Awards.    Recipients will not recognize income, and the Company will not be allowed a tax deduction, at the time of a restricted stock unit award is granted. Recipients who receive restricted stock unit awards generally will recognize ordinary income when they receive shares upon settlement of the awards in an amount equal to the fair market value of the shares at that time (less any amount the recipients paid for the stock or property). Solidion, subject to Section 162(m) of the Code, generally will be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the recipient.

Stock Appreciation Rights.    Recipients who receive stock appreciation rights generally will recognize ordinary income upon exercise in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price. Solidion, subject to Section 162(m) of the Code, generally will be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the recipient.

Deductions.    Section 162(m) of the Code may limit Solidion’s ability to take a tax deduction with respect to awards made to recipients that are covered employees to the extent that the compensation to such recipient for a taxable year exceeds $1,000,000.

Section 409A of the Code.    The incentive plan permits the grant of various types of incentive awards, which may or may not be exempt from Section 409A of the Code. If an award is subject to Section 409A of the Code, and if the requirements of Section 409A of the Code are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties.

Tax Withholding.    The Company Group has the right to deduct or withhold, or require a participant to remit to the Company Group, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the incentive plan.

Incentive Plan Benefits

Grants of awards under the incentive plan are subject to the discretion of the plan administrator. Therefore, it is not possible to determine the future benefits that will be received by participants under the incentive plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements, with Solidion’s directors and executive officers, including those discussed in the sections entitled “Executive Compensation” and “Director Compensation,” the following sets forth transactions and series of similar transactions, since January 1, 2023, in which Solidion participated or will participate, in which (i) the amounts involved exceeded or will exceed $120,000, and (ii) any of Solidion’s then directors, executive officers, or holders of more than 5% of its capital stock at the time of such transaction, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

The following summarizes the terms of certain material agreements Solidion entered into with G3 in connection with the closing of the Business Combination pursuant to the Merger Agreement. Each such summary is qualified in its entirety by reference to the relevant agreement, the forms of which will be filed as annexes to the proxy statement.

Contribution Agreement.    HBC and G3 entered into the Contribution Agreement pursuant to which, among other things, G3 will contribute and transfer to HBC all its right, title and interest in, to and under certain battery-related assets and HBC will assume certain related liabilities, as more specifically set forth thereunder. The parties intend that such contribution will qualify as a transaction described in Section 351(a) of the Code and the Treasury Regulations promulgated thereunder. The Contribution Agreement is attached hereto as exhibit 10.14.

Supply and License Agreement.    HBC and G3 entered into the Supply and License Agreement pursuant to which, among other things, G3 will sell to and supply from time to time HBC certain graphene and graphite products and G3 will provide to HBC a non-exclusive license to certain G3 patents, technology and know-how relating to graphene production to make and have made graphene materials for HBC’s own needs, as more specifically set forth thereunder. The Supply and License Agreement is attached hereto as exhibit 10.15.

Shared Services Agreement.    HBC and G3 entered into the Shared Services Agreement pursuant to which, among other things, G3 will continue to provide Solidion with certain operational and other support services, including assigning certain employees to work for Solidion to provide support to Solidion’s operations and sending its employees to Solidion on a short-term basis to provide support, and sharing the use of certain equipment, administrative office space, production space, laboratory space and loading space. In exchange for receipt of such services and uses, the Shared Services Agreement contemplates that the parties will pay fees to each other, as more specifically set forth thereunder. The Shared Services Agreement is attached hereto as exhibit 10.16.

In addition, the following related party transactions have occurred since January 1, 2023.

Executive Officer and Director Compensation Arrangements

See “Executive Compensation” for information regarding compensation arrangements with the executive officers and directors of Solidion, which include, among other things, employment, termination of employment and change in control arrangements, stock awards and certain other benefits.

Director and Executive Officer Indemnification

Solidion’s organizational documents provide, and Solidion’s second amended and restated certificate of incorporation and amended and restated Bylaws will provide, for indemnification for its directors and executive officers to the fullest extent permitted by law. Following the business combination, Solidion is expected to enter into indemnification agreements with each director and executive officer of Solidion. Such agreements provide, and such Solidion agreements will provide, among other things, the officers and directors of Solidion with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted by law, including to the extent they serve at Solidion’s request as directors, officers, employees or other agents of any other affiliated entity, to the fullest extent permitted by law.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements, our articles of incorporation and our Bylaws require us to indemnify our directors to the fullest extent not prohibited by Delaware law. Subject to certain limitations, our Bylaws also require us to advance expenses incurred by our directors and officers.

Review, Approval and Ratification of Related Party Transactions

It is the Company’s policy that all related party transactions must be approved by directors independent of the parties involved. All of the transactions described above were approved and ratified by the independent members of our Board. In connection with the approval of the transactions described above, our Board took into account several factors, including their fiduciary duties to the Company, the relationships of the related parties described above to the Company, the material facts underlying each transaction, the anticipated benefits to the Company and related costs associated with such benefits, whether comparable products or services were available, and the terms we could receive from an unrelated third party.

Conflicts Related to Other Business Activities

The persons serving as our officers and directors have existing responsibilities and, in the future, may have additional responsibilities, to provide management and services to other entities in addition to us. As a result, conflicts of interest between us and the other activities of those persons may occur from time to time.

We will attempt to resolve any such conflicts of interest in our favor. Our officers and directors are accountable to our shareholders and us as fiduciaries, which requires that such officers and directors exercise good faith and integrity in handling our affairs. A shareholder may be able to institute legal action on our behalf or on behalf of that shareholder and all other similarly situated shareholders to recover damages or for other relief in cases of the resolution of conflicts in any manner prejudicial to us.

Director Independence

We have determined that each of the directors on the board of directors of Solidion other than Dr. Jang and Mr. Winters qualify as an independent director, as that term is defined in Rule 5605(a)(2) of the Nasdaq Listing Rules.

SECURITIES ACT RESTRICTIONS ON RESALE OF SOLIDION’S SECURITIES

In general, Rule 144 of the Securities Act, (“Rule 144”), permits the resale of restricted securities without registration under the Securities Act if certain conditions are met. Rule 144 is not available for the resale of restricted securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, including us. However, Rule 144 also includes an exception to this prohibition if the following conditions are met at the time of such resale:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•        at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting our status as an entity that is not a shell company.

Upon the consummation of the Transactions, we ceased to be a shell company, and as long as the conditions set forth in the exceptions listed above are satisfied, Rule 144 will be available for the resale of our restricted securities.

If the above conditions have been met and Rule 144 is available, a person who has beneficially owned restricted shares of common stock or warrants for at least six months would be entitled to sell their securities pursuant to Rule 144, provided that such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale. If such persons are our affiliates at the time of, or at any time during the three months preceding, a sale, such persons would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•        1% of the total number of shares of our equity of the same class, as applicable, then outstanding; or

•        the average weekly reported trading volume of our common stock or warrants, as applicable, during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates under Rule 144, when available, are also limited by manner of sale provisions and notice requirements.

Lock-up Restrictions

In connection with the execution of the Subscription Agreement, G3 and all our officers and directors entered into a lock-up agreement (the “Lock-Up Agreement”) pursuant to which each such holder of Common Stock agreed, subject to certain customary exceptions, not to (i) sell, offer to sell, agree to offer or sell, solicit offers to purchase, convert, contract or agree to sell, pledge, encumber, assign, borrow, or otherwise dispose of, directly or indirectly, any shares of Common Stock held by them (such shares, together with any securities convertible into or exchangeable for or representing the rights to receive shares of Common Stock if any, acquired during the Lock-Up Period (as defined below), the “Lock-Up Shares”), (ii) enter into a transaction that would have the same effect, (iii) enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares or otherwise, or engage in any short sales or other arrangement with respect to the Lock-Up Shares or (iv) publicly announce any intention to effect any transaction specified in clause (i) or (ii) until the date that is 90 days after September 5, 2024. There is an aggregate of [_] shares of Common Stock subject to the Lock-up Agreement.

BENEFICIAL OWNERSHIP OF SECURITIES

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to beneficial ownership of our common stock as of September 26, 2024, by:

•        each person known to be the beneficial owner of 5% or more of our outstanding common stock;

•        each executive officer;

•        each director; and

•        all of the executive officers and directors as a group.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant or vesting of an RSU) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

The information set forth in the table below is based on 117,340,913 shares of our common stock issued and outstanding on September 26, 2024.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the address of each beneficial owner listed below is 13355 Noel Rd, Suite 1100, Dallas, TX 75240.

Name and Address of Beneficial Owner(1)	Beneficial Ownership	Percent of Class
More than 5% Beneficial Owners
Global Graphene Group, Inc.(2)	68,055,000	60.0%

Named Executive Officers and Directors
Dr. Bor Jang	—	—%
Jaymes Winters	—	—%
Vlad Prantsevich	—	—%
Karin-Joyce (KJ) Tjon	—	—%
John Davis	—	—%
Cynthia Ekberg Tsai	—	—%
Dr. Songhai Chai	—	—%
All executive officers and directors as a group (10 persons)	—	—%

____________

*        Denotes beneficial ownership of less than 1% of our outstanding shares of common stock.

(1)      Unless otherwise noted, the business address of each of the following entities or individuals listed under the headings “Executive Officers and Directors” and “More than Five Percent Holders” is c/o Solidion Technology, Inc., 13355 Noel Rd, Suite 1100, Dallas, TX 75240.

(2)      Based on a Schedule 13D filed by Global Graphene Group, Inc. (“G3”) on February 6, 2024. G3 is managed by a board of directors consisting of Dr. Jang, Dr. Zhamu, Henry Wang, Max Wu, Wei Hsu, Edson Chang, and Hyun Yeo. Any action by G3 with respect to the shares of Solidion, including voting and dispositive decisions, requires a majority vote of the members of the board of managers of G3. Under the so-called “rule of three,” because voting and dispositive decisions are made by a majority of G3’s directors, none of the directors is deemed to be a beneficial owner of shares of Solidion, even those in which any director holds a pecuniary interest.

Changes in Control

Our management is not aware of any arrangements which may result in “changes in control” as that term is defined by the provisions of Item 403(c) of Regulation S-K.

SELLING SECURITYHOLDERS

The shares of our Common Stock being offered by the selling securityholders are:

•        (i) 12,217,468 shares of Common Stock issued pursuant to that certain Securities Purchase Agreement, dated August 30, 2024, by and between us and the selling securityholders (the “Purchase Agreement”),

•        (ii) up to 172,397,870 shares of Common Stock issuable upon the exercise of the warrants issued pursuant to the Purchase Agreement (the “PIPE Warrants”);

•        (iii) 9,358,586 shares of Common Stock issuable upon the conversion of certain promissory notes issued by us on September 29, 2023, October 12, 2023, November 16, 2023, January 30, 2024, January 31, 2024, February 1, 2024 and February 2, 2024 (the “Convertible Notes,” and such shares, the “Convertible Note Shares”);

•        (iv) 68,050,000 shares of Common Stock issued to Global Graphene Group, Inc. pursuant to the Merger Agreement, dated February 2, 2024 (the “Merger Agreement”), by and among Nubia Brand International Corp. (“Nubia”), Honeycomb Battery Company, Nubia Merger Sub, Inc.;

•        (v) 3,750,000 shares of Common Stock issuable to Arbor Lake Capital, Inc. pursuant to the Merger Agreement with 1,750,000 shares issued pursuant to the Merger Agreement and 2,000,000 issued pursuant to the amended Strategic Cooperation Consulting Agreement, dated September 11, 2024, by and between the Company and Arbor Lake Capital, Inc.;

•        (iv) 500,000 shares of Common Stock issuable to Arbor Lake Capital LLC pursuant to the Consulting Agreement, dated January 31, 2024, by and between the Company and Arbor Lake Capital LLC;

•        (vi) 3,087,500 shares of Common Stock originally issued to Mach FM Acquisitions LLC (the “Sponsor”) and its affiliates in connection with the initial public offering of Nubia;

•        (vii) 12,393,002 shares of Common Stock issued to Meteora Capital Partners, LP, Meteora Select Trading Opportunities Master, LP, and Meteora Strategic Capital, LLC pursuant to that certain forward purchase agreement, dated December 13, 2023, as amended on August 29, 2024;

•        (viii) 123,500 shares of Common Stock issued to affiliates of EF Hutton LLC in connection with the initial public offering of Nubia;

•        (ix) up to an aggregate of 5,405,000 shares of Common Stock issuable upon the exercise of 5,405,000 private warrants (the “Private Warrants”) originally issued in a private placement in connection with Nubia’s initial public offering; and

•        (x) up to 6,175,000 shares of Common Stock issuable upon the exercise of 6,175,000 warrants (the “Public Warrants”) originally issued in the initial public offering of Nubia.

We are registering the resale of the Common Stock and shares of our common stock issuable upon exercise of the Warrants in order to permit the selling securityholders to offer the shares of our Common Stock for resale from time to time. Except for the ownership of the Common Stock and the Warrants, the selling securityholders have not had any material relationship with us within the past three years.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days.

Except as set forth in the footnotes below, the following table sets forth, based on written representations from the selling securityholders, certain information as of the date hereof regarding the beneficial ownership of our Common Stock by the selling securityholders and the shares of Common Stock being offered by the selling securityholders. The applicable percentage ownership of common stock is based on 117,340,913 shares of Common Stock outstanding as of September 26, 2024. Information with respect to shares of Common Stock owned beneficially after the offering assumes the sale of all of the shares of common stock held by the selling securityholders or that may be acquired upon exercise of other securities. The selling securityholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling securityholders	Before Offering		Maximum Number of Shares of Common Stock Offered Pursuant to this Resale Offering	After Offering
	Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock Beneficially Owned		Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock Beneficially Owned(1)
Anson Investments Master Fund LP(1)	44,999,992	28.2%	44,999,992	0	0%
Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B(2)	32,307,701	21.9%	32,307,701	0	0%
FirstFire Global Opportunities Fund, LLC(3)	6,923,074	5.6%	6,923,074	0	0%
Great Point Capital, LLC(4)	27,692,297	19.3%	27,692,297	0	0%
L1 Capital Global Opportunities Master Fund(5)	16,153,835	12.2%	16,153,835	0	0%
Meteora Select Trading Opportunities Master, LP(6)	28,017,606	16.6%	28,017,606	0	0%
Boothbay Diversified Alpha Master Fund LP(7)	21,923,066	15.9%	21,923,066	0	0%
S.H.N Financial Investments ltd(8)	11,538,448	9.0%	11,538,448	0	0%
Meteora Capital Partners, LP(6)	5,517,179	4.7%	5,517,179	0	0%
Meteora Strategic Capital, LLC(6)	1,935,142	1.6%	1,935,142	0	0%
Global Graphene Group, Inc.(10)	68,050,000	60.0%	68,050,000	0	0%
Arbor Lake Capital, Inc.(11)	3,750,000	3.2%	3,750,000	0	0%
Arbor Lake Capital LLC(12)	500,000	*	500,000	0	0%
Embark Holdings, LLC(13)	565,000	*	565,000	0	0%
BKL Global Solutions, LLC(13)	250,000	*	250,000	0	0%
BT Family Office 1941 LLC(13)	90,000	*	90,000	0	0%
Andrew Szpiro(13)	130,000	*	130,000	0	0%
Embark Holdings II, LLC(13)	175,000	*	175,000	0	0%
Wacther Holdings(13)	465,000	*	465,000	0	0%
Olga Borisova(13)	10,000	*	10,000	0	0%
Mufasa Holdings LLC(13)	135,334	*	135,334	0	0%
Hasanov Capital LLC(13)	30,000	*	30,000	0	0%
Michael R. Martin(13)	25,000	*	25,000	0	0%
02 Capital Inc.(13)	2,800,000	2.4%	2,800,000	0	0%
ICO Products LLC(13)	938,826	*	938,826	0	0%
Duolun Liu(13)	267,371	*	267,371	0	0%
Eddie Ni(13)	1,605,555	1.5%	1,605,555	0	0%
Qiao Chen(13)	200,000	*	200,000	0	0%
Thanhchi Thi Nguyen(13)	50,000	*	50,000	0	0%
Qing Li	100,000	*	100,000	0	0%
Alta Capital Partners LLC(13)	224,000	*	224,000	0	0%
BIG 4 Sponsor LLC(13)	935,000	*	935,000	0	0%
Jaymes Winters(13)	181,250	*	181,250	0	0%
Vlad Prantsevich(13)	121,250	*	121,250	0	0%
Nick Matev(13)	25,000	*	25,000	0	0%
Paul Prantsevich(13)	20,000	*	20,000	0	0%
Emanuel Rusu(13)	15,000	*	15,000	0	0%

Name of Selling securityholders	Before Offering		Maximum Number of Shares of Common Stock Offered Pursuant to this Resale Offering	After Offering
	Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock Beneficially Owned		Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock Beneficially Owned(1)
Alexander Monje(13)	10,000	*	10,000	0	0%
David Campbell(13)	10,000	*	10,000	0	0%
Michael Patterson(13)	10,000	*	10,000	0	0%
Karin-Joyce (KJ) Tjon(13)	10,000	*	10,000	0	0%
Yvonne Brown(13)	10,000	*	10,000	0	0%
Patrick Orlando(13)	10,000	*	10,000	0	0%
BIG 4 Sponsor LLC(13)	2,770,716	2.4%	2,770,716	0	0%
Jaymes Winters(13)	6,024	*	6,024	0	0%
Vic Solomon(13)	100,000	*	100,000	0	0%
Nick Matev(13)	25,000	*	25,000	0	0%
Emanuel Rusu(13)	22,222	*	22,222	0	0%
Paul Hudgens(13)	11,529	*	11,529	0	0%
Michael Hudgens(13)	10,000	*	10,000	0	0%
Ken Moon et al.(13)	9,000	*	9,000	0	0%
Paul Prantsevich(13)	6,000	*	6,000	0	0%
Michael Johnson(13)	5,714	*	5,714	0	0%
Randall Parker(13)	5,714	*	5,714	0	0%
Ruby Joubert Johnson(13)	5,714	*	5,714	0	0%
Randall Parker(13)	4,000	*	4,000	0	0%
David Shepherd(13)	2,857	*	2,857	0	0%
John Chandler(13)	2,857	*	2,857	0	0%
John Chandler II(13)	2,857	*	2,857	0	0%
Barry Wolfe(13)	2,000	*	2,000	0	0%
James Coakley(13)	2,000	*	2,000	0	0%
Linda Boyle(13)	2,000	*	2,000	0	0%
Mark Boyle(13)	2,000	*	2,000	0	0%
Melissa Williams(13)	2,000	*	2,000	0	0%
Steve Sellers(13)	2,000	*	2,000	0	0%
Desiree Carter(13)	1,714	*	1,714	0	0%
Davey Thomas(13)	1,429	*	1,429	0	0%
Rodney Scott(13)	1,429	*	1,429	0	0%
Alex Shevchuk(13)	7,024	*	7,024	0	0%
Charles Goolsby(13)	1,000	*	1,000	0	0%
Janice Nix-Victoria(13)	1,000	*	1,000	0	0%
Kimberly Womack(13)	1,000	*	1,000	0	0%
Linda Charles(13)	1,000	*	1,000	0	0%
Mariol Charles(13)	1,000	*	1,000	0	0%
Natasha Youngblood(13)	1,000	*	1,000	0	0%
Monique Mayo(13)	1,000	*	1,000	0	0%
Natasha Johnson(13)	1,000	*	1,000	0	0%
Rod Womack(13)	1,000	*	1,000	0	0%
Slyvester Joubert(13)	1,000	*	1,000	0	0%
Tennille Johnson(13)	1,000	*	1,000	0	0%
Kingswoods Capital Partners, LLC(14)	9,262	*	9,262	0	0%
Joseph T. Rallo(15)	57,119	*	57,119	0	0%

Name of Selling securityholders	Before Offering		Maximum Number of Shares of Common Stock Offered Pursuant to this Resale Offering	After Offering
	Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock Beneficially Owned		Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock Beneficially Owned(1)
David W. Boral(16)	57,119	*	57,119	0	0%
Wanda Nimer(13)	1,000	*	1,000	0	0%
Wendy Johnson(13)	1,000	*	1,000	0	0%
Desiree Carter(13)	500	*	500	0	0%
John Chandler(13)	200	*	200	0	0%

____________

*        Less than 1 percent (1%).

(1)      Includes (i) 2,978,008 shares of Common Stock, (ii)  29,999,994 shares issuable upon exercise of the Series C Warrants, and (iii) 12,021,990 shares issuable upon the exercise of the Series D Warrants. The securities are directly held by Anson Investments Master Fund LP (“Anson Investments”). Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP (“Anson”), hold voting and dispositive power over the Common Shares held by Anson. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these Common Shares except to the extent of their pecuniary interest therein. The principal business address of Anson is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(2)      Includes (i) 2,138,058 shares of Common Stock, (ii) 21,538,467 shares issuable upon exercise of the Series C Warrants, and (iii) 8,631,176 shares issuable upon the exercise of the Series D Warrants. Ayrton Capital LLC, the investment manager to Alto Opportunity Master Fund, SPC — Segregated Master Portfolio B, has discretionary authority to vote and dispose of the shares held by Alto Opportunity Master Fund, SPC — Segregated Master Portfolio B and may be deemed to be the beneficial owner of these shares. Waqas Khatri, in his capacity as Managing Member of Ayrton Capital LLC, may also be deemed to have investment discretion and voting power over the securities held by Alto Opportunity Master Fund, SPC — Segregated Master Portfolio B. The business address for Alto Opportunity Master Fund, SPC-Segregated Master Portfolio B is c/o Ayrton Capital LLC, 55 Post Road W, 2nd Floor, Westport, CT 06880.

(3)      Includes (i) 458,155 shares of Common Stock, (ii) 4,615,382 shares issuable upon exercise of the Series C Warrants, and (iii) 1,849,537 shares issuable upon the exercise of the Series D Warrants. Eli Fireman, Managing Member of Firstfire Global Opportunities Fund LLC, has sole voting and dispositive power over the shares held by or issuable to Firstfire Global Opportunities Fund LLC. Mr. Fireman disclaims beneficial ownership over the securities listed except to the extent of his pecuniary interest therein. The principal business address of Firstfire Global Opportunities Fund LLC is 1040 1st Avenue, New York, NY10022.

(4)      Includes (i) 1,832,620 shares of Common Stock, (ii) 18,461,531 shares issuable upon exercise of the Series C Warrants, and (iii) 7,398,146 shares issuable upon the exercise of the Series D Warrants. Gabriel Mengin and Dan Dimiero, as principals of Great Point Capital, LLC, hold voting and dispositive power over the securities held by Great Point Capital, LLC. Great Point Capital, LLC is a broker-dealer. The principal business address of Great Point Capital, LLC is 200 West Jackson Blvd., Suite 1000, Chicago, IL 60606.

(5)      Includes (i) 1,069,028 shares of Common Stock, (ii) 10,769,223 shares issuable upon exercise of the Series C Warrants, and (iii) 4,315,584 shares issuable upon the exercise of the Series D Warrants. David Feldman and Joel Arber are the directors of L1 Capital Global Opportunities Master Fund and have voting control and investment discretion over the securities held by L1 Capital Global Opportunities Master Fund. As such they may be deemed to be beneficial owners of such shares of Common Stock. To the extent Mr. Feldman and Mr. Arber are deemed to beneficially own these securities, Mr. Feldman and Mr. Arber disclaim beneficial ownership over the securities except to the extent of any pecuniary interest therein. L1 Capital Global Opportunities Master Fund’s principal business address is 161A Shedden Road, 1 Artillery Court, PO Box 10085, Grand Cayman KY1-1001, Cayman Islands.

(6)      Includes (A) (i) 6,467,865 shares of Common Stock, (ii)  15,384,616 shares issuable upon exercise of the Series C Warrants, and (iii)  6,165,125 shares issuable upon the exercise of the Series D Warrants held by Meteora Select Trading Opportunities Master, LP, (B) 5,517,179 shares of Common Stock held by Meteora Capital Partners, LP, and (C) 1,935,142 shares of Common Stock held by Meteora Strategic Capital, LLC (collectively, “Meteora”). Vikas Mittal is the Managing Member of Meteora and in such capacity may be deemed to be the beneficial owner having shared voting power and shared investment power over the securities described in this footnote. Mr. Mittal expressly declares that he is not the beneficial owner for the purposes of sections 13(d) or 13(g) of the Act. The business address of Meteora is 1200 N. Federal Hwy #200 Boca Raton, Florida 33432.

(7)      Includes (i) 1,450,824 shares of Common Stock, (ii) 14,615,377 shares issuable upon exercise of the Series C Warrants, and (iii) 5,856,865 shares issuable upon the exercise of the Series D Warrants. Boothbay Diversified Alpha Master Fund, LP, a Cayman Islands limited partnership (the “BBDAMF”), is managed by Boothbay Fund Management, LLC, a Delaware limited liability company (“Boothbay”). Boothbay, in its capacity as the investment manager of the BBDAMF, has the power to vote and the power to direct the disposition of all securities held by BBDAMF. Ari Glass is the Managing Member of Boothbay. Each of BBDAMF, Boothbay, and Mr. Glass disclaim beneficial ownership of these securities, except to the extent of any pecuniary interest therein.

(8)      Includes (i) 763,591 shares of Common Stock, (ii) 7,692,298 shares issuable upon exercise of the Series C Warrants, and (iii) 3,082,559 shares issuable upon the exercise of the Series D Warrants. Hadar Shamir and Nir Shamir have shared power to vote and dispose of the securities held by S.H.N Financial Investments Ltd. and may be deemed to be the beneficial owner of these securities. The address of S.H.N Financial Investments Ltd. is 3 Arik Einstein St. Herzeliya, Israel.

(10)    Consists of 68,050,000 shares of Common Stock held by Global Graphene Group, Inc. (“G3”). G3 is managed by a board of directors consisting of Dr. Jang, Dr. Zhamu, Henry Wang, Max Wu, Wei Hsu, Edson Chang, and Hyun Yeo. Any action by G3 with respect to the shares of Solidion, including voting and dispositive decisions, requires a majority vote of the members of the board of managers of G3. Under the so-called “rule of three,” because voting and dispositive decisions are made by a majority of G3’s directors, none of the directors is deemed to be a beneficial owner of shares of Solidion, even those in which any director holds a pecuniary interest. The address of 1240 McCook Ave, Dayton, OH 45404.

(11)    Consists of 3,750,000 shares of Common Stock held by Arbor Lake Capital Inc. Hong Li is a director of Arbor Lake Capital Inc. and has voting and investment control with respect to the securities reported herein. Hong Li disclaims beneficial ownership of these securities, except to the extent of any pecuniary interest therein. The address of Arbor Lake Inc. is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.

(12)    Consists of 500,000 shares of Common Stock held by Arbor Lake Capital LLC. Kunlun Hong is a director of Arbor Lake Capital LLC and has voting and investment control with respect to the securities reported herein. Kunlun Hong disclaims beneficial ownership of these securities, except to the extent of any pecuniary interest therein. The address of Arbor Lake Capital LLC is 24 Frank Lloyd Wright Dr., LBBY L-4000, Ann Arbor, MI 48105.

(13)    The address is 13355 Noel Rd, Suite 1100, Dallas, TX 75240.

(14)    The address is 17 Battery PL Ste 625 New York NY 10004.

(15)    The address is 181 Montauk Hwy East Hampton NY 11937.

(16)    The address is 2 Sea Wall Ln Bayville NY 11709.

EXPERTS

The consolidated financial statements of Solidion Technology, Inc. (f/k/a Nubia Brand International Corp.) as of December 31, 2023 and 2022 and for the years then ended, included in this prospectus, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein (which contains an explanatory paragraph relating to substantial doubt about the ability of Solidion Technology, Inc. to continue as a going concern), and are included in reliance upon the report of such firm given on the authority of such firm as experts in accounting and auditing.

The combined carved-out financial statements of the Battery Group of Global Graphene Group, Inc. at December 31, 2022 and 2023 and for the years then ended, included in this prospectus, have been audited by GBQ Partners LLC, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein (which report includes an explanatory paragraph describing conditions that raise substantial doubt about the Battery Group’s ability to continue as a going concern described in the notes to the combined carved-out financial statements), and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Loeb & Loeb LLP, New York, New York. If the validity of any securities is also passed upon by counsel for the underwriters, dealers or agents of an offering of those securities, that counsel will be named in the applicable prospectus supplement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s website at www.sec.gov.

Our website address is www.solidiontech.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D and 13G with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Combined Carved-Out Financial Statements
The Battery Group of Global Graphene Group, Inc.
December 31, 2023 and 2022

Solidion Technology, Inc.
(f/k/a Nubia Brand International Corp.)

Solidion Technology, Inc.
Unaudited Condensed Consolidated and Combined Financial Statements,
Nine Months Ended September 30, 2024 and 2023

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of
Global Graphene Group, Inc

Opinion on the Financial Statements

We have audited the accompanying combined carved-out balance sheets of the Battery Group of Global Graphene Group, Inc. (the “Company”) as of December 31, 2023 and 2022 and the related combined carved-out statements of operations, parent’s net equity and cash flows for the years then ended (collectively referred to as the “financial statements”). In our opinion, the carved-out financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Continuation as a Going Concern

The accompanying combined carved-out financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the Summary of Significant Accounting Policies note to the financial statements, the Company has experienced recurring losses from operations and negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in the notes to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ GBQ Partners LLC

We have served as the Company’s auditor since 2022.

Columbus, Ohio
April 15, 2024

BATTERY GROUP OF GLOBAL GRAPHENE GROUP, INC.
Combined Carved-Out Balance Sheets
December 31, 2023 and 2022

	December 31,
	2023	2022
ASSETS

Current Assets
Cash	$780	$621,575
Accounts receivable	2,164	1,037
Other receivable	187,500	—
Receivable from Parent	—	1,070,000
Inventory	22,730	22,731
Prepaid expenses and other current assets	44,892	32,723
Total current assets	258,066	1,748,066

Property and Equipment, at cost
Land improvements	60,137	60,137
Building and leasehold improvements	3,622,629	3,623,242
Machinery and equipment	2,014,195	2,124,763
	5,696,961	5,808,142
Less: accumulated depreciation	(3,377,809)	(3,177,682)
Total property and equipment, net	2,319,152	2,630,460

Other Assets
Patents, net of amortization	1,852,649	1,718,047
TOTAL ASSETS	$4,429,867	$6,096,573

LIABILITIES AND PARENT’S NET EQUITY

Current Liabilities
Accounts payable	$—	$922
Accrued expenses	144,923	112,225
Payable to Parent	872,485	—
Total current liabilities	1,017,408	113,147

Long-Term Liabilities	—	—
Total liabilities	1,017,408	113,147

Parent’s Net Equity
Parent’s net equity	3,412,459	5,983,426
Total Parent’s Net Equity	3,412,459	5,983,426
TOTAL LIABILITIES AND PARENT’S NET EQUITY	$4,429,867	$6,096,573

The accompanying notes are an integral part of the financial statements.

BATTERY GROUP OF GLOBAL GRAPHENE GROUP, INC.
Combined Carved-Out Statements of Operations
For the Years Ended December 31, 2023 and 2022

	Years Ended December 31,
	2023	2022
Net Sales	$6,944	$19,036

Cost of Goods Sold	—	2,934

Gross Profit (Loss)	6,944	16,102

Operating Expenses
Wages, benefits and payroll taxes	2,934,682	2,528,120
Rent	53,442	35,937
Professional fees	279,270	204,157
Repairs & maintenance	44,087	132,970
Utilities	103,886	115,726
Supplies	214,887	261,273
Travel	14,168	16,473
Dues & subscriptions	2,100	115
Depreciation & amortization	552,855	606,911
Transaction costs	1,130,747	—
Other	(502)	60,455
Total operating expenses	5,329,623	3,962,137

Operating Loss	(5,322,679)	(3,946,035)

Other Income (Expense)
Other income (expense)	(1,945)	(1,178)
Total other income (expense)	(1,945)	(1,178)

Net Loss before Income Taxes	(5,324,624)	(3,947,213)

Benefit (Provision) for Income Taxes	—	—

Net Loss	$(5,324,624)	$(3,947,213)

The accompanying notes are an integral part of the financial statements.

BATTERY GROUP OF GLOBAL GRAPHENE GROUP, INC.
Combined Carved-Out Statements of Parent’s Equity
For the Years Ended December 31, 2023 and 2022

	Years Ended December 31,
	2023	2022
Parent’s Net Equity, Beginning of Period	$5,983,426	$6,687,209
Net loss	(5,324,624)	(3,947,213)
Contributions and net transfers with Parent and other Affiliates	2,753,657	3,243,430
Parent’s Net Equity, End of Period	$3,412,459	$5,983,426

The accompanying notes are an integral part of the financial statements.

BATTERY GROUP OF GLOBAL GRAPHENE GROUP, INC.
Combined Carved-Out Statements of Cash Flows
December 31, 2023 and 2022

	Years Ended December 31,
	2023	2022
Cash Flows from Operating Activities:
Net loss	$(5,324,624)	$(3,947,213)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	552,855	606,911
Changes in operating assets and liabilities:
Accounts receivable	(1,127)	(40)
Other receivable	(187,500)	—
Prepaid expenses and other current assets	(12,168)	11,943
Accounts payable	(922)	545
Accrued expenses	32,699	88,863
Payable to Parent	872,485
Total adjustments	1,256,322	708,222
Net cash used in operating activities	(4,068,302)	(3,238,991)

Cash Flows from Investing Activities:
Purchases of property and equipment	—	(10,144)
Capitalized patent costs	(376,150)	(242,909)
Net cash used in investing activities	(376,150)	(253,053)

Cash Flows from Financing Activities:
Contributions, net transfers and net changes in due to and from Parent and other affiliates	3,823,657	4,104,939
Net cash provided by financing activities	3,823,657	4,104,939

Net (decrease) increase in cash	(620,795)	612,895

Cash – Beginning of Period	621,575	8,679

Cash – End of Period	$780	$621,575

The accompanying notes are an integral part of the financial statements.

BATTERY GROUP OF GLOBAL GRAPHENE GROUP, INC.
Notes to Combined Carved-Out Financial Statements
December 31, 2023 and 2022

Nature and Scope of Business

Global Graphene Group, Inc. (“G3” or “Parent”), registered in Delaware and headquartered in Dayton, Ohio, was formed in February 2016 as a holding company for the various interests in graphene and battery related companies. G3 is engaged in research and development activities related to the production and application of graphene and graphene-enabled technologies, including but not limited to battery and electric conductivity applications, thermal management, corrosion control, rubber composites and others. The core business of G3 is batteries. The Battery Group is essentially an advanced materials and battery technology enterprise, focused on the development and commercialization of next-generation EV battery technologies. As of December 2023, the Parent holds over 520 patents and patent applications related to batteries and battery components, which are being transferred to the Battery Group of G3. The Parent also holds over 250 patents and patent applications related to the production and application of graphene and non-battery graphene-related technologies. The domestic operations of the Parent in Dayton, Ohio, are primarily focused on research and product development activities. G3 also engages in the marketing and sale of graphene through its operating subsidiaries in Taiwan and China.

The accompanying combined carved-out financial statements show the historical combined carve-out financial position, results of operations, changes in parent’s net equity and cash flows of the Battery Group operations of G3 (collectively referred to as the “Company”). These combined carved-out financial statements have been derived from the accounting records of G3 to include the assets, liabilities, revenues and expenses of two subsidiaries included in the Battery Group; Angstron Energy Company, Inc. (“AEC”) and Honeycomb Battery Company LLC. (“HBC”), assets to be contributed by the Parent or other affiliates to the Company on a post spin-out transaction basis select and certain allocated assets, liabilities and expenses of the Parent. These combined carved-out financial statements do not necessarily reflect what the results of operations, financial position, or cash flows would have been had the Company been a separate entity nor are they indicative of future results of the Company.

The combined carve-out operating results of the Company have been specifically identified based on the Company’s existing subsidiary structure. The majority of the assets and liabilities of the Company have been identified based on the existing subsidiary structure. The historical costs and expenses reflected in the combined carved-out financial statements include an allocation for certain corporate and shared service functions. Management believes the assumptions underlying the combined carved-out financial statements are reasonable. Nevertheless, the combined carved-out financial statements may not include all of the actual expenses that would have been incurred had the Company operated on a standalone basis during the periods presented and may not reflect the results of operations, financial position and cash flows had the Company operated on a standalone basis during the periods presented. Actual costs that would have been incurred if the Company had operated on a standalone basis would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure. The Company may incur additional costs associated with being a standalone, publicly listed company that were not included in the expense allocations and, therefore, would result in additional costs that are not reflected in the historical results of operations, financial position and cash flows.

As part of the G3 group of companies, the Company is dependent upon Parent and affiliates for all of its working capital and financing requirements as Parent uses a centralized approach to cash management and financing of its operations. Financial transactions relating to the Company are accounted for in these financial statements through the Net Parent’s Equity account. Accordingly, none of Parent’s cash or debt at the corporate level have been assigned to the Company in these financial statements. Net Parent’s equity represents Parent’s interest in the recorded net assets of the Company. All significant transactions between the Company, Parent and affiliates have been included in the accompanying financial statements. Transactions with Parent and affiliates are reflected in the accompanying Statements of Parent’s Net Equity as “Contributions and net transfers with Parent and other affiliates” and in the accompanying combined carved-out balance sheets within “Net Parent’s Equity”. The statements of operations of the Company includes revenues and expenses that are specifically identifiable to the Company plus allocated corporate overhead or other shared costs based on methodologies that management deems appropriate for the nature of the cost. All significant intercompany accounts and transactions between the businesses comprising the Company have been eliminated in the accompanying financial statements.

BATTERY GROUP OF GLOBAL GRAPHENE GROUP, INC.
Notes to Combined Carved-Out Financial Statements
December 31, 2023 and 2022

Nature and Scope of Business (cont.)

On February 2, 2024, Nubia Brand International Corp., (“Nubia”) consummated a business combination pursuant to a Merger Agreement (as amended on August 25, 2023, the “Merger Agreement”), by and among Nubia, HBC, and Nubia Merger Sub, Inc., a wholly-owned subsidiary of Nubia (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into HBC with HBC surviving such merger as a wholly owned subsidiary of Nubia, which was renamed Solidion Technology, Inc. upon closing (the “Merger”). The carved-out financial statements herein of the Company reflect the assets, liabilities, revenues and expenses of HBC that were merged into Solidion Technology, Inc.

In connection with the merger, the Company incurred $1,130,747 in transaction costs for the year ended December 31, 2023.

The assets of the Company include patent assets that have been contributed to Solidion Technology, Inc. During 2023, the patents designated to be contributed into the merger changed. The accompanying December 31, 2022 carved-out financial statements herein have been recasted to reflect this change in the reporting entity. The following reflects the changes in the accompanying financial statements from that previously reported.

	As Previously Reported	Change	As Reported
Balance Sheet
Unissued patents	$978,180	$396,606	$1,374,786
Issued patents	631,914	(10,756)	621,158
Accumulated amortization	(277,897)	—	(277,897)
Patents, net	1,332,197	385,850	1,718,047
Parent’s Net Investment	5,597,576	385,850	5,983,426

Statement of Cash Flows
Capitalized patent costs	(225,550)	(17,359)	(242,909)

Summary of Significant Accounting Policies

Going Concern

The Company has experienced recurring net losses and has generated minimal sales from inception. The Company’s ability to continue as a going concern depends on generating cash from operations or obtaining financing. Solidion Technology, Inc. plans to finance operations with proceeds from the sale of equity securities or debt; however, there is no assurance that management’s plans to obtain additional debt or equity financing will be successfully implemented or implemented on favorable terms.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during each of the reporting periods. Actual results could differ from those estimates. The Company’s significant estimates consist of impairment of long-lived assets.

Cash and Cash Equivalents

Cash consist of cash, checking accounts, money market accounts and temporary investments with maturities of three months or less when purchased. As of December 31, 2023 and 2022, the Company had no cash equivalents. Intercompany transactions between the Company, the Parent and affiliates are considered to be effectively settled in the combined carved-out financial statements at the time the transaction is recorded. The total net effect of the settlement of these intercompany transactions is reflected in the combined statements of cash flows within financing activities and in the combined carved-out balance sheets within Parent’s Net Equity.

BATTERY GROUP OF GLOBAL GRAPHENE GROUP, INC.
Notes to Combined Carved-Out Financial Statements
December 31, 2023 and 2022

Summary of Significant Accounting Policies (cont.)

Accounts Receivable

The carrying amount of receivables is reduced by a valuation allowance for expected credit losses, as necessary, that reflects management’s best estimate of the amount that will not be collected. This estimation takes into consideration historical experience, current conditions and, as applicable, reasonable supportable forecasts. Actual results could vary from the estimate. Accounts are charged against the allowance when management deems them to be uncollectible. Based on its assessment, the Company determined that the risk of credit loss was not material; therefore, there was no valuation allowance recorded as of December 31, 2023 and 2022.

Other Receivable

The other receivable of $187,500 as of December 31, 2023 is from Nubia Brand for cash advances made by Parent (on behalf of the Battery Group) to Nubia Brand in connection with requirements of Nubia Brand to fund additional amounts into the trust for extensions of time in closing a business combination. Pursuant to the Merger Agreement, the Battery Group was responsible for funding 50% of this additional trust funding requirement.

Receivable from and Payable to Parent

The receivable from Parent of $1,070,000 as of December 31, 2022 represents an allocation of cash funds from a subsidiary not included in the Battery Group. The Parent funded the receivable during 2023. The payable to Parent at December 31, 2023 includes the $187,500 for the cash advances made by Parent (on behalf of the Battery Group) and $685,000 related to transaction costs to be paid by Parent (on behalf of the Battery Group) in 2024.

Inventory

Inventories are stated at the lower of first-in, first-out cost or net realizable value. The Company writes-down its inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions. The Company provides reserves for obsolete inventories when the Company deems the value to be impaired. As of December 31, 2023 and 2022, the Company determined that no reserve was required.

Property and Equipment, net

Property and equipment are recorded at cost less accumulated depreciation and amortization. Expenditures for maintenance and repairs, which do not extend the economic useful life of the related assets, are charged to operations as incurred, and expenditures, which extend the economic life, are capitalized. When assets are retired, or otherwise disposed of, the costs and related accumulated depreciation or amortization are removed from the accounts and any gain or loss on disposal is recognized. The Company assesses the carrying value of its property and equipment for impairment each year. Based on its assessments, the Company did not incur any impairment charges for 2023 and 2022.

The Company depreciates its property and equipment for financial reporting purposes using the straight-line method over the estimated useful lives of the assets. The estimated useful lives are as follows:

Bulding	40 years
Leasehold improvements	15 years
Machinery & equipment	5 years

Depreciation expense of property and equipment was approximately $311,000 and $557,000 for 2023 and 2022, respectively.

Patents

The Company capitalizes external costs, such as filing fees and associated attorney fees, incurred to obtain issued patents. The Company’s intangible assets consist of capitalized costs for unissued patents and issued patents that are owned by an affiliate and have been included in these financial statements as these assets will be contributed into the

BATTERY GROUP OF GLOBAL GRAPHENE GROUP, INC.
Notes to Combined Carved-Out Financial Statements
December 31, 2023 and 2022

Summary of Significant Accounting Policies (cont.)

Merger. Issued patents are carried at cost less accumulated amortization. Successful patent efforts are amortized over the life of the patent, and unsuccessful efforts are expensed. The issued patents are being amortized over a useful life of 20 years. Amortization of the patent costs commences upon patent issuance. Unissued and issued patents were approximately $1,103,000 and $1,268,000 as of December 31, 2023, respectively; and $1,375,000 and $621,000 at December 31, 2022, respectively. The Company assesses the carrying value of its intangible assets for impairment each year. Based on its assessments, the Company did not incur any impairment charges for 2023 and 2022.

Translation of Foreign Currencies

The functional currency of HBC’s Taiwan subsidiary is the New Taiwan. In accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 830, Foreign Currency Matters, the financial statements of the Company’s HBC Taiwan are translated to U.S. dollars using the exchange rates at the balance sheet dates for assets and liabilities, the historical exchange rate for stockholders’ equity accounts and a weighted average exchange rate for revenue, expenses and gains or losses. Foreign currency translation adjustments are accumulated in a separate component of stockholders’ deficit until the foreign business is sold or substantially liquidated. The foreign currency translation adjustments as of and for the years ended December 31, 2023 and 2022 were not material.

Revenue Recognition

Revenue is recognized when a performance obligation has been satisfied by transferring control of promised products or services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those products. Revenues are recognized at a point in time when control transfers to customers, which is generally determined when title, ownership and risk of loss pass to the customer.

Research and Development

All research and development costs are expensed as incurred. Substantially all costs incurred in 2023 and 2022 were related to research and development activities.

Income Taxes

The Company accounts for income taxes using the asset and liability method. Accordingly, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in the tax rate is recognized in income or expense in the period that the change is effective. Income tax benefits are recognized when it is probable that the deduction will be sustained. A valuation allowance is established when it is more likely than not that all or a portion of a deferred tax asset will either expire before the Company is able to realize the benefit, or that future deductibility is uncertain. Due to the losses recognized in 2023, 2022 and prior years, a full valuation allowance has been recognized in the balance sheets as of December 31, 2023 and 2022 and no benefit for the net losses has been recognized in the 2023 and 2022 statements of operations.

Leases

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which enhances transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. The main difference between previous GAAP and Topic 842 is the recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases under previous GAAP. The guidance includes a new definition of a lease, which are classified as either a finance lease or operating lease. Only short-term leases are not recognized on the balance sheet. Other changes include certain aspects of lessee accounting, lessor accounting, leveraged leases, sale and leaseback transactions and required disclosures. Topic 842

BATTERY GROUP OF GLOBAL GRAPHENE GROUP, INC.
Notes to Combined Carved-Out Financial Statements
December 31, 2023 and 2022

Summary of Significant Accounting Policies (cont.)

was effective for the Company effective January 1, 2022. The Company has only three operating leases with the remaining lease obligation totaling approximately $7,000 and $36,000 as of December 31, 2023 and 2022, respectively. Because the effect of Topic 842 would not be material to the Company’s financial statements, the Company has not adopted this new standard.

New Accounting Pronouncements

In June 2016, the FASB issued Accounting Standards Update (ASU) No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. This standard sets forth a current expected credit loss (CECL) model, which requires the Company to measure all expected credit losses for financial assets (or a group of financial assets) held at the reporting date based on historical experience, current conditions, and reasonable supportable forecasts. The standard replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost, such as accounts receivable and related reserves. The new standard was effective for annual periods beginning after December 15, 2022. There was no material impact of the new pronouncement on the Company’s financial statements.

Patents

Issued patents are recognized on the balance sheets net of accumulated amortization of approximately $519,000 and $278,000 as of December 31, 2023 and 2022, respectively. Amortization expense for the patents included in these financial statements was approximately $246,000 and $50,000 for 2023 and 2022, respectively. Amortization expense for 2023 includes approximately $162,000 to correct an error related to prior years. Future amortization expense for the patents over the next five years is anticipated to be approximately $65,000 per year.

Operating Leases

Rent expense for 2023 and 2022 was approximately $53,000 and $36,000, respectively.

Future minimum rental payments under non-cancelable operating leases for legal entities included in the Battery Group are as follows:

2024	4,168
2025	1,500
2026	1,375
Total	$7,043

Foreign Operations

The foreign subsidiary of the Company represented approximately $24,000 and $12,000 of total assets, and $63,000 and $23,000 of total liabilities as of December 31, 2023 and 2022, respectively. There were no revenues recognized by the foreign subsidiary in 2023 and 2022. Total expenses incurred by the foreign subsidiary were approximately $282,000 and $231,000 in 2023 and 2022, respectively.

Commitments and Contingencies

The Internal Revenue Service has placed a federal tax lien on all the property and rights to property belonging to Global Graphene Group, Inc. which would include the assets included in these combined carved-out financial statements of the Company. The lien relates to unpaid federal income taxes for 2017. Inclusive of interest, the balance owed is approximately $1,740,000 as of December 2023.

Subsequent Events — Date of Management Evaluation

Management has evaluated subsequent events through June 7, 2024, the date on which the financial statements were available to be issued.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of
Solidion Technology, Inc. (f/k/a Nubia Brand International Corp.)

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Solidion Technology, Inc. (f/k/a Nubia Brand International Corp.) (the “Company”) as of December 31, 2023 and 2022, the related consolidated statements of operations, changes in stockholders’ equity (deficit) and cash flows for each of the two years in the period ended December 31, 2023, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph — Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has a significant working capital deficiency, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor since 2021.

Hartford, CT

April 11, 2024

SOLIDION TECHNOLOGY, INC.
(F/K/A NUBIA BRAND INTERNATIONAL CORP.)
CONSOLIDATED BALANCE SHEETS

	December 31, 2023	December 31, 2022
ASSETS
Current Assets:
Cash	$19,979	$545,655
Prepaid expenses	85,538	215,628
Derivative asset	28,245,500	—
Total Current Assets	28,351,017	761,283

Cash and investments held in the Trust Account	42,994,274	127,782,882

Other assets	—	35,870
Total Assets	$71,345,291	$128,580,035

LIABILITIES AND STOCKHOLDERS’ (DEFICIT)
Current Liabilities:
Accounts payable and accrued expenses	$2,131,019	$439,086
Income taxes payable	906,563	339,899
Excise tax payable	890,385	—
Accrued offering costs	—	5,000
Funds allocated for share redemption	17,834,235	—
Derivative liabilities	46,728,596	—
Advances from Related Party	332,500	—
Advances from Target	187,500	—
Convertible note – Related Party	905,000	—
Convertible note payable – Sponsor	1,297,500	125,341
Total Current Liabilities	71,213,298	909,326

Deferred underwriting commission	4,322,500	4,322,500
Total liabilities	75,535,798	5,231,826

COMMITMENTS AND CONTINGENCIES

Class A common stock subject to possible redemption; 2,293,741 and 12,350,000 shares (at redemption value)	24,342,743	127,242,983

Stockholders’ Deficit:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value, 100,000,000 shares authorized, 123,500 issued and outstanding (excluding 2,293,741 and 12,350,000 shares subject to redemption as of December 31, 2023 and December 31, 2022, respectively)	12	12
Class B common stock, $0.0001 par value, 10,000,000 shares authorized, 3,087,500 issued and outstanding as of December 31, 2023 and December 31, 2022, respectively	308	308
Additional paid-in capital	—	—
Accumulated deficit	(28,533,570)	(3,895,094)
Total Stockholders’ Deficit	(28,533,250)	(3,894,774)
Total Liabilities and Stockholders’ Deficit	$71,345,291	$128,580,035

The accompanying notes are an integral part of these consolidated financial statements.

SOLIDION TECHNOLOGY, INC.
(F/K/A NUBIA BRAND INTERNATIONAL CORP.)
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2023	For the Year Ended December 31, 2022
EXPENSES
Administrative fee – related party	$125,000	$95,000
General and administrative	3,384,621	809,193
TOTAL EXPENSES	3,509,621	904,193

OTHER (EXPENSE) INCOME
Change in fair value of derivative asset/liabilities	(18,483,096)	—
Income earned on Investments held in Trust Account	3,788,143	1,812,882
Interest income	8,580	5,683
Change in fair value of over-allotment liability	—	19,432
TOTAL OTHER (EXPENSE) INCOME, NET	(14,686,373)	1,837,996

Net (loss) income before provision for income taxes	(18,195,994)	933,804

Provision for income taxes	1,579,608	339,899
Net (loss) income	$(19,775,602)	$593,905

Weighted average number of shares of Class A redeemable common stock outstanding, basic	7,654,886	9,846,164
Basic net (loss) income per share of Class A redeemable common stock	$(1.82)	$0.05
Weighted average number of shares of Class A and B non-redeemable common stock outstanding, basic	3,211,000	3,117,537
Basic net (loss) income per share of Class A and B non-redeemable common stock	$(1.82)	$0.05
Weighted average number of shares of Class A redeemable common stock outstanding, diluted	7,654,886	9,846,164
Diluted net (loss) income per share of Class A redeemable common stock	$(1.82)	$0.05
Weighted average number of shares of Class A and B non-redeemable common stock outstanding, diluted	3,211,000	3,185,962
Diluted net (loss) income per share of Class A and B non-redeemable common stock	$(1.82)	$0.05

The accompanying notes are an integral part of these consolidated financial statements.

SOLIDION TECHNOLOGY, INC.
(F/K/A NUBIA BRAND INTERNATIONAL CORP.)
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ (DEFICIT) EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2023 AND DECEMBER 31, 2022

	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Stockholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount
Balance at December 31, 2021	—	$—	3,162,500	$316	$24,684	$(1,430)	$23,570
Proceeds Allocated to Public Warrants	—	—	—	—	3,755,675	—	3,755,675
Proceeds from Private Warrants	—	—	—	—	5,405,000	—	5,405,000
Value of transaction costs allocated to the fair value of equity instruments	—	—	—	—	(234,654)	—	(234,654)
Class A common stock issued to Representative	123,500	12	—	—	776,803	—	776,815
Class A Common Stock Redeemable Remeasurement Adjustment at Initial Public Offering	—	—	—	—	(9,727,508)	(3,214,594)	(12,942,102)
Class A Common Stock Redeemable Remeasurement Adjustment	—	—	—	—	—	(1,272,983)	(1,272,983)
Forfeiture of Class B Common Stock	—	—	(75,000)	(8)	—	8	—
Net income	—	—	—	—	—	593,905	593,905
Balance at December 31, 2022	123,500	12	3,087,500	308	—	(3,895,094)	(3,894,774)
Class A Common Stock Redeemable Remeasurement Adjustment	—	—	—	—	—	(3,972,489)	(3,972,489)
Excise tax on redemption of Class A Common Stock	—	—	—	—	—	(890,385)	(890,385)
Net loss	—	—	—	—	—	(19,775,602)	(19,775,602)
Balance at December 31, 2023	123,500	$12	3,087,500	$308	$—	$(28,533,570)	$(28,533,250)

The accompanying notes are an integral part of these consolidated financial statements.

SOLIDION TECHNOLOGY, INC.
(F/K/A NUBIA BRAND INTERNATIONAL CORP.)
CONSOLIDATED STATEMENT OF CASH FLOWS

	For the Year Ended December 31, 2023	For the Year Ended December 31, 2022
Cash Flows From Operating Activities:
Net income (loss)	$(19,775,602)	$593,905
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Income earned on Investments held in Trust Account	(3,788,143)	(1,812,882)
Change in fair value of over-allotment liability	—	(19,432)
Derivative asset/liabilities	18,483,096	—
Changes in operating assets and liabilities:
Prepaid expenses	130,090	(215,628)
Other assets	35,870	(35,870)
Accrued formation and offering costs	(5,000)	—
Income tax payable	566,664	339,899
Accounts payable and accrued expenses	1,691,932	424,906
Net Cash Used In Operating Activities	(2,661,093)	(725,102)

Cash Flows From Investing Activities:
Cash withdrawn for taxes	1,523,258	—
Cash withdrawn for redemptions of Class Common Stock	89,038,494	—
Cash deposited into Trust Account	(1,985,000)	(125,970,000)
Net Cash Provided By (Used In) Investing Activities	88,576,752	(125,970,000)

Cash Flows From Financing Activities:
Proceeds from convertible note – Sponsor	1,172,159	—
Proceeds from convertible note	905,000	—
Advances from Related Party	332,500	—
Advances from Target	187,500	—
Payments for redemption of Class A Common Stock	(89,038,494)
Sale of Units in the Initial Public Offering, net of underwriting discount	—	123,500,000
Proceeds from sale of Private Placement Warrants	—	5,405,000
Payment of underwriter fees	—	(1,235,000)
Payment of offering costs	—	(429,243)
Net Cash (Used In) Provided By Financing Activities	(86,441,335)	127,240,757

Net change in cash	(525,676)	545,655

Cash at beginning of period	545,655	—
Cash at end of period	$19,979	$545,655

Supplemental disclosure
Cash paid for income taxes	$1,012,944	$—

Supplemental disclosure of non-cash financing activities:
Deferred offering costs included in accrued offering costs	$—	$25,000
Deferred offering costs included in related party payable	$—	$939
Deferred underwriters’ compensation charged to temporary equity in connection with the Public Offering	$—	$4,322,500
Class A redeemable Common Stock measurement adjustment at Initial Public Offering	$—	$12,942,102
Fair value of representative shares	$—	$776,815
Fair value of over-allotment option	$—	$19,432
Excise tax on redemption of Class A Common Stock	$890,385	$—
Class A Common Stock Redeemable Current Period Remeasurement Adjustment	$3,972,489	$1,272,983
Reclassification of redeemed Class A ordinary shares	$17,834,235	—

The accompanying notes are an integral part of these consolidated financial statements.

SOLIDION TECHNOLOGY, INC.

(F/K/A NUBIA BRAND INTERNATIONAL CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN

Solidion Technology, Inc, formerly known as Nubia Brand International Corp. prior to February 2, 2024 (the “Closing Date”) was incorporated in Delaware on June 14, 2021 and Nubia Merger Sub, Inc., an Ohio corporation, (collectively, the Company”) was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2023, the Company had not commenced any operations. All activity for the period from June 14, 2021 (inception) through December 31, 2023 relates to the Company’s formation and the initial public offering (“Initial Public Offering” or “IPO”), which is described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.

On February 16, 2023, the Company entered into a Merger Agreement (the “Merger Agreement”) by and among Honeycomb Battery Company, an Ohio corporation (the “Honeycomb”), the Company, and Nubia Merger Sub, Inc., an Ohio corporation (“Merger Sub”) and wholly-owned subsidiary of the Company, pursuant to which Merger Sub will merge with and into Honeycomb (the “Merger”) with Honeycomb as the surviving corporation of the Merger and becoming a wholly-owned subsidiary of the Company. In connection with the Merger, the Company will change its name to “Honeycomb Battery Company” or such other name designated by Honeycomb by notice to the Company, which is referred to herein as the “Solidion.” The board of directors of the Company (the “Nubia Board”) has unanimously (i) approved and declared advisable the Merger Agreement, the Merger and the other transactions contemplated thereby (collectively, the “Transactions”) and (ii) resolved to recommend approval of the Merger Agreement and related matters by the stockholders of the Company.

The Merger Agreement provides that the Company will issue to the Honeycomb stockholders aggregate consideration of 70,000,000 shares of Solidion’s common stock (the “Closing Merger Consideration Shares”) at the effective time of the Merger Agreement (the “Effective Time”), plus up to an additional 22,500,000 shares of Solidion’s common stock (the “Earnout Shares”) upon the occurrence of the following events (or earlier upon a change of control of Solidion but subject to (and only to the extent that) the valuation of Solidion’s common stock implied by such change of control transaction meeting the respective volume weighted average price (“VWAP”), as defined in the Merger Agreement, thresholds set forth below):

(i)     5,000,000 Earnout Shares if, over any ten (10) trading days within any thirty (30) trading day period from and after the date that is thirty (30) days following the closing date of the Transactions (the “Closing Date”) until the second anniversary of the Closing Date, the VWAP of the shares of Solidion’s Class A common stock is greater than or equal to $12.50 per share (subject to any adjustment pursuant to the Merger Agreement);

(ii)    7,500,000 Earnout Shares if, over any ten (10) trading days within any thirty (30) trading day period from and after the date that is one hundred eighty (180) days following the Closing Date until the date that is forty-two (42) months following the Closing Date, the VWAP of the shares of Solidion’s Class A common stock is greater than or equal to $15.00 per share (subject to any adjustment pursuant to the Merger Agreement); and

(iii)   10,000,000 Earnout Shares if over any ten (10) trading days within any thirty (30) trading day period from and after the date that is one hundred eighty (180) days following the Closing Date until the fourth anniversary of the Closing Date, the VWAP of the shares of Solidion’s Class A common stock is greater than or equal to $25.00 per share (subject to any adjustment pursuant to the Merger Agreement).

The Merger Agreement contains customary representations and warranties of the parties.

SOLIDION TECHNOLOGY, INC.

(F/K/A NUBIA BRAND INTERNATIONAL CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN (cont.)

The Merger is accounted for as a reverse recapitalization with Honeycomb as the accounting acquirer.

On February 2, 2024 (the “Closing Date”), the Company consummated the business combination (the “Closing”) pursuant to a Merger Agreement, dated February 16, 2023 (as amended on August 25, 2023, the “Merger Agreement”) with HBC surviving such merger as a wholly owned subsidiary of Nubia, which was renamed “Solidion Technology, Inc.” upon Closing.

Business Prior to the Business Combination

The registration statement for the Company’s Initial Public Offering was declared effective on March 10, 2022. On March 15, 2022, the Company consummated the Initial Public Offering of 11,000,000 units (“Units” and, with respect to the shares of common stock included in the Units being offered, the “Public Shares”), generating gross proceeds of $110,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private sale (the “Private Placement”) of an aggregate of 5,000,000 warrants (the “Private Placement Warrants”) to Mach FM Acquisitions LLC (the “Sponsor”) at a purchase price of $1.00 per Private Placement Warrant, generating gross proceeds to the Company in the amount of $5,000,000.

On March 15, 2022, the underwriters purchased an additional 1,350,000 Units pursuant to the partial exercise of the over-allotment option. The Units were sold at an offering price of $10.00 per Unit, generating additional gross proceeds to the Company of $13,500,000. Also, in connection with the partial exercise of the over-allotment option, the Sponsor and the underwriter purchased an additional 405,000 Private Placement Warrants at a purchase price of $1.00 per warrant generating additional gross proceeds to the Company of $405,000.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through its Initial Public Offering of 12,350,000 Units (including a partial exercise of the underwriters’ over-allotment option) at $10.00 per Unit, which is discussed in Note 3, and the sale of 5,405,000 Private Placement Warrants (including a partial exercise of the underwriters’ over-allotment option) at a price of $1.00 per Private Placement Warrant in private placements to the Sponsor that will close simultaneously with the Initial Public Offering.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on the interest earned on the Trust Account). The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Upon the closing of the Initial Public Offering, management agreed that an amount equal to at least $10.20 per Unit sold in the Initial Public Offering, including proceeds of the Private Placement Warrants, will be held in a trust account (“Trust Account”), located in the United States and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below. On December 15, 2023 the funds in the Trust Account were moved into a non-interest bearing, segregated account, as determined by the Company, until the earlier of (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.

SOLIDION TECHNOLOGY, INC.

(F/K/A NUBIA BRAND INTERNATIONAL CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN (cont.)

The holders of the Founder Shares have agreed (a) to waive their redemption rights with respect to the Founder Shares and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose an amendment to the Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemptions in connection with a Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to stockholders’ rights or pre-business combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

On March 13, 2023, in accordance with the current certificate of incorporation, the Company contributed an aggregate of $1,235,000 (or $0.10 per share for each outstanding public share) to the trust account and extended the time to complete a business combination from March 15, 2023 to June 15, 2023. On June 14, 2023, the Company held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, stockholders approved to amend the Company’s Amended and Restated Certificate of Incorporation to allow the Company to extend the date by which the Company must consummate a business combination (the “Extension”) on a monthly basis up to six times from June 15, 2023 (the date that is 15 months from the closing date of the Company’s initial public offering of units) to December 15, 2023 (the date that is 21 months from the closing date of the IPO). The Company contributed an additional $125,000 per month from June through November 2023 for a total of $750,000 related to the Special Meeting Extension.

Stockholders elected to redeem an aggregate 8,430,383 or shares of Common Stock in connection with the Special Meeting. As such, $89,038,494 was withdrawn from the Trust.

In connection with the redemption, the Company recorded an excise tax liability and equity adjustment of $0.9 million.

On December 14, 2023, the Company held another special meeting of stockholders (the “Second Special Meeting”). At the Second Special Meeting, stockholders approved the business combination.

Stockholders elected to redeem an aggregate 1,625,876 shares of Common Stock in connection with the Second Special Meeting. The funds of $17,834,235 are due and payable to the redeeming stockholders on the earlier of the closing of the business combination or the liquidation date. As such, the Company recorded a Funds payable to redeemed Class A stockholders at December 31, 2023 and reduced Class A common stock subject to possible redemption at December 31, 2023 of $17,834,235. The funds were transferred to the stockholders upon closing of the business combination on February 2, 2024.

Excise tax, if any, related to the redemption will be accrued on the date the funds are paid to the stockholders.

Going Concern Consideration

On February 2, 2024 (the “Closing Date”), the Company consummated the business combination (the “Closing”) pursuant to a Merger Agreement, dated February 16, 2023 (as amended on August 25, 2023, the “Merger Agreement”) with HBC surviving such merger as a wholly owned subsidiary of Nubia, which was renamed “Solidion Technology, Inc.” upon Closing.

Since Solidion’s inception, the Company has experienced recurring net losses and has generated minimal sales. For the year ended December 31, 2023, Solidion recorded net losses of approximately $5,300,000, net cash used in operating activities of approximately $4,100,000 and, as of December 31, 2023, had cash and cash equivalents on hand of approximately $1,000, which factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company plans to finance its operations with proceeds from the sale of equity securities or debt; however, there is no assurance that management’s plans to obtain additional debt or equity financing will be successfully implemented or implemented on terms favorable to the Company.

SOLIDION TECHNOLOGY, INC.

(F/K/A NUBIA BRAND INTERNATIONAL CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN (cont.)

The balance sheets do not include any adjustments that might result from the outcome of this uncertainty. The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“US GAAP”), which contemplate continuation of the Company as a going concern.

Risks and Uncertainties

The IR Act imposes a 1% excise tax on the fair market value of stock repurchases made by covered corporations after December 31, 2022. The total taxable value of shares repurchased is reduced by the fair market value of and newly issued shares during the taxable year. Redemption rights are ubiquitous to nearly all SPACs. Stockholders have the ability to require the SPAC to repurchase their shares prior to the merger in what is known as a redemption right, essentially getting their money back. The Company recorded an excise tax liability and equity adjustment of $0.9 million for the ended December 31, 2023 in connection with Second Special Meeting redemptions.

In February 2022, the Russian Federation and Belarus commenced a military action with the country of Ukraine. As a result of this action, various nations, including the United States, have instituted economic sanctions against the Russian Federation and Belarus. Further, the impact of this action, related sanctions on the world economy and the ongoing hostilities in the Middle East are not determinable as of the date of these financial statements. The specific impact on the Company’s financial condition, results of operations, and cash flows is also not determinable as of the date of these financial statements.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with U.S. GAAP and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany transactions and balances have been eliminated.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

SOLIDION TECHNOLOGY, INC.

(F/K/A NUBIA BRAND INTERNATIONAL CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the balance sheet which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2023 and 2022.

Cash and investments held in Trust Account

The funds held in Trust are invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account. All of the Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of investments held in Trust Account are included in Income earned on Investments held in Trust Account in the accompanying statements of operations. The estimated fair value of investments held in Trust Account are determined using available market information. On December 11, 2023 the funds in the Trust Account were moved into a non-interest bearing, segregated account, as determined by the Company, until the earlier of (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account. In fourth quarter of 2023, the Company withdrew approximately $187,000 of interest earned in the Trust Account for fiscal year 2023 estimated tax obligations. The taxes were not paid directly at that time as the tax liabilities are due to be paid subsequently in 2024. In hindsight, the amounts withheld from the trust should have been promptly remitted, or held as restricted cash. The Company remitted approximately $82,000 of the tax obligation in the first quarter 2024 to the relevant tax authorities, and intends to remit remaining payments as soon as practically possible, in conjunction with applicable tax authority deadlines.

Offering Costs associated with an Initial Public Offering

The Company complies with the requirements of the Financial Accounting Standards Board (“FASB”) ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A, “Expenses of Offering.” Offering costs were allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Upon completion of the Initial Public Offering, offering costs associated with the shares of Class A Common Stock were allocated between temporary equity and the Public Warrants by the relative fair value method. Total offering costs at the close of the Initial Public Offering were $6,951,081. Other costs of $597,334 consisted principally of costs, such as professional, legal and other fees, incurred in connection with preparation for the Initial Public Offering. These offering costs, together with the underwriter fees of $5,557,500 (of which 4,322,500 is deferred until successful initial Business Combination), were allocated between temporary equity in a relative fair value method upon completion of the Initial Public Offering. In addition, the Company recorded the fair value of $776,815 for representative shares issued upon close of the Public Offering as well as the fair value of the remaining over-allotment option of $19,432 as offering costs.

SOLIDION TECHNOLOGY, INC.

(F/K/A NUBIA BRAND INTERNATIONAL CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Class A ordinary shares subject to possible redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance enumerated in ASC 480 “Distinguishing Liabilities from Equity”. Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity (deficit). The Company’s Class A common stock features certain redemption rights that are considered by the Company to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at December 31, 2023 and December 31, 2022, the shares of Class A common stock subject to possible redemption in the amount of approximately $24.3 million and $127.2 million, respectively, are presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheets.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable Class A common stock to equal the redemption value at the end of each reporting period. Immediately upon the closing of the Initial Public Offering, the Company recognized a measurement adjustment from initial book value to redemption amount value. The change in the carrying value of redeemable Class A ordinary shares resulted in charges against additional paid-in capital and accumulated deficit of approximately $4.8 million and $12.9 million for the year ended December 31, 2023 and December 31, 2022, respectively. The valuation of common stock subject to redemption includes the Company’s estimate of interest held in the Trust Account that is available for payment of taxes, and excludes dissolution expense of up to $100,000 since it is only taken into account in the event of the Company’s liquidation.

At December 31, 2023 and December 31, 2022, the Class A common stock subject to possible redemption reflected in the balance sheet is reconciled in the following table:
Gross proceeds	$123,500,000
Less:
Proceeds allocated to Public Warrants	(3,755,675)
Class A common stock issuance costs	(6,716,427)
(10,472,102)

Plus:
Class A Common Stock Redeemable Remeasurement Adjustment at IPO	12,942,102
Remeasurement adjustment for the year ended December 31, 2022	1,272,983
Class A common stock subject to possible redemption as of December 31, 2022	127,242,983
Transfer to funds payable to redeemed Class A stockholders	(17,834,235)
Redemptions	(89,038,494)
Remeasurement adjustment for the year ended December 31, 2023	3,972,489
Class A common stock subject to possible redemption as of December 31, 2023	$24,342,743

Funds payable to redeemed Class A stockholders

On December 14, 2023, the Company held a second special meeting of stockholders (the “Second Special Meeting”). In connection with the Second Special Meeting, stockholders elected to redeem an aggregate 1,625,876 shares of Common Stock. The funds of $17,834,235 are due and payable to the redeeming stockholders on the earlier of the closing of the business combination or the liquidation date. As such, the Company recorded a Funds payable to redeemed Class A stockholders at December 31, 2023 and reduced Class A common stock subject to possible redemption at December 31, 2023 of $17,834,235 as the funds are considered redeemed, but pending distribution. The funds were transferred to the stockholders upon closing of the business combination on February 2, 2024.

Excise tax, if any, related to the redemption will be accrued on the date the funds are paid to the stockholders.

SOLIDION TECHNOLOGY, INC.

(F/K/A NUBIA BRAND INTERNATIONAL CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2023 and 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The Company has identified the United States as its only “major” tax jurisdiction. The Company is subject to income taxation by major taxing authorities since inception. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The IR Act imposes a 1% excise tax on the fair market value of stock repurchases made by covered corporations after December 31, 2022. The total taxable value of shares repurchased is reduced by the fair market value of and newly issued shares during the taxable year. Redemption rights are ubiquitous to nearly all SPACs. Stockholders have the ability to require the SPAC to repurchase their shares prior to the merger in what is known as a redemption right, essentially getting their money back. There are two possible scenarios in which redemption rights come into play. First, they can be exercised by the stockholders themselves because they are exiting the transaction, or second, they can be triggered because the SPAC did not find a target with which to merge.

In connection with shareholder redemptions in 2023, the Company recorded an excise tax liability and equity adjustment of $0.9 million.

Net Income (Loss) per Common Stock

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net income (loss) per share of common stock is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding for the period. The Company applies the two-class method in calculating earnings per share. The remeasurement adjustment associated with the redeemable shares of Class A Common Stock is excluded from income (loss) per share as the redemption value approximates fair value.

The calculation of diluted income (loss) per share of common stock does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering and (ii) the Private Placement since the exercise of the warrants is contingent upon the occurrence of future events. As of December 31, 2023 and 2022, the warrants are exercisable to purchase 11,580,000 shares of Class A common stock in the aggregate. As a result, diluted income (loss) per share of common stock is the same as basic income (loss) per common stock for the periods presented.

Stockholders elected to redeem an aggregate 1,625,876 shares of Common Stock in connection with the Second Special Meeting held on December 14, 2023. As such, these shares are no longer outstanding for purposes of calculating weighted average number of shares of common stock outstanding at December 31, 2023.

SOLIDION TECHNOLOGY, INC.

(F/K/A NUBIA BRAND INTERNATIONAL CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The following tables reflects the calculation of basic and diluted net income (loss) per common share (in dollars, except per share amounts):
For the Year ended December 31, 2022
Class A Redeemable Common Stock
Numerator: Income allocable to Class A Redeemable Common Stock	$448,713
Denominator: Diluted weighted average shares outstanding	9,846,164
Diluted net income per share, Class A Redeemable Common Stock	$0.05

Class A and Class B Non-Redeemable Common Stock
Numerator: Income allocable to Class A and Class B Non-Redeemable Common Stock	$145,192
Denominator: Diluted weighted average shares outstanding	3,185,962
Diluted net income per share, Class A and Class B Non-Redeemable Common Stock	$0.05
Year ended December 31, 2023
Class A Redeemable Common Stock
Numerator: Loss allocable to Class A Redeemable Common Stock	$(13,931,674)
Denominator: Basic and diluted weighted average shares outstanding	7,654,886
Basic and diluted net loss per share, Class A Redeemable Common Stock	$(1.82)

Class A and Class B Non-redeemable Common Stock
Numerator: Loss allocable to Class A and Class B Non-Redeemable Common Stock	$(5,843,928)
Denominator: Basic and diluted weighted average shares outstanding	3,211,000
Basic and diluted net loss per share, Class A and Class B Non-Redeemable Common Stock	$(1.82)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received for sale of an asset or paid to transfer of a liability, in an orderly transaction between market participants at the measurement date. US GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). See Note 8.

Convertible Notes

The Company accounts for convertible notes as either equity-classified or liability-classified instruments based on an assessment of the convertible notes’ specific terms and applicable authoritative guidance in ASC 480, and FASB ASC 815, “Derivatives and Hedging” (“ASC 815”). The assessment considers whether the conversion feature is freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and

SOLIDION TECHNOLOGY, INC.

(F/K/A NUBIA BRAND INTERNATIONAL CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

whether the convertible notes meet all of the requirements for equity classification under ASC 815, including whether the conversion feature are indexed to the Company’s own common shares. The Company has concluded that the convertible notes qualify for equity treatment.

Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480, and FASB ASC 815, “Derivatives and Hedging” (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all of the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. The Company accounts for outstanding warrants as equity-classified instruments.

Forward Purchase Agreement and Non-Redemption Agreement

The Company accounts for forward purchase agreement and non-redemption agreement as either equity-classified or liability-classified instruments based on an assessment of the FPA and NRA specific terms and applicable authoritative guidance in ASC 480, and FASB ASC 815, “Derivatives and Hedging” (“ASC 815”). The assessment considers whether the FPA and NRA are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the FPA and NRA meet all of the requirements for equity classification under ASC 815, including whether the FPA and NRA are indexed to the Company’s own common shares and whether the FPA and NRA holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment is conducted at the time of FPA and NRA issuance and as of each subsequent quarterly period end date while the FPA and NRA are outstanding.

For issued or modified FPA and NRAs that meet all of the criteria for equity classification, the FPA and NRA are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified FPA and NRAs that do not meet all of the criteria for equity classification, the FPA and NRAs are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. The Company accounts for outstanding FPA and NRA as liability-classified instruments.

Recent Accounting Standards

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09), which requires disclosures of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements. ASU 2023-09 is effective for the fiscal year beginning after December 15, 2024. Early adoption is permitted. The Company’s management does not believe the adoption of ASU 2023-09 will have a material impact on its financial statements and disclosures.

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

SOLIDION TECHNOLOGY, INC.

(F/K/A NUBIA BRAND INTERNATIONAL CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 — INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 11,000,000 Units at a price of $10.00 per Unit. Each Unit consists of one share of Class A common stock and one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7).

On March 15, 2022, the underwriters purchased an additional 1,350,000 Units pursuant to the partial exercise of the over-allotment option. The Units were sold at an offering price of $10.00 per Unit, generating additional gross proceeds to the Company of $13,500,000.

NOTE 4 — PRIVATE PLACEMENTS

The Sponsor purchased an aggregate of 5,000,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, generating gross proceeds of $5,000,000, from the Company in private placements that occurred simultaneously with the closing of the Initial Public Offering. Each Private Placement Warrant is exercisable to purchase one share of Common stock at a price of $11.50 per share, subject to adjustment (see Note 7). The proceeds from the sale of the Private Placement Warrants were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless. The Private Placement Warrants (including the Common stock issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or saleable until 30 days after the completion of an Initial Business Combination, subject to certain exceptions.

On March 15, 2022, in connection with the exercise of the over-allotment option, the Sponsor and the underwriter purchased an additional 405,000 Private Placement Warrants at a purchase price of $1.00 per warrant generating additional gross proceeds to the Company of $405,000.

NOTE 5 — RELATED PARTIES

Founder Shares

On August 17, 2021, the Sponsor received 2,875,000 of the Company’s Class B common stock (the “Founder Shares”) for $25,000 paid for Company deferred offering costs. On March 10, 2022, the Company effectuated a 1.1-for-1 share split, resulting in an aggregate of 3,162,500 Founder Shares outstanding (see Note 7). All share amounts have been adjusted to reflect the share split. The Founder Shares include an aggregate of up to 412,500 shares subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full or in part, so that the number of Founder Shares equals, on an as-converted basis, approximately 20% of the Company’s issued and outstanding shares of common stock after the Initial Public Offering. During the year ended December 31, 2022, as a result of the partial exercise of the over-allotment option, the remaining 75,000 shares subject to forfeiture expired.

The holders of the Founder Shares have agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Public Stockholders having the right to exchange their shares of common stock for cash, securities or other property.

SOLIDION TECHNOLOGY, INC.

(F/K/A NUBIA BRAND INTERNATIONAL CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 — RELATED PARTIES (cont.)

Promissory Note — Sponsor

On July 27, 2021, the Sponsor issued an unsecured promissory note to the Company (the “Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $300,000. The Promissory Note is non-interest bearing and payable on the earlier of (i) March 31, 2022 or (ii) the consummation of the Initial Public Offering (the “Original Maturity Date”). On May 20, 2022, the Company and the Sponsor amended and restated the Promissory Note (the “Amended Note”) (i) to extend the Original Maturity Date to a new maturity date which shall be upon the earlier of the closing of the Company’s initial business combination or the Company’s liquidation, and (ii) to permit the holder of the Amended Note, in its sole discretion, to convert any or all of the unpaid principal under the Amended Note into warrants, at a price of $1.00 per warrant, upon consummation of the Company’s initial business combination. On May 17, 2023, the Sponsor issued an unsecured promissory note to the Company (the “Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $1,000,000. The Promissory Note is non-interest bearing and payable on the earlier of the closing of the Company’s initial business combination or the Company’s liquidation, and to permits the holder of the Note, in its sole discretion, to convert any or all of the unpaid principal under the Amended Note into warrants, at a price of $1.00 per warrant, upon consummation of the Company’s initial business combination.

As of December 31, 2023 and December 31, 2022, there was $1,297,500, and $125,341, respectively, outstanding under the Promissory Note.

On January 29, 2024, the Promissory Notes with the Sponsor was amended such that the Promissory Note any or all of the unpaid principal upon consummation of the Company’s initial business combination was convertible into common shares at a conversion price of $1.00 per share.

Convertible Note — Related party

At various dates in the third and fourth quarters of 2023, the Company issued Convertible notes to related parties of $905,000 to meet our working capital requirements. As of December 31, 2023 and December 31, 2022, there was $905,000 and $0 in Convertible Notes from Related Parties outstanding. The convertible notes with related parties bear similar conditions to the promissory note — sponsor.

Advances from Target

On June 15, 2023, Honeycomb Battery Company advanced to the Company $62,500. On July 14, 2023, Honeycomb Battery Company advanced an additional $62,500. On August 15, 2023, Honeycomb Battery Company advanced an additional $62,500. As of December 31, 2023 and December 31, 2022, there was $187,500 and $0 advances outstanding.

Advances from Related Parties

From time to time, affiliates of the Sponsor advance funds to the Company or pay expenses on behalf of the Company for formation and operating costs. These advances are due on demand and are non-interest bearing. During the year ended December 31, 2023 and 2022, the related parties paid $332,500 and $2,841 of expenses on behalf of the Company, respectively. As of December 31, 2023 and December 31, 2022, there was $332,500 and $0 outstanding balances due to related parties, respectively. In January 2024, the advances from related parties were converted into convertible notes — related party.

Letter Agreement between Nubia and Mach FM Acquisitions LLC

On December 13, 2023, Nubia and the Sponsor entered into an agreement (the “Agreement”) wherein Nubia shall make a cash payment to the Sponsor in the amount of $7,250,000. In consideration for such payment, the Sponsor agreed to assume certain fees and expenses accrued by Nubia in connection with the transactions contemplated by the

SOLIDION TECHNOLOGY, INC.

(F/K/A NUBIA BRAND INTERNATIONAL CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 — RELATED PARTIES (cont.)

Merger Agreement. The payment is due at closing of the Merger Agreement and relates to the deferred underwriting commission of $4,322,500, which is included in the balance sheet as of December 31, 2023, and costs that have not been incurred as of December 31, 2023 related to the merger.

General and Administrative Services

Commencing on the date of the Initial Public Offering, the Company has agreed to pay the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of the Initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. During the year ended December 31, 2023 and December 31, 2022, the Company recorded $125,000 and $95,000, respectively, of expenses related to the agreement, respectively. As of December 31, 2023 and December 31, 2022, there was an outstanding balance of $79,481 and $0, respectively.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted upon completion of a Business Combination into Warrants at a price of $1.00 per Warrant. Such Units would be identical to the Private Placement Warrants. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of December 31, 2023 and December 31, 2022, there were no amounts outstanding under the Working Capital Loans.

NOTE 6 — COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the Founder Shares, Private Placement Warrants that may be issued upon conversion of Working Capital Loans (and any shares of common stock issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares) are entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of Initial Public Offering requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to shares of Class A common stock). The holders of these securities are entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not be required to effect or permit any registration or cause any registration statement to become effective until the securities covered thereby are released from their lock-up restrictions. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option from the date of Initial Public Offering to purchase up to 1,650,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions.

SOLIDION TECHNOLOGY, INC.

(F/K/A NUBIA BRAND INTERNATIONAL CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 — COMMITMENTS AND CONTINGENCIES (cont.)

The underwriters were paid a cash underwriting discount of $0.10 per Unit, or $1,235,000 upon the closing of the Initial Public Offering. EF Hutton, division of Benchmark Investments, LLC, which is the representative of the underwriters in the Initial Public Offering, also received 123,500 shares of Class A common stock as compensation in connection with the closing of the Initial Public Offering (the “Representative Shares”). In addition, the underwriters are entitled to a deferred fee of $0.35 per Unit, or $4,322,500, which includes the additional deferred fee from the exercise of the over-allotment option. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement. On December 13, 2023, Nubia and the Sponsor entered into an agreement (the “Agreement”) wherein Nubia shall make a cash payment to the Sponsor in the amount of $7,250,000. In consideration for such payment, the Sponsor agreed to assume certain fees and expenses accrued by Nubia in connection with the transactions contemplated by the Merger Agreement, including the deferred underwriting fee.

On March 15, 2022, the underwriters purchased an additional 1,350,000 Units pursuant to the partial exercise of the over-allotment option. The Units were sold at an offering price of $10.00 per Unit, generating additional gross proceeds to the Company of $13,500,000. The Company recorded the fair value of the remaining over-allotment option of $19,432 as a liability on accordance with ASC 815-50 on March 15, 2022. On April 29, 2022, the remaining over-allotment option expired and the liability was written off to the statements of operations. Upon consummation of the Initial Public Offering, the Company used a modified Black-Scholes model to value the over-allotment option. See Note 8.

The Representative Shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the date of the effectiveness of the registration statement of which this prospectus forms a part pursuant to Rule 5110(e)(1) of the FINRA Manual. Upon close of the Initial Public Offering, the Company recorded additional stock issuance costs of $776,815, the grant date fair value of the shares.

NOTE 7 — STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share. As of December 31, 2023 and 2022, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. As of December 31, 2023 and 2022, there were 123,500 and 123,500 shares of Class A common stock issued and outstanding, respectively. In addition, there were 2,293,741 and 12,350,000 shares of Class A common stock in temporary equity on the balance sheets as of December 31, 2023 and December 31, 2022, respectively.

Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. As of December 31, 2023 and 2022, there were 3,087,500 shares of Class B common stock issued and outstanding. At issuance, the Class B common stock included an aggregate of up to 412,500 shares of Class B common stock originally subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part so that the number of Founder Shares will equal 20% of the Company’s issued and outstanding common stock after the Initial Public Offering. Upon the partial exercise of the over-allotment option, there were 75,000 shares which were forfeited during the year ended December 31, 2022 when the remaining over-allotment option expired.

Only holders of the Class B common stock will have the right to vote on the election of directors prior to the Business Combination. Holders of Class A common stock and holders of Class B common stock will vote together as a single class on all matters submitted to a vote of our stockholders except as otherwise required by law. In connection with our initial business combination, we may enter into a stockholders agreement or other arrangements with the stockholders of the target or other investors to provide for voting or other corporate governance arrangements that differ from those in effect upon completion of this offering.

SOLIDION TECHNOLOGY, INC.

(F/K/A NUBIA BRAND INTERNATIONAL CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 — STOCKHOLDERS’ EQUITY (DEFICIT) (cont.)

The shares of Class B common stock will automatically convert into Class A common stock at the time of a Business Combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the then-outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of Initial Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination (net of the number of shares of Class A common stock redeemed in connection with a Business Combination), excluding any shares or equity-linked securities issued or issuable to any seller of an interest in the target to us in a Business Combination.

Warrants — As of December 31, 2023, there were 11,580,000 warrants outstanding (5,405,000 Private warrants and 6,175,000 Public Warrants). Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Class A common stock is available, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of residence of the exercising holder, or an exemption from registration is available.

The Company has agreed that as soon as practicable after the closing of a Business Combination the Company will use its commercially reasonable efforts to file, and within 90 days following a Business Combination to have declared effective, a registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed. Notwithstanding the above, if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a) (9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of Warrants When the Price per Share of Class A Common Stock Equals or Exceeds $18.00 — Once the warrants become exercisable, the Company may redeem the outstanding Public Warrants:

•        in whole and not in part;

•        at a price of $0.01 per Public Warrant;

•        upon a minimum of 30 days’ prior written notice of redemption, or the 30-day redemption period to each warrant holder; and

SOLIDION TECHNOLOGY, INC.

(F/K/A NUBIA BRAND INTERNATIONAL CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 — STOCKHOLDERS’ EQUITY (DEFICIT) (cont.)

•        if, and only if, the last reported sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganization, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the Company calls the Public Warrants for redemption, as described above, its management will have the option to require any holder that wishes to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of common stock issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.

The Private Placement Warrants are identical to the Public Warrants underlying the Units being sold in the Initial Public Offering.

NOTE 8 — FORWARD PURCHASE AGREEMENT AND NON REDEMPTION AGREEMENT

Forward Purchase Agreement

On December 13, 2023, Nubia entered into an agreement with (i) Meteora Capital Partners, LP (“MCP”), (ii) Meteora Select Trading Opportunities Master, LP (“MSTO”), and (iii) Meteora Strategic Capital, LLC (“MSC” and, collectively with MCP and MSTO, “Seller” or “Forward Purchase Investors”) (the “Forward Purchase Agreement”). For purposes of the Forward Purchase Agreement, NUBI is referred to as the “Counterparty” prior to the consummation of the Business Combination, while Solidion Technology, Inc. (“Pubco”) is referred to as the “Counterparty” after the consummation of the Business Combination. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Forward Purchase Agreement.

Pursuant to the terms of the Forward Purchase Agreement, Seller intends, but is not obligated, to, concurrently with the Closing pursuant to Seller’s FPA Funding Amount PIPE Subscription Agreement, purchase up to 9.9% of the total Class A ordinary shares, par value $0.0001 per share, of NUBI (“NUBI Shares”) outstanding following the closing of the Business Combination, as calculated by Seller (the “Purchased Amount”), less the number of NUBI Shares purchased by Seller separately from third parties through a broker in the open market (“Recycled Shares”). Seller will not be required to purchase an amount of NUBI Shares such that, following such purchase, that Seller’s ownership would exceed 9.9% of the total NUBI Shares outstanding immediately after giving effect to such purchase, unless Seller, at its sole discretion, waives such 9.9% ownership limitation. The Number of Shares subject to the Forward Purchase Agreement is subject to reduction following a termination of the Forward Purchase Agreement with respect to such shares as described under “Optional Early Termination” in the Forward Purchase Agreement.

The Forward Purchase Agreement provides for a prepayment shortfall in an amount in U.S. dollars equal to 0.50% of the product of the Recycled Shares and the Initial Price (as defined below). As described below in Shortfall Sales, Seller in its sole discretion may sell Recycled Shares at any time following the Trade Date at any sales price without payment by Seller of any Early Termination Obligation until such time as the proceeds from such sales equal 100% of the Prepayment Shortfall (as set forth under Shortfall Sales below) (such sales, “Shortfall Sales,” and such Shares, “Shortfall Sale Shares”). A sale of Shares is only (a) a “Shortfall Sale,” subject to the terms and conditions herein

SOLIDION TECHNOLOGY, INC.

(F/K/A NUBIA BRAND INTERNATIONAL CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 — FORWARD PURCHASE AGREEMENT AND NON REDEMPTION AGREEMENT (cont.)

applicable to Shortfall Sale Shares, when a Shortfall Sale Notice is delivered under the Forward Purchase Agreement, and (b) an Optional Early Termination, subject to the terms and conditions of the Forward Purchase Agreement applicable to Terminated Shares, when an OET Notice is delivered under the Forward Purchase Agreement, in each case with the delivery of such notice being in the sole discretion of Seller (as further described in the “Optional Early Termination” and “Shortfall Sales” sections in the Forward Purchase Agreement).

The Forward Purchase Agreement provides that Seller will be paid directly an aggregate cash amount (the “Prepayment Amount”) equal to (a) the sum of (i) the Number of Shares as set forth in a Pricing Date Notice, plus (ii) number of Recycled Shares multiplied by the redemption price per share (the “Initial Price”) as defined in Section 9.2(b) of NUBI’s Certificate of Incorporation, effective as of March 10, 2023, and as amended from time to time (the “Certificate of Incorporation”), less (b) the Prepayment Shortfall.

The Counterparty will pay to Seller the Prepayment Amount required under the Forward Purchase Agreement directly from the Counterparty’s Trust Account maintained by Continental Stock Transfer and Trust Company holding the net proceeds of the sale of the units in the Counterparty’s initial public offering and the sale of private placement warrants (the “Trust Account”), no later than the earlier of (a) one Local Business Day after the Closing Date and (b) the date any assets from the Trust Account are disbursed in connection with the Business Combination; except that to the extent that the Prepayment Amount is to be paid from the purchase of Additional Shares by Seller, such amount will be netted against such proceeds, with Seller being able to reduce the purchase price for the Additional Shares by the Prepayment Amount. For the avoidance of doubt, any Additional Shares purchased by Seller will be included in the Number of Shares under the Forward Purchase Agreement for all purposes, including for determining the Prepayment Amount. In addition to the Prepayment Amount, Counterparty shall pay directly from the Trust Account, on the Prepayment Date, an amount equal to the product of (x) up to 200,000 (with such final amount to be determined by Seller in its sole discretion via written notice to Counterparty) and (y) the Initial Price.

Following the Closing, the reset price (the “Reset Price”) will initially be the Initial Price. The Reset Price will be subject to reset on a bi-weekly basis commencing the first week following the thirtieth day after the closing of the Business Combination to be the lowest of (a) the then current Reset Price, (b) the Initial Price and (c) the VWAP Price of the Shares of the prior two weeks; provided the Reset Price shall be subject to reduction upon a Dilutive Offering Reset immediately upon the occurrence of such Dilutive Offering.

From time to time and on any date following the Trade Date (any such date, an “OET Date”) and subject to the terms and conditions in the Forward Purchase Agreement, Seller may, in its absolute discretion, terminate the Transaction in whole or in part by providing written notice to the Counterparty (the “OET Notice”), by the later of (a) the fifth Local Business Day following the OET Date and (b) the next Payment Date following the OET Date (which shall specify the quantity by which the Number of Shares shall be reduced (such quantity, the “Terminated Shares”)). The effect of an OET Notice shall be to reduce the Number of Shares by the number of Terminated Shares specified in such OET Notice with effect as of the related OET Date. As of each OET Date, the Counterparty shall be entitled to an amount from Seller, and Seller shall pay to the Counterparty an amount, equal to the product of (x) the number of Terminated Shares and (y) the Reset Price in respect of such OET Date. The payment date may be changed within a quarter at the mutual agreement of the parties.

The valuation date will be the earliest to occur of (a) the date that is three (3) years after the date of the closing of the Business Combination (the date of the closing of the Business Combination, the “Closing Date”) pursuant to the Merger Agreement, (b) the date specified by Seller in a written notice to be delivered to Counterparty at Seller’s discretion (which Valuation Date shall not be earlier than the day such notice is effective) after the occurrence of any of (v) a Shortfall Variance Registration Failure, (w) a VWAP Trigger Event, (x) a Delisting Event, (y) a Registration Failure or (z) unless otherwise specified therein, any Additional Termination Event, and (c) the date specified by Seller in a written notice to be delivered to the Counterparty at Seller’s sole discretion (which Valuation Date shall not be earlier than the day such notice is effective). The Valuation Date notice will become effective immediately

SOLIDION TECHNOLOGY, INC.

(F/K/A NUBIA BRAND INTERNATIONAL CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 — FORWARD PURCHASE AGREEMENT AND NON REDEMPTION AGREEMENT (cont.)

upon its delivery from Seller to the Counterparty in accordance with the Forward Purchase Agreement. In the event the Valuation Date is determined pursuant to clause (c), the Settlement Amount Adjustment will not apply to the calculation of the Settlement Amount.

On the Cash Settlement Payment Date, which is the tenth Local Business Day immediately following the last day of the Valuation Period, Seller will remit to the Counterparty an amount equal to the Settlement Amount and will not otherwise be required to return to the Counterparty any of the Prepayment Amount and the Counterparty shall remit to Seller the Settlement Amount Adjustment; provided that, if the Settlement Amount less the Settlement Amount Adjustment is a negative number, then neither Seller nor the Counterparty shall be liable to the other party for any payment under the “Cash Settlement Payment” Date section of the Forward Purchase Agreement.

Seller has agreed to waive any redemption rights with respect to any Recycled Shares in connection with the Business Combination, as well as any redemption rights under NUBI’s Certificate of Incorporation that would require redemption by NUBI of the NUBI Shares. Such waiver may reduce the number of NUBI Shares redeemed in connection with the Business Combination, and such reduction could alter the perception of the potential strength of the Business Combination. The Forward Purchase Agreement has been structured, and all activity in connection with such agreement has been undertaken, to comply with the requirements of all tender offer regulations applicable to the Business Combination, including Rule 14e-5 under the Securities Exchange Act of 1934.

The derivative liabilities includes the FPA and NRA of $35,576,596 and $11,152,000, respectively at December 31, 2023. The derivative asset relates to the FPA at December 31, 2023.

Non-Redemption Agreement

On December 13, 2023, NUBI entered into a non-redemption agreement (the “Non-Redemption Agreement”) with certain investors named therein (each, a “Backstop Investor”), each acting on behalf of certain funds, investors, entities or accounts that are managed, sponsored or advised by each such Backstop Investor or its affiliates. Pursuant to each Non-Redemption Agreement, each Backstop Investor agreed that, on or prior to Closing, it will beneficially own not greater than the lesser of (i) that number of Backstop Shares set forth in the Non-Redemption Agreement and (ii) the total number of NUBI Shares beneficially owned by Backstop Investor and its affiliates and any other persons whose beneficial ownership of NUBI Shares would be aggregated with those of Backstop Investor for purposes of Section 13(d) of the Securities Exchange Act of 1934 not exceeding 9.99% of the total number of issued and outstanding NUBI Shares, and shall not elect to redeem or otherwise tender or submit for redemption any of such Backstop Shares in connection with the second special meeting of NUBI stockholders to be held for the purpose of approving the Business Combination (the “Second Special Meeting”); provided, however, that in the event Backstop Investor has previously elected to redeem, tender or submit any Backstop Shares for redemption, Backstop Investor shall rescind or reverse such redemption request prior to Closing and NUBI shall accept such request(s) promptly once submitted by Backstop Investor.

Upon consummation of the business combination, NUBI shall pay or cause to be paid to each Backstop Investor a payment in respect of its respective Backstop Shares a payment in respect of Backstop Shares in cash released from the Trust Account in an amount equal to the product of (x) the number of Backstop Shares and (y) the Redemption Price, less $4.00.

NOTE 9 — FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring

SOLIDION TECHNOLOGY, INC.

(F/K/A NUBIA BRAND INTERNATIONAL CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 — FAIR VALUE MEASUREMENTS (cont.)

the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1 —

quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2 —

observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3 —	unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets and liabilities that are measured at fair value at December 31, 2023 and December 31, 2022, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description:	Level	December 31, 2023	December 31, 2022
Assets:
Cash and investments held in Trust Account	1	$42,994,274	$127,782,882
Derivative asset	3	$28,245,500	$—
Derivative liabilities	3	$46,728,596	$—

The derivative liabilities includes the FPA and NRA of $35,576,596 and $11,152,000, respectively at December 31, 2023. The derivative asset relates to the FPA at December 31, 2023.

The Company used a Monte Carlo analysis to determine the fair value of the FPA and NRA. The fair value measurement of the FPA and the NRA liability at December 31, 2023, was calculated using the following range of weighted average assumptions:

December 31, 2023
Risk-free interest rate (FPA)	3.85%
Expected life of over-allotment option (FPA)	5.4 years
Expected volatility of underlying stock (FPA)	75%
Dividends (FPA)	0%
Probability of merger closing (FPA and NRA)	80%

The 123,500 Representative Shares have a grant date fair value of $6.29 per share or an aggregate of $776,815. The Company measured the fair value of the Representative Shares on the grant date of the award utilizing a valuation model which considers certain assumptions. These assumptions include the offering price, the marketability of the Company and the probability of initial business combination, which were considered Level 3 inputs. Upon the Initial Public Offering, such amounts were allocated to offering costs within stockholders’ equity (deficit).

SOLIDION TECHNOLOGY, INC.

(F/K/A NUBIA BRAND INTERNATIONAL CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 — INCOME TAXES

The Company’s deferred tax assets are as follows at December 31, 2023 and 2022:

	December 31, 2023	December 31, 2022
Deferred tax asset
Net operating loss	$—	$—
Startup/organizational costs	369,290	147,881
Total deferred tax asset	369,290	147,881
Valuation allowance	(369,290)	(147,881)
Deferred tax asset, net of allowance	$—	$—

The income tax provision (benefit) consists of the following for the year December 31, 2023 and December 31, 2022:

	December 31, 2023	December 31, 2022
Federal
Current	$1,579,608	$339,899
Deferred	—	—
State and Local
Current	—	—
Deferred	—	—
Income tax provision/(benefit)	$1,579,608	$339,899

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended December 31, 2023 and 2022, the change in the valuation allowance was $221,409 and $147,481, respectively.

A reconciliation of the statutory tax rate to the Company’s effective tax rates for the year ended December 31, 2023 and 2022:

	Year Ended December 31, 2023	Year Ended December 31, 2022
Statutory federal income tax rate	21.00%	21.00%
State taxes, net of federal tax benefit	—	—
Merger costs	(2.60)	—
Derivatives	(8.46)
Other	(0.04)	(0.44)
Change in valuation allowance	(1.22)	15.84
Income tax provision (benefit)	8.68%	36.40%

SOLIDION TECHNOLOGY, INC.

(F/K/A NUBIA BRAND INTERNATIONAL CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. The Company did not identify any subsequent events, except as noted below, that would have required adjustment or disclosure in the financial statements.

On February 2, 2024 (the “Closing Date”), the Company consummated the business combination (the “Closing”) pursuant to a Merger Agreement, dated February 16, 2023 (as amended on August 25, 2023, the “Merger Agreement”) with HBC surviving such merger as a wholly owned subsidiary of Nubia, which was renamed “Solidion Technology, Inc.” upon Closing. On February 5, 2024, our Common Stock continued trading on the Nasdaq Global Market under the symbol “STI”. Furthermore, on the same date, the Company’s Public Warrants, previously listed under ticker “NUBIW”, were delisted from the Nasdaq.

Stockholders elected to redeem an aggregate 1,625,876 or shares of Common Stock in connection with the Second Special Meeting held on December 14, 2023. The funds of $17,834,235 are due and payable to the redeeming stockholders on the earlier of the closing of the business combination or the liquidation date. The funds were transferred to the stockholders upon closing of the business combination on February 2, 2024.

On January 29, 2024, the Promissory Notes with the Sponsor was amended such that the Promissory Note any or all of the unpaid principal upon consummation of the Company’s initial business combination was convertible into common shares at a conversion price of $1.00 per share.

On February 1, 2024, the Company executed a promissory note with EF Hutton, totaling $2,200,000, to cover underwriters’ fees associated with the closure of the business combination with Honeycomb. The principal amount of this Note is payable on designated dates, with $183,333 due on April 1, 2024, and subsequent payments of the same amount scheduled on the first business day of each following month until the final payment on March 1, 2025.

On March 13, 2024, Solidion entered into a private placement transaction (the “Private Placement”), pursuant to a Securities Purchase Agreement (the “Subscription Agreement”) with certain institutional investors (the “Purchasers”) for aggregate gross proceeds of approximately $3.85 million, before deducting fees to the placement agent and other expenses payable by the Company in connection with the Private Placement. The Company intends to use the net proceeds from the Private Placement for working capital and general corporate purposes. The Private Placement closed on March 15, 2024.

As part of the Private Placement, the Company issued an aggregate of 5,133,332 units and pre-funded units (collectively, the “Units”) at a purchase price of $0.75 per unit (less $0.0001 per pre-funded unit). Each Unit consists of (i) one share of Solidion Common Stock (or one pre-funded warrant to purchase one share of Common Stock), (ii) two Series A Warrants each to purchase one share of Common Stock, and (iii) one Series B warrant to purchase such number of shares of Common Stock as determined on the reset date (as defined in the Subscription Agreement), and in accordance with the terms therein.

SOLIDION TECHNOLOGY, INC.
CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEETS

	September 30, 2024 (unaudited)	December 31, 2023 (unaudited)
ASSETS
Current Assets:
Cash	$1,188,657	$780
Accounts receivable	999	2,164
Other receivable	302,500	187,500
Inventory	24,430	22,730
Prepaid expenses	163,807	44,892
Other current assets	356,301	—
Total Current Assets	2,036,694	258,066

Property and Equipment, net of depreciation	2,141,918	2,319,152
Patents, net of amortization	1,922,009	1,852,649
Total Assets	$6,100,621	$4,429,867

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable and accrued expenses	$2,072,190	$144,923
Income taxes payable	89,267	—
Excise tax payable	890,385	—
Derivative liabilities	19,266,715	—
Due to related party	87,873	872,485
Convertible notes	527,500	—
Short-term notes payable	1,953,335	—
Total Liabilities	24,887,265	1,017,408

Commitments and contingencies (Note 7)

Stockholders’ Equity (Deficit):
Preferred stock, $0.0001 par value; 2,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value, 300,000,000 shares authorized, 117,340,914 and 69,800,000 issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	11,733	6,980
Additional paid-in capital	85,617,896	28,850,985
Stock subscription receivable	(80,241)	—
Accumulated deficit	(104,336,032)	(25,445,506)
Total Stockholders’ Equity (Deficit)	(18,786,644)	3,412,459
Total Liabilities and Stockholders’ Equity (Deficit)	$6,100,621	$4,429,867

The accompanying notes are an integral part of these unaudited condensed consolidated and combined financial statements.

SOLIDION TECHNOLOGY, INC.
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
(unAUDITED)

	For the Three Months Ended September 30, 2024	For the Three Months Ended September 30, 2023	For the Nine Months Ended September 30, 2024	For the Nine Months Ended September 30, 2023
Net sales	$—	1,315	$—	1,615
Cost of goods sold	—	—	—	—
Gross profit	—	1,315	—	1,615

Operating Expenses
Research and development	459,805	872,038	1,589,577	2,314,169
Selling, general and administrative	3,733,201	567,862	9,296,074	1,900,824
Total operating expenses	4,193,006	1,439,900	10,885,651	4,214,993

Operating loss	(4,193,006)	(1,438,585)	(10,885,651)	(4,213,378)

Other Income (Expense)
Change in fair value of derivative liabilities	7,232,835	—	24,017,035	—
Loss on issuance of common stock and warrants	(9,654,799)	—	(27,475,797)	—
Interest income	1,573	—	2,055	—
Interest expense	(22,910)	—	(45,833)	—
Other income (expense)	(372)	1,091	3,665	1,757
Total other income (expense)	(2,443,673)	1,091	(3,498,875)	1,757

Net Income (loss)	(6,636,679)	$(1,437,494)	(14,384,526)	$(4,211,621)

Weighted average number of shares of common stock outstanding, basic	99,459,128	69,800,000	88,231,503	69,800,000
Basic net income (loss) per share of common stock	$(0.07)	$(0.02)	$(0.16)	$(0.06)

The accompanying notes are an integral part of these unaudited condensed consolidated and combined financial statements.

SOLIDION TECHNOLOGY, INC.
CONDENSED Consolidated AND COMBINED STATEMENTS OF
CHANGES IN STOCKHOLDERs’ (DEFICIT) EQUITY (UNAUDITED)

	Three Months Ended September 30, 2024
	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Stock Subscription Receivable	Stockholders’ Equity (Deficit)
	Shares	Amount
Balance at June 30, 2024	87,100,341	$8,709	$79,610,239	$(97,699,353)	$(80,241)	$(18,160,646)
Shares issued from exercise of Series A Warrants	466,000	47	162,007	—	—	162,054
Shares issued from exercise of Series B Warrants	5,164,103	516	1,370	—	—	1,886
Issuance of common stock for Forward Purchase Agreement	9,543,002	954	(954)	—	—	—
Issuance of common stock for Forward Purchase Agreement Compensation	2,850,000	285	1,025,715	—	—	1,026,000
Private Placement	12,217,468	1,222	3,998,778	—	—	4,000,000
Stock-based compensation to consultant	—	—	700,000	—	—	700,000
Issuance costs in connection with the Private Placement	—	—	(157,435)	—	—	(157,435)
Stock-based compensation	—	—	278,176	—	—	278,176
Net Loss	—	—	—	(6,636,679)	—	(6,636,679)
Balance at September 30, 2024	117,340,914	11,733	85,617,896	(104,336,032)	$(80,241)	(18,786,644)
	Nine Months Ended September 30, 2024
	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Stock Subscription Receivable	Stockholders’ Equity (Deficit)
	Shares	Amount
Balance at December 31, 2023	—	$—	$28,857,965	$(25,445,506)	—	$3,412,459
Retroactive application of recapitalization to December 31, 2023	69,800,000	6,980	(6,980)	—	—	—
Adjusted beginning balance	69,800,000	6,980	28,850,985	(25,445,506)	—	3,412,459
Balance at January 1, 2024, after retroactive application of recapitalization	69,800,000	6,980	28,850,985	(25,445,506)	—	3,412,459
Capital contributions from related party	—	—	487,273	—	—	487,273
Issuance of common stock upon consummation of the Merger	6,004,741	600	(27,888,519)	—	—	(27,887,919)
Conversion of convertible notes into common stock upon consummation of the Merger	5,962,325	596	3,174,404	—	—	3,175,000
Stock subscription receivable	—	—	—	—	(80,241)	(80,241)
Earnout Arrangement	—	—	63,600,000	(63,600,000)	—	—
Contingent consideration	—	—	906,000	(906,000)	—	—
Shares issued from exercise of Series A Warrants	466,000	47	162,007	—	—	162,054
Shares issued from exercise of Series B Warrants	5,364,046	536	1,384	—	—	1,920
Issuance of common stock for Forward Purchase Agreement	9,543,002	954	(954)	—	—	—
Issuance of common stock for Forward Purchase Agreement Compensation	2,850,000	285	1,025,715	—	—	1,026,000
Private Placements	17,350,800	1,735	12,930,262	—	—	12,931,997
Stock-based compensation to consultant	—	—	700,000	—	—	700,000
Issuance costs in connection with the Private Placement	—	—	(419,499)	—	—	(419,499)
Stock-based compensation	—	—	2,088,838	—	—	2,088,838
Net Loss	—	—	—	(14,384,526)	—	(14,384,526)
Balance at September 30, 2024	117,340,914	11,733	85,617,896	(104,336,032)	$(80,241)	(18,786,644)

SOLIDION TECHNOLOGY, INC.
CONDENSED Consolidated AND COMBINED STATEMENTS OF
CHANGES IN STOCKHOLDERs’ (DEFICIT) EQUITY (UNAUDITED) — (continued)

	Three Months Ended September 30, 2023
	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Stockholders’ Equity (Deficit)
	Shares	Amount
Balance at June 30, 2023	69,800,000	$6,980	$26,732,540	$(22,895,008)	$3,837,532
Contributions and net transfers with related parties	—	—	1,250,221	—	1,250,221
Net loss	—	—	—	(1,437,494)	(1,437,494)
Balance at September 30, 2023	69,800,000	$6,980	27,975,781	(24,332,502)	$3,650,259
	Nine Months Ended September 30, 2023
	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Stockholders’ Equity (Deficit)
	Shares	Amount
Balance at December 31, 2022	—	$—	$26,104,307	$(20,120,881)	5,983,426
Retroactive application of recapitalization to December 31, 2023	69,800,000	6,980	(6,980)	—	—
Adjusted beginning balance	69,800,000	6,980	26,097,327	(20,120,881)	5,983,426
Contributions and net transfers with related parties	—	—	1,878,454	—	1,878,454
Net loss	—	—	—	(4,211,621)	(4,211,621)
Balance at September 30, 2023	69,800,000	$6,980	27,975,781	(24,332,502)	$3,650,259

The accompanying notes are an integral part of these unaudited condensed consolidated and combined financial statements.

SOLIDION TECHNOLOGY, INC.
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(UNAUdITED)

	For the Nine Months Ended September 30, 2024	For the Nine Months Ended September 30, 2023
Cash Flows From Operating Activities:
Net loss	$(14,384,526)	$(4,211,621)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	298,805	456,681
Stock based compensation	2,088,838	—
Equity compensation expense for services	1,726,000	—
Change in fair value of derivative liabilities	(24,017,035)	—
Loss on issuance of common stock and warrants	27,475,797	—
Changes in operating assets and liabilities:
Accounts receivable	1,165	(76)
Other receivable	(115,000)	(187,500)
Inventory	(1,700)	—
Prepaid expenses	46,492	(11,700)
Other current assets	(356,301)	—
Accounts payable and accrued expenses	1,560,273	(43,865)
Due to related party	—	699,134
Net Cash Used In Operating Activities	(5,677,192)	(3,298,947)

Cash Flows From Investing Activities:
Capitalized patent costs	(190,931)	(301,528)
Net Cash Used In Investing Activities	(190,931)	(301,528)

Cash Flows From Financing Activities:
Capital contributions from Global Graphene Group	487,273	2,980,851
Cash received from NUBI Trust	25,160,047	—
Less discount payment related to Non Redemption Agreement	(13,937,997)	—
Less payment for reimbursement of consideration shares related to the Forward Purchase Agreement payment	(2,193,800)	—
Less reimbursement for Recycled Shares related to Forward Purchase Agreement	(80,241)	—
Less transaction expenses in connection with the Merger	(8,948,009)	—
Inflow from Merger	17,555	—
Proceeds from convertible notes	527,500	—
Proceeds from short-term notes	670,000	—
Repayment of short term notes	(1,329,712)	—
Proceeds from issuance of common stock and warrants in connection with Private Placement	7,850,000	—
Proceeds from issuance of common stock from exercise of warrants	163,974	—
Issuance costs in connection with Private Placement	(419,499)	—
Repayment of related party payable	(911,091)	—
Net Cash Provided By Financing Activities	7,056,000	2,980,851

Net change in cash	1,187,877	(619,624)

Cash at beginning of period	780	621,575
Cash at end of period	$1,188,657	$1,951

Supplemental disclosure
Cash paid for interest expense	$153,128	$—

Supplemental disclosure of non-cash financing activities:
Issuance of Common Stock upon the closing of the Merger	$2,435	—

The accompanying notes are an integral part of these unaudited condensed consolidated and combined financial statements.

SOLIDION TECHNOLOGY, INC.
NOTES TO CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1 — DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN

Solidion Technology, Inc (the “Company”, “Solidion” or “Solidion Technology”), formerly known as Nubia Brand International Corp. prior to February 2, 2024, was incorporated in Delaware on June 14, 2021 and is an advanced battery technology company focused on the development and commercialization of battery materials, components, cells, and selected module/pack technologies. Solidion’s headquarters is in Dallas, Texas. Research and development and manufacturing operations are located in Dayton, Ohio.

On February 2, 2024, Nubia Brand International Corp., a Delaware corporation (“Nubia” and after the Transactions described herein, the “Company”, “Solidion” or “Solidion Technology, Inc.”), consummated the previously announced merger (the “Closing”) pursuant to a Merger Agreement, dated February 16, 2023 (as amended on August 25, 2023, the “Merger Agreement”), by and among Nubia, Honeycomb Battery Company, an Ohio corporation (“HBC”), and Nubia Merger Sub, Inc., an Ohio corporation and wholly-owned subsidiary of Nubia (“Merger Sub”). HBC was formerly the energy solutions division of Global Graphene Group, Inc. (“G3”). Pursuant to the Merger Agreement, Merger Sub merged with and into HBC (the “Merger,” and the transactions contemplated by the Merger Agreement, the “Transactions”), with HBC surviving such merger as a wholly owned subsidiary of Nubia, which was renamed “Solidion Technology, Inc.” upon Closing.

In accordance with the Merger Agreement the Company issued to the HBC stockholders aggregate consideration of 70,000,000 shares of Solidion’s common stock, minus up to 200,000 Holdback Shares, subject to adjustment for any additional interest or penalties related to the G3 Tax Lien (the “Closing Merger Consideration Shares”) at the effective time of the Merger Agreement (the “Effective Time”), plus up to an additional 22,500,000 shares of Solidion’s common stock (the “Earnout Shares”) upon the occurrence of the following events (or earlier upon a change of control of Solidion but subject to (and only to the extent that) the valuation of Solidion’s common stock implied by such change of control transaction meeting the respective volume weighted average price (“VWAP”), as defined in the Merger Agreement, thresholds set forth below) (the “Earnout Arrangement”):

(i)     5,000,000 Earnout Shares if, over any ten (10) trading days within any thirty (30) trading day period from and after the date that is thirty (30) days following the closing date of the Transactions (the “Closing Date”) until the second anniversary of the Closing Date, the VWAP of the shares of Solidion’s Class A common stock is greater than or equal to $12.50 per share (subject to any adjustment pursuant to the Merger Agreement);

(ii)    7,500,000 Earnout Shares if, over any ten (10) trading days within any thirty (30) trading day period from and after the date that is one hundred eighty (180) days following the Closing Date until the date that is forty-two (42) months following the Closing Date, the VWAP of the shares of Solidion’s Class A common stock is greater than or equal to $15.00 per share (subject to any adjustment pursuant to the Merger Agreement); and

(iii)   10,000,000 Earnout Shares if over any ten (10) trading days within any thirty (30) trading day period from and after the date that is one hundred eighty (180) days following the Closing Date until the fourth anniversary of the Closing Date, the VWAP of the shares of Solidion’s Class A common stock is greater than or equal to $25.00 per share (subject to any adjustment pursuant to the Merger Agreement).

If, prior to the expiration of the earn out periods set forth in (i)-(iii) above, there occurs any transaction resulting in a change in control, and the corresponding valuation of Solidion’s Class A common stock, calculated inclusive of the Earnout Shares to be issued under the Earnout Arrangement, is greater than or equal to the amount set forth in (i)-(iii), as applicable, then, immediately prior to the consummation of such change in control, the event set forth in (i)-(iii), as applicable, if not previously satisfied, shall be deemed to have occurred, subject to the terms provided in the Merger Agreement.

As of September 30, 2024, none of the Earnout Shares had been earned by G3.

SOLIDION TECHNOLOGY, INC.
NOTES TO CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1 — DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN (cont.)

The Merger was accounted for as a common control transaction with respect to HBC which is akin to a reverse recapitalization. This conclusion was based on the fact that G3 had a controlling financial interest in HBC prior to the Merger and has a controlling financial interest in Solidion (which includes HBC as a wholly owned subsidiary). Net assets of Nubia will be stated at their historical carrying amounts with no goodwill or intangible assets recognized in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Merger with respect to HBC will not be treated as a change in control due primarily to G3 receiving the controlling voting stake in Solidion and G3’s ability to nominate a majority of the board of directors of Solidion. Under the guidance in ASC 805 for transactions between entities under common control, the assets and liabilities of HBC and Nubia are recognized at their carrying amounts on the date of the Merger.

Under a reverse recapitalization, Nubia will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Merger will be treated as the equivalent of HBC issuing stock for the net liabilities of Nubia, accompanied by a recapitalization.

Going Concern

The Company’s financial statements have been prepared under the assumption that the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business for the foreseeable future.

Since the Company’s inception, it has experienced recurring net losses and net cash used in operating activities and has generated minimal sales. For the nine months ended September 30, 2024, the Company recorded a net loss of $14,384,526, which included a gain of $24,017,035 due to the change in the fair value of derivative liabilities and a $27,475,797 loss due to the issuance of common stock and warrants, net cash used in operating activities of $5,677,192 and as of September 30, 2024, had cash and cash equivalents of $1,188,657. For the year ended December 31, 2023, the Company recorded a net loss of $5,324,624 and net cash used in operating activities of $4,068,302.

Additionally, as of the balance sheet date and up to the date that the financial statements were issued, the Company does not have availability under any debt agreements. The Company also expects to continue to incur net losses and net cash used in operating activities in accordance with its operating plan and expects that expenditures will increase significantly in connection with its ongoing activities. Given the Company’s projected operating requirements and its existing cash and cash equivalents, the Company is projecting insufficient liquidity to sustain its operations and meet its obligations through one year following the date that the financial statements were issued. These events and conditions raise substantial doubt about the Company’s ability to continue as a going concern.

As an early-stage growth company, the Company’s ability to access capital is critical. The Company plans to finance its operations with proceeds from the sale of equity securities or debt; however, there is no assurance that management’s plans to obtain additional debt or equity financing will be successfully implemented or implemented on terms favorable to the Company.

The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Risks and Uncertainties

The Company’s current business activities consist of development and commercialization of battery materials, components, cells, and selected module/pack technologies. The Company faces inherent risks associated with its operations, such as the ongoing development of its technology, marketing, and distribution channels, as well as the enhancement of its supply chain and manufacturing capabilities. Additionally, the need to recruit additional management and key personnel is vital. The success of the Company’s development initiatives and the achievement of profitability hinge on various factors, including its ability to enter potential markets and secure sustainable financing in the future.

SOLIDION TECHNOLOGY, INC.
NOTES TO CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1 — DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN (cont.)

The Company’s future results of operations involve a number of risks and uncertainties. Factors that could affect the Company’s future operating results and cause actual results to vary materially from expectations include, but are not limited to, rapid technological change, competition from substitute products and larger companies, protection of proprietary technology, ability to maintain distributor relationships and dependence on key individuals.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying unaudited condensed consolidated and combined financial statements (the “financial statements”) are presented in conformity with US GAAP and pursuant to the rules and regulations of the SEC. Additionally, the accompanying financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Form S-1 filed by the Company with the SEC on October 2, 2024.

During the periods prior to the Closing date of the Merger, the Company operated as part of G3. Consequently, stand-alone financial statements have not historically been prepared for the Company. The accompanying financial statements have been prepared from G3’s historical accounting records and are presented on a stand-alone basis as if the Company’s operations had been conducted independently from G3.

Therefore, the financial statements included herein may not be indicative of the financial position, results of operations, and cash flows of the Company in the future or if the Company had been a separate, stand-alone entity during the periods presented.

In the opinion of management, the Company has made all adjustments necessary to present fairly its financial statements for the periods presented. Such adjustments are of a normal, recurring nature. The Company’s financial statements have been prepared under the assumption that the Company will continue as a going concern, which contemplates the realization of assets and discharge of liabilities in the normal course of business for the foreseeable future.

The financial statements include the Company entities. All intercompany transactions have been eliminated for consolidation purposes.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial

SOLIDION TECHNOLOGY, INC.
NOTES TO CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the balance sheet which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Segment Reporting

The Company has determined that the Chief Executive Officer is its Chief Operating Decision Maker (the “CODM”). Operating segments are defined as components of an entity for which separate financial information is available and that is regularly reviewed by the CODM in deciding how to allocate resources to an individual segment and in assessing performance. The Company has determined that it operates in one operating segment and one reportable segment, as the CODM reviews financial information presented on a consolidated basis for purposes of making operating decisions, allocating resources, and evaluating financial performance.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of September 30, 2024 and December 31, 2023.

Accounts Receivable, net of Allowance for Credit Losses

Accounts receivables are stated at the amount the Company expects to collect. The Company recognizes an allowance for credit losses to ensure accounts receivables are not overstated due to un-collectability. Bad debt reserves are maintained as warranted for various customers based on a variety of factors, including the length of time the receivables are past due, significant one-time events and historical experience. An additional reserve for individual accounts is recorded when the Company becomes aware of a customer’s inability to meet its financial obligation, such as in the case of bankruptcy filings, or deterioration in such customer’s operating results or financial position. If circumstances related to a customer change, estimates of the recoverability of receivables would be further adjusted. As of September 30, 2024 and December 31, 2023, the Company determined that no allowance was required.

Other Receivable

As of December 31, 2023, the Company held an other receivable balance of $187,500 from Nubia. This balance originated from cash advances made by G3 on behalf of The Battery Group of G3, in connection with Nubia’s funding requirements for extensions of time in closing the Merger. Pursuant to the Merger Agreement, G3’s Battery Group was responsible for funding 50% of this additional trust funding requirement. As of September 30, 2024, following the elimination of an intercompany amount upon the closing of the Merger, the Company no longer had a balance related to the trust funding requirement. During the first quarter, the Company advanced $302,500 to G3 for transaction costs incurred during the Merger. The outstanding balance of other receivables amounted to $302,500 as of September 30, 2024.

SOLIDION TECHNOLOGY, INC.
NOTES TO CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Inventory

Inventories are stated at the lower of first-in, first-out cost or net realizable value. The Company writes-down its inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions. The Company writes off obsolete inventories when the Company deems the value to be impaired. As of September 30, 2024 and December 31, 2023, the Company determined that no write off was required.

Property and Equipment, net

Property and equipment are recorded at cost less accumulated depreciation and amortization. Expenditures for maintenance and repairs, which do not extend the economic useful life of the related assets, are charged to operations as incurred, and expenditures, which extend the economic life, are capitalized. When assets are retired, or otherwise disposed of, the costs and related accumulated depreciation or amortization are removed from the accounts and any gain or loss on disposal is recognized. The Company assesses the carrying value of its property and equipment for impairment each year and when indicators exist that there could be an impairment.

Based on its assessments, the Company did not incur any impairment charges for the three and nine months ended September 30, 2024 and 2023.

The Company depreciates its property and equipment for financial reporting purposes using the straight-line method over the estimated useful lives of the assets. The estimated useful lives are as follows:
Building	40 years
Leasehold improvements	15 years
Machinery & equipment	5 years

Depreciation expense of property and equipment was $51,724, $177,234, $59,745 and $216,615 for the three and nine months ended September 30, 2024 and 2023, respectively.

Patents

The Company capitalizes external costs, such as filing fees and associated attorney fees, incurred to obtain issued patents. The Company’s intangible assets consist of capitalized costs for unissued patents and issued patents. Issued patents are carried at cost less accumulated amortization. Successful patent efforts are amortized over the life of the patent, and unsuccessful efforts are expensed. The issued patents are being amortized over a useful life of 20 years. Amortization of the patent costs commences upon patent issuance.

Net unissued and issued patents were $1,073,866 and $848,143 as of September 30, 2024, respectively; and $1,103,792 and $748,857 as of December 31, 2023, respectively. The Company assesses the carrying value of its intangible assets for impairment each year and when indicators exist that there could be an impairment. Based on its assessments, the Company did not incur any impairment charges for the three and nine months ended September 30, 2024 and 2023.

Translation of Foreign Currencies

The functional currency of Solidion’s Taiwan subsidiary is the New Taiwan Dollar. In accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 830, Foreign Currency Matters, the financial statements of the Company’s Taiwan subsidiary are translated to U.S. dollars using the exchange rates at the balance sheet dates for assets and liabilities, the historical exchange rate for stockholders’ equity accounts and a weighted average exchange rate for revenue, expenses and gains or losses. Foreign currency translation adjustments are accumulated in a separate component of stockholders’ deficit until the foreign business is sold or substantially liquidated. Foreign currency translation adjustments for the periods presented in these financial statements were not material.

SOLIDION TECHNOLOGY, INC.
NOTES TO CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Revenue Recognition

Revenue is recognized when a performance obligation has been satisfied by transferring control of promised products or services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those products. Revenues are recognized at a point in time when control transfers to customers, which is generally determined when title, ownership and risk of loss pass to the customer.

Research and Development

All research and development costs are expensed as incurred.

Selling, General and Administrative Expenses

Selling, general and administrative expenses represent costs incurred by the Company in managing the business, including salary, benefits, stock-based compensation, sales, insurance, professional fees and other operating costs associated with the Company’s non-research and development activities.

Stock-Based Compensation

The Company has an incentive equity plan, (“2023 Equity Incentive Plan”). Under the terms of the plan, Solidion’s employees, consultants and directors, and employees and consultants of its affiliates, may be eligible to receive awards in the form of incentive stock options (“ISOs”) to employees and for the grant of non-statutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other forms of stock awards to employees, directors and consultants.

The number of shares of common stock initially reserved for issuance under the incentive plan will be 9,500,000. Shares subject to stock awards granted under the incentive plan that expire or terminate without being exercised in full, or that are paid out in cash rather than in shares, will not reduce the number of shares available for issuance under the incentive plan. The incentive plan also includes an evergreen provision that provides for an automatic annual increase to the number of shares of common stock available for issuance under the incentive plan on the first day of each fiscal year beginning with the 2024 fiscal year, equal to the least of (i) 9,500,000 shares of common stock, (ii) 5% of the total number of shares of common stock outstanding as of the last day of our immediately preceding fiscal year, or (iii) such lesser amount determined by the plan administrator.

The Company measures stock options and restricted stock unit awards granted to employees, non-employees, and directors based on the fair value on the date of the grant and recognizes compensation expense of those awards, over the requisite service period, which is generally the vesting period of the respective award. Options granted under the 2023 Equity Incentive Plan vest at the rate specified in the stock option agreement as determined by the plan administrator. The plan administrator determines the term of stock options granted under the incentive plan, up to a maximum of ten years. Forfeitures are accounted for as they occur.

Generally, the Company issues stock options and restricted stock units with only service-based vesting conditions and records the expense for these awards using the straight-line method. The Company also issues restricted stock awards with market-based vesting conditions, the effects of which are included in the grant date fair value of the awards. Compensation expense related to awards with market-based vesting conditions is recognized irrespective of whether the condition is satisfied, so long as the requisite service period is fulfilled.

The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option-pricing model. The Company lacks a sufficient history of company-specific historical and implied volatility information for its common stock. The Company therefore estimates its expected stock price volatility based on the historical volatility of publicly traded peer companies and expects to continue to do so until such time as it has adequate historical data regarding the volatility of its own traded stock price.

SOLIDION TECHNOLOGY, INC.
NOTES TO CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The expected term of all of the Company’s stock options has been determined utilizing the “simplified” method. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award. Expected dividend yield is based on the fact that the Company has never paid cash dividends on its common stock and does not expect to pay any cash dividends in the foreseeable future.

Income Taxes

Income taxes are recorded in accordance with ASC 740, Income Taxes (“ASC 740”), which provides for deferred taxes using an asset and liability approach. The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are provided, if based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The Company accounts for uncertain tax positions in accordance with the provisions of ASC 740. When uncertain tax positions exist, the Company recognizes the tax benefit of tax positions to the extent that the benefit would more likely than not be realized assuming examination by the taxing authority. The determination as to whether the tax benefit will more likely than not be realized is based upon the technical merits of the tax position as well as consideration of the available facts and circumstances. The Company recognizes any interest and penalties accrued related to unrecognized tax benefits as income tax expense.

Net Income (Loss) per Common Stock

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net income (loss) per share of common stock is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding for the period.

The calculation of diluted income (loss) per share of common stock does not include potentially dilutive common stock equivalents if their include would be anti-dilutive as of September 30, 2024 and 2023. As such, net loss per common stock is the same for basic and diluted loss per share for the three and nine months ended September 30, 2024 and 2023, respectively.

The following table presents potentially dilutive common stock equivalents that have been excluded from the calculation of dilutive loss per share as their inclusion would be anti-dilutive.
	September 30, 2024	December 31, 2023
HBC Holdback Shares	200,000	—
Warrants – Public	6,175,000	—
Warrants – Private	5,405,000	—
Warrants – Series A	21,675,701	—
Warrants – Series B	385,553	—
Warrants – Series C	24,434,936	—
Warrants – Series D	12,217,468	—
Stock-based compensation – equity awards	300,000	—
Arbor Lake Strategic Cooperation Consulting Agreement	2,000,000	—
Convertible Notes	3,396,261	—
HBC Earnout Shares	22,500,000	—
Total common stock equivalents excluded from dilutive loss per share	98,689,919	—

SOLIDION TECHNOLOGY, INC.
NOTES TO CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in financial institutions, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on these accounts.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received for sale of an asset or paid to transfer of a liability, in an orderly transaction between market participants at the measurement date. US GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). See Note 14.

Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in FASB ASC 480, “Distinguishing Liabilities from Equity” (“ASC 480”), and FASB ASC 815, “Derivatives and Hedging” (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all of the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. The Company accounts for outstanding public warrants as equity-classified instruments. The company accounts for the outstanding Series A and Series B warrants related to the Private Placement financing as liability-classified instruments as certain adjustments to the settlement amount are not components of the fixed-to-fixed model used to assess the “own equity” exception that allows for equity classification.

Forward Purchase Agreement

The Company accounts for the forward purchase agreement (“FPA”) as either equity-classified or liability-classified instruments based on an assessment of the FPA specific terms and applicable authoritative guidance in ASC 480, and FASB ASC 815, “Derivatives and Hedging” (“ASC 815”). The assessment considers whether the FPA are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the FPA meets all of the requirements for equity classification under ASC 815, including whether the FPA is indexed to the Company’s own common shares and whether the FPA holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment is conducted at the time of FPA issuance and as of each subsequent quarterly period end date while the FPA is outstanding.

For issued or modified FPA that meets all of the criteria for equity classification, the FPA is required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified FPA that does not meet all of the criteria for equity classification, the FPA is required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. The Company accounts for the outstanding FPA as a liability-classified instrument due to the settlement provisions.

SOLIDION TECHNOLOGY, INC.
NOTES TO CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Other Current Assets

The composition of other current assets was:
	September 30, 2024	December 31, 2023
Directors & Officers Insurance	356,301	—
Total other assets	356,301	—

Recent Accounting Standards

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09), which requires disclosures of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements. ASU 2023-09 is effective for the fiscal year beginning after December 15, 2024. Early adoption is permitted. The Company’s management does not believe the adoption of ASU 2023-09 will have a material impact on its financial statements and disclosures.

In November 2023, the FASB issued Accounting Standards Update (ASU) 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures,” to enhance disclosures for significant segment expenses for all public entities required to report segment information in accordance with ASC 280. In addition, the amendments enhance interim disclosure requirements, clarify circumstances in which an entity can disclose multiple segment measures of profit or loss, provide new segment disclosure requirements for entities with a single reportable segment, and contain other disclosure requirements. The purpose of the amendments is to enable investors to better understand an entity’s overall performance and assess potential future cash flows. The standard did not change the definition of a segment, the method for determining segments or the criteria for aggregating operating segments into reportable segments. The amendments are effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Retrospective adoption is required for all prior periods presented in the financial statements. The adoption is not expected to have a material impact to the Company’s financial statements or disclosures.

NOTE 3 — RECAPITALIZATION

As discussed in Note 1, the Merger was accounted for as a common control transaction with respect to HBC which is akin to a reverse recapitalization.

Transaction Proceeds

Upon the Closing, the Company received net proceeds of $17,555 after deducting transaction costs. The following table reconciles the elements of the Merger to the condensed consolidated and combined statements of cash flows and the condensed consolidated and combined statements of changes in stockholders’ equity (deficit) for the period ended September 30, 2024:

Cash received from NUBI Trust	25,160,047
Less: discount payment related to Non Redemption Agreement	(13,937,997)
Less: reimbursement for consideration shares related to the FPA	(2,193,800)
Less: reimbursement for Recycled Shares related to the FPA	(80,241)
Less: transaction expenses paid in connection with the Merger	(8,948,009)
Net cash received from NUBI Trust	—
Add: cash from NUBI operating account	17,555
Add: prepaid expenses	165,407
Less: derivative liabilities	(20,889,950)
Less: other liabilities	(4,086,172)
Reverse recapitalization, net	(24,793,160)

SOLIDION TECHNOLOGY, INC.
NOTES TO CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 3 — RECAPITALIZATION (cont.)

The number of shares of common stock issued immediately following the consummation of the Merger were:

Nubia common stock, outstanding prior to the closing of the Merger	6,004,741
Shares issued to Nubia convertible noteholders	5,962,325
Predecessor HBC Shares	69,800,000
Common stock immediately after the closing of the Merger	81,767,066

The number of Predecessor HBC shares as follows:

	Predecessor HBC Shares	Shares issued to shareholders of Predecessor HBC
Common stock	1,000	69,800,000

IPO warrants

In connection with Nubia’s initial public offering in 2022, 6,175,000 public warrants were issued and 5,405,000 warrants were issued in a private placement, all of which warrants remained outstanding and became warrants for the Common stock in the Company.

HBC Holdback Shares

The Company and G3 included a provision in the Merger Agreement that adjusts the aggregate share consideration to be paid to the shareholders of HBC if the G3 Tax Lien is not released prior to closing. Specifically, 200,000 shares of Solidion common stock, issuable to the HBC shareholders as part of the Merger Consideration at or following closing, will depend on whether the G3 Tax Lien has been settled by G3 prior to closing. At closing, the G3 Tax Lien has not been settled by G3 and as of September 30, 2024, the 200,000 holdback shares have not been issued.

HBC Earnout Arrangement

As noted in Note 1, in connection with the Merger, HBC shareholders are entitled to up to 22,500,000 shares if certain post merger per share market prices are achieved.

The accounting for the Earnout Arrangement was first evaluated under FASB ASC 718, “Compensation — Stock Compensation” (“ASC 718”) to determine if the arrangement represents a share-based payment arrangement. Because there are no service conditions nor any requirement of the participants to provide goods or services, the Company determined that the Earnout Shares are not within the scope of ASC 718.

Next, the Company determined that the Earnout Arrangement represent a freestanding equity-linked financial instrument to be evaluated under ASC 480. Based upon the analysis, the Company concluded that the Earnout Arrangement should not be classified as a liability under ASC 480.

The Company next considered and concluded that the contract was indexed to the Company’s own stock under ASC 815-40-15 and then considered and concluded that the equity classification conditions in ASC 815-40-25 were met. Therefore, the Earnout Arrangement is appropriately classified in equity.

As the merger has been accounted for as a reverse recapitalization, the fair value of the Earnout Arrangement has been accounted for as an equity transaction as of the Closing Date of the Merger.

The Company utilized a Monte Carlo simulation analysis to determine the fair value of the Earnout Arrangement at the date of the merger, which included the following assumptions: stock price of $4.53, risk free rate of 3.98%, volatility of 85%, dividends yield of 0% and duration of 4 years.

As of September 30, 2024, none of the Earnout Shares had been earned by G3.

SOLIDION TECHNOLOGY, INC.
NOTES TO CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 4 — PATENTS

Issued patents are recognized on the balance sheets net of accumulated amortization of $1,922,009 and $1,852,649 as of September 30, 2024 and December 31, 2023, respectively. Amortization expense for the patents included in these financial statements was $49,778, $121,571, $214,757 and $240,066 for the three and nine months ended September 30, 2024 and 2023, respectively. Future amortization expense for the patents over the next five years is anticipated to be approximately $148,000 per year.

NOTE 5 — FOREIGN OPERATIONS

The foreign subsidiary of the Company, a research and development facility based in Taiwan, operating as an extension of the Dayton, OH R&D team working on silicon anode technology advancement, represented $30,406 and $24,132 of total assets, and $21,405 and $62,753 of total liabilities as of September 30, 2024 and December 31, 2023, respectively. Of the total assets, property and equipment totaled $9,906 and $14,500 as of September 30, 2024 and December 31, 2023, respectively. There were no revenues recognized by the foreign subsidiary for the three and nine months ended September 30, 2024 and 2023. Total expenses incurred by the foreign subsidiary were 79,799, $177,555 and $117,763, 258,210 for the three and nine months ended September 30, 2024 and 2023, respectively.

NOTE 6 — RELATED PARTIES

Capital Contributions from Global Graphene Group (“G3”)

G3, a significant shareholder of the Company, infused capital resources into the business to cover operating expenses incurred prior to the close of the merger. The capital contributions from G3 included allocations for payroll, rent and facility costs, and professional services. The total capital contributions from G3 amounted to $0 and $1,388,756 for the three months ended September 30, 2024 and 2023, respectively, and $487,273 and $2,980,851 for the nine months ended September 30, 2024 and 2023, respectively.

Other Receivable

As of December 31, 2023, the Company held an other receivable balance of $187,500 from Nubia. This balance originated from cash advances made by Global Graphene Group (“G3”) on behalf of the Battery Group, in connection with Nubia’s funding requirements for extensions of time in closing the Merger. Pursuant to the Merger Agreement, the Battery Group was responsible for funding 50% of this additional trust funding requirement. As of September 30, 2024, following the elimination of an intercompany amount upon the closing of the Merger, the Company no longer had a balance related to the trust funding requirement. During the first quarter, the Company advanced $302,500 to G3 for transaction costs incurred during the Merger. The outstanding balance of other receivables amounted to $302,500 as of September 30, 2024.

Shared Services Agreement

Effective February 2, 2024, the Company entered into a shared services agreement (the “SSA”) with G3, under which G3 agreed to provide certain services, including employees, office space and use of equipment, and the Company agreed to pay for such services on a monthly basis. The SSA is subject to typical conditions and may be terminated by either party upon written notice. The management and board continues to monitor the SSA and all other related party transactions to uphold transparency and protect shareholder interests. Expenses incurred related to the SSA were $39,000 and $115,521 for the three and nine months ended September 30, 2024. Amounts outstanding as of September 30, 2024 were $7,443.

SOLIDION TECHNOLOGY, INC.
NOTES TO CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 6 — RELATED PARTIES (cont.)

Due to Related Party

During the merger closing process, G3 incurred certain transaction expenses that were due to be reimbursed by the Company after the Closing Date, as per the Business Combination Agreement. These expenses included legal, advisory and audit fees directly associated with facilitating the merger. The total amount due to G3 was $879,985 as of the Closing Date.

Additionally, at the time of the merger close, the Company had an outstanding payable related to the monthly administrative services support fees due to Mach FM Corp, an affiliate of Mach FM Acquisitions LLC, the sponsor of Nubia. This fee covered office space, utilities, and secretarial and administrative support provided by Mach FM to support Nubia’s operating activities. The outstanding balance payable to Mach FM amounted to $88,979 as of the Closing Date.

On April 29, 2024, the Company made a payment of $669,985 to reimburse G3 for Merger-related transaction expenses. During the three and nine months ended September 30, 2024, the Company repaid $0 and $879,985, respectively, due to related parties. Amounts outstanding as of September 30, 2024 to G3 and Mach FM were $0 and $87,873, respectively.

Contingent Consideration

At Closing, the G3 Tax Lien has not been settled by G3 and as of September 30, 2024, the 200,000 Holdback Shares have not been issued. The contingent consideration represents a potential obligation that would become released only upon G3 settling its G3 Tax Lien. See Notes 3 and 7 for further discussion regarding Holdback Shares related to the G3 Tax Lien.

As of the Closing Date, the Company recorded a fair value of $906,000 for the 200,000 Holdback Shares, which was accounted for as an equity transaction.

NOTE 7 — COMMITMENTS AND CONTINGENCIES

From time to time, the Company may be involved in lawsuits, claims or legal proceedings that arise in the ordinary course of business. The Company accrue a contingent liability when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated. Management believes that there are no claims against us for which the outcome is expected to have a material effect on our financial position, results of operations or cash flows.

G3 Tax Lien

The Internal Revenue Service has placed a federal tax lien on all the property and rights to property belonging to G3 which would include any proceeds from sale of property assets included in the financial statements of the Company. The lien relates to unpaid federal income taxes for 2017. Inclusive of interest, the balance owed is approximately $1,990,000 as of November 2024.

As disclosed in Note 2, the Company and G3 included a provision in the Merger Agreement that adjusts the aggregate share consideration to be paid to the shareholders of HBC if the G3 Tax Lien is not released prior to closing. Specifically, 200,000 shares of Solidion common stock, issuable to the HBC shareholders as part of the Merger Consideration at or following closing, will depend on whether the G3 Tax Lien has been settled by G3 prior to closing. At closing, the G3 Tax Lien has not been settled by G3 and as of September 30, 2024, the 200,000 holdback shares have not been issued.

The G3 Tax Lien represents a potential obligation that would become payable only upon the sale of the building. As the timing and likelihood of such a sale are uncertain and there are no immediate plans to sell, the Company has not recorded a liability on the balance sheet for this contingent obligation. Should the Company decide to sell the building

SOLIDION TECHNOLOGY, INC.
NOTES TO CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 7 — COMMITMENTS AND CONTINGENCIES (cont.)

in the future, this lien may need to be settled from the proceeds of the sale, which could impact the net cash inflow from such a transaction. The Company will continue to monitor the situation and will recognize a liability in the financial statements if and when it becomes probable that the building will be sold and the lien will need to be satisfied.

HBC Earnout Arrangement

As noted in Note 1, in connection with the Merger, HBC shareholders are entitled to up to 22,500,000 shares if certain post-merger per share market prices are achieved. As the merger has been accounted for as a reverse recapitalization, the fair value of the Earnout Arrangement has been accounted for as an equity transaction as of the closing date of the merger.

See Notes 3 and 7 for further discussion regarding the earnout related to the reverse capitalization transaction and HBC Holdback Shares related to the federal tax lien.

Strategic Cooperation Consulting Agreement

On September 11, 2024, the Company amended an existing Strategic Cooperation Consulting Agreement (the “Consulting Agreement”) by and between the Company and Arbor Lake Capital Inc. (the “Advisor”), pursuant to which the Company retained the Advisor as its consultant to provide non-exclusive consulting services in connection with the Company’s commercial and strategic business development including but not limited to sales and market development, business partnership, joint-venture, alliance, licensing and supply cooperation. In accordance with the terms of the Consulting Agreement, the Advisor shall be entitled to receive the consulting fees as follows:

•        2,000,000 shares of the Company’s common stock as a retainer upon the signing of the Consulting Agreement;

•        Any licensing agreement that results in a commercial/strategic partner(s) acquiring a license from the Company shall entitle the Advisor to 3% (three percent) of upfront licensing revenue, plus 2% (two percent) of annual loyalty revenue from the commercial/strategic partner(s) for the first three years;

•        Any commercial/strategic cooperation in which the Company would distribute, resell or become a licensee of the commercial/strategic partner, the Company shall pay to the Advisor 0.4% of the revenue generated by the Company under such agreement for the first three years beginning with the first date that the commercial/strategic partner delivers the first product;

•        For any sales/purchase of Company products in excess of $2,000,000 annually or similar agreements with commercial/strategic partner(s) resulting from the services rendered hereunder to the Company shall accrue compensation to the Advisor as follows: 2% (two percent) of sales/purchase value up to $5 million of the Company from the Commercial/Strategic Partner(s), plus 1.5% (one and half percent) of sales/purchase value above $5 million of the company from the Commercial/Strategic Partner(s);

•        For any other commercial/strategic cooperation including but not limited to partnership, joint-venture, alliance, and supply cooperation, the compensation will be further discussed and agreed upon by the parties when such cooperation commences.

•        The term of the Consulting Agreement shall continue until the performance by each party of its respective obligations thereunder shall have been satisfied. Either party may terminate the relationship upon mutual agreement after 12 months upon the effective date of the Consulting Agreement.

As the 2,000,000 shares are fully earned upon the signing of the agreement, the Company recorded expense of $700,000 based on the stock price on the signing date.

SOLIDION TECHNOLOGY, INC.
NOTES TO CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 8 — STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred Stock

The Company is authorized to issue 2,000,000 shares of preferred stock with a par value of $0.0001 per share. As of September 30, 2024 and December 31, 2023, there were no shares of preferred stock issued or outstanding.

Common Stock

The Company is authorized to issue 300,000,000 shares of common stock with a par value of $0.0001 per share. Holders of common stock are entitled to one vote for each share. As of September 30, 2024 and December 31, 2023, respectively, there were 117,340,914 and 69,800,000 (adjusted for reverse recapitalization) shares of common stock issued and outstanding, respectively.

Equity Financing

On March 13, 2024, Solidion entered into a private placement transaction (the “Private Placement”), pursuant to a Securities Purchase Agreement (the “Subscription Agreement”) with certain institutional investors (the “Purchasers”) for aggregate gross proceeds of $3,850,000. The issuance costs associated with the Private Placement, including fees to the placement agent and other expenses, totaled $522,867, of which $262,064 was allocated to the issuance of Private Placement common stock and $260,803 was allocated to the issuance of series A and B warrants. The Private Placement closed on March 15, 2024.

As part of the Private Placement, the Company issued an aggregate of 5,133,332 units and pre-funded units (collectively, the “Units”) at a purchase price of $0.75 per unit (less $0.0001 per pre-funded unit). Each Unit consists of (i) one share of Solidion Common Stock, (ii) two Series A warrants (“Series A Warrants”) each to purchase one share of Common Stock, and (iii) one Series B warrant (“Series B Warrants”) to purchase such number of shares of Common Stock as determined on the reset date (as defined in the Subscription Agreement), and in accordance with the terms therein.

On August 30, 2024, the Company entered into a private placement transaction (the “Private Placement”), pursuant to a Securities Purchase Agreement (the “Subscription Agreement”) with certain institutional investors (the “Purchasers”) for aggregate gross proceeds of $4,000,000. The issuance costs associated with the Private Placement, including fees to the placement agent and other expenses, totaled $380,001, of which $157,435 was allocated to the issuance of Private Placement common stock and $222,566 was allocated to the issuance of series C and D warrants. The Private Placement closed on September 5, 2024. The Company intends to use the net proceeds from the Private Placement for working capital and general corporate purposes.

As part of the Private Placement, the Company issued an aggregate of 12,217,468 units and pre-funded units (collectively, the “Units”) at a purchase price of $0.3274 per unit. Each Unit consists of (i) one share of common stock, par value $0.0001 per share of the Company (the “Common Stock”) (or one pre-funded warrant to purchase one share of Common Stock (the “Pre-Funded Warrant”)), (ii) two Series C warrants each to purchase one share of Common Stock (the “Series C Warrant”) and (iii) one Series D warrant to purchase such number of shares of Common Stock as determined on the Reset Date (as defined below), and in accordance with the terms therein (the “Series D Warrant” and together with the Pre-Funded Warrant and the Series C Warrant, the “Warrants”).

NOTE 9 — WARRANTS

IPO Warrants

The warrants issued in connection with the Company’s IPO (the “public warrants”) entitle the holder of each public warrant to purchase one share of common stock at a price of $11.50 per share, subject to adjustment. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of common stock. This means that only a whole warrant may be exercised at any given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade and requires the purchase of at least two units to be eligible

SOLIDION TECHNOLOGY, INC.
NOTES TO CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 9 — WARRANTS (cont.)

The warrants will expire five years after the completion of the Company’s initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company is not obligated to deliver any shares of common stock pursuant to the exercise of a warrant and has no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations described below with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue shares of common stock upon exercise of a warrant unless common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of common stock underlying such unit.

However, the Company has agreed that as soon as practicable after the closing of the Company’s initial business combination, the Company will use its best efforts to file with the SEC a registration statement covering the shares of common stock issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of common stock issuable upon exercise of the warrants is not effective by the 90th day after the closing of the Company’s initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the foregoing, if a registration statement covering the common stock issuable upon exercise of the warrants is not effective within a specified period following the consummation of the Company’s initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended, or the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Once the warrants become exercisable, the Company may call the warrants for redemption:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon not less than 30 days’ prior written notice of redemption given after the warrants become exercisable (the “30-day redemption period”) to each warrant holder; and

•        if, and only if, the reported last sale price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable and ending three business days before the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by us, the Company may not exercise the Company’s redemption right if the issuance of shares of common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification. The Company will use its best efforts to register or qualify such shares of common stock under the blue sky laws of the state of residence in those states in which the warrants were offered by us in the Company’s initial public offering.

SOLIDION TECHNOLOGY, INC.
NOTES TO CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 9 — WARRANTS (cont.)

The Company has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and the Company issues a notice of redemption of the warrants, each warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If the Company calls the warrants for redemption as described above, the Company’s management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” the Company’s management will consider, among other factors, the Company’s cash position, the number of warrants that are outstanding and the dilutive effect on the Company’s stockholders of issuing the maximum number of shares of common stock issuable upon the exercise of the Company’s warrants. If the Company’s management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If the Company’s management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. The Company believes this feature is an attractive option to us if the Company do not need the cash from the exercise of the warrants after the Company’s initial business combination. If the Company calls its warrants for redemption and the Company’s management does not take advantage of this option, the Company’s sponsor and its permitted transferees would still be entitled to exercise their placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of common stock is increased by a stock dividend payable in shares of common stock, or by a split-up of shares of common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each whole warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase shares of common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of common stock equal to the product of (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common stock) and (ii) one (1) minus the quotient of (x) the price per share of common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for common stock, in determining the price payable for common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

SOLIDION TECHNOLOGY, INC.
NOTES TO CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 9 — WARRANTS (cont.)

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of common stock on account of such shares of common stock (or other shares of the Company’s capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of common stock in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of common stock in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation (i) to modify the substance or timing of its obligation to allow redemption in connection with the Company’s initial business combination or certain amendments to the Company’s charter prior thereto or to redeem 100% of the Company’s common stock if the Company does not complete the Company’s initial business combination within 12 months (or up to 18 months if the Company’s time to complete a business combination is extended as described herein) from the closing of the Company’s initial public offering or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, or (e) in connection with the redemption of the Company’s public shares upon the Company’s failure to complete the Company’s initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.

If the number of outstanding shares of the Company’s common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of common stock.

Whenever the number of shares of common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of common stock (other than those described above or that solely affects the par value of such shares of common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which the Company are the continuing corporation and that does not result in any reclassification or reorganization of the Company’s outstanding shares of common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which the Company are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of the Company’s common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event.

However, if less than 70% of the consideration receivable by the holders of common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants in order to determine and realize the option value component of the warrant. This formula is to

SOLIDION TECHNOLOGY, INC.
NOTES TO CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 9 — WARRANTS (cont.)

compensate the warrant holder for the loss of the option value portion of the warrant due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any mistake, but requires the approval by the holders of at least a majority of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

In addition, if (x) the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of the Company’s initial business combination at a Newly Issued Price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Company’s sponsor or its affiliates, without taking into account any founder shares held by the Company’s sponsor or such affiliates, as applicable, prior to such issuance), (y)the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Company’s initial business combination on the date of the consummation of the Company’s initial business combination (net of redemptions), and (z) the Market Value is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the greater of the Market Value and the Newly Issued Price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number of shares of common stock to be issued to the warrant holder.

Private Warrants

In accordance with ASC 815, the Private Warrants were determined to be liability classified at the issuance date and subject to periodic remeasurement.

Except as described below, the private warrants have terms and provisions that are identical to those of the public warrants, including as to exercise price, exercisability and exercise period. The private warrants (including the common stock issuable upon exercise of the private warrants) will not be transferable, assignable or saleable until 30 days after the completion of the Company’s initial business combination (except to the Company’s officers and directors and other persons or entities affiliated with the holders of the private warrants). They will also be exercisable on a cashless basis and will not be redeemable by us so long as they are held by the holders of the private warrants or their permitted transferees. The holders of the private warrants or their permitted transferees have the option to exercise the private warrants on a cashless basis. If the private warrants are held by holders other than the holders of the private warrants and their permitted transferees, the private warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in the Company’s initial public offering.

SOLIDION TECHNOLOGY, INC.
NOTES TO CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 9 — WARRANTS (cont.)

If holders of the private warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that The Company have agreed that these warrants will be exercisable on a cashless basis so long as they are held by the holders of the private warrants and their permitted transferees is because it is not known at this time whether they will be affiliated with us following an initial business combination. If they remain affiliated with us, their ability to sell the Company’s securities in the open market will be significantly limited. The Company has policies in place that prohibit insiders from selling the Company’s securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell the Company’s securities, an insider cannot trade in the Company’s securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who typically could sell the shares of common stock issuable upon exercise of the warrants freely in the open market, the insiders could be significantly restricted from doing so. As a result, The Company believes that allowing the holders to exercise such warrants on a cashless basis is appropriate.

In addition, holders of the Company’s private warrants are entitled to certain registration rights.

The holders of the private warrants have agreed not to transfer, assign or sell any of the private warrants (including the common stock issuable upon exercise of any of these warrants) until the date that is 30 days after the date The Company completed the Company’s initial business combination, except to the Company’s officers and directors and other persons or entities affiliated with the holders of the private warrants.

Series A and Series B Warrants

In accordance with ASC 815, the Series A Warrants and Series B Warrants were determined to be liability classified at the issuance date and subject to periodic remeasurement. As such, on the date of issuance the Company allocated the proceeds between the common stock, Series A Warrants and Series B Warrants first to the fair value of the Series A Warrants and Series B Warrants, which were recorded as a liability. The total fair value of the Series A Warrants and Series B Warrants measured at issuance was $12,656,550 and $82,450, respectively, which exceeded the total gross proceeds from the Private Placement of $3,850,000. As the fair value of the derivative liability exceeded the proceeds on the day of issuance, the difference was recorded as a loss from issuance of stock and warrants of $17,820,998.

The fair value of the Series A Warrants and Series B Warrants as of September 30, 2024 was $6,502,710 and $142,655, respectively, resulting in a gain of $5,383,585 and $6,093,635 during the three and nine months ended September 30, 2024. The number of Series A Warrants and Series B Warrants exercised as of September 30, 2024, was 466,000 and 5,364,046, respectively, resulting in the issuance of 5,830,046 common shares.

Series C and Series D Warrants

In accordance with ASC 815, the Series A Warrants and Series B Warrants were determined to be liability classified at the issuance date and subject to periodic remeasurement. As such, on the date of issuance the Company allocated the proceeds between the common stock, Series C Warrants and Series D Warrants first to the fair value of the Series C Warrants and Series D Warrants, which were recorded as a liability. The total fair value of the Series C Warrants and Series D Warrants measured at issuance was $8,114,650 and $1,540,150, respectively, which exceeded the total gross proceeds from the Private Placement of $4,000,000. As the fair value of the derivative liability exceeded the proceeds on the day of issuance, the difference was recorded as a loss from issuance of stock and warrants of $9,654,799.

The fair value of the Series C Warrants and Series D Warrants as of September 30, 2024 was $8,160,300 and $1,058,950, respectively, resulting in a gain of $435,550 during the three months ended September 30, 2024. There were no Series C Warrants and Series D Warrants exercised as of September 30, 2024.

SOLIDION TECHNOLOGY, INC.
NOTES TO CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 10 — FORWARD PURCHASE AGREEMENT, NON REDEMPTION AGREEMENT AND PRIVATE PLACEMENT FINANCING

Forward Purchase Agreement

On December 13, 2023, Nubia entered into an agreement with (i) Meteora Capital Partners, LP (“MCP”), (ii) Meteora Select Trading Opportunities Master, LP (“MSTO”), and (iii) Meteora Strategic Capital, LLC (“MSC” and, collectively with MCP and MSTO, “Seller” or “Forward Purchase Investors”) (the “Forward Purchase Agreement”). For purposes of the Forward Purchase Agreement, NUBI is referred to as the “Counterparty” prior to the consummation of the Merger, while Solidion Technology, Inc. (“Pubco”) is referred to as the “Counterparty” after the consummation of the Merger. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Forward Purchase Agreement previously filed with the SEC.

Pursuant to the terms of the Forward Purchase Agreement, Seller intends, but is not obligated, to, concurrently with the Closing pursuant to Seller’s FPA Funding Amount PIPE Subscription Agreement, purchase up to 9.9% of the total Class A ordinary shares, par value $0.0001 per share, of NUBI (“NUBI Shares”) outstanding following the closing of the Merger, as calculated by Seller (the “Purchased Amount”), less the number of NUBI Shares purchased by Seller separately from third parties through a broker in the open market (“Recycled Shares”). Seller will not be required to purchase an amount of NUBI Shares such that, following such purchase, that Seller’s ownership would exceed 9.9% of the total NUBI Shares outstanding immediately after giving effect to such purchase, unless Seller, at its sole discretion, waives such 9.9% ownership limitation. The Number of Shares subject to the Forward Purchase Agreement is subject to reduction following a termination of the Forward Purchase Agreement with respect to such shares as described under “Optional Early Termination” in the Forward Purchase Agreement.

The Forward Purchase Agreement provides for a prepayment shortfall in an amount in U.S. dollars equal to 0.50% of the product of the Recycled Shares and the Initial Price (as defined below). As described below in Shortfall Sales, Seller in its sole discretion may sell Recycled Shares at any time following the Trade Date at any sales price without payment by Seller of any Early Termination Obligation until such time as the proceeds from such sales equal 100% of the Prepayment Shortfall (as set forth under Shortfall Sales below) (such sales, “Shortfall Sales,” and such Shares, “Shortfall Sale Shares”). A sale of Shares is only (a) a “Shortfall Sale,” subject to the terms and conditions herein applicable to Shortfall Sale Shares, when a Shortfall Sale Notice is delivered under the Forward Purchase Agreement, and (b) an Optional Early Termination, subject to the terms and conditions of the Forward Purchase Agreement applicable to Terminated Shares, when an OET Notice is delivered under the Forward Purchase Agreement, in each case with the delivery of such notice being in the sole discretion of Seller (as further described in the “Optional Early Termination” and “Shortfall Sales” sections in the Forward Purchase Agreement).

The Forward Purchase Agreement provides that Seller will be paid directly an aggregate cash amount (the “Prepayment Amount”) equal to (a) the sum of (i) the Number of Shares as set forth in a Pricing Date Notice, plus (ii) number of Recycled Shares multiplied by the redemption price per share (the “Initial Price”) as defined in Section 9.2(b) of NUBI’s Certificate of Incorporation, effective as of March 10, 2023, and as amended from time to time (the “Certificate of Incorporation”), less (b) the Prepayment Shortfall.

The Counterparty will pay to Seller the Prepayment Amount required under the Forward Purchase Agreement directly from the Counterparty’s Trust Account maintained by Continental Stock Transfer and Trust Company holding the net proceeds of the sale of the units in the Counterparty’s initial public offering and the sale of private placement warrants (the “Trust Account”), no later than the earlier of (a) one Local Business Day after the Closing Date and (b) the date any assets from the Trust Account are disbursed in connection with the Merger; except that to the extent that the Prepayment Amount is to be paid from the purchase of Additional Shares by Seller, such amount will be netted against such proceeds, with Seller being able to reduce the purchase price for the Additional Shares by the Prepayment Amount. For the avoidance of doubt, any Additional Shares purchased by Seller will be included in the Number of Shares under the Forward Purchase Agreement for all purposes, including for determining the Prepayment Amount. In addition to the Prepayment Amount, Counterparty shall pay directly from the Trust Account, on the Prepayment Date, an amount equal to the product of (x) up to 200,000 (with such final amount to be determined by Seller in its sole discretion via written notice to Counterparty) and (y) the Initial Price.

SOLIDION TECHNOLOGY, INC.
NOTES TO CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 10 — FORWARD PURCHASE AGREEMENT, NON REDEMPTION AGREEMENT AND PRIVATE PLACEMENT FINANCING (cont.)

Following the Closing, the reset price (the “Reset Price”) will initially be the Initial Price. The Reset Price will be subject to reset on a bi-weekly basis commencing the first week following the thirtieth day after the closing of the Merger to be the lowest of (a) the then current Reset Price, (b) the Initial Price and (c) the VWAP Price of the Shares of the prior two weeks; provided the Reset Price shall be subject to reduction upon a Dilutive Offering Reset immediately upon the occurrence of such Dilutive Offering.

From time to time and on any date following the Trade Date (any such date, an “OET Date”) and subject to the terms and conditions in the Forward Purchase Agreement, Seller may, in its absolute discretion, terminate the Transaction in whole or in part by providing written notice to the Counterparty (the “OET Notice”), by the later of (a) the fifth Local Business Day following the OET Date and (b) the next Payment Date following the OET Date (which shall specify the quantity by which the Number of Shares shall be reduced (such quantity, the “Terminated Shares”)). The effect of an OET Notice shall be to reduce the Number of Shares by the number of Terminated Shares specified in such OET Notice with effect as of the related OET Date. As of each OET Date, the Counterparty shall be entitled to an amount from Seller, and Seller shall pay to the Counterparty an amount, equal to the product of (x) the number of Terminated Shares and (y) the Reset Price in respect of such OET Date. The payment date may be changed within a quarter at the mutual agreement of the parties.

The valuation date will be the earliest to occur of (a) the date that is three (3) years after the date of the closing of the Merger (the date of the closing of the Merger, the “Closing Date”) pursuant to the Merger Agreement, (b) the date specified by Seller in a written notice to be delivered to Counterparty at Seller’s discretion (which Valuation Date shall not be earlier than the day such notice is effective) after the occurrence of any of (v) a Shortfall Variance Registration Failure, (w) a VWAP Trigger Event, (x) a Delisting Event, (y) a Registration Failure or (z) unless otherwise specified therein, any Additional Termination Event, and (c) the date specified by Seller in a written notice to be delivered to the Counterparty at Seller’s sole discretion (which Valuation Date shall not be earlier than the day such notice is effective). The Valuation Date notice will become effective immediately upon its delivery from Seller to the Counterparty in accordance with the Forward Purchase Agreement. In the event the Valuation Date is determined pursuant to clause (c), the Settlement Amount Adjustment will not apply to the calculation of the Settlement Amount.

On the Cash Settlement Payment Date, which is the tenth Local Business Day immediately following the last day of the Valuation Period, Seller will remit to the Counterparty an amount equal to the Settlement Amount and will not otherwise be required to return to the Counterparty any of the Prepayment Amount and the Counterparty shall remit to Seller the Settlement Amount Adjustment; provided that, if the Settlement Amount less the Settlement Amount Adjustment is a negative number, then neither Seller nor the Counterparty shall be liable to the other party for any payment under the “Cash Settlement Payment” Date section of the Forward Purchase Agreement. Under certain circumstances, the Company would be required to settle in shares or cash at the discretion of the Company.

Seller has agreed to waive any redemption rights with respect to the Recycled Shares in connection with the Merger as well as any redemption rights under NUBI’s Certificate of Incorporation that would require redemption by NUBI of the NUBI Shares. Such waiver may reduce the number of NUBI Shares redeemed in connection with the Merger, and such reduction could alter the perception of the potential strength of the Merger. The Forward Purchase Agreement has been structured, and all activity in connection with such agreement has been undertaken, to comply with the requirements of all tender offer regulations applicable to the Merger, including Rule 14e-5 under the Securities Exchange Act of 1934.

On February 2, 2024, upon consummation of the Merger, NUBI made a payment to each Forward Purchase Investor in respect of their respective Recycled Shares. This payment totaled 7,352 shares and included a cash payment of $80,241 released from the trust account. The payment was calculated as an amount equal to (a) the number of Recycled Shares multiplied by the redemption price per share (the “Initial Price”) as defined in Section 9.2(b) of NUBI’s Certificate of Incorporation, effective as of March 10, 2023, as amended from time to time (the “Certificate of Incorporation”), less (b) the Prepayment Shortfall. Additionally, on February 2, 2024, NUBI made a payment to Forward Purchase Investors of $2,193,800 from the trust account as reimbursement for the 200,000 consideration shares.

SOLIDION TECHNOLOGY, INC.
NOTES TO CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 10 — FORWARD PURCHASE AGREEMENT, NON REDEMPTION AGREEMENT AND PRIVATE PLACEMENT FINANCING (cont.)

On January 17, 2024, the Company received a Pricing Date Notice from the Forward Purchase Investors specifying 5,838,537 Additional Shares. On March 22, 2024, the Company received an amended Pricing Date Notice revising the total number of Additional Shares to 8,038,537. On June 11, 2024 the Company received an amended Pricing Date Notice revising the total number of Additional Shares to 9,543,002. On August 29, 2024, the Additional Shares have been issued to the Forward Purchase Investors.

The Company used a Monte Carlo analysis to determine the fair value of the FPA. The model measured the total present value of the Company’s proceeds at approximately $98,282 and the total present value of the Company’s liability at approximately $3,500,369, resulting in a net liability of approximately $3,402,100 as of September 30, 2024.

FPA amendment and resolution of lawsuit

On July 17, 2024, plaintiffs Meteora Capital Partners LP, Meteora Select Trading Opportunities Master LP and Meteora Strategic Capital LLC brought a lawsuit against Solidion in Delaware Chancery Court seeking specific performance and monetary damages related to the Forward Purchase Agreement.

On August 29, 2024, the Company and the Seller entered into an amendment (the “Amendment”) to the Forward Purchase Agreement, pursuant to which, among other things:

“Prepayment Shortfall” was amended to additionally provide, with respect to the Additional Shares, amounts to be requested in writing from time to time by the Company (each an “Additional Shortfall Request”) in increments of $500,000 (such amount in the aggregate not to exceed (x) the number of Additional Shares multiplied by (y) the Initial Price), and Seller to pay the Prepayment Shortfall on the Additional Shares on the earlier of (a) the date that the Commission declares the Registration Statement effective (the “Registration Statement Effective Date”) and (b) the first OET Date. Additional Shortfall Requests may only be made, unless waived in writing by the Seller, in the event that (i) there is no Prepayment Shortfall outstanding, (ii) the VWAP Price over the ten (10) trading days prior to an Additional Shortfall Request multiplied by the then current Number of Shares (excluding unregistered shares) held by Seller less Shortfall Sale Shares be at least ten (10) times greater than the Additional Shortfall Request and (iii) at the time that such Prepayment Shortfall would be paid by the Seller, the total value traded in Counterparty’s stock, as reported on the relevant Bloomberg Screen, be at least ten (10) times greater than the Additional Prepayment Shortfall request.

“Prepayment Shortfall Consideration” was amended to provide that Seller in its sole discretion may sell Additional Shares, as well as Recycled Shares, at any time following the Trade Date and at any sales price, without payment by Seller of any Early Termination Obligation, until such time as the proceeds from such sales equal 120% of the Prepayment Shortfall.

“Shortfall Sales” was amended to provide that without Seller’s prior written consent, the Company agrees not to issue, sell or offer or agree to sell any Shares, or securities or debt that is convertible, exercisable or exchangeable into Shares, including under any existing or future equity line of credit, beginning from the date of the Amendment until the earlier of (i) the Valuation Date and (ii) the date the Shortfall Sales equal 120% of the total potential Prepayment Shortfall, including with respect to Additional Shares. The foregoing covenant does not prohibit (i) the issuance of any securities issued or assumed in connection with the Business Combination or (ii) repricing of the Company’s warrants in connection with the closing of the Business Combination.

“Shortfall Sales” was also amended to provide that unless and until the proceeds from Shortfall Sales equal 120% of the Prepayment Shortfall, in the event that the product of (x) the difference between (i) the number of Shares as specified in the Pricing Date Notice(s), less (ii) any Shortfall Sale Shares as of such measurement time, multiplied by (y) the VWAP Price, is less than (z) the difference between (i) the Prepayment Shortfall, less (ii) the proceeds from Shortfall Sales as of such measurement time (the “Shortfall Variance”), then the Company as liquidated damages in respect of such Shortfall Variance, at its option must within five (5) Local Business Days either: (A) Pay in cash an amount equal to the Shortfall Variance; or (B) Issue and deliver to Seller the Shortfall Variance Shares.

SOLIDION TECHNOLOGY, INC.
NOTES TO CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 10 — FORWARD PURCHASE AGREEMENT, NON REDEMPTION AGREEMENT AND PRIVATE PLACEMENT FINANCING (cont.)

“Share Consideration” was amended to additionally provide that upon the execution of the Amendment, Seller became entitled to designate a certain number of Additional Shares as Share Consideration equal to 2,850,000 Shares.

“VWAP Trigger Event” was amended to be defined as an event that occurs if the VWAP Price, for any 10 trading days during a 30 consecutive trading day-period, is below $2.00 per Share.

In addition, upon execution of the Amendment, Seller agreed to temporarily forbear from exercising any rights under the Forward Purchase Agreement upon any Shortfall Variance Registration Failure, VWAP Trigger Event, or Registration Failure that has occurred or may occur (the “Valuation Date Events”) during the period (the “Standstill Period”) beginning on the Pricing Date and ending on December 31, 2024. Immediately upon expiration of the Standstill Period, if any Valuation Date Events have occurred, Seller has all of its rights with respect to such Valuation Date Events to the same extent, and with the same force and effect, as if the forbearance had not occurred.

In addition to all registration rights provided under the Forward Purchase Agreement, upon the execution of the Amendment, the Company within twenty (20) business days, agreed to file a registration statement registering the resale of the Additional Shares and Share Consideration (collectively, the “Meteora Shares”). The Company agreed to use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but in any event no later than sixty calendar days after the date of the Amendment. Furthermore, the Company agreed no other shares may be registered before the Meteora Shares, though other shares may be registered concurrently with the Meteora Shares on the same resale registration statement.

In addition, the Amendment provides that Seller, from the date of the Amendment until thirty (30) days following the effectiveness of the resale registration statement registering the Meteora Shares, agrees to limit sales of the Meteora Shares to no more than 10% of the daily trading volume of the Company’s common stock, except on trading days when more than 7,000,000 shares are traded.

Finally, concurrently with the execution of the Amendment, the Company and the Seller agreed to sign and cause to be filed a joint stipulation for dismissal with prejudice of the Action (as defined below) (the “Stipulation”). The Stipulation provides that the Company issue 12,393,002 shares of its common stock to the Seller within five business days of the entry of the Stipulation. In consideration for the Stipulation, the Company agreed to pay Seller’s reasonable and documented attorney’s fees in an amount up to $65,000 related to any legal work performed by Seller’s legal advisors relating to the Company on behalf of Seller. “Action” means (i) the Complaint for Specific Performance and Money Damages filed July 16, 2024 thereby initiating Case No. 2024-0752-LWW Meteora Capital Partners, LP v. Solidion Technology, Inc. in the Court of Chancery of the State of Delaware (the “Delaware Chancery Court”) and (ii) the Motion for Default Judgment filed by Seller related to such complaint on August 13, 2024. On September 9, 2024, the Company and the Seller filed the Stipulation in Delaware Chancery Court.

The Company recorded expense of $1,026,000 based on the stock price on the date of the amendment for the 2,850,000 shares issued in connection with the forbearance and FPA amendment.

Non-Redemption Agreement

On December 13, 2023, NUBI entered into a non-redemption agreement (the “Non-Redemption Agreement”) with certain investors named therein (each, a “Backstop Investor”), each acting on behalf of certain funds, investors, entities or accounts that are managed, sponsored or advised by each such Backstop Investor or its affiliates. Pursuant to each Non-Redemption Agreement, each Backstop Investor agreed that, on or prior to Closing, it will beneficially own not greater than the lesser of (i) that number of Backstop Shares set forth in the Non-Redemption Agreement and (ii) the total number of NUBI Shares beneficially owned by Backstop Investor and its affiliates and any other persons whose beneficial ownership of NUBI Shares would be aggregated with those of Backstop Investor for purposes of Section 13(d) of the Securities Exchange Act of 1934 not exceeding 9.99% of the total number of issued and outstanding NUBI Shares, and shall not elect to redeem or otherwise tender or submit for redemption any of such Backstop Shares in connection with the second special meeting of NUBI stockholders to be held for the purpose of

SOLIDION TECHNOLOGY, INC.
NOTES TO CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 10 — FORWARD PURCHASE AGREEMENT, NON REDEMPTION AGREEMENT AND PRIVATE PLACEMENT FINANCING (cont.)

approving the Merger (the “Second Special Meeting”); provided, however, that in the event Backstop Investor has previously elected to redeem, tender or submit any Backstop Shares for redemption, Backstop Investor shall rescind or reverse such redemption request prior to Closing and NUBI shall accept such request(s) promptly once submitted by Backstop Investor.

On February 2, 2024, upon consummation of the Merger, NUBI paid to each Backstop Investor a payment in respect of its respective Backstop Shares a payment in cash released from the trust Account in an amount equal to the product of (x) the number of Backstop Shares and (y) the Redemption Price, less $4.00. The total cash payment paid to Backstop Investors was $13,937,997 released from the trust account.

March Private Placement Financing

On March 13, 2024, the Company entered into a private placement transaction (the “Private Placement”), pursuant to a Securities Purchase Agreement (the “Subscription Agreement”) with certain institutional investors (the “PIPE Investors”) for aggregate gross proceeds of $3,850,000, before deducting fees to the placement agent and other expenses payable by the Company in connection with the Private Placement. The Company intends to use the net proceeds from the Private Placement for working capital and general corporate purposes. EF Hutton, LLC, acted as the exclusive placement agent for the Private Placement. The Private Placement closed on March 15, 2024.

As part of the Private Placement, the Company issued an aggregate of 5,133,332 units and pre-funded units (collectively, the “Units”) at a purchase price of $0.75 per unit (less $0.0001 per pre-funded unit). Each Unit consists of (i) one share of common stock, par value $0.0001 per share of the Company (the “common stock”) (or one pre-funded warrant to purchase one share of common stock (the “Pre-Funded Warrant”)), (ii) two Series A warrants each to purchase one share of common stock (the “Series A Warrant”) and (iii) one Series B warrant to purchase such number of shares of common stock as determined on the Reset Date (as defined below), and in accordance with the terms therein (the “Series B Warrant” and together with the Pre-Funded Warrant and the Series A Warrant, the “Warrants”).

The Pre-Funded Warrants are exercisable on issuance at an exercise price of $0.0001 per share of common stock and will not expire until exercised in full. The Series A Warrants are exercisable upon issuance and have an exercise price of $0.75 per share of common stock (subject to certain anti-dilution and share combination event protections) and have a term of 5.5 years from the date of Stockholder Approval (as defined in the Subscription Agreement). The Series B Warrants will be exercisable following the Reset Date (as defined in the Series B Warrant), will have an exercise price of $0.0001 per share of common stock and will have a term of 5.5 years from the date of Stockholder Approval (as defined in the Subscription Agreement). The exercise price and number of shares of common stock issuable under the Series A Warrants are subject to adjustment and the number of shares of common stock issuable under the Series B Warrant will be determined following the later to occur of: (i) the earlier of (A) the first trading day after the date on which a resale registration statement covering the resale of all Registrable Securities (as defined in the Series B Warrant) has been declared effective for 10 consecutive trading days or (B) the first trading day after the date on which the PIPE Investors may sell the Registrable Securities pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) for a period of 10 consecutive trading days, or (ii) the 11th trading day after Stockholder Approval (as defined in the Subscription Agreement) is obtained (the “Reset Date”), and to be determined pursuant to the lowest daily average trading price of the common stock during the Reset Period (as defined in the Series B Warrant), subject to a pricing floor of $0.15 per share of common stock, such that the maximum number of shares of common stock underlying the Series A Warrants and Series B Warrants would be an aggregate of approximately 10,266,664 shares and 25,666,660 shares, respectively. In the event either of clauses (i) or (ii) in the immediately preceding sentence has not occurred, “Reset Date” means the 11th trading day after twelve months and 30 trading days following the issuance date of the Series B Warrants.

In connection with the Private Placement, the Company entered into a registration rights agreement with the PIPE Investors, dated as of March 13, 2024 (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement with the SEC covering the resale of the shares of common stock issued pursuant to the

SOLIDION TECHNOLOGY, INC.
NOTES TO CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 10 — FORWARD PURCHASE AGREEMENT, NON REDEMPTION AGREEMENT AND PRIVATE PLACEMENT FINANCING (cont.)

Securities Purchase Agreement and the common stock issuable upon exercise of the Warrants. The Company filed a registration statement with the SEC pursuant to the Registration Rights Agreement on April 15, 2024. The registration statement has been declared effective by the SEC on June 17, 2024.

Reset Period

The reset period ended on July 2, 2024 (the “Reset Date”), with the lowest 10-day VWAP on June 28, 2024, being $0.4347. Consequently, the reset price was established at $0.3478. As a result, the Series A Warrants and Series B Warrants held by investors were reset to 22,141,701 shares and 5,749,598 shares, respectively.

The number of Series A Warrants and Series B Warrants exercised as of September 30, 2024, was 466,000 and 5,364,046, respectively, resulting in the issuance of 5,830,046 common shares.

August Private Placement Financing

On August 30, 2024, the Company entered into a private placement transaction (the “Private Placement”), pursuant to a Securities Purchase Agreement (the “Subscription Agreement”) with certain institutional investors (the “Purchasers”) for aggregate gross proceeds of $4,000,000, before deducting fees to the placement agent and other expenses payable by the Company in connection with the Private Placement. The Company intends to use the net proceeds from the Private Placement for working capital and general corporate purposes.

As part of the Private Placement, the Company issued an aggregate of 12,217,468 units and pre-funded units (collectively, the “Units”) at a purchase price of $0.3274 per unit. Each Unit consists of (i) one share of common stock, par value $0.0001 per share of the Company (the “Common Stock”) (or one pre-funded warrant to purchase one share of Common Stock (the “Pre-Funded Warrant”)), (ii) two Series C warrants each to purchase one share of Common Stock (the “Series C Warrant”) and (iii) one Series D warrant to purchase such number of shares of Common Stock as determined on the Reset Date (as defined below), and in accordance with the terms therein (the “Series D Warrant” and together with the Pre-Funded Warrant and the Series C Warrant, the “Warrants”).

The Pre-Funded Warrants are exercisable on issuance at an exercise price of $0.0001 per share of Common Stock and will not expire until exercised in full. The Series C Warrants are exercisable upon issuance and have an exercise price of $0.3274 per share of Common Stock (subject to certain anti-dilution and share combination event protections) and have a term of 5.5 years from the date of Stockholder Approval (as defined in the Subscription Agreement). The Series D Warrants will be exercisable following the Reset Date (as defined in the Series D Warrant), will have an exercise price of $0.0001 per share of Common Stock and will have a term of 5.5 years from the date of Stockholder Approval (as defined in the Subscription Agreement). The exercise price and number of shares of Common Stock issuable under the Series C Warrants are subject to adjustment and the number of shares of Common Stock issuable under the Series D Warrant will be determined following the later to occur of: (i) the earlier of (A) the first trading day after the date on which a resale registration statement covering the resale of all Registrable Securities (as defined in the Series D Warrant) has been declared effective for 10 consecutive trading days or (B) the first trading day after the date on which the Purchasers may sell the Registrable Securities pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) for a period of 10 consecutive trading days, or (ii) the 11th trading day after Stockholder Approval (as defined in the Subscription Agreement) is obtained (the “Reset Date”), and to be determined pursuant to the lowest daily average trading price of the Common Stock during the Reset Period (as defined in the Series D Warrant), subject to a pricing floor of $0.065 per share of Common Stock, such that the maximum number of shares of Common Stock underlying the Series C Warrants and Series D Warrants would be an aggregate of approximately 123,076,923 shares and 49,320,990 shares, respectively. In the event either of clauses (i) or (ii) in the immediately preceding sentence has not occurred, “Reset Date” means the 11th trading day after twelve months and 30 trading days following the issuance date of the Series D Warrants. The Company has undertaken to file a resale registration statement covering all of the Registrable Securities on behalf the Purchasers pursuant to a Registration Rights Agreement (the “Registration Rights Agreement”) also entered into with the Purchasers in connection with the Private Placement.

SOLIDION TECHNOLOGY, INC.
NOTES TO CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 11 — DEBT

Convertible Notes

At various dates during the first quarter of 2024, the Company issued Convertible Notes of $527,500 to meet our working capital requirements. The Notes convert to approximately 3.3 million common shares. The outstanding balance on Convertible Notes was $527,500 as of September 30, 2024.

Short-term Notes Payable

EF Hutton LLC

On February 1, 2024, the Company executed a Promissory Note with EF Hutton, totaling $2,200,000, to cover underwriters’ fees associated with the closure of the Company’s Merger with HBC. In the case of an event of default, this Note shall bear interest at a rate of 24% per annum until such event of default is cured. The principal amount of this Note is payable on designated dates, with $183,333 scheduled on the first business day of each month until the final payment on March 1, 2025. As of September 30, 2024, the outstanding balance of the Note was $1,283,335.

Loeb and Loeb LLP

On February 1, 2024, the Company executed a Promissory Note with Loeb and Loeb, totaling $540,000 for legal services provided to the Company in connection with the Company’s Merger with HBC. The principal and interest amount of this Note is payable in 12 equal monthly installments beginning on March 1, 2024. The Note bears implied interest of 23.5% per annum, resulting in total interest payments of approximately $127,000 over the term of the Note. The monthly installments include both principal and interest payments. As of September 30, 2024, the Note has been paid off.

Benesch Friedlander Coplan & Aronoff LLP

On April 29, 2024, the Company executed a Promissory Note with Benesch Friedlander Coplan & Aronoff in the amount of $670,000. The interest rate is 7% per annum, to be paid as a lump sum at the maturity date of November 1, 2024. As of September 30, 2024, the outstanding balance of the Note was $670,000.

On November 12, 2024, the Company amended the terms of its Promissory Note with Benesch. The amended terms include an updated principal balance of $694,061, which includes unpaid interest expense of $24,061 from earlier periods, an increase in the interest rate to 10% per annum, an upfront payment of $40,000 made at signing, and a requirement for minimum monthly payments of $25,000. Additionally, the maturity date has been extended to May 31, 2025.

The outstanding balance of Short-term Notes Payable amounted to $1,953,335 and $0 as of September 30, 2024, and December 31, 2023, respectively.

NOTE 12 — INCOME TAXES

The Company provides for income taxes using the asset and liability approach. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. As of September 30, 2024, and December 31, 2023, the Company had a full valuation allowance against its deferred tax assets.

For the three and nine months ended September 30, 2024 and 2023, the Company utilized the annualized effective tax rate method and recorded zero income tax expense based on a zero effective tax rate. No tax benefit or expense has been recorded in relation to the pre-tax losses for the three and nine months ended September 30, 2024, and the three and nine months ended September 30, 2023, due to a full valuation allowance to offset any deferred tax assets.

SOLIDION TECHNOLOGY, INC.
NOTES TO CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 13 — STOCK-BASED COMPENSATION

Unrestricted Common Stock Awards

During the three month period ended June 30, 2024, the Company granted unrestricted common shares to certain executives in connection with the terms of their individual employment agreements. As these awards were fully-vested, unrestricted shares, the Company recognized the full amount of $1,359,000 in the period. This compensation cost is included within Selling, general, and administrative expenses on the Company’s condensed, consolidated and combined statements of operations. There were no similar common stock grants during the period ended September 30, 2023. There were no awards issued during the period ended September 30, 2024.

Restricted Stock Units and Stock Options

There were no restricted stock units or stock options granted during the nine-month periods ended September 30, 2024 and 2023, respectively. Additionally, there were no restricted stock units or stock options outstanding at either the beginning or the end of the periods ended September 30, 2024 and 2023, respectively. There were no awards issued during the period ended September 30, 2024.

Awards with Market-Based Conditions

In connection with the aforementioned executive employment agreements, certain executives are eligible to receive unrestricted shares of common stock if certain stock price targets are met during the term of the respective employment agreements. A stock price target will be satisfied if the 120-day trailing average closing price (based on trading days) of a share of the Company’s common stock equals or exceeds the applicable stock price target, which range from $30 to $300 per share. The executives could be granted up to 6,000,000 shares based on attainment of all applicable stock price targets over the term of six years and an estimated fair value of approximately $4,800,000. The Company recorded approximately $278,176 and $729,839 of expense related to these awards for the three and nine months ended September 30, 2024.

Awards with Performance Conditions

In connection with the aforementioned executive employment agreements, certain executives are eligible to receive cash incentive payments in connection with the Company achieving certain capital raise targets. In addition, these executives can also receive a cash bonus equal to 2.5% of the equity value of the Company (up to $10 million for each executive, totaling $20 million) in an applicable sale of the Company as defined by the terms of the employment agreements. Through September 30, 2024, it was not considered probable that either performance condition would be achieved, and therefore no expense was recorded related to these awards.

NOTE 14 — FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data

SOLIDION TECHNOLOGY, INC.
NOTES TO CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 14 — FAIR VALUE MEASUREMENTS (cont.)

obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1 —

quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2 —

observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3 —	unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s liabilities that are measured at fair value at September 30, 2024 and December 31, 2023, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description:	Level	September 30, 2024	December 31, 2023
Derivative Liabilities:
Forward purchase agreement	3	$3,402,100	$—
Warrants – Series A and B	3	$6,645,365	$—
Warrants – Series C and D	3	$9,219,250	$—

Forward purchase agreement

The Company used a Monte Carlo analysis to determine the fair value of the FPA, assuming a total number of Additional Shares of 9,543,002. The model measured the total present value of the Company’s proceeds at approximately $98,282 and the total present value of the Company’s liability at approximately $3,500,369, resulting in a net liability of approximately $3,402,100 as of September 30, 2024.

The fair value measurement of the FPA at February 2, 2024 and September 30, 2024, was calculated using the following range of weighted average assumptions:

	September 30, 2024	February 2, 2024
Risk-free interest rate	3.63%	4.14%
Stock price	$0.37	$4.53
Expected life	2.1 years	2.8 years
Expected volatility of underlying stock	107.5%	70.0%
Dividends	0%	0%

SOLIDION TECHNOLOGY, INC.
NOTES TO CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 14 — FAIR VALUE MEASUREMENTS (cont.)

Warrants — Series A and B

The Company utilized a Monte Carlo simulation analysis to determine the fair value of the Series A Warrants and Series B Warrants at the date of issuance on March 15, 2024, which included the following assumptions:

	Series A Warrants	Series B Warrants
Expected term (in years)	5.7 years	5.7 years
Stock price	$1.74	$1.74
Risk free rate	4.2%	4.2%
Expected volatility	82.5%	82.5%
Expected dividend rate	$0.00	$0.00
Exercise Price	$0.75	$0.0001

The Company utilized a Monte Carlo simulation analysis to determine the fair value of the Series A Warrants and Series B Warrants at September 30, 2024, which included the following assumptions:

	Series A Warrants	Series B Warrants
Expected term (in years)	5.2 years	5.2 years
Stock price	$0.37	$0.37
Risk free rate	3.6%	3.6%
Expected volatility	105%	105%
Expected dividend rate	$0.00	$0.00
Exercise Price	$0.3274	$0.0001

The fair value of the Series A Warrants and Series B Warrants as of September 30, 2024, was $6,502,710 and $142,655, respectively. This resulted in a gain from the change in fair value of derivatives of $5,383,585, $6,093,635 and a gain (loss) from the issuance of warrants of $0, and $(17,820,998) for the three and nine months ended September 30, 2024, respectively. As of September 30, 2024, investors received 466,000 and 5,364,046 common shares from exercise of Series A and Series B warrants, respectively.

Warrants — Series C and D

The Company utilized a Monte Carlo simulation analysis to determine the fair value of the Series C Warrants and Series D Warrants at the date of issuance (August 30, 2024), which included the following assumptions:

	Series C Warrants	Series D Warrants
Expected term (in years)	5.6 years	5.6 years
Stock price	$0.32	$0.32
Risk free rate	3.7%	3.7%
Expected volatility	105.0%	105.0%
Expected dividend rate	$0.00	$0.00
Exercise Price	$0.3274	$0.0001

SOLIDION TECHNOLOGY, INC.
NOTES TO CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 14 — FAIR VALUE MEASUREMENTS (cont.)

The Company utilized a Monte Carlo simulation analysis to determine the fair value of the Series C Warrants and Series D Warrants at September 30, 2024, which included the following assumptions:

	Series C Warrants	Series D Warrants
Expected term (in years)	5.5 years	5.5 years
Stock price	$0.37	$0.37
Risk free rate	3.6%	3.6%
Expected volatility	105.0%	105.0%
Expected dividend rate	$0.00	$0.00
Exercise Price	$0.3274	$0.0001

The fair value of the Series C Warrants and Series D Warrants as of September 30, 2024, was $8,160,300 and $1,058,950, respectively. This resulted in a gain (loss) from the change in fair value of derivatives and issuance of warrants of $435,550 and $(9,654,799) for the three and nine months ended September 30, 2024. As of September 30, 2024, investors have not exercised any Series C and Series D warrants.

The table below provides a summary of the changes in fair value, including net transfers in and/or out, of all financial assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the nine months ended September 30, 2024.

Forward Purchase Agreement	Fair Value Measurement Using Level 3 Inputs Total
Balance, December 31, 2023	$—
Initial measurement, February 2, 2024	20,889,950
Change in fair value	(249,350)
Balance, March 31, 2024	20,640,600
Change in fair value	(15,824,800)
Balance, June 30, 2024	4,815,800
Change in fair value	(1,413,700)
Balance, September 30, 2024	3,402,100
Warrants – Series A and B	Fair Value Measurement Using Level 3 Inputs Total
Balance, December 31, 2023	$—
Initial measurement, March 15, 2024	12,739,000
Change in fair value	8,431,850
Balance, March 31, 2024	21,170,850
Change in fair value	(9,141,900)
Balance, June 30, 2024	12,028,950
Change in fair value	(5,383,585)
Balance, September 30, 2024	6,645,365

SOLIDION TECHNOLOGY, INC.
NOTES TO CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 14 — FAIR VALUE MEASUREMENTS (cont.)

Warrants — Series C and D	Fair Value Measurement Using Level 3 Inputs Total
Balance, December 31, 2023	$—
Initial measurement, August 30, 2024	9,654,800
Change in fair value	(435,550)
Balance, September 30, 2024	9,219,250

HBC earnout shares

The Company utilized a Monte Carlo simulation analysis to determine the fair value of the Earnout Shares at the date of the Merger, which included the following assumptions: stock price of $4.53, risk free rate of 3.98%, volatility of 85%, dividends yield of 0% and duration of 4 years.

NOTE 15 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. The Company did not identify any subsequent events, except as noted below, that would have required adjustment or disclosure in the financial statements.

Amendment of Benesch Friedlander Coplan & Aronoff LLP short-term note

On November 12, 2024, the Company amended the terms of its Promissory Note with Benesch. The amended terms include an updated principal balance of $694,061, which includes unpaid interest expense of $24,061 from earlier periods, an increase in the interest rate to 10% per annum, an upfront payment of $40,000 made at signing, and a requirement for minimum monthly payments of $25,000. Additionally, the maturity date has been extended to May 31, 2025. For further details, refer to Note 11 to the financial statements.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following is an itemized statement of the estimated amounts of all expenses payable by us in connection with the registration of the common stock, other than underwriting discounts and commissions. All amounts shown are estimates.

SEC Registration Fee	$12,657
Accounting Fees and Expenses	56,500
Legal Fees and Expenses	50,000
Printing Expenses	17,067
Total	$136,224

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director, executive officer, employee or agent of the corporation or is or was serving at the request of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation.

The Company’s certificate of incorporation and amended and restated Bylaws limit the liability of its directors to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:

•        breach of their duty of loyalty to the Company or its stockholders;

•        act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•        unlawful payment of dividends or redemption of shares as provided in Section 174 of the Delaware General Corporation Law; or

•        transaction from which the directors derived an improper personal benefit.

These limitations of liability do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission. The Company’s amended and restated Bylaws provide that it will indemnify its directors and executive officers, and may indemnify other officers, employees and other agents, to the fullest extent permitted by law.

As permitted by the Delaware General Corporation Law, the Company has entered into indemnification agreements with each of the Company’s directors and executive officers that require the Company to indemnify such persons against expenses, judgments, penalties, fines, settlements and other amounts actually and reasonably incurred, including expenses of a derivative action, in connection with an actual or threatened proceeding if any of the Company’s directors or executive officers may be made a party because he or she is or was one of the Company’s directors. The Company will be obligated to pay such amounts only if the director acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the Company’s best interests. With respect to any criminal proceeding, the Company will be obligated to pay such amounts only if the director had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification.

Section 145(g) of the Delaware General Corporation Law permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation arising out of his or her actions in connection with their services to the Company, regardless of whether its amended and restated Bylaws permit indemnification. The Company has purchased and intends to maintain insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

Item 15. Recent Sales of Unregistered Securities

There have been no sales of unregistered securities within the last three years, which would be required to be disclosed pursuant to Item 701 of Regulation S-K, except for the following:

On August 17, 2021, Mach FM Acquisitions LLC purchased an aggregate of 2,875,000 founder shares, for an aggregate offering price of $25,000 at an average purchase price of approximately $0.009 per share. The number of founder shares issued was determined based on the expectation that the founder shares would represent 20% of the outstanding shares of Class A common stock upon completion of this offering (excluding the representative shares and the placement warrants and underlying securities). All such securities were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. Mach FM Acquisitions LLC is an accredited investor for purposes of Rule 501 of Regulation D.

On March 10, 2022, Mach FM Acquisitions LLC purchased an aggregate of 3,087,500 private warrants at a price of $1.00 per warrant, for an aggregate purchase price of $3,087,500. The private warrants were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. No underwriting discounts or commissions were paid with respect to such sales.

On August 30, 2024, we entered into a private placement transaction (the “Private Placement”), pursuant to a Securities Purchase Agreement (the “Subscription Agreement”) with the selling securityholders for aggregate gross proceeds of approximately $3.85 million, before deducting fees to the placement agent and other expenses payable by the Company in connection with the Private Placement. The Company intends to use the net proceeds from the Private Placement for working capital and general corporate purposes. EF Hutton, LLC, acted as the exclusive placement agent for the Private Placement. The Private Placement closed on March 15, 2024. As part of the Private Placement, the Company issued an aggregate of 12,217,468 units and pre-funded units (collectively, the “Units”) at a purchase price of $0.75 per unit (less $0.0001 per pre-funded unit). Each Unit consists of (i) one share of common stock, par value $0.0001 per share of the Company (the “Common Stock”) (or one pre-funded warrant to purchase one share of Common Stock (the “Pre-Funded Warrant”)), (ii) two Series C Warrants each to purchase one share of Common Stock (the “Series A Warrant”) and (iii) one Series B warrant to purchase such number of shares of Common Stock as determined on the Reset Date (as defined below), and in accordance with the terms therein (the “Series B Warrant” and together with the Pre-Funded Warrant and the Series A Warrant, the “Warrants”). The securities issued in connection with the Private Placement were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. The selling securityholders are accredited investors for purposes of Rule 501 of Regulation D.

Item 16. Exhibits

(a)     The exhibits listed in the following Exhibit Index are filed as part of this Registration Statement.

Exhibit No.	Description
2.1**

Merger Agreement, dated February 16, 2023, by and among Nubia Brand International Corp., Honeycomb Battery Company, and Nubia Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities & Exchange Commission on February 17, 2023).

3.1**

Amended and Restated Certificate of Incorporation of Solidion Technology, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities & Exchange Commission on February 8, 2024)

3.2**

Amended and Restated Bylaws of Solidion Technology, Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the Securities & Exchange Commission on February 8, 2024)

4.1**	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities & Exchange Commission on February 8, 2024)
4.2**	Specimen Warrant Certificate (included in Exhibit 4.3)
4.3**

Warrant Agreement, dated March 10, 2022, by and between the Company and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 16, 2022)

4.4**	Form of Series A Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 15, 2024)
4.5**	Form of Series B Warrant (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 15, 2024)
4.6**	Form of Pre-funded Warrant (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 15, 2024)
4.7**	Form of Series C Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 30, 2024)
4.8**	Form of Series C Warrant (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 30, 2024)
4.9**	Form of Pre-funded Warrant (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 30, 2024)
5.1**	Opinion of Loeb & Loeb LLP
10.1**

Letter Agreement, dated March 10, 2022, by and among the Registrant and its officers, directors and the Sponsor (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities & Exchange Commission on March 16, 2022)

10.2**

Forward Purchase Agreement, dated December 13, 2023, by and among Nubia Brand International Corp., Meteora Capital Partners, LP, Meteora Select Trading Opportunities Master, LP, and Meteora Strategic Capital, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities & Exchange Commission on December 13, 2023)

10.3**

Registration Rights Agreement, dated March 10, 2022, by and among the Registrant and certain security holders (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities & Exchange Commission on March 16, 2022)

10.4**

Employment Agreement, dated February 2, 2024, by and between Solidion Technology, Inc. and Jaymes Winters (incorporated by reference to Exhibit 10.24 to the Registration Statement on Form S-1 filed with the Securities & Exchange Commission on April 15, 2024)

10.5**

Indemnity Agreements, each dated as of March 10, 2022, by and between the Registrant and each of the officers and directors of the Registrant (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities & Exchange Commission on March 16, 2022)

10.6**

Private Placement Warrants Subscription Agreement, dated March 10, 2022, by and between the Registrant and the Sponsor (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed with the Securities & Exchange Commission on March 16, 2022)

10.7**	Representative Share Letter, dated March 10, 2022 (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed with the Securities & Exchange Commission on March 16, 2022)
10.8**	Form of Convertible Promissory Note. (incorporated by reference to Exhibit 10.12 to the Current Report on Form 8-K filed with the Securities & Exchange Commission on February 8, 2024)
10.9**

Letter Agreement, dated December 13, 2023, by and between Nubia Brand International Corp. and Mach FM Acquisitions, LLC (incorporated by reference to Exhibit 10.11 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 8, 2024)

Exhibit No.	Description
10.10**

Contribution Agreement, dated February 2, 2024, by and between Global Graphene Group, Inc. and Honeycomb Battery Company (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities & Exchange Commission on February 8, 2024).

10.11**

Supply and License Agreement, dated February 2, 2024, by and between Global Graphene Group, Inc., Angstron Materials, Inc., and Honeycomb Battery Company (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities & Exchange Commission on February 8, 2024)

10.12**

Shared Services Agreement, dated February 2, 2024, by and between Global Graphene Group, Inc. and Honeycomb Battery Company (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities & Exchange Commission on February 8, 2024)

10.13**

Registration Rights Agreement, dated February 2, 2024, by and between Solidion Technology, Inc. and parties thereto (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities & Exchange Commission on February 8, 2024)

10.14**

Company Lock-up Agreement, dated February 2, 2023, by and among Solidion Technology, Inc. and the stockholders of Honeycomb Battery Company (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities & Exchange Commission on February 8, 2024)

10.15**	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities & Exchange Commission on March 15, 2024)
10.16**	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities & Exchange Commission on March 15, 2024)
10.17**	Form of Lockup Agreement (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities & Exchange Commission on March 15, 2024)
10.18**	Form of Voting Agreement (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities & Exchange Commission on March 15, 2024)
10.19**

Employment Agreement, dated February 2, 2024, by and between Solidion Technology, Inc. and Vlad Prantsevich (incorporated by reference to Exhibit 10.23 to the Registration Statement on Form S-1 filed with the Securities & Exchange Commission on April 15, 2024)

10.20**	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities & Exchange Commission on August 30, 2024)
10.21**	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities & Exchange Commission on August 30, 2024)
10.22**	Form of Lockup Agreement (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities & Exchange Commission on August 30, 2024)
10.23**	Form of Voting Agreement (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities & Exchange Commission on August 30, 2024)
10.24**

Strategic Cooperation Consulting Agreement, dated September 11, 2024, by and between Arbor Lake Capital Inc. and Solidion Technology, Inc. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities & Exchange Commission on September 16, 2024)

23.1	Consent of Marcum LLP
23.2	Consent of GBQ Partners LLC
23.3**	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)
24.1**	Powers of Attorney
101.INS	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document).
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).
107**	Filing Fee Table

____________

**      Previously filed.

Item 17. Undertakings

(a)     The undersigned Registrant hereby undertakes:

(1)    to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)     to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)   to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)    that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)   the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)     The undersigned Registrant hereby undertakes that:

(1)    for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2)    for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)    that, for the purpose of determining liability under the Securities Act to any purchaser:

(1)    if the issuer is relying on Rule 430B:

(i)     each prospectus filed by the undersigned issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1) (i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(2)    if the issuer is relying on Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Dallas, State of Texas on January 29, 2025.

Solidion Technology, Inc.
By:	/s/ Jaymes Winters
Name:	Jaymes Winters
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Jaymes Winters	Chief Executive Officer	January 29, 2025
Jaymes Winters	(Principal executive officer) and Director
/s/ Vlad Prantsevich*	Chief Financial Officer	January 29, 2025
Vlad Prantsevich
/s/ Dr. Bor Jang*	Director	January 29, 2025
Dr. Bor Jang
/s/ John Davis*	Director	January 29, 2025
John Davis
/s/ Karin-Joyce (KJ) Tjon*	Director	January 29, 2025
Karin-Joyce (KJ) Tjon
/s/ Cynthia Ekberg Tsai*	Director	January 29, 2025
Cynthia Ekberg Tsai
*By	/s/ Jaymes Winters
Jaymes Winters, Attorney-in-fact